Filed Pursuant to Rule 433
                                                          File No. 333-132809-35


                     GSAMP 2006-HE7 FREE WRITING PROSPECTUS

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://sec.gov/Archives/edgar/data/807641/000091412106000903/gs886094-s3.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

       THIS FREE WRITING PROSPECTUS IS SUBJECT TO COMPLETION AND IS DATED
                                OCTOBER 23, 2006
            Prospectus Supplement to Prospectus Dated October 6, 2006

                                  $811,968,200
                                (Approximate)(1)

               Mortgage Pass-Through Certificates, Series 2006-HE7

                              GSAMP Trust 2006-HE7
                                 Issuing Entity

                          GS Mortgage Securities Corp.
                                    Depositor

                         Goldman Sachs Mortgage Company
                                     Sponsor

                             Wells Fargo Bank, N.A.
                  Master Servicer and Securities Administrator

                            Litton Loan Servicing LP
                                    Servicer

                             Avelo Mortgage, L.L.C.
                                    Servicer

--------------------------------------------------------------------------------

Consider carefully the Risk Factors beginning on page S-17 in this prospectus supplement and page 2 in the accompanying prospectus.

The certificates will represent interests in GSAMP Trust 2006-HE7 and will not represent interests in or obligations of GS Mortgage Securities Corp., the underwriter, any servicer, Goldman Sachs Mortgage Company, the securities administrator, the trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

The following securities are being offered:

            Approximate
           Initial Class       Pass-Through                        Ratings
Class   Principal Balance(1)       Rate            Type         (S&P/Moody's)
-----   --------------------   ------------   ---------------   -------------
 A-1    $        333,098,000   Variable(2)        Senior           AAA/Aaa
A-2A    $        184,027,000   Variable(3)        Senior           AAA/Aaa
A-2B    $         46,214,000   Variable(4)        Senior           AAA/Aaa
A-2C    $         73,637,000   Variable(5)        Senior           AAA/Aaa
A-2D    $         43,787,000   Variable(6)        Senior           AAA/Aaa
 M-1    $         34,900,000   Variable(7)      Subordinate        AA+/Aa1
 M-2    $         39,317,000   Variable(8)      Subordinate        AA/Aa2
 M-3    $         13,695,000   Variable(9)      Subordinate        AA-/Aa3
 M-4    $         16,787,000   Variable(10)     Subordinate         A+/A1
 M-5    $         16,345,000   Variable(11)     Subordinate         A/A2
 M-6    $         10,161,000   Variable(12)     Subordinate         A-/A2
  R     $                 50     N/A(13)      Senior/Residual      AAA/N/A
 RC     $                100     N/A(13)      Senior/Residual      AAA/N/A
 RX     $                 50     N/A(13)      Senior/Residual      AAA/N/A

----------

Footnotes appear on the following page.

Each class of certificates will receive monthly distributions of interest, principal or both, commencing on November 27, 2006.

   Assets of the Issuing Entity--

   o Fixed- and adjustable-rate subprime mortgage loans secured by first or second-lien mortgages or deeds of trust on residential real properties.

   Credit Enhancement--

   o Subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions and Allocation of Losses"; and

   o Excess interest and overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

   Interest Rate Support--

   o An interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P., as swap provider, for the benefit of the certificates as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement."

GSAMP Trust 2006-HE7 will issue fourteen classes of offered certificates. Each class of certificates will receive monthly distributions of interest, principal or both, as described in this prospectus supplement. The table above contains a list of the classes of offered certificates, including the initial class principal balance, pass-through rate, and special characteristics of each class.

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

                              Goldman, Sachs & Co.

          The date of this prospectus supplement is October [__], 2006.

(1)   Subject to a variance of +/-5%.

(2) The Class A-1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group I Cap, as described in this prospectus supplement under "Description of the Certificates--Calculations of Interest and Principal," and (iii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates-- Calculations of Interest and Principal."

(3) The Class A-2A certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group II Cap, as described in this prospectus supplement under "Description of the Certificates-- Calculations of Interest and Principal" and (iii) the WAC Cap.

(4) The Class A-2B certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group II Cap and (iii) the WAC Cap.

(5) The Class A-2C certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group II Cap and (iii) the WAC Cap.

(6) The Class A-2D certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group II Cap and (iii) the WAC Cap.

(7) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(8) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(9) The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(10) The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(11) The Class M-5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(12) The Class M-6 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap

(13) The Class R, Class RC and Class RX certificates are not entitled to receive any distributions of interest.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT AND THE PROSPECTUS.............................................S-5
EUROPEAN ECONOMIC AREA.......................................................S-6
UNITED KINGDOM...............................................................S-6
NOTICE TO UNITED KINGDOM INVESTORS...........................................S-6
SUMMARY INFORMATION..........................................................S-7
RISK FACTORS................................................................S-17
THE MORTGAGE LOAN POOL......................................................S-36
   General..................................................................S-36
   The Mortgage Loans.......................................................S-38
   The Group I Mortgage Loans...............................................S-40
   The Group II Mortgage Loans..............................................S-42
   Prepayment Premiums......................................................S-43
   Adjustable-Rate Mortgage Loans...........................................S-44
   The Index................................................................S-45
   SouthStar Underwriting Guidelines........................................S-47
   Aames Underwriting Guidelines............................................S-52
THE SERVICERS...............................................................S-52
   General..................................................................S-52
   Litton Loan Servicing LP.................................................S-54
   Avelo Mortgage, L.L.C....................................................S-55
THE MASTER SERVICER.........................................................S-55
   General..................................................................S-55
THE SPONSOR.................................................................S-55
STATIC POOL INFORMATION.....................................................S-57
THE DEPOSITOR...............................................................S-57
THE ISSUING ENTITY..........................................................S-57
THE SECURITIES ADMINISTRATOR................................................S-57
THE TRUSTEE.................................................................S-58
THE CUSTODIANS..............................................................S-58
INTEREST RATE SWAP COUNTERPARTY.............................................S-59
DESCRIPTION OF THE CERTIFICATES.............................................S-59
   General..................................................................S-59
   Book-Entry Registration..................................................S-60
   Definitive Certificates..................................................S-63
   Assignment of the Mortgage Loans.........................................S-64
   Delivery of Mortgage Loan Documents......................................S-64
   Representations and Warranties Relating to the Mortgage Loans............S-66
   Payments on the Mortgage Loans...........................................S-69
   Administration Fees......................................................S-71
   Distributions............................................................S-72
   Calculation of Interest and Principal....................................S-72
   Priority of Distributions and Allocation of Losses.......................S-73
   Allocation of Principal Payments to Class A Certificates.................S-77
   Supplemental Interest Trust..............................................S-78
   Calculation of One-Month LIBOR...........................................S-79
   Excess Reserve Fund Account..............................................S-79
   Interest Rate Swap Agreement.............................................S-79
   Overcollateralization Provisions.........................................S-82
   Restrictions on Transfer of the Residual Certificates....................S-83
   Reports to Certificateholders............................................S-84
   Yield on the Residual Certificates.......................................S-86
THE POOLING AND SERVICING AGREEMENT.........................................S-86
   General..................................................................S-86
   Subservicers.............................................................S-87
   Servicing, Securities Administrator, Trustee and Custodial Fees and
      Other Compensation and Payment of Expenses............................S-87
   P&I Advances and Servicing Advances......................................S-88
   Pledge and Assignment of Litton's Rights.................................S-89
   Prepayment Interest Shortfalls...........................................S-89
   Servicer Reports.........................................................S-89
   Collection and Other Servicing Procedures................................S-90
   Hazard Insurance.........................................................S-91
   Realization Upon Defaulted Mortgage Loans................................S-92
   Optional Repurchase of Delinquent Mortgage Loans.........................S-92
   Removal and Resignation of a Servicer....................................S-92
   Eligibility Requirements for Trustee and Securities Administrator;
      Resignation and Removal of Trustee and Securities Administrator.......S-94
   Compensation of the Master Servicer and the Securities Administrator.....S-94
   Indemnification and Third Party Claims...................................S-95
   Limitation on Liability of the Master Servicer...........................S-96
   Assignment or Delegation of Duties by the Master Servicer; Resignation...S-96
   Master Servicer Events of Default; Waiver; Termination...................S-97

   Assumption of Master Servicing by Trustee................................S-98
   Termination; Optional Clean-up Call......................................S-99
   Amendment...............................................................S-100
   Certain Matters Regarding the Depositor, the Servicers, the
      Securities Administrator, the Custodians and the Trustee.............S-100
PREPAYMENT AND YIELD CONSIDERATIONS........................................S-101
   Structuring Assumptions.................................................S-101
   Defaults................................................................S-112
   Prepayment Considerations and Risks.....................................S-112
   Overcollateralization Provisions........................................S-114
   Subordinated Certificates...............................................S-114
   Effect on Yields Due to Rapid Prepayments...............................S-115
   Weighted Average Lives of the LIBOR Certificates........................S-115
   Decrement Tables........................................................S-115
   WAC Cap, Loan Group I Cap and Loan Group II Cap.........................S-123
   Final Scheduled Distribution Date.......................................S-124
FEDERAL INCOME TAX CONSEQUENCES............................................S-124
   General.................................................................S-124
   Taxation of Regular Interests...........................................S-124
   Residual Certificates...................................................S-125
   Status of the Offered Certificates......................................S-126
   The Basis Risk Contract Component.......................................S-126
   Other Matters...........................................................S-128
STATE AND LOCAL TAXES......................................................S-128
ERISA CONSIDERATIONS.......................................................S-128
LEGAL INVESTMENT...........................................................S-130
LEGAL MATTERS..............................................................S-131
REPORTS TO CERTIFICATEHOLDERS..............................................S-131
RATINGS....................................................................S-132
GLOSSARY OF TERMS..........................................................S-133



ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS.........I-1

ANNEX II - INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE.........II-1

SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET............................A-1

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

   We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply directly to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

   We include cross references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

   Capitalized terms used in this prospectus supplement and in the prospectus are either defined in the "Glossary of Terms" beginning on page S-133 of this prospectus supplement, or have the meanings given to them on the page indicated in the "Index" beginning on page 129 of the prospectus.

   In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to GS Mortgage Securities Corp.

   All annexes and schedules to this prospectus supplement are part of this prospectus supplement.

                             EUROPEAN ECONOMIC AREA

   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

   For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

   The underwriter has represented and agreed that:

      (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

      (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

   The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

   Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

--------------------------------------------------------------------------------

                               SUMMARY INFORMATION

   The following summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.

   This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

The Transaction Parties

   Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

   Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

   Issuing Entity. GSAMP Trust 2006-HE7.

   Securities Administrator and Master Servicer. Wells Fargo Bank, National Association, a national banking association. The corporate trust office of the Securities Administrator is located (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Re: GSAMP 2006-HE7, and its telephone number is (410) 884-2000.

   Trustee. LaSalle Bank National Association, a national banking association. The corporate trust office of the trustee is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603, Attention: Global Securities and Trust Services, and its telephone number is (312) 904-6257.

   Servicers.

   o Litton Loan Servicing LP, a Delaware limited partnership. The principal executive office of Litton is 4828 Loop Central Drive, Houston, Texas 77081, and its telephone number is (713) 960-9676.

   o Avelo Mortgage, L.L.C., a Delaware limited liability company. The principal executive office of Avelo is 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039 and its telephone number is (972) 910-7000.

   Original Loan Sellers.

   o SouthStar Funding, LLC, a Delaware limited liability company. The principal executive office of SouthStar is located at 400 Northridge Road, Suite 1000, Atlanta, Georgia, 30350, and its telephone number is (770) 641-4134.

   o Aames Capital Corporation, a California corporation. The principal executive office of Aames is 350 South Grand Avenue, Los Angeles, California 90071, and its telephone number is (323) 210-5000.

   o NovaStar Mortgage, Inc., a Virginia corporation. The principal executive office of NovaStar is located at 8140 Ward Parkway, Kansas City, Missouri 64114 and its telephone number is (888) 499-5363.

The original loan sellers also include various loan sellers that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust and certain entities that sold mortgage loans to the sponsor under its mortgage conduit program. Pursuant to the mortgage conduit program, the sponsor purchases mortgage loans originated by the original loan sellers if the mortgage loans generally satisfy the sponsor's underwriting guidelines.

   Custodians.

   o Deutsche Bank National Trust Company, a national banking association, will act as a custodian with respect to 60.72% of the mortgage loans. The office of Deutsche Bank National Trust Company is located at 1761 East St. Andrew Place, Santa Ana,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      California 92705-4934, and its telephone number is (714) 247-6000.

   o U.S. Bank National Association, a national banking association, will act as a custodian with respect to 37.57% of the mortgage loans. The principal executive office of U.S. Bank is located at U.S. Bancorp Center, 800 Nicolett Mall, Minneapolis, Minnesota 55402, and its telephone number is
      (651) 695-6105.

   o The Bank of New York, a national banking association, will act as a custodian with respect to 1.71% of the mortgage loans. The principal executive office of The Bank of New York is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, and its telephone number is
      (972) 785-5274.

   Swap Provider. Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership, will provide an interest rate swap for this transaction. The principal executive office of the swap provider is located at 85 Broad Street New York, NY 10004 and its telephone number is (212) 902-1000. See "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   The following diagram illustrates the various parties involved in the transaction and their functions.

                              ---------------------------------
---------------------                  LaSalle Bank
Original Loan Sellers   |-----      National Association
---------------------   |               (Trustee)
          |             |     ---------------------------------
          |     Loans   |
          |             |     ---------------------------------
          |             |        Wells Fargo Bank, National
          |             |-----          Association
          |             |          (Master Servicer and
          |             |        Securities Administrator)
          v             |     ---------------------------------
---------------------   |
Goldman Sachs           |
Mortgage Company        |
(Sponsor)               |
---------------------   |
          |             |     ---------------------------------
          |             |        Litton Loan Servicing LP &
          |     Loans   |-----      Avelo Mortgage, L.L.C.
          |             |             Loans (Servicers)
          |             |     ---------------------------------
          v             |
---------------------   |     ---------------------------------
GS Mortgage             |        Deutsche Bank National Trust
Securities Corp.        |-----Company, The Bank of New York and
(Depositor)             |       U.S. Bank National Association
---------------------   |               (Custodians)
          |             |     ---------------------------------
          |     Loans   |
          v             |     ---------------------------------
---------------------   |-----   Goldman Sachs Mitsui Marine
GSAMP Trust 2006-HE7    |         Derivative Products, L.P.
(Issuing Entity)     ----       (Interest Rate Swap Provider)
---------------------         ---------------------------------

The Offered Certificates

   The GSAMP Trust 2006-HE7 will issue the Mortgage Pass-Through Certificates, Series 2006-HE7. Fourteen classes of the certificates - Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class R, Class RC and Class RX - are being offered to you by this prospectus supplement. The Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates are sometimes referred to as "Class A certificates" in this prospectus supplement. The Class M-1, Class M-2 and Class M-3 are sometimes referred to as "Sequential Class M certificates" in this prospectus supplement. The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates, and the Sequential Class M certificates, are sometimes referred to as "Class M certificates" in this prospectus supplement. The Class B-1 and Class B-2 certificates are sometimes referred to as "Class B certificates" in this prospectus supplement. The Class R, Class RC and Class RX certificates are sometimes referred to as "residual certificates" in this prospectus supplement. The Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates and the offered certificates, other than the residual certificates, are referred to as the "LIBOR certificates" in this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates generally represent interests in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class R, Class RC and Class RX certificates represent interests in all of the mortgage loans in the trust.

The Other Certificates

   The trust will also issue seven other classes of certificates--the Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class X and Class P certificates--that are not being offered by this prospectus supplement.

   The Class M-7 certificates will have an initial class principal balance of approximately $10,602,000.

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                                      S-8

--------------------------------------------------------------------------------

   The Class M-8 certificates will have an initial class principal balance of approximately $7,069,000.

   The Class M-9 certificates will have an initial class principal balance of approximately $11,486,000.

   The Class B-1 certificates will have an initial class principal balance of approximately $11,927,000.

   The Class B-2 certificates will have an initial class principal balance of approximately $11,928,000.

   The Class X certificates will initially represent an interest of approximately 2.10% of the aggregate scheduled principal balance of the mortgage loans in the trust, which is the initial overcollateralization required by the pooling and servicing agreement.

   The Class P certificates will not have a principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

   The certificates will represent undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

Structural Overview

   The following chart illustrates generally the distribution priorities and the subordination features applicable to the certificates.

              |  Class A-1             Class A-2A     ^
              |                        Class A-2B     |
              |                        Class A-2C     |
              |                        Class A-2D     |
              |---------------------------------------|
Accrued       |               Class M-1               |     Losses
certificate   |               Class M-2               |
interest,     |               Class M-3               |
then          |               Class M-4               |
principal     |               Class M-5               |
              |               Class M-6               |
              |               Class M-7               |
              |               Class M-8               |
              |               Class M-9               |
              |               Class B-1               |
              |               Class B-2               |
              v               Class X                 |

Closing Date

   On or about October 31, 2006.

Cut-off Date

   October 1, 2006.

Distribution Date

   Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in November 2006, to the holders of record on the preceding record date.

Final Scheduled Distribution Date

   The final scheduled distribution date for distributions on each class of LIBOR certificates is the distribution date in October 2036, and for distributions on the residual certificates will be the distribution date in October 2046. See "Prepayment and Yield Considerations--Final Scheduled Distribution Date" in this prospectus supplement.

Record Date

   The record date for the LIBOR certificates for any distribution date will be the last business day of the applicable interest accrual period, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs. The Class R, Class RC and Class RX certificates will be offered only in definitive form and the record date for the residual certificates will be the last business day of the month preceding the month in which the related distribution date occurs.

Pass-Through Rates

   The offered certificates will have the pass-through rates set forth on page S-2 of this prospectus supplement.

   Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

Interest Accrual Period

   The interest accrual period for the LIBOR certificates for any distribution date will be the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

   The residual certificates will not be entitled to any distributions of interest.

Distribution Priorities

   Distributions on the certificates are required to be made monthly on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the servicers, the custodians, the trustee, the master servicer and the securities administrator) to the classes of certificates in the following order of priority:

   (a )to an account for payment to the provider of the interest swap agreement of certain amounts payable to the swap provider;

   (b) (i) from the portion of the available funds allocable to interest payments on the mortgage loans, (i) first, to the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, payable generally from the interest payments on the mortgage loans in the applicable loan group related to those classes of certificates (as further described in "Description of the Certificates--Priority of Distributions and Allocations of Losses" in this prospectus supplement) and
(ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates, in that order, their accrued certificate interest;

   (ii) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, an amount equal to the principal distribution amount (as further described in "Description of the Certificates--Calculation of Interest and Principal" in this prospectus supplement), (i) first, to the Class A certificates, pursuant to the allocation described below, until their respective class certificate balances have been reduced to zero and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates, in that order, until their respective class certificate balances have been reduced to zero;

   (c) on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (i) first, to the Class A certificates, pursuant to the allocation described below, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for the Class A certificates (as further described in "Description of the Certificates-- Priority of Distributions and Allocations of Losses" in this prospectus supplement) until their respective class certificate balances have been reduced to zero, (ii) second, to the Class M-1, Class M-2 and Class M-3 certificates, in that order, the lesser of the remaining portion of the principal distribution amount and an amount equal to the aggregate principal distribution entitlement for the Sequential Class M certificates (as further described in "Description of the Certificates-- Priority of Distributions and Allocations of Losses" in this prospectus supplement), until their respective class certificate balances have been reduced to zero and (iii) third, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates, in that order, in each case, the lesser of the remaining portion of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates--Priority of Distributions and Allocations of Losses" in this prospectus supplement), until their respective class certificate balances have been reduced to zero;

   (d) any amount remaining after the distributions in clauses (a), (b) and (c) above, (i) first, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates, in that order, any unpaid interest amounts from prior distribution dates for those classes, (ii) second, to the excess reserve fund account, an amount equal to any Basis Risk Payment (as defined in the "Glossary of Terms" in this prospectus supplement) for that distribution date, (iii) third, from funds on deposit in the excess reserve fund account, an amount equal to any basis risk carry forward amount with respect to the LIBOR certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective basis risk carry forward amounts, (iv) fourth, to the supplemental interest trust, any defaulted swap termination

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

payments owed to the swap provider, (v) fifth, if a 40-Year Trigger Event (as defined below) is in effect, any remaining amounts, first, to the Class A certificates, allocated as described in the following paragraph, then to the Sequential Class M Certificates, allocated pro rata (based on their respective class certificates balances), and then sequentially to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates, the lesser of (x) any remaining amounts and (y) the amount necessary to increase the overcollateralization amount for such distribution date so that a 40-Year Trigger Event is no longer in effect, in each case, until their respective class certificate balances have been reduced to zero; and (vi) sixth, to the Class X or the residual certificates, any remaining amounts.

   Principal distributions on the Class A-1 certificates will generally be made from principal payments on the group I mortgage loans. Principal distributions on the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates will generally be made from principal payments on the group II mortgage loans. Principal distributions on the Class A-2 certificates will be paid sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates, in that order, until their respective class certificate balances have been reduced to zero. However, from and after the distribution date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be distributed pro rata to the Class A certificates, based on their respective class certificate balances, until their class certificate balances have been reduced to zero.

   "Stepdown Date" is defined in the "Glossary of Terms" included in this prospectus supplement and generally means the earlier to occur of (a) the date on which the aggregate class certificate balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the distribution date in November 2009 and (ii) the first distribution date on which the subordination below the Class A certificates is greater than or equal to 45.90% of the aggregate stated principal balance of the mortgage loans for that distribution date.

   "Trigger Event" is defined in the "Glossary of Terms" included in this prospectus supplement and generally means with respect to any distribution date, the circumstances in which (i) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent, including mortgage loans in foreclosure, all REO properties and all mortgage loans where the mortgagor has filed for bankruptcy or (ii) the aggregate amount of realized losses incurred since the cut-off date, in each case, exceeds the applicable percentages described in the definition of "Trigger Event" included in the "Glossary of Terms."

   "40-Year Trigger Event" is defined in the "Glossary of Terms" included in this prospectus supplement and generally is in effect if on the 241st distribution date or any distribution date thereafter, the aggregate stated principal balance of the mortgage loans with 40-year original terms to maturity, exceeds the overcollateralization amount for such distribution date.

   In addition to the distributions set forth above, distributions will be required to be made to certificateholders from any payments received by the trust under the interest rate swap agreement. Such payments will be made in the order and priority described under "Description of the Certificates - Supplemental Interest Trust" in this prospectus supplement.

Credit Enhancement

   The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

   o an initial overcollateralization amount of approximately 2.10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date,

   o the use of excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to restore overcollateralization at a specified level as a result of losses,

   o the subordination of distributions on the more subordinate classes of certificates

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      to the required distributions on the more senior classes of certificates, and

   o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

Interest Rate Swap Agreement

   On the closing date, an interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P., will be assigned to and assumed by the trust. Goldman Sachs Mitsui Marine Derivative Products, L.P. has a counterparty rating of "Aaa" from Moody's Investors Service, Inc. and a credit rating of "AAA" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Under the interest rate swap agreement, with respect to the first 60 distribution dates the trust will pay to the swap provider a fixed payment at a per annum rate (adjusted monthly as further described in this prospectus supplement) and the swap provider will pay to the trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount. To the extent that the fixed payment from the trust exceeds the floating payment from the swap provider payable with respect to any of the first 60 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment from the swap provider exceeds the fixed payment from the trust payable with respect to any of the first 60 distribution dates, the swap provider will owe a net payment to the trust on the business day preceding that distribution date. Any net amounts received by or paid out from the trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in October 2011.

   For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

The Mortgage Loans

   The mortgage loans to be included in the trust will be fixed- and adjustable-rate subprime mortgage loans secured by first or second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the sponsor from (a) SouthStar Funding, LLC, (b) Aames Capital Corporation, (c) NovaStar Mortgage, Inc., (d) various loan sellers that each individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust and (e) various mortgage loan sellers through Goldman Sachs Mortgage Company's mortgage conduit program. Each of Aames Capital Corporation, NovaStar and one of the loan sellers that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust will make certain representations and warranties relating to the mortgage loans that it sold, and GSMC will make certain representations and warranties relating to all of the other mortgage loans.

   On the closing date, the sponsor will transfer the mortgage loans to the depositor and the trust will acquire the mortgage loans from the depositor. As of the cut-off date, the aggregate scheduled principal balance of the mortgage loans was approximately $883,534,774, of which approximately $645,166,782 are adjustable-rate and approximately $238,367,992 are fixed-rate.

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                                      S-12

--------------------------------------------------------------------------------

   The mortgage loans have original terms to maturity of not greater than 480 months, have a weighted average remaining term to scheduled maturity of 354 months and have the following approximate characteristics as of the cut-off date:

                       Selected Mortgage Loan Pool Data(1)

                                                                Group I                          Group II
                                                     ----------------------------    -------------------------------
                                                     Adjustable-Rate   Fixed-Rate    Adjustable-Rate     Fixed-Rate        Aggregate
                                                     ---------------  -----------    ---------------    ------------    ------------
Scheduled Principal Balance:                         $350,008,016     $82,306,202    $295,158,766       $156,061,791    $883,534,774
Number of Mortgage Loans:                                   2,029             539          1,371                 960           4,899
Average Scheduled Principal Balance:                     $172,503        $152,702       $215,287            $162,564        $180,350
Weighted Average Gross Interest Rate:                      8.756%          8.031%         8.763%              7.660%          8.497%
Weighted Average Net Interest Rate:(2)                     8.246%          7.521%         8.253%              7.150%          7.987%
Weighted Average Original FICO Score:                         598             631            620                 684             624
Weighted Average Original LTV Ratio:                       79.51%          74.78%         82.79%              61.39%          76.97%
Weighted Average Combined Original LTV Ratio:(3)           79.51%          74.78%         82.79%              75.36%          79.43%
Weighted Average Combined LTV with Silent
Seconds:(3)                                                83.92%          76.19%         89.78%              76.48%           83.84
Weighted Average Stated Remaining Term (months):              361             349            361                 327             354
Weighted Average Seasoning (months):                            3               2              2                   2               2
Weighted Average Months to Roll:(4)                            24               0             24                   0              24
Weighted Average Gross Margin:(4)                           5.91%           0.00%          5.91%               0.00%           5.91%
Weighted Average Initial Rate Cap:(4)                       2.58%           0.00%          2.55%               0.00%           2.57%
Weighted Average Periodic Rate Cap:(4)                      1.01%           0.00%          1.02%               0.00%           1.01%
Weighted Average Gross Maximum Lifetime Rate:(4)           15.00%           0.00%         15.10%               0.00%          15.04%
Percentage of Silent Seconds:(5)                           16.23%           8.27%         24.91%               5.44%          16.48%
Non-Zero Weighted Average Debt to Income Ratio at
Origination:                                               42.76%          41.86%         41.48%              40.04%          41.78%
 Percentage of Mortgage Loans with Mortgage
Insurance:                                                  0.00%           0.00%          0.00%               0.00%           0.00%

--------------------------

(1) All percentages calculated in this table are based on scheduled principal balances as of the cut-off date, unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and the master servicer fee rates.

(3) With respect to first-lien mortgage loans, the original LTV ratio reflects the original loan-to-value ratio and with respect to the second-lien mortgage loans, the combined original LTV ratio reflects the ratio of the sum of the original principal balance of the second-lien mortgage loans, plus the original principal balance of the related first-lien mortgage loan, to the value of the related mortgaged property; the combined LTV ratio with silent seconds reflects the ratio of the sum of the original principal balance of the second-lien mortgage loans, including any mortgage loans with subordinate liens outside of the mortgage pool, plus the original principal balance of the related first-lien mortgage loan, to the original value of the related mortgaged property.

(4) Represents the weighted average of the adjustable-rate mortgage loans only.

(5) Represents percentage of mortgage loans in the mortgage loan pool as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan and the second-lien mortgage loan is not included in the mortgage loan pool.

   Generally, after an initial fixed-rate period, the interest rate on substantially all of the adjustable-rate mortgage loans will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index" in this prospectus supplement.

   The first adjustment date generally will occur only after an initial period of approximately six months to ten years.

   For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

Servicing of the Mortgage Loans and Securities Administration

   Except for the period beginning on the closing date and scheduled to end by November 2006, during which period various servicers will act as interim servicers for certain of the mortgage loans, Avelo Mortgage, L.L.C. will act as servicer with respect to approximately 59.62% of the mortgage loans and Litton Loan Servicing LP will act as servicer with respect to approximately 40.38% of the mortgage loans. Each servicer will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates. See "The Servicers" and "The Pooling and Servicing Agreement" in this prospectus supplement.

   Wells Fargo Bank, N.A. will act as master servicer and will be required to monitor the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

performance of each servicer pursuant to the pooling and servicing agreement. Wells Fargo Bank, N.A., acting as the securities administrator, may perform certain functions and services of the trustee, which are described in this prospectus supplement. See "The Master Servicer" and "The Securities Administrator" in this prospectus supplement.

Optional Termination of the Trust

   Avelo Mortgage, L.L.C. may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If Avelo Mortgage, L.L.C. is no longer acting as a servicer of any of the mortgage loans, the depositor may request the securities administrator to solicit bids in a commercially reasonable manner for the purchase of the mortgage loans and all other property of the trust on a non-recourse basis. The securities administrator may, in its sole discretion, but need not, accommodate any such request. In addition, Litton Loan Servicing LP or an affiliate, may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Any such purchase of the mortgage loans would result in the final distribution on the certificates on that distribution date.

Advances

   Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance), unless the applicable servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the mortgage loans for which such advances are being made. The master servicer acting as successor servicer will advance its own funds to make advances if the applicable servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. Each servicer will not be obligated to make any advances of balloon payments or advances of principal with respect to any REO property or on any second-lien mortgage loan.

Denominations

   The LIBOR Certificates will be issued and available only in book-entry form, in minimum denominations of $25,000 initial principal amount and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount. The Residual Certificates will be issued and available only in definitive form, in minimum denominations of $50.

Servicing, Master Servicing, Securities Administrator, Trustee and Custodian
Fees

   Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the applicable servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each servicer will be an amount equal to interest at one twelfth of a rate equal to 0.50% on the stated principal balance of each mortgage loan serviced by that servicer.

   The master servicer is entitled with respect to each mortgage loan to a monthly master servicer fee, which will be remitted to the master servicer monthly by the servicers from amounts on deposit in their respective collection accounts. The master servicer fee will be an amount equal to one-twelfth of a rate not greater than 0.01% on the stated principal balance of each mortgage loan.

   The securities administrator will be entitled to retain any net interest or other income earned on deposits in the distribution account, and the securities administrator will pay the trustee and each custodian, as applicable, the trustee fee and the custodial fee, as applicable, from the securities administrator's own funds.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Optional Repurchase of Delinquent Mortgage Loans

   The depositor (or its assignee) has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent as described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Repurchase of Delinquent Mortgage Loans."

Required Repurchases or Substitutions of Mortgage Loans

   Each of Aames, NovaStar and one of the loan sellers that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust have made or will make certain representations and warranties relating to the mortgage loans that it sold and GSMC will make certain representations and warranties relating to all of the other mortgage loans. If with respect to any mortgage loan any of these representations and warranties are breached in any material respect as of the date made, or there exists any uncured material document defect, GSMC, Aames, NovaStar or such loan seller, as applicable, will be obligated to repurchase, or substitute for, the mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

   If a mortgagor with respect to a mortgage loan fails to make one of its first two payments (or just the first payment in the case of a NovaStar mortgage loan or one of the loan sellers that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust) after the date that mortgage loan was purchased by GSMC from the applicable original loan seller, the trust, at its option, may direct GSMC, Aames, NovaStar or such loan seller, as applicable, to repurchase that mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans."

ERISA Considerations

   Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates, other than the residual certificates, may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Sales of the residual certificates to such plans or retirement arrangements are prohibited.

   In making a decision regarding investing in any class of offered certificates, other than the residual certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

Federal Tax Aspects

   Cadwalader, Wickersham & Taft LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

   o portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes,

   o the LIBOR certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and will represent interests in certain basis risk carry forward amounts pursuant to the payment priorities in the transaction. Each interest in basis risk carry forward amounts will be treated as an interest rate cap contract for federal income tax purposes,

   o the Class RC certificates will represent the beneficial ownership of the residual interest in the REMIC that will hold the mortgage loans,

   o the Class R certificates will represent the beneficial ownership of the residual interest in certain other REMICs formed pursuant to the pooling and servicing agreement, and

   o the Class RX certificates will represent the beneficial ownership of the residual interest in certain other REMICs formed pursuant to the pooling and servicing agreement.

Legal Investment

   The Class A-1 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

1984, as amended - commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Fitch, Inc. or Moody's Investors Service, Inc. The Class A-2A, Class A-2B, Class A-C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings

   In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.:

                            Class     S&P   Moody's
                            -------   ---   -------
                            A-1 ...   AAA     Aaa
                            A-2A ..   AAA     Aaa
                            A-2B ..   AAA     Aaa
                            A-2C ..   AAA     Aaa
                            A-2D ..   AAA     Aaa
                            M-1 ...   AA+     Aa1
                            M-2 ...   AA      Aa2
                            M-3 ...   AA-     Aa3
                            M-4 ...   A+      A1
                            M-5 ...    A      A2
                            M-6 ...   A-      A2
                            R .....   AAA     N/A
                            RC ....   AAA     N/A
                            RX ....   AAA     N/A

   A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

--------------------------------------------------------------------------------

                                  RISK FACTORS

   THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING "RISK FACTORS" IN THE PROSPECTUS.

   THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

   ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE BASED ON THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE OF OCTOBER 1, 2006.

Less Stringent                The mortgage loans were made, in part, to
Underwriting Standards        borrowers who, for one reason or another, are not
and the Resultant             able, or do not wish, to obtain financing from
Potential for                 traditional sources. These mortgage loans may be
Delinquencies on the          considered to be of a riskier nature than mortgage
Mortgage Loans Could Lead     loans made by traditional sources of financing, so
to Losses on Your             that the holders of the certificates may be deemed
Certificates                  to be at greater risk of loss than if the mortgage
                              loans were made to other types of borrowers.


                              The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Mortgage loan borrowers may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Increased Use of New          In recent years, borrowers have increasingly
Mortgage Loan Products by     financed their homes with new mortgage loan
Borrowers May Result in       products, which in many cases have allowed them to
Decline in Real Estate        purchase homes that they might otherwise have been
Values Generally              unable to afford. Many of these new products
                              feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the certificates, may not perform as you anticipate.

Violation of Various          There has been a continued focus by state and
Federal, State and Local      federal banking regulatory agencies, state
Laws May Result in Losses     attorneys general offices, the Federal Trade
on the Mortgage Loans         Commission, the U.S. Department of Justice, the
                              U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                              Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                              The mortgage loans are also subject to federal laws, including:

                                    o   the Federal Truth in Lending Act and
                                        Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                    o   the Equal Credit Opportunity Act and
                                        Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                    o   the Fair Credit Reporting Act, which
                                        regulates the use and reporting of
                                        information related to the mortgagor's
                                        credit experience.

                              Violations of certain provisions of these federal, state and local laws may limit the ability of each servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                              Each of Aames Capital Corporation, NovaStar or one of the loan sellers that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust, as applicable, will represent with respect to each mortgage loan sold by it, and GSMC will represent with respect to all of the other mortgage loans, that such mortgage loan is in compliance with applicable federal, state and local laws and regulations. In addition, GSMC, Aames Capital Corporation, NovaStar or such loan seller that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust, as applicable, will also represent that none of the mortgage loans sold by it (i) are "high cost loans," (ii) are covered by the Home Ownership and Equity Protection Act of 1994, (iii) are in violation of, or classified as "high cost," "threshold," "predatory" or "covered" loans under, any other applicable state, federal or local law. In the event of a breach of any of such representations, GSMC, Aames Capital Corporation, NovaStar or such loan seller, as applicable, will be obligated to cure such breach or repurchase or, for a limited period of time, replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

Geographic Concentration      Different geographic regions of the United States
of the Mortgage Loans in      from time to time will experience weaker regional
Particular Jurisdictions      economic conditions and housing markets, and,
May Result in Greater         consequently, may experience higher rates of loss
Losses If Those               and delinquency on mortgage loans generally. Any
Jurisdictions Experience      concentration of the mortgage loans in a region
Economic Downturns            may present risk considerations in addition to
                              those generally present for similar
                              mortgage-backed securities without that
                              concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

                              In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

                              All mortgage loans
                                    California        Florida
                                    ----------        -------
                                    19.31%            13.84%

                              Group I mortgage loans

                                    Florida           California         Illinois          New Jersey         New York
                                    -------           ----------         --------          ----------         --------
                                    15.27%            9.85%              5.68%             5.80%              5.31%

                              Group II mortgage loans

                                    California        Florida
                                    ----------        -------
                                    28.38%            12.48%

                              Approximately 19.31% of the mortgage loans are secured by mortgaged properties that are located in California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

                              Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

                              The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinated certificates at a slower rate than principal payments are made to the Class A certificates, the subordinated certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Effect on Yields Caused       Mortgagors may prepay their mortgage loans in
by Prepayments, Defaults      whole or in part at any time. A prepayment of a
and Losses                    mortgage loan generally will result in a
                              prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.

                              If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                              If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                              The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

                              The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

                              Approximately 66.31% of the group I mortgage loans and approximately 74.48% of the group II mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                              Certain entities may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur or certain material document defects occur, which in each case, have not been cured. In addition, if a mortgagor with respect to a mortgage loan fails to make one of its first two payments (or just the first payment in the case of a NovaStar mortgage loan or one of the loan sellers that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust) after the date that mortgage loan was purchased by GSMC from the applicable original loan seller, the trust, at its option, may direct GSMC, Aames, NovaStar or such loan seller, as applicable, to repurchase that mortgage loan. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

                              Avelo may, at its option, purchase all of the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. If Avelo is no longer acting as a servicer of any of the mortgage loans, the depositor may request the securities administrator to solicit bids in a commercially reasonable manner for the purchase of the mortgage loans and all other property of the trust on a non-recourse basis. In addition, Litton Loan Servicing LP, may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

                              If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

                              As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the LIBOR certificates and will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

                              The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

                              The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the subordinated certificates (i.e., the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates) do not receive any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in November 2009 unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue to receive no portion of the amount of principal then payable to the LIBOR certificates unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero. The weighted average lives of the subordinated certificates will therefore be longer than would otherwise be the case.

                              The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

                              If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

                              Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

                              Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. All of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

                              The credit enhancement features may be inadequate to provide protection for the LIBOR certificates.

                              The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 certificates and, to a lesser degree, the holders of the Class B-1 and Class B-2 certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the servicers will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

                              If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses, even if you own Class A certificates.

Interest Generated by the     The weighted average of the interest rates on the
Mortgage Loans May Be         mortgage loans is expected to be higher than the
Insufficient to Maintain      pass-through rates on the LIBOR certificates.
the Required Level of         Interest on the mortgage loans, after taking into
Overcollateralization         account certain payments received or paid by the
                              trust pursuant to the interest rate swap agreement, is expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees and expenses payable by the trust. Any remaining interest will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest will be used to maintain the overcollateralization at the required level determined as described in this prospectus supplement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest available to the trust.

                              Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest. In the event of a partial prepayment, the mortgage loan will be generating less interest.

                              Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

                              If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

                              All of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 0.05% of the adjustable-rate mortgage loans will not occur until 6 months after the date of origination. The first adjustment of the interest rates for approximately 90.47% of the adjustable-rate mortgage loans will not occur until approximately two years after the date of origination. The first adjustment of the interest rates for approximately 5.88% of the adjustable-rate mortgage loans will not occur until three years after the date of origination. The first adjustment of the interest rates for approximately 3.42% of the adjustable-rate mortgage loans will not occur until five years after the date of origination. The first adjustment of the interest rates for approximately 0.07% of the adjustable-rate mortgage loans will not occur until seven years after the date of origination. The first adjustment of the interest rates for approximately 0.10% of the adjustable-rate mortgage loans will not occur until ten years after the date of origination. See "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average net interest rate of the mortgage loan pool, adjusted for net payments to or from the swap provider.

                              If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                              Investors in the LIBOR certificates, and particularly the subordinated certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Mortgage            The LIBOR certificates accrue interest at
Interest Rates and Other      pass-through rates based on the one-month LIBOR
Factors on the                index plus specified margins, but are subject to
Pass-Through Rates on the     certain limitations. Those limitations on the
LIBOR Certificates            pass-through rates for the LIBOR certificates are
                              based, in part, on the weighted average of the net interest rates on the mortgage loans adjusted for net payments to or from the swap provider. A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

                              The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on substantially all of the adjustable-rate mortgage loans are based on a six-month LIBOR index. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates, and approximately 89.82% of the adjustable-rate mortgage loans in group I and approximately 91.25% of the adjustable-rate mortgage loans in group II will have the first adjustment to their interest rates after approximately two years, with the remaining having their first adjustment either six months, three years, five years, seven years and ten years after the origination of those mortgage loans. As a result of the limit on the pass-through rates on the LIBOR certificates, those LIBOR certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

                              The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

                              The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates on the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

                              If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

                              If the pass-through rates on the LIBOR
                              certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans (adjusted for net payments to or from the swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust. However, we cannot assure you that these funds will be sufficient to fully cover these shortfalls.

Effect on Yields Due to       Any net payment payable to the swap provider under
Rapid Prepayments; No         the terms of the interest rate swap agreement will
Assurance of Amounts          reduce amounts available for distribution to
Received Under the            certificateholders, and may reduce the
Interest Rate Swap            pass-through rates on the LIBOR certificates.
Agreement
                              If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the LIBOR certificates.

                              In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

                              Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, restore overcollateralization and cover losses. However, no amounts will be payable to the trust by the swap provider unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment (based on a changing monthly schedule) owed to the swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds the fixed payment owed to the swap provider for that distribution date (based on a per annum rate that adjusts monthly as described in this prospectus supplement). We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to restore required overcollateralization.

                              See "Description of the Certificates--Calculation of Interest and Principal," "--Priority of Distributions and Allocations of Losses," "--Supplemental Interest Trust" and "--Interest Rate Swap Agreement" in this prospectus supplement.

Prepayments on the            When a voluntary principal prepayment is made by
Mortgage Loans Could Lead     the mortgagor on a mortgage loan (excluding any
to Shortfalls in the          payments made upon liquidation of any mortgage
Distribution of Interest      loan), the mortgagor is charged interest on the
on Your Certificates          amount of prepaid principal only up to the date of
                              the prepayment, instead of for a full month.
                              However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which the prepayment was received by the applicable servicer. The applicable servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with voluntary principal prepayments in full and thirty days' interest on the prepaid mortgage loan, but only to the extent of one-half of the monthly servicing fee for the related distribution date.


                              If the applicable servicer fails to make such compensating interest payments or the shortfall exceeds one-half of the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no compensating interest payments from any servicer will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

The Weighted Average          The weighted average lives of, and the yields to
Lives of, and the Yields      maturity on, the Class M-1, Class M-2, Class M-3,
to Maturity on, the           Class M-4, Class M-5, Class M-6, Class M-7, Class
Subordinated Certificates     M-8, Class M-9, Class B-1 and Class B-2
are Sensitive to              certificates will be progressively more sensitive,
Mortgagor Defaults and        in that order, to the rate and timing of mortgagor
Losses on the Mortgage        defaults and the severity of ensuing losses on the
Loans                         mortgage loans. If the actual rate and severity of
                              losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B-2, Class B-1, Class M-9, Class M-8, Class
                              M-7, Class M-6, Class M-5, Class M-4, Class M-3,
                              Class M-2 and Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

                              Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they have been liquidated.

                              Unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until November 2009 or a later date as described in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because those certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

                              In addition, the multiple class structure of the subordinated certificates causes the yield of those classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of those certificates according to the priorities described in this prospectus supplement, the yield to maturity on the subordinated certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yield to maturity on the subordinated certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the Class X certificates or a class of subordinated certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

                              The depositor (or its assignee) has the option to purchase mortgage loans that become 90 days or more delinquent. Any such purchase would have the same effect on the holders of certificates as a prepayment of the mortgage loans. The depositor may exercise such option on its own behalf or on behalf of another party who might benefit from the removal of such delinquent mortgage loans. The removal of any delinquent mortgage loan by the depositor pursuant to this option may have an effect on whether or not there exists, or continues to exist, a loss and delinquency trigger event, which determines the level of overcollateralization. Therefore, depending on the circumstances, the exercise of this purchase option may adversely affect the market value of your certificates.

                              Finally, the effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

Delay in Receipt of           Substantial delays could be encountered in
Liquidation Proceeds;         connection with the liquidation of delinquent
Liquidation Proceeds May      mortgage loans. Further, reimbursement of advances
Be Less Than the Mortgage     made on a mortgage loan, liquidation expenses such
Loan Balance                  as legal fees, real estate taxes, hazard insurance
                              and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements described in this prospectus supplement are insufficient to cover the loss.

High Loan-to-Value Ratios     Mortgage loans with higher original loan-to-value
or Combined Loan-to-Value     ratios or combined loan-to-value ratios may
Ratios Increase Risk of       present a greater risk of loss than mortgage loans
Loss                          with original loan-to-value ratios or combined
                              loan-to-value ratios of 80% or below.
                              Approximately 36.71% of the mortgage loans had original loan-to-value ratios greater than 80% and approximately 39.85% of the mortgage loans had combined original loan-to-value ratios greater than 80%, each as calculated as described under "The Mortgage Loan Pool--General" in this prospectus supplement.

                              Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Some of the Mortgage          Approximately 8.81% of the mortgage loans have an
Loans Have an Initial         initial interest-only period of up to ten years.
Interest-Only Period,         During this period, the payment made by the
Which May Result in           related mortgagor will be less than it would be if
Increased Delinquencies       the principal of the mortgage loan was required to
and Losses                    amortize. In addition, the mortgage loan principal
                              balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the LIBOR certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

                              After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in this prospectus supplement, will be allocated to the LIBOR certificates in reverse order of seniority.

                              The use of mortgage loans with an initial interest-only period has recently increased in popularity in the mortgage marketplace, but historical performance data for interest-only mortgage loans is limited as compared to performance data for mortgage loans that amortize from origination. The performance of interest-only mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

A Portion of the Mortgage     Approximately 3.16% of the mortgage loans are
Loans Are Secured by          secured by second-lien mortgages which are
Subordinate Mortgages; In     subordinate to the rights of the holder of the
the Event of a Default,       related senior mortgages. As a result, the
These Mortgage Loans Are      proceeds from any liquidation, insurance or
More Likely to Experience     condemnation proceedings will be available to
Losses                        satisfy the principal balance of the mortgage loan
                              only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

                              An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related property, that servicer may write off the entire outstanding principal balance of the related second-lien mortgage loan as bad debt.

Payments in Full of a         Approximately 30.44% of the mortgage loans will
Balloon Loan Depend on        not be fully amortizing over their terms to
the Borrower's Ability to     maturity and, thus, will require substantial
Refinance the Balloon         principal payments, i.e., balloon payments, at
Loan or Sell the              their stated maturity. Mortgage loans with balloon
Mortgaged Property            payments involve a greater degree of risk because
                              the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                    o     the level of available interest rates
                                          at the time of sale or refinancing;

                                    o     the borrower's equity in the related
                                          mortgaged property;

                                    o     the financial condition of the
                                          mortgagor;

                                    o     tax laws;

                                    o     prevailing general economic
                                          conditions; and

                                    o     the availability of credit for single
                                          family real properties generally.

The Interest Rate Swap        The assets of the trust include an interest rate
Agreement Is Subject to       swap agreement that will require the swap provider
Counterparty Risk             to make certain payments for the benefit of the
                              holders of the LIBOR certificates. To the extent that payments on the LIBOR certificates depend in part on payments to be received by the securities administrator under the interest rate swap agreement, the ability of the securities administrator to make those payments on such certificates will be subject to the credit risk of the swap provider. See "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

The Credit Rating of the      The swap provider under the interest rate swap
Swap Provider Could           agreement will have, as of the closing date, a
Affect the Rating of the      counterparty rating of "Aaa" from Moody's
Offered Certificates          Investors Service, Inc. and a credit rating of
                              "AAA" from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. The ratings on the offered certificates are dependent in part upon the credit ratings of Goldman Sachs
                              Mitsui Marine Derivative Products, L.P. If a credit rating of Goldman Sachs Mitsui Marine
                              Derivative Products, L.P. is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

Bankruptcy of the             The depositor and the sponsor may be eligible to
Depositor or the Sponsor      become a debtor under the United States Bankruptcy
May Delay or Reduce           Code. If the depositor or the sponsor for the
Collections on Loans          certificates were to become a debtor under the
                              United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans constitute property of the debtor, or whether they constitute property of the trust.
                              If the bankruptcy court were to determine that the mortgage loans constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders. The mortgage loans would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the trust are treated as true sales, rather than pledges, of the mortgage loans.

                              The transactions contemplated by this prospectus supplement and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers described above should be treated as true sales, and not as pledges. The mortgage loans should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

                              However, there can be no assurance that a bankruptcy court would not recharacterize the transfers described above as borrowings of the depositor or sponsor secured by pledges of the mortgage loans. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage loans and resulting delays or losses on the certificates could result.

The Transfer of Servicing     After the closing date, various servicers will be
May Result in Higher          servicing approximately 28.77% of the mortgage
Delinquencies and             loans on an interim basis. Litton Loan Servicing
Defaults Which May            LP and Avelo Mortgage, L.L.C. are scheduled to
Adversely Affect the          become the servicer of those mortgage loans
Yield on Your                 initially interim serviced by such servicers by
Certificates                  November 2006. Although the transfer of servicing
                              with respect to those mortgage loans to Litton
                              Loan Servicing LP and Avelo Mortgage, L.L.C. is scheduled to occur in November 2006, all transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of this servicing transfer or any delays associated with the transfer, the rate of delinquencies and defaults on the related mortgage loans could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfer of servicing or, if there are disruptions, that they will not adversely affect the yield on your certificates.

External Events May           In response to previously executed and threatened
Increase the Risk of Loss     terrorist attacks in the United States and foreign
on the Mortgage Loans         countries, the United States has initiated
                              military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who are called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply.
                              Substantially all of the mortgage loans have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated first to excess interest on the mortgage loans for the related distribution date and thereafter to reduce the accrued interest on the

                              LIBOR Certificates on a pro rata basis. None of the depositor, the underwriter, the sponsor, the original loan sellers, the servicers, the master servicer, the securities administrator, the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

The Certificates Are          The certificates will not represent an interest in
Obligations of the Trust      or obligation of the depositor, the sponsor, the
Only                          underwriter, the original loan sellers, the
                              servicers, the master servicer, the securities administrator, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the underwriter, the original loan sellers, the servicers, the securities administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the interest rate swap agreement) will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the underwriter, the sponsor, the original loan sellers, the servicers, the master servicer, the securities administrator, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

Your Investment May Not       The underwriter intends to make a secondary market
Be Liquid                     in the offered certificates, but it will have no
                              obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                              The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or form the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.

                              The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Class A-2A, Class A-2B, Class A-C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

                              You should consult your own financial, accounting, tax and legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

The Ratings on Your           Each rating agency rating the offered certificates
Certificates Could Be         may change or withdraw its initial ratings at any
Reduced or Withdrawn          time in the future if, in its judgment,
                              circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

The Servicing Fee May Be      To the extent that this prospectus supplement
Insufficient to Engage        indicates that the fee payable to the servicers is
Replacement Servicers         based on a fee rate that is a percentage of the
                              outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract replacement servicers to accept an appointment. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

The Offered Certificates      The offered certificates are not suitable
May Not Be Suitable           investments for any investor that requires a
Investments                   regular or predictable schedule of monthly
                              payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, accounting, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Risks Related to the          The holders of the residual certificates must
Class R, Class RC and         include the taxable income or loss of the related
Class RX Certificates         REMIC or REMICs in determining their federal
                              taxable income. Prospective investors are cautioned that the residual certificateholders'
                              REMIC taxable income and the tax liability associated with the residual certificates may be substantial during certain periods, in which event the holders of the residual certificates must have sufficient sources of funds to pay such tax liability. Other than an initial distribution on the first distribution date, it is not anticipated that the residual certificateholders will receive distributions from the trust. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the residual certificates will be treated as "excess inclusion" income, resulting in (i) the inability of those holders to use net operating losses to offset such income, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

                              Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the residual certificates will be considered to be "non-economic residual interests," with the result that transfers of them would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificates in excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit.

                              The transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. In addition, Treasury regulations provide alternatives for either paying the transferee of the residual certificates a formula specified minimum price or transferring the residual certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer.

                              Finally, residual certificates generally may not be transferred to a person who is not a U.S. person unless the income on those residual certificates is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the securities administrator with an effective Internal Revenue Service Form W-8ECI. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes" in the prospectus.

                              An individual, trust or estate that holds residual certificates (whether the residual certificates are held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to such residual certificates but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such residual certificates in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the residual certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests" and "--Special Considerations for Certain Types of Investors--Individuals and Pass-Through Entities" in the prospectus. In addition, some portion of a purchaser's basis, if any, in residual certificates may not be recovered until termination of the trust fund. Furthermore, Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of residual certificates. Any transferee of residual certificates receiving such consideration should consult its tax advisors regarding these regulations. See "Federal Income Tax Consequences--Special Considerations for Certain Types of Investors--Disposition of Residual Certificates" in the prospectus.

                              Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificates may be significantly lower than would be the case if the residual certificates were taxed as debt instruments and could be negative.

The Recording of the          The mortgages or assignments of mortgage for some
Mortgages in the Name of      of the mortgage loans have been recorded in the
MERS May Affect the Yield     name of Mortgage Electronic Registration Systems,
on the Certificates           Inc., or MERS, solely as nominee for the
                              originator and its successors and assigns, including the trust. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, any related expenses will be paid by the trust and will reduce the amount available to make distributions on the certificates.

                              The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

                             THE MORTGAGE LOAN POOL

   The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the cut-off date, which is October 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of the cut-off date, October 1, 2006. With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may not be included in the final mortgage loan pool because they may prepay in full prior to the cut-off date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

General

   The trust will primarily consist of approximately 4,899 conventional, subprime, adjustable- and fixed-rate, first and second-lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 40 years, having an aggregate scheduled principal balance of approximately $883,534,774. Approximately 30.87% of mortgage loans in the trust (the "SouthStar mortgage loans") were acquired by the sponsor from SouthStar Funding, LLC ("SouthStar"). Approximately 22.03% of mortgage loans in the trust (the "Aames mortgage loans") were acquired by the sponsor from Aames Capital Corporation ("Aames"), approximately 18.66% of mortgage loans in the trust (the "NovaStar mortgage loans") were acquired by the sponsor from NovaStar Mortgage, Inc. ("NovaStar"), approximately 25.31% of mortgage loans in the trust (the "Conduit mortgage loans") were acquired by the sponsor via the Goldman Sachs Mortgage Conduit Program and approximately 3.12% of mortgage loans in the trust (the "Bulk mortgage loans") were acquired by the sponsor from various loan sellers that each individually sold mortgage loan comprising less than 10% of the total mortgage loans in the trust.

   The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines of the original loan sellers, or in the sponsor's underwriting guidelines in the case of the conduit mortgage loans. See "--SouthStar Underwriting Guidelines" and "--Aames Underwriting Guidelines" for a summary of the underwriting guidelines for SouthStar and Aames, each of whose mortgage loans represent 20% or more of the mortgage loans, as of the cut-off date. In general, because these underwriting guidelines, and the underwriting guidelines pursuant to which the other mortgage loans were originated, do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

   Approximately 26.98% of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 73.02% are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. As of the cut-off date, approximately 98.95% of the mortgage loans have scheduled monthly payment due dates on the first day of the month, and approximately 1.05% of the mortgage loans have scheduled month payment due dates on a different day of the month, from the 2nd to the 30th day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

   All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first-liens or second-liens, on residential properties consisting of one- to four-family dwelling units, individual condominium units and individual units in planned unit developments.

   Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

   Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

   Approximately 36.71% of the mortgage loans have original loan-to-value ratios in excess of 80.00%, and approximately 39.85% of the mortgage loans have combined original loan-to-value ratios in excess of 80.00%. The "loan-to-value ratio" or "LTV" of a mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the applicable underwriting guidelines pursuant to which the mortgage loans were originated) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. The "combined original loan-to-value ratio" or "CLTV" of a second-lien mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the (a) sum of
(i) the principal balance of the related first-lien mortgage loan, and (ii) the original principal balance of the second-lien mortgage loan to (b) the lesser of
(i) the appraised value of the mortgaged property at the time the second-lien mortgage loan is originated, or (ii) the sales price of the mortgaged property at the time of origination. However, in the case of a refinanced mortgage loan, the value is based solely upon the appraisal made at the time of origination of that refinanced mortgage loan.

   None of the mortgage loans are covered by existing primary mortgage insurance policies.

   Approximately 69.56% of the mortgage loans are fully amortizing, and approximately 30.44% of the mortgage loans are balloon mortgage loans.

The Mortgage Loans

   The pool of mortgage loans had the following approximate aggregate characteristics as of the cut-off date:(1)

                                                                     Group I             Group II         Mortgage Loans
                                                                  Mortgage Loans      Mortgage Loans     in the Aggregate
                                                                 ----------------    ----------------    ----------------
Scheduled Principal Balance:                                         $432,314,218        $451,220,556        $883,534,774
Number of Mortgage Loans:                                                   2,568               2,331               4,899
Average Scheduled Principal Balance:                                     $168,347            $193,574            $180,350
Weighted Average Gross Interest Rate:                                       8.618%              8.381%              8.497%
Weighted Average Net Interest Rate:(2)                                      8.108%              7.871%              7.987%
Weighted Average Original FICO Score:                                         604                 642                 624
Weighted Average Original LTV Ratio:(3)                                     78.61%              75.39%              76.97%
Weighted Average Combined Original LTV Ratio:(3)                            78.61%              80.22%              79.43%
Weighted Average Combined LTV with Silent Seconds:(3)                       82.44%              85.18%              83.84%
Weighted Average Stated Remaining Term (months):                              359                 349                 354
Weighted Average Seasoning (months):                                            2                   2                   2
Weighted Average Months to Roll:(4)                                            24                  24                  24
Weighted Average Gross Margin:(4)                                            5.91%               5.91%               5.91%
Weighted Average Initial Rate Cap:(4)                                        2.58%               2.55%               2.57%
Weighted Average Periodic Rate Cap:(4)                                       1.01%               1.02%               1.01%
Weighted Average Gross Maximum Lifetime Rate:(4)                            15.00%              15.10%              15.04%
Percentage of Silent Seconds:(5)                                            14.71%              18.18%              16.48%
Non-Zero Weighted Average Debt to Income Ratio at Origination:              42.59%              40.98%              41.78%
Percentage of Loans with Mortgage Insurance:                                 0.00%               0.00%               0.00%

--------------------------

(1) All percentages calculated in this table are based on scheduled principal balances as of the cut-off date, unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and master servicer fee rates.

(3) With respect to first-lien mortgage loans, the original LTV ratio reflects the loan-to-value ratio and with respect to the second-lien mortgage loans; the combined original LTV ratio reflects the ratio of the sum of the principal balance of the second-lien mortgage loans, plus the original principal balance of the related first-lien mortgage loan, to the value of the related mortgaged property; the combined LTV with silent seconds reflects the ratio of the sum of the principal balance of the second-lien mortgage loans, including any mortgage loans with subordinate liens outside of the mortgage pool, plus the original principal balance of the related first-lien mortgage loan, to the original value of the related mortgaged property.

(4) Represents the weighted average of the adjustable-rate mortgage loans only.

(5) Represents percentage of mortgage loans in the mortgage loan pool as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien Mortgage Loan and the second-lien mortgage loan is not included in the mortgage loan pool.

   The scheduled principal balances of the mortgage loans range from approximately $9,992 to approximately $999,228. The mortgage loans had an average scheduled principal balance of approximately $180,350.

   The weighted average original loan-to-value ratio of the mortgage loans is approximately 76.97% and approximately 36.71% of the mortgage loans have original loan-to-value ratios exceeding 80.00%.

   The weighted average combined original loan-to-value ratio of the mortgage loans is approximately 79.43% and approximately 39.85% of the mortgage loans have original combined loan-to-value ratios exceeding 80.00%.

   Approximately 96.84% of the mortgage loans are secured by first-liens, and approximately 3.16% of the mortgage loans are secured by second-liens.

   Approximately 8.81% of the mortgage loans are interest-only for a period of time.

   No more than approximately 0.29% of the mortgage loans are secured by mortgaged properties located in any one zip-code area.

   None of the mortgage loans imposes a Prepayment Premium for a term in excess of three years.

   As of the cut-off date, none of the mortgage loans are Delinquent. A mortgage loan will be considered past due, or "Delinquent," if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

   As of the cut-off date, no more than approximately 0.55% of the mortgage loans have been one payment past due one time during the twelve months preceding the cut-off date. As of the cut-off date, no more than approximately 0.36% of the mortgage loans have been one payment past due two times during the twelve months preceding the cut-off date. As of the cut-off date, no more than approximately 0.26% of the mortgage loans have been one payment past due more than two times during the twelve months preceding the cut-off date.

   As of the cut-off date, no more than approximately 0.19% of the mortgage loans have been two payments past due one time during the twelve months preceding the cut-off date. As of the cut-off date, no more than approximately 0.10% of the mortgage loans have been two payments past due more than one time during the twelve months preceding the cut-off date.

   No mortgage loan has been three payments past due one time during the twelve months preceding the cut-off date.

   The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group I Mortgage Loans

   The group I mortgage loans have the following approximate aggregate characteristics as of the cut-off date:(1)

                                                                     Group I                                    Group I
                                                                  Mortgage Loans     Group I ARM Mortgage      Fixed-Rate
                                                                 in the Aggregate           Loans            Mortgage Loans
                                                                 ----------------    --------------------    ---------------
Scheduled Principal Balance:                                         $432,314,218            $350,008,016        $82,306,202
Number of Mortgage Loans:                                                   2,568                   2,029                539
Average Scheduled Principal Balance:                                     $168,347                $172,503           $152,702
Weighted Average Gross Interest Rate:                                       8.618%                  8.756%             8.031%
Weighted Average Net Interest Rate:(2)                                      8.108%                  8.246%             7.521%
Weighted Average Original FICO Score:                                         604                     598                631
Weighted Average Original LTV Ratio:(3)                                     78.61%                  79.51%             74.78%
Weighted Average Combined Original LTV Ratio:(3)                            78.61%                  79.51%             74.78%
Weighted Average Combined LTV with Silent Seconds: (3)                      82.44%                  83.92%             76.19%
Weighted Average Stated Remaining Term (months):                              359                     361                349
Weighted Average Seasoning (months):                                            2                       3                  2
Weighted Average Months to Roll:(4)                                            24                      24                  0
Weighted Average Gross Margin:(4)                                            5.91%                   5.91%              0.00%
Weighted Average Initial Rate Cap:(4)                                        2.58%                   2.58%              0.00%
Weighted Average Periodic Rate Cap:(4)                                       1.01%                   1.01%              0.00%
Weighted Average Gross Maximum Lifetime Rate:(4)                            15.00%                  15.00%              0.00%
Percentage of Silent Seconds:(5)                                            14.71%                  16.23%              8.27%
Non-Zero Weighted Average Debt to Income Ratio at Origination:              42.59%                  42.76%             41.86%
Percentage of Loans with Mortgage Insurance:                                 0.00%                   0.00%              0.00%

--------------------------

(1) All percentages calculated in this table are based on scheduled principal balances as of the cut-off date, unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and master servicer rates.

(3) With respect to first-lien mortgage loans, the original LTV ratio reflects the original loan-to-value ratio and with respect to the second-lien mortgage loans, the combined original LTV ratio reflects the ratio of the sum of the original principal balance of the second-lien mortgage loans, plus the original principal balance of the related first-lien mortgage loan, to the value of the related mortgaged property; the combined LTV ratio with silent seconds reflects the ratio of the sum of the original principal balance of the second-lien mortgage loans, including any mortgage loans with subordinate liens outside of the mortgage pool, plus the original principal balance of the related first-lien mortgage loan, to the original value of the related mortgaged property.

(4) Represents the weighted average of the adjustable-rate mortgage loans only.

(5) Represents percentage of mortgage loans in the mortgage loan pool as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan and the second-lien mortgage loan is not included in the mortgage loan pool.

   The scheduled principal balances of the group I mortgage loans range from approximately $29,970 to approximately $566,549. The group I mortgage loans had an average scheduled principal balance of approximately $168,347.

   The weighted average original loan-to-value ratio of the group I mortgage loans is approximately 78.61% and approximately 38.01% of the group I mortgage loans have original loan-to-value ratios exceeding 80.00%.

   The weighted average combined original loan-to-value ratio of the group I mortgage loans is approximately 78.61% and approximately 38.01% of the group I mortgage loans have original combined loan-to-value ratios exceeding 80.00%.

   All of the group I mortgage loans are secured by first-liens.

   Approximately 2.97% of the group I mortgage loans are interest-only for a period of time.

   No more than approximately 0.33% of the group I mortgage loans are secured by mortgaged properties located in any one zip-code area.

   None of the group I mortgage loans imposes a Prepayment Premium for a term in excess of three years.

   As of the cut-off date, none of the group I mortgage loans are Delinquent.

   As of the cut-off date, no more than approximately 0.52% of the group I mortgage loans have been one payment past due one time during the twelve months preceding the cut-off date. As of the cut-off date, no more than approximately 0.35% of the group I mortgage loans have been one payment past due two times during the twelve months preceding the cut-off date. As of the cut-off date, no more than approximately 0.14% of the group I mortgage loans have been one payment past due more than two times during the twelve months preceding the cut-off date.

   As of the cut-off date, no more than approximately 0.15% of the group I mortgage loans have been two payments past due one time during the twelve months preceding the cut-off date. As of the cut-off date, no more than approximately 0.08% of the group I mortgage loans have been two payments past due more than one time during the twelve months preceding the cut-off date.

   No group I mortgage loan has been three payments past due one time during the twelve months preceding the cut-off date.

   The tables on Schedule A set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group II Mortgage Loans

   The group II mortgage loans have the following approximate aggregate characteristics as of the cut-off date:(1)

                                                                     Group II                                     Group II
                                                                  Mortgage Loans     Group II ARM Mortgage       Fixed-Rate
                                                                 in the Aggregate            Loans             Mortgage Loans
                                                                 ----------------    ---------------------    ----------------
Scheduled Principal Balance:                                         $451,220,556             $295,158,766        $156,061,791
Number of Mortgage Loans:                                                   2,331                    1,371                 960
Average Scheduled Principal Balance:                                     $193,574                 $215,287            $162,564
Weighted Average Gross Interest Rate:                                       8.381%                   8.763%              7.660%
Weighted Average Net Interest Rate:(2)                                      7.871%                   8.253%              7.150%
Weighted Average Original FICO Score:                                         642                      620                 684
Weighted Average Original LTV Ratio:(3)                                     75.39%                   82.79%              61.39%
Weighted Average Combined Original LTV Ratio:(3)                            80.22%                   82.79%              75.36%
Weighted Average Combined LTV with Silent Seconds:(3)                       85.18%                   89.78%              76.48%
Weighted Average Stated Remaining Term (months):                              349                      361                 327
Weighted Average Seasoning (months):                                            2                        2                   2
Weighted Average Months to Roll:(4)                                            24                       24                   0
Weighted Average Gross Margin:(4)                                            5.91%                    5.91%               0.00%
Weighted Average Initial Rate Cap:(4)                                        2.55%                    2.55%               0.00%
Weighted Average Periodic Rate Cap:(4)                                       1.02%                    1.02%               0.00%
Weighted Average Gross Maximum Lifetime Rate:(4)                            15.10%                   15.10%               0.00%
Percentage of Silent Seconds:(5)                                            18.18%                   24.91%               5.44%
Non-Zero Weighted Average Debt to Income Ratio at Origination:              40.98%                   41.48%              40.04%
Percentage of Loans with Mortgage Insurance:                                 0.00%                    0.00%               0.00%

--------------------------

(1) All percentages calculated in this table are based on scheduled principal balances as of the cut-off date, unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and master servicer fee rates.

(3) With respect to first-lien mortgage loans, the original LTV ratio reflects the original loan-to-value ratio and with respect to the second-lien mortgage loans, the combined original LTV ratio reflects the ratio of the sum of the original principal balance of the second-lien mortgage loans, plus the original principal balance of the related first-lien mortgage loan, to the value of the related mortgaged property; the combined LTV ratio with silent seconds reflects the ratio of the sum of the original principal balance of the second-lien mortgage loans, including any mortgage loans with subordinate liens outside of the mortgage pool, plus the original principal balance of the related first-lien mortgage loan, to the original value of the related mortgaged property.

(4) Represents the weighted average of the adjustable-rate mortgage loans only.

(5) Represents percentage of mortgage loans in the mortgage loan pool as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan and the second-lien mortgage loan is not included in the mortgage loan pool.

   The scheduled principal balances of the group II mortgage loans range from approximately $9,992 to approximately $999,228. The group II mortgage loans had an average scheduled principal balance of approximately $193,574.

   The weighted average original loan-to-value ratio of the group II mortgage loans is approximately 75.39% and approximately 35.47% of the group II mortgage loans have original loan-to-value ratios exceeding 80.00%.

   The weighted average combined original loan-to-value ratio of the group II mortgage loans is approximately 80.22% and approximately 41.61% of the group II mortgage loans have original combined loan-to-value ratios exceeding 80.00%.

   Approximately 93.81% of the group II mortgage loans are secured by first-liens, and approximately 6.19% of the group II mortgage loans are secured by second-liens.

   Approximately 14.40% of the group II mortgage loans are interest-only for a period of time.

   No more than approximately 0.49% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

   None of the group II mortgage loans imposes a Prepayment Premium for a term in excess of three years.

   As of the cut-off date, none of the group II mortgage loans are Delinquent.

   As of the cut-off date, no more than approximately 0.57% of the group II mortgage loans have been one payment past due one time during the twelve months preceding the cut-off date. As of the cut-off date, no more than approximately 0.38% of the group II mortgage loans have been one payment past due two times during the twelve months preceding the cut-off date. As of the cut-off date, no more than approximately 0.38% of the group II mortgage loans have been one payment past due more than two times during the twelve months preceding the cut-off date.

   As of the cut-off date, no more than approximately 0.23% of the group II mortgage loans have been two payments past due one time during the twelve months preceding the cut-off date. As of the cut-off date, no more than approximately 0.13% of the group II mortgage loans have been two payments past due more than one time during the twelve months preceding the cut-off date.

   No group II mortgage loan has been three payments past due one time during the twelve months preceding the cut-off date.

   The tables on Schedule A set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Prepayment Premiums

   Approximately 70.48% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain voluntary, full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR Certificates.

   Each servicer may waive, in whole or in part, a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the applicable servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related mortgage loan, (ii) such Prepayment Premium is not permitted to be collected by applicable federal, state or local law or regulation, (iii) the collection of the Prepayment Premium would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters, (iv) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor's rights generally or
(2) due to acceleration in connection with a foreclosure or other involuntary payment or (v) if the applicable servicer has not been provided with information sufficient to enable it to collect the Prepayment Premium.

Adjustable-Rate Mortgage Loans

   A substantial majority of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related interest rate based on the Six-Month LIBOR Loan Index (as described below under "--The Index") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date"). The first such adjustment for approximately 0.05% of the adjustable-rate mortgage loans will occur after an initial period of approximately six months following origination; in the case of approximately 90.47% of the adjustable-rate mortgage loans, approximately two years following origination; in the case of approximately 5.88% of the adjustable-rate mortgage loans, approximately three years following origination; in the case of approximately 3.42% of the adjustable-rate mortgage loans, approximately five years following origination; in the case of approximately 0.07% of the adjustable-rate mortgage loans and approximately seven years following origination and in the case of approximately 0.10% of the adjustable-rate mortgage loans and approximately ten years following origination.

   On each Adjustment Date for an adjustable-rate mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the index and a fixed percentage amount (the "Gross Margin"). However, the interest rate on each such mortgage loan will not increase or decrease by more than a fixed percentage as specified in the related mortgage note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum interest rate over the life of the adjustable-rate mortgage loan (the "Maximum Rate") or be less than a specified minimum interest rate over the life of the adjustable-rate mortgage loan (the "Minimum Rate"). The Periodic Caps for the adjustable-rate mortgage loans are:

   o  Above 2.00% for approximately 0.02% of the adjustable-rate mortgage loans;

   o  1.51%-2.00% for approximately 0.27% of the adjustable-rate mortgage loans;

   o 1.01%-1.50% for approximately 2.23% of the adjustable-rate mortgage loans; and

   o 0.51%-1.00% for approximately 97.48% of the adjustable-rate mortgage loans.

   The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"). The Initial Caps for substantially all of the adjustable-rate mortgage loans are:

   o  4.01%-5.00% for approximately 2.69% of the adjustable-rate mortgage loans;

   o 2.51%-3.00% for approximately 48.67% of the adjustable-rate mortgage loans;

   o 1.51%-2.00% for approximately 48.42% of the adjustable-rate mortgage loans;

   o 1.01%-1.50% for approximately 0.16% of the adjustable-rate mortgage loans; and

   o  0.51%-1.00% for approximately 0.05% of the adjustable-rate mortgage loans.

   Effective with the first monthly payment due on each adjustable-rate mortgage loan (other than any adjustable-rate mortgage loans that are balloon mortgage loans) after each related Adjustment Date, or, with respect to the adjustable-rate interest-only mortgage loans, following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable-rate mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the interest rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

The Index

   The Index used in determining the interest rates on a substantial majority of the adjustable-rate mortgage loans is the average of the interbank offered rates for six month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Six-Month LIBOR Loan Index") and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Index becomes unavailable or otherwise unpublished, the applicable servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

SouthStar Underwriting Guidelines

   The information set forth under this subheading "--SouthStar Underwriting Guidelines" has been provided by SouthStar.

   General

   SouthStar Funding, LLC is a privately held Delaware limited liability company headquartered in Atlanta, Georgia. SouthStar opened its doors for business in 1998 and has grown from a small non-prime mortgage lender operating in two states to a full service, nationwide originator with volume just under $6,000,000,000 in 2005. SouthStar acquires mortgage loans through wholesale, correspondent and retail channels and sells them to mortgage loan purchasers.

   The mortgage loans originated or acquired by SouthStar were generally in accordance with the underwriting criteria described in this section. The following is a summary of the underwriting guidelines believed by the depositor to have been applied, with some variation, by SouthStar.

   SouthStar's guidelines are intended to evaluate the borrower's ability to repay the mortgage loan, evaluate the borrower's credit and evaluate the value and adequacy of the collateral. SouthStar does not approve mortgage loans based solely on the value of the collateral.

   Underwriters are required to approve mortgage loans based on the applicable guidelines. Underwriters may on a case by case basis, based on compensating factors, approve mortgage loans that do not strictly comply with the guidelines. In all instances, the borrowers must show the ability to repay the mortgage loan, have acceptable credit, and acceptable collateral.

   SouthStar offers the following first lien terms:

   o  15 / 30 / 40 year fixed rate terms; and

   o  2 / 3 / 5 year adjustable rate terms with 30 and 40 year amortizations.

   Documentation

   SouthStar verifies the income of each borrower under the following documentation types:

   Full Documentation. Requires a 2 year employment history and a minimum of 12 months verified income.

   Reduced Documentation. Requires a 2 year employment / business history verified and bank statements for 6 months (personal, "doing business as" or business). No negative ending balances or NSF charges.

   Stated Income. Employment history must be stated on the 1003 covering a 2 year period. The income stated must be reasonable for the profession. The following documentation is required:

   o  Verbal verification of employment

   o  Borrowers employment and income sources must be shown on the 1003

   o  Income must be reasonable and is subject to the underwriter's discretion

   o If self-employed, a copy of the borrower's business license or other acceptable source of documentation must be supplied

   o  Minimum credit score of 560

   No Documentation. Income and employment are not disclosed on the 1003.

   o  Minimum credit score of 660

   Acceptable Collateral

   o  Single family detached and attached dwellings

   o  Planned unit developments

   o  Condominiums (Warrantable, Non-Warrantable, Conversion & Site/Detached)

   o  Townhomes

   o  Two-to-four family dwellings

   o  Modular Homes

   Risk Categories

   The following criteria must be met for borrower eligibility:

   o Debt to income ratio not to exceed 50% on Full Documentation and Stated Income mortgage loans. Debt to income is not applicable for No Documentation (55% DTI acceptable with compensating factors, excluding WV, SSF Combo Loans and loans with prior bankruptcy or CCCS).

   o  Minimum FICO Score

      540 for Full Documentation

      560 for Stated Income

      660 for No Documentation

   o Valid credit score. A minimum of 3 trade lines with 1 open and active trade line of any type within the past 6 months and 2 reported trade lines with 24 months reviewed

   o Housing history: Maximum 1 x 90, no rolling, in the past 12 months. Maximum 60 days delinquent at closing.

      Late payments of 120 days or more are considered foreclosures and must meet foreclosure guidelines.

      Rent free or private verification of rent, in lieu of 12 consecutive months canceled checks, requires 1 open and active $2,500 account at 0 x 30 for a minimum of 18 months and a minimum credit score of 560.

      Must have a housing history after a foreclosure with a history of 0 x 30.
         Rent free borrowers are not allowed after a foreclosure.

   o Foreclosure: No seasoning from termination date. Multiple foreclosures are not allowed.

   o Bankruptcy / Consumer Credit Counseling: No seasoning from termination date. Multiple bankruptcies are not allowed.

   o Paying off Bankruptcy or CCCS: Full Documentation or Reduced Documentation only. 0 x 30 housing history required. Rent free borrowers are not allowed.

   Appraisals

   SouthStar realizes the soundness of a portfolio depends to a significant extent on the quality and accuracy of the real estate appraisal. SouthStar's policy is to:

   o  Comply with rules of regulations set forth by state and federal agencies

   o  Use AVMs in the review process

   o  Field review requirements for specific mortgage loan amounts and products

   o  Have a chief appraiser on site

   Pending Proceedings

   There are no material legal or governmental proceedings currently pending or known to be contemplated by governmental authorities against SouthStar. To the best of SouthStar's knowledge, there are no material legal or governmental proceedings currently pending against them.

   Affiliation or Relationships between SouthStar and Parties to Securitization Transaction

   SouthStar is not affiliated with the sponsor, the depositor, the trustee, any servicer, the securities administrator, the underwriter or the swap provider.

Aames Underwriting Guidelines

   General

   The Aames mortgage loans were underwritten generally in accordance with the underwriting criteria described below. The information set forth under this subheading "--Aames Underwriting Guidelines" has been provided by Aames Capital Corporation ("ACC").

   Mortgage Loan Production

   At the time of origination, Aames Financial Corporation was a national mortgage banking company, founded in 1954, which focused through its subsidiaries ACC and Aames Funding Corporation ("Aames Funding") primarily on originating, selling and servicing subprime residential mortgage loans through its retail channel under the name "Aames Home Loan." From 1996 through July 2006, Aames Financial also originated loans through its wholesale channel. Aames Investment sold its wholesale operations in June and July 2006 to Accredited Home Lenders Holding Co. ("Accredited"), a mortgage company operating throughout the United States. On October 2, 2006, Aames Investment competed its merger with and into a wholly owned subsidiary of Accredited. As a result of the merger, ACC is now a direct wholly owned subsidiary of Accredited Home Lenders, Inc. and an indirect wholly owned subsidiary of Accredited. ACC and Aames Funding were direct, wholly owned subsidiaries of Aames Financial, and indirect, wholly owned subsidiaries of Aames Investment. Through its subsidiary, Aames Funding, Aames Investment's principal market was borrowers whose financing needs were not being met by traditional mortgage lenders for a variety of reasons, including the need for specialized loan products or credit histories that may have limited such borrowers' access to credit. These types of borrowers generally pay higher mortgage loan origination fees and interest rates than those charged by conventional lending sources. Aames Funding's residential mortgage loans included fixed and hybrid/adjustable-rate mortgage loans, or ARMS, and were generally used by borrowers to consolidate indebtedness, finance other consumer needs, or purchase homes. A majority of Aames Funding's originations were cash-out refinancings.

   As of June 30, 2006, Aames Investment, through its subsidiaries, originated loans in 44 states through its retail and wholesale channels. Aames Investment's retail channel had a network of 76 retail branch offices directly serving borrowers throughout the United States.

   The following tables show Aames Investment's total origination volume by retail and wholesale channels for each of the periods indicated (dollars in thousands):

                         Years Ended                  Six Months Ended                   Years Ended
                         December 31,                    December 31,                     June 30,
                    2005            2004            2004            2003            2004            2003
                ------------    ------------    ------------    ------------    ------------    ------------
Loans Funded:
Retail.........   $2,746,321      $2,421,525      $1,189,707      $1,168,675      $2,400,493      $1,795,447
Wholesale......    4,008,207       4,998,120       2,397,841       1,988,222       4,588,501       2,650,733
                ------------    ------------    ------------    ------------    ------------    ------------
Total..........   $6,754,528      $7,419,645      $3,587,548      $3,156,897      $6,988,994      $4,446,180
                ------------    ------------    ------------    ------------    ------------    ------------
% of Total:
Retail.........         40.7%           32.6%           33.2%           37.0%           34.3%           40.4%
Wholesale......         59.3%           67.4%           66.8%           63.0%           65.7%           59.6%
                ------------    ------------    ------------    ------------    ------------    ------------
Total..........        100.0%          100.0%          100.0%          100.0%          100.0%          100.0%
                ------------    ------------    ------------    ------------    ------------    ------------

                              Three Months Ended                      Six Months Ended
                                  June 31,                                June 30,
                    2006            2005            2006            2006            2005
                ------------    ------------    ------------    ------------    ------------
Loans Funded:
Retail ......       $763,979        $624,816        $746,131      $1,510,110      $1,141,374
Wholesale ...        431,291         972,198         819,393       1,250,684       1,817,256
                ------------    ------------    ------------    ------------    ------------
Total .......     $1,195,270      $1,597,014      $1,565,524      $2,760,794      $2,958,630
                ------------    ------------    ------------    ------------    ------------
% of Total:
Retail ......           63.9%           39.1%           47.7%           54.7%           38.6%
Wholesale ...           36.1%           60.9%           52.3%           45.3%           61.4%
                ------------    ------------    ------------    ------------    ------------
Total .......          100.0%          100.0%          100.0%          100.0%          100.0%
                ------------    ------------    ------------    ------------    ------------

   Aames Funding Corporation

   ACC acquired mortgage loans originated by its affiliate, Aames Funding. The following is a general summary of the underwriting guidelines of Aames Funding that apply to the mortgage loans purchased by ACC. This summary does not purport to be a complete description of the underwriting standards of Aames Funding. All mortgage loans were underwritten generally in accordance with underwriting guidelines developed by Aames Funding, as described below, subject to certain exceptions with respect to individual mortgage loans.

   Aames Funding's underwriting guidelines were designed to assess the borrower's creditworthiness and the adequacy of the real property as collateral for the loan. The borrower's creditworthiness was assessed by examination of a number of factors, including calculation of debt-to-income ratios, which is the sum of the borrower's monthly debt payments divided by the borrower's monthly income before taxes and other payroll deductions, an examination of the borrower's credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower's payment history with respect to existing mortgages, if any, on the property.

   Aames Funding's underwriting policy was to analyze the overall situation of the borrower and to take into account compensating factors that might be used to offset certain areas of weakness. These compensating factors included the borrower's history of payments on his prior mortgage, credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income. A critical function of Aames Funding's underwriting process was to identify the level of credit risk associated with each applicant for a mortgage loan. Aames Funding established six principal classifications, with respect to the credit profile of potential borrowers, and assigned a rating to each loan based upon these classifications. Aames Funding assigned credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. If an individual loan application did not meet Aames Funding's formal written underwriting guidelines, its underwriters could make underwriting exceptions up to certain limits within its formal exception policies and approval authorities. From time to time, Aames Funding may have applied underwriting criteria that were either more stringent or more flexible depending upon the economic conditions of a particular geographic market.

   Aames Funding obtained credit scores in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores were obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two-years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio or combined loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

   An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the loan-to-value ratios of the loan applied for and of all mortgages existing on the property, including the loan applied for the combined loan-to-value ratio, to the appraised value of the property at the time of origination. Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, Aames Funding makes mortgage loans to borrowers with credit histories or other factors that might disqualify them from consideration for a loan from traditional financial institutions. Aames Funding's underwriting guidelines for such credit-impaired borrowers may, in certain instances, allow for higher combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution, and at generally higher interest rates than the borrower could qualify for from a traditional financial institution.

   The underwriting of a mortgage loan to be originated or purchased by Aames Funding generally included a review of the completed loan package, which included the loan application, a current appraisal, a preliminary title report and a credit report. Aames Funding was required to approve all loan applications in accordance with its underwriting criteria. Aames Funding regularly reviewed its underwriting guidelines and made changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

   Aames Funding required title insurance coverage issued on an American Land Title Association (or similar) form of title insurance on all residential properties securing mortgage loans it originated. The originator and its assignees were generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protected Aames Funding against loss if the title or lien position is not as indicated. The applicant was also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

   Set forth below is a general description of the underwriting guidelines designed to provide an overview of the general credit considerations utilized by Aames Funding and is not intended to be a detailed explanation of all credit considerations analyzed by Aames Funding in underwriting loans.

   "Super Aim" Underwriting Guidelines.

   The Super Aim guidelines, which became effective October 1, 2003, required a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under the program. The Super Aim guidelines generally permitted a maximum debt-to-income ratio ("DTI") of 50% and required that the borrower not be more than 149 days delinquent on the existing mortgage. For full documentation or limited documentation loans with LTVs of 85% or less, the maximum DTI is 55%, and for loans with LTVs of greater than 95%, the maximum DTI is 45%. Interest-only loans, limited to the "A+", "A" and "A-" credit grades, had a generally higher minimum credit score of 580, and a maximum DTI of 50%. The following chart generally outlines the parameters of the credit grades of Aames Funding's Super Aim underwriting guidelines.

                                                                                              Credit Grade
                                                            ------------------------------------------------------------------------
                                                            "A+"              "A"               "A-"              "B"
---------------------------------------------------------   ---------------   ---------------   ---------------   ---------------
12 Month Mortgage History                                   0 x 30            1 x 30            3 x 30            1 x 60
Minimum Credit Score                                        500 (580 for      500 (580 for      500 (580 for      500
                                                            interest-only     interest-only     interest-only     (interest-only
                                                            loans)            loans)            loans)            not available)



BK/NOD/FC(1) Seasoning                                      24 months         24 months         24 months         18 months


Full Documentation Plus, Owner Occupied                     80%; 100% for     80%; 95% for      80%; 95% for      80%; 90% for
Max LTV                                                     credit score of   credit score of   credit score of   credit score of
                                                            620 or above      550 or above      550 or above      550 or above

Full Documentation, Owner ?Occupied Max LTV 80%; 95% for    80%; 95% for      80%; 95% for      80%; 90% for      75%; 85% for
                                                            credit score of   credit score of   credit score of   credit score of
                                                            580 or above      580 or above      580 or above      550 or above

Limited Documentation, Owner ?Occupied Max                  80%; 90% for      80%; 90% for      80%; 85% for      80%; 85% for
LTV                                                         credit score of   credit score of   credit score of   credit score of
                                                            550 and above     550 and above     550 and above     550 and above

Stated Income, Owner ?Occupied Max LTV                      80%; 90% for      80%; 90% for      75%; 80% for      75%; 80% for
                                                            credit score of   credit score of   credit score of   credit score of
                                                            580 or above      620 and above     525 and above     550 and above

                                                            ---------------------------------
                                                            "C"               "C-"
---------------------------------------------------------   ---------------   ---------------
12 Month Mortgage History                                   1 x 90            1 x 120
Minimum Credit Score                                        500               500
                                                            (interest-only    (interest-only
                                                            not available     not available
                                                            and 40/30 not     and 40/30 not
                                                            available)        available)

BK/NOD/FC(1) Seasoning                                      12 months         No
                                                                              current BK/NOD

Full Documentation Plus, Owner Occupied                     75%; 85% for      70%
Max LTV                                                     credit score of
                                                            550 or above

Full Documentation, Owner ?Occupied Max LTV 80%; 95% for    75%; 85% for      70%
                                                            credit score of
                                                            550 or above

Limited Documentation, Owner ?Occupied Max                  75%; 80% for      70%
LTV                                                         credit score of
                                                            550 and above

Stated Income, Owner ?Occupied Max LTV                      70%; 75% for      Not available
                                                            credit score of
                                                            550 or above

--------------------------

(1) Bankruptcy, notice of default and foreclosure

   Aames Funding's mortgage programs included several levels of documentation used to verify the borrower's income:

   Full Documentation Plus: The highest level of income documentation based upon S&P's full income documentation guidelines. Generally a stable, two-year history of the income was required. A wage-earner could document income by a verification of employment together with either of the following: the borrower's most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; or the borrower's most recent two-years IRS Form 1040's and a current pay-stub reflecting year-to-date income. A self-employed borrower could document income with the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year.

   Full Documentation: Generally a stable, one-year history of the income was required. A wage-earner could document income by a verification of employment together with any of the following: the borrower's most recent W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent IRS Form 1040's and a current pay-stub reflecting year-to-date income; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower could document income with either the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income.

   Limited Documentation: For borrowers who had less than a one-year history of stable income or who otherwise could not meet the requirements of the full documentation program. This program generally required two-years history in the same profession, together with 12-months business or commingled personal and business bank statements to support their qualifying income.

   Stated Income: The borrower's income used to qualify for the loan was taken from the borrower's signed application and had to be reasonable for the borrower's line of work or profession. All self-employed borrowers were required to provide satisfactory evidence of existence of the business and show a history of 2 years employment in the same profession on the loan application. In some cases, but not in all, the assets of the borrower were verified.

   Litigation Concerning Aames Investment Corporation and Its Affiliates

   In July 2005, Aames Investment Corporation was served with a putative class action complaint entitled Webb v. Aames Investment Corporation, et. al. brought in the United States District Court, Central District of California. In December 2005, Aames Investment Corporation was served with a putative class action complaint entitled Cooper v. Aames Investment Corporation, et. al. brought in the United States District Court, Eastern District of Wisconsin. These complaints allege violations of the Fair Credit Reporting Act (the "FCRA") in connection with prescreened offers of credit, which Aames Investment Corporation made to plaintiffs. Webb also alleges that Aames Investment Corporation's direct mail pieces failed to comply with the requirements of the FCRA that the required notice be clear and conspicuous. The plaintiffs seek to recover on behalf of themselves and others similarly situated compensatory and punitive damages and attorneys' fees. Aames Investment filed a motion to dismiss the clear and conspicuous claims in connection with Webb, which was ultimately denied by the Court on May 30, 2006, leaving this claim as to all direct mail sent prior to December 2004. Aames Investment Corporation also filed a motion to transfer Cooper to the Central District of California where Webb is pending, which was granted in March 2006, and the case was ultimately transferred on April 13, 2006. There have been no rulings on the merits of the plaintiffs' claims or the claims of the putative class in either matter and no class has been certified. Aames Investment Corporation intends to vigorously defend these matters but if a class is certified and prevails on the merits, the potential liability could have a material adverse affect on the business of Aames Investment Corporation, Aames Financial Corporation and Aames Capital Corporation. The outcome of these cases and the amount of liability, if any, cannot be determined at this time.

   On April 27, 2004, Aames Financial Corporation, a wholly-owned subsidiary of Aames Investment Corporation, and the parent of Aames Capital Corporation and Aames Funding Corporation, received a Civil Investigative Demand ("CID") from the Federal Trade Commission (the "FTC") that, although not alleging any wrongdoing, sought documents and data relating to Aames Financial Corporation's business and lending practices. The CID was issued pursuant to an April 8, 2004 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders and loan brokers to determine whether there have been violations of certain consumer protection laws. Aames Financial Corporation has cooperated and intends to continue to cooperate fully with the FTC in this investigation. Because the investigation is at an early stage, Aames Investment Corporation cannot predict the outcome of the investigation and its effect, if any, on Aames Investment Corporation, Aames Financial Corporation or Aames Capital Corporation.

   On September 7, 2004, Aames Financial Corporation received a Civil Investigative Demand and Notice to Proceed from the Office of the Attorney General of Iowa that, although not alleging any wrongdoing, sought documents and data relating to Aames Financial Corporation's business and lending practices in Iowa. Aames Financial Corporation has cooperated and intends to continue to cooperate fully with the Office of the Attorney General of Iowa in this investigation. Because the investigation is at an early stage, Aames Investment Corporation cannot predict the outcome of the investigation and its effect, if any on Aames Financial Corporation's business in Iowa or on Aames Investment Corporation or Aames Capital Corporation. None of the Mortgage Loans are secured by mortgaged properties located in Iowa.

   In the ordinary course of their business, Aames Investment Corporation and its subsidiaries are subject to various claims made against them arising from, among other things, their loan origination and collection efforts, trade practices and alleged violations of the various federal and state laws and regulations applicable to their business, such as consumer protection laws and employment laws. Aames Investment Corporation believes that the resolution of any of these pending incidental claims is not likely to have a material adverse effect on its consolidated financial position and results of operations.

                                  THE SERVICERS

General

   The mortgage loans will be serviced by Litton Loan Servicing LP ("Litton") and Avelo Mortgage, L.L.C. ("Avelo"). Avelo will act as servicer for approximately 59.62% of the mortgage loans and Litton will act as servicer for approximately 40.38% of the mortgage loans (except for the period beginning on the closing date and scheduled to end by November 2006, during which periods various servicers will act as interim servicers for approximately 28.77% of the mortgage loans prior to the transfer of servicing to Litton or Avelo). Avelo is an affiliate through common parent ownership of the depositor, the sponsor, the swap provider and the underwriter.

   Each servicer will service the related mortgage loans in accordance with the pooling and servicing agreement.

Litton Loan Servicing LP

   Litton provided the information set forth under this subheading "--Litton Loan Servicing LP."

   General

   Litton, a Delaware limited partnership and a subsidiary of Credit-Based Asset Servicing and Securitization LLC ("C-BASS"), will act as the servicer of certain of the mortgage loans pursuant to the pooling and servicing agreement. Litton was formed in December 1996 and has been servicing mortgage loans since such time. As of June 30, 2006, Litton employed approximately 975 individuals. The main office of Litton is located at 4828 Loop Central Drive, Houston, Texas 77081. Litton is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $52.32 billion as of June 30, 2006. Most of the mortgage loans in Litton's servicing portfolio are either subprime mortgage loans or subperforming mortgage loans. Litton is servicing in excess of 200 securitizations for C-BASS and various third parties.

   Fitch assigned Litton its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in August 2005. The rating is based on Litton's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects Litton's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

   In January 2001, Fitch assigned Litton its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in August 2005. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on Litton's loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on Litton's focus on early collection and loss mitigation.

   In March 2001, Moody's Investors Service, Inc. assigned Litton its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2005. The rating is based on Litton's ability as a servicer and the stability of its servicing operations.

   In April 2001, S&P raised Litton's ranking from "Above Average" to "Strong" for both its residential special and subprime servicing categories and reaffirmed that rating in March 2006. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on Litton's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

   As of the date of this prospectus supplement, each of the ratings described above remains in effect with respect to Litton.

   From time to time Litton may acquire servicing portfolios from third parties which acquisitions may be significant in relation to Litton's current portfolio. Litton does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the pooling and servicing agreement.

   On December 1, 2004, Litton and C-BASS closed a transaction with The Provident Bank, pursuant to which Litton acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with C-BASS's acquisition of residual mortgage-backed securities relating to certain of such loans.

   Once Litton starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. Litton's collections strategy enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. Litton's servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of Litton as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

   Litton utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, Litton first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan's specified period. However, if a long-term issue exists, the mortgage loan is referred to Litton's loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the mortgage interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the pooling and servicing agreement, Litton may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in Litton's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the mortgagor either does not want to make or does not have the ability to make monthly payments on the mortgage loan, Litton will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the mortgagor in liquidating the mortgaged property while decreasing Litton's liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. Litton has a default processing in-source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of Litton's management personnel.

   For its mortgage loans with escrows, Litton provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. Litton conducts the initial and annual escrow analysis functions internally; Litton monitors escrow activities on an ongoing basis.

   Litton does not, in general, have custodial responsibility with respect to the mortgage loans.

   There have been no material changes to Litton's servicing policies and procedures during the past three years. During such time, Litton also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger, has not failed to make any required advance with respect to any issuance of residential mortgage backed securities and has not disclosed material noncompliance with the servicing criteria applicable to any such securitization.

   Litton will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans consistent with the pooling and servicing agreement and current market standards. Upon receipt of collections on the mortgage loans and prior to the deposit of such collections into the segregated collections account established for the related transaction, Litton deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. Litton transfers collections to the appropriate segregated collection account within two business days of determining the proper cash application after receipt of such funds.

   The size and changes in Litton's portfolio of assets for the periods indicated below are as follows:

                                 As of June 30, 2006                   As of December 31, 2005
                         ------------------------------------    ------------------------------------
                                                      % by                                    % by
                          No of      Principal      Principal     No of      Principal      Principal
                          Loans       Balance        Balance      Loans       Balance        Balance
----------------------   -------   --------------   ---------    -------   --------------   ---------
Type of Servicing
Primary Servicing.....   259,623   37,625,899,737          72%   243,346   32,911,023,641          76%
Subservicing..........
  C-BASS..............    25,092    1,979,835,130           4%    15,067    2,368,518,628           6%
  Others..............    23,258    3,039,794,455           6%    28,466    3,768,687,264           9%
Special Servicing.....     9,336    1,190,099,347           2%     5,373      683,162,380           2%
Interim Servicing.....    51,440    8,480,506,430          16%    21,686    3,326,533,188           8%
----------------------   -------   --------------   ---------    -------   --------------   ---------
Total Servicing.......   368,749   52,316,135,099         100%   313,938   43,057,925,101         100%
                               As of December 31, 2004
                         ------------------------------------
                                                      % by
                          No of      Principal      Principal
                          Loans       Balance        Balance
----------------------   -------   --------------   ---------
Type of Servicing
Primary Servicing.....   228,153   25,581,625,067          76%
Subservicing..........
  C-BASS..............    13,531    1,705,076,141           5%
  Others..............    38,936    5,071,507,869          15%
Special Servicing.....     4,646      606,342,132           2%
Interim Servicing.....     5,198      715,697,251           2%
----------------------   -------   --------------   ---------
Total Servicing.......   290,464   33,680,248,459         100%

Avelo Mortgage, L.L.C.

   Avelo provided the information under this subheading "--Avelo Mortgage, L.L.C."

   History

   Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE: GS). Avelo is an affiliate of the depositor, the sponsor and the swap provider under the interest rate swap agreement. Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

   Experience and Procedures of Avelo

   Currently, Avelo's servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second-lien conventional mortgage loans. Avelo's servicing system, REALServicing, is able to service virtually any type of mortgage loan product. In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

   The REALServicing system is Avelo's core loan servicing system. It provides loan level detail of the mortgage accounts and interacts with all of Avelo's related systems such as its customer service interactive voice response unit and customer service website.

   All mortgage loans are serviced according to Avelo's life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans. The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers. Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers;
(iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online. Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. This contact is tailored to reflect the borrower's payment habits, loan risk profile, and loan status.

   Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs. Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

   During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower.

The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

   A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process. Avelo's goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

   Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws. The foreclosure process and local counsel are monitored for compliance and performance. Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

   Size, Composition and Growth of Avelo's Portfolio of Serviced Assets

   Currently, Avelo's servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second-lien conventional mortgage loans. Avelo's servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then. As of September 30, 2006, Avelo is servicing approximately $5,062,591,709 of mortgage loans.

   Avelo Rating Information

   Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody's. In addition, Avelo is approved as a servicer for Fannie Mae and Freddie Mac.

   Changes to Avelo's Policies and Procedures

   Avelo has formulated and will continue to update its servicer policies and procedures. Avelo's servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

                               THE MASTER SERVICER

General

   Wells Fargo Bank, N.A. will act as the master servicer for the mortgage loans pursuant to the terms of the pooling and servicing agreement.

   The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of the pooling and servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the pooling and servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

                                   THE SPONSOR

   The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC"). GSMC is the parent of the depositor and an affiliate, through common parent ownership, of the underwriter, the swap provider and Avelo.

   GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

   GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

   As of June 30, 2006, GSMC has sponsored the securitization of approximately $130,000,000,000 of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, second-lien, home equity lines of credit, "scratch and dent," re-performing and seasoned loans, among others.

   GSMC acquires residential mortgage loans in two contexts:

      (1) through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

      (2)   through conduit purchases.

   Prior to acquiring any residential mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the mortgage loan due diligence will depend on the credit quality of the mortgage loans.

   The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to state and federal predatory lending and high cost lending laws, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

   Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

   GSMC has been the sponsor of securitizations backed by subprime mortgage loans since 2002. The following table describes the approximate initial principal amount of loans securitized in subprime mortgage loan securitizations sponsored by GSMC since 2002.

                             Approximate Initial Principal
                      Year    Amount of Loans Securitized
                      ----   -----------------------------
                      2002            $4.4 billion
                      2003            $2.1 billion
                      2004            $9.7 billion
                      2005           $14.5 billion

                             STATIC POOL INFORMATION

   Information concerning the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo/. On this website, listed under the heading "Subprime," there is a link entitled "GSAMP 2006-HE7" where you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

   In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004,
Attention: Jennifer Cohen, telephone number (212) 357-2280.

   In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the depositor's registration statement.

                                  THE DEPOSITOR

   The depositor is GS Mortgage Securities Corp., a Delaware corporation. The depositor is a wholly-owned subsidiary of the sponsor, GSMC, and is an affiliate, through common parent ownership, of the underwriter, the swap provider and Avelo. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

   The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will obtain the mortgage loans from the sponsor, and may also assign to the trustee certain rights of the sponsor with respect to the mortgage loans. See "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement. In addition, after the issuance of the certificates, the depositor will have certain limited obligations, which includes, without limitation, appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

                               THE ISSUING ENTITY

   GSAMP Trust 2006-HE7, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

                          THE SECURITIES ADMINISTRATOR

   Wells Fargo will act as securities administrator under the pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees, as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

   Under the terms of the pooling and servicing agreement, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as securities administrator with respect to more than $884,773,136,436 of outstanding residential mortgage-backed securities.

   Wells Fargo serves or has served within the past two years as mortgage loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                   THE TRUSTEE

   LaSalle Bank National Association will be the trustee under the pooling and servicing agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 460 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2006, LaSalle serves as trustee or paying agent on over 385 residential mortgage-backed security transactions The depositor, the servicers and other parties to the transaction may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services
- GSAMP 2006-HE7 or at such other address as the trustee may designate from time to time.

                                 THE CUSTODIANS

   Deutsche Bank National Trust Company, a national banking association, will act as a custodian with respect to 60.72% of the mortgage loans, U.S. Bank National Association, a national banking association, will act as a custodian with respect to 37.57% of the mortgage loans and The Bank of New York, a national banking association, will act as a custodian with respect to 1.71% of the mortgage loans.

   The office of Deutsche Bank National Trust Company is located at 1761 East St. Andrew Place, Santa Ana, California 92705 4934, and its telephone number is
(714) 247 6000.

   The principal executive office of U.S. Bank is located at U.S. Bancorp Center, 800 Nicolett Mall, Minneapolis, Minnesota 55402, and its telephone number is (651) 695-6105.

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   The principal executive office of The Bank of New York is located at 2220
Chemsearch Boulevard, Suite 150, Irving, Texas 75062, and its telephone number is (972) 785-5274.

   Each custodian will act as a custodian of the applicable mortgage loan files pursuant to the pooling and servicing agreement. Each custodian will be responsible to hold and safeguard the applicable mortgage notes and other contents of the applicable mortgage files on behalf of the certificateholders. Each custodian segregates the applicable mortgage files for which it acts as custodian by boarding each applicable mortgage file in an electronic tracking system, which identifies the owner of the mortgage file and the mortgage file's specific location in the applicable custodian's vault.

   For information, with respect to each custodian's liability under the pooling and servicing agreement and any indemnification that the custodian will be entitled to from the trust, see "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicers, the Securities Administrator, the Custodians and the Trustee" in this prospectus supplement.

                         INTEREST RATE SWAP COUNTERPARTY

   The swap agreement will be provided by Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership (the "Swap Provider"). The Swap Provider is primarily engaged in the business of dealing in derivative instruments. The Swap Provider has a counterparty rating of "Aaa" from Moody's Investors Service, Inc. and a credit rating of "AAA" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Swap Provider is an affiliate of the sponsor, the depositor and the underwriter.

                         DESCRIPTION OF THE CERTIFICATES

General

   On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in twenty-one classes--the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class R, Class RC, Class RX, Class P and Class X certificates. Only the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class R, Class RC and Class RX certificates (collectively, the "Offered Certificates") will be offered under this prospectus supplement. The Class M-1, Class M-2 and Class M-3 certificates are referred to as the "Sequential Class M Certificates" in this prospectus supplement. The Class R, Class RC and Class RX certificates are referred to as the "Residual Certificates" in this prospectus supplement. The Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 certificates and the Offered Certificates, other than the Residual Certificates, are referred to as the "LIBOR Certificates" in this prospectus supplement. The Offered Certificates that are LIBOR Certificates are referred to as "Offered LIBOR Certificates" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

   The trust fund will consist of:

   o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

   o such assets as from time to time are identified as REO property and related collections and proceeds;

   o assets that are deposited in the accounts described in this prospectus supplement and invested in accordance with the pooling and servicing agreement; and

   o  an interest rate swap agreement.

   The LIBOR Certificates will be issued and available only in book-entry form, in minimum denominations of $25,000 initial principal amount and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000. The Residual Certificates will be issued and available only in definitive form, in minimum denominations of $50. For information regarding the issuance of certificates in book-entry form, see "--Book-Entry Registration" below.

   Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Residual Certificates will not be entitled to any voting rights. The Class X and Class P certificates will initially be held by the underwriter.

   The Class A-1 certificates will generally represent interests in the group I mortgage loans and the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates will generally represent an interest in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class R, Class RC and Class RX certificates will represent interests in all of the mortgage loans in the trust fund.

   The following chart illustrates generally the distribution priorities and the subordination features applicable to the certificates.

              |  Class A-1             Class A-2A     ^
              |                        Class A-2B     |
              |                        Class A-2C     |
              |                        Class A-2D     |
              |---------------------------------------|
Accrued       |               Class M-1               |     Losses
certificate   |               Class M-2               |
interest,     |               Class M-3               |
then          |               Class M-4               |
principal     |               Class M-5               |
              |               Class M-6               |
              |               Class M-7               |
              |               Class M-8               |
              |               Class M-9               |
              |               Class B-1               |
              |               Class B-2               |
              v               Class X                 |

Book-Entry Registration

   The LIBOR Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

   The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance or notional amount of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

   The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

   Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the securities administrator, or a paying agent on behalf of the securities administrator, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the securities administrator, the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

   Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

   Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the LIBOR Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the LIBOR Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

   Distributions on the book-entry certificates will be made on each Distribution Date by the securities administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

   Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the securities administrator to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

   Monthly and annual reports on the trust made available by the securities administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

   DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

   None of the trust, the depositor, the servicers, the master servicer, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration" in the prospectus.

   See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

   The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the securities administrator or the depositor is unable to locate a qualified successor or (b) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

   Upon the occurrence of any event described in the immediately preceding paragraph, DTC or the securities administrator, as applicable, will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the securities administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the securities administrator, or a paying agent on behalf of the securities administrator, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

   Definitive certificates will be transferable and exchangeable at the offices of the securities administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the securities administrator designates its office located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the securities administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

   Pursuant to certain mortgage loan purchase and warranties agreements, the original loan sellers sold mortgage loans, without recourse, to GSMC. GSMC will sell and convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, GSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

   In connection with the sale, transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered to the applicable custodian, on or before the closing date, the following documents with respect to each mortgage loan which documents constitute the mortgage file:

      (a) the original mortgage note, with all riders, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee (except for no more than 1.00% of the mortgage loans for which there is a lost note affidavit and a copy of the mortgage note);

      (b) the original of any guarantee executed in connection with the mortgage note;

      (c) the related original mortgage, with all riders, and evidence of its recording or, in certain circumstances, (i) a copy of the mortgage certified by the title company, escrow agent or closing attorney stating that such mortgage has been dispatched for recordation and the original recorded mortgage or a copy of such mortgage certified by the appropriate public recording office will be promptly delivered upon receipt by the applicable original loan seller, or (ii) a copy of the mortgage certified by the appropriate public recording office to be a true and complete copy of the recorded original;

      (d) except with respect to each MERS Designated Mortgage Loan, the originals of all intervening mortgage assignment(s), showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee or, in certain limited circumstances, (i) a copy of the intervening mortgage assignment or certified by the title company, escrow agent or closing attorney stating that such intervening mortgage assignment has been dispatched for recordation and the original intervening mortgage assignment or a copy of such intervening mortgage assignment certified by the appropriate public recording office will be promptly delivered upon receipt by the applicable original loan seller, or
   (ii) a copy of the intervening mortgage assignment certified by the appropriate public recording office to be a true and complete copy of the recorded original;

      (e) except with respect to each MERS Designated Mortgage Loan, the original mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

      (f) originals of all assumption, modification, consolidation and extension agreements, if any, with evidence of recording on them;

      (g) an original title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

      (h) the original (or a copy of) any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage.

   Pursuant to the pooling and servicing agreement, each custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to the applicable mortgage loans, with any exceptions noted. Each custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file required to be held by it within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan delivered to the applicable custodian or the trustee, within thirty days after the receipt of the mortgage file by the applicable custodian, - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

   o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

   o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

   o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

   o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

   If the applicable custodian during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the applicable custodian is required to promptly so notify GSMC, the applicable servicer and the depositor in writing. GSMC will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the applicable custodian or the trustee, as applicable. If, however, within 180 days after the earlier of either discovery by or notice to GSMC of such defect, GSMC has not caused the defect to be remedied, GSMC will be required to purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of repurchase, plus all related accrued and unpaid interest at the applicable interest rate, plus the amount of any outstanding advances owed to and reasonably incurred by the applicable servicer, plus all costs and expenses reasonably incurred by the applicable servicer or the trustee in connection with the mortgage loan or such repurchase and any costs and damages incurred by the trust in connection with any violation by the related mortgage loan of any predatory or abusive lending law. In any case, the purchase price

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shall be deposited in the distribution account on the next succeeding Servicer
Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan or, with respect to any mortgage loan, GSMC (only within two years of the closing date) may substitute in lieu of such mortgage loan a Substitute Mortgage Loan and, if applicable, remit to the applicable servicer any Substitution Adjustment Amount. The obligations of GSMC to cure that defect or to substitute or repurchase the applicable mortgage loan for that defect will constitute the sole remedies respecting that defect available to the holders of the certificates, the depositor, the servicers and the custodians.

Representations and Warranties Relating to the Mortgage Loans

   Pursuant to a representations and warranties agreement (the "Representations Agreement"), GSMC will make certain representations and warranties with respect to each mortgage loan as of the closing date, other than the Aames mortgage loans, the NovaStar mortgage loans and mortgage loans originated by one of the loan sellers that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust. Pursuant to a mortgage loan purchase and warranties agreement and an assignment, assumption and recognition agreement (collectively, the "Aames Agreements"), Aames will make certain representations and warranties with respect to each Aames mortgage loan as of the applicable Original Sale Date. Pursuant to a mortgage loan purchase and warranties agreement and an assignment, assumption and recognition agreement (collectively, the "Bulk Seller Agreements"), one of the loan sellers that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust will make certain representations and warranties with respect to each of its mortgage loans as of the closing date or the servicing transfer date, as applicable. Pursuant to a mortgage loan purchase and warranties agreement and an assignment, assumption and recognition agreement (collectively, the "NovaStar Agreements"), NovaStar will make certain representations and warranties with respect to each NovaStar mortgage loan as of the closing date. The representations and warranties made by GSMC, Aames, NovaStar and such loan seller include, but are not limited to:

            (1) Except with respect to the Delinquent mortgage loans described under "The Mortgage Pool--The Mortgage Loans" in this prospectus supplement, no payment required under the mortgage loan is one-month or more Delinquent;

            (2) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to such mortgage note or mortgage. To the best knowledge of the representing party, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

            (3) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire or hazards of extended coverage;

            (4) The mortgage loan at origination complied in all respects with all applicable federal, state and local laws;

            (5) The mortgage is a valid, subsisting and enforceable first or second (as applicable) lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all additions, alterations and replacements made at any time with respect to the related mortgaged property. The lien of the mortgage is subject only to:

                  (A) the first-lien, in case of second-lien mortgage loan;

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                  (B) the lien of current real property taxes and assessments not yet due and payable;

                  (C) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

                  (D) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

            (6) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment charges or penalties), except as limited by bankruptcy, insolvency or other similar laws affecting creditor's rights. To the best knowledge of the representing party, all parties to the mortgage note, the mortgage and any such other agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such other agreement, and the mortgage note, the mortgage and any such other agreement have been duly and properly executed by such person;

            (7) The mortgage loan is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of policy;

            (8) Except as otherwise set forth in paragraph (1) above with respect to certain Delinquent mortgage loans, other than a mortgage loan which is due but not yet Delinquent, there is no default, breach, violation or event which would permit acceleration under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the representing party nor its affiliates or any of its respective predecessors have waived any default, breach, violation or event which would permit acceleration. With respect to each second-lien mortgage loan,
      (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the prior mortgage, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second-lien mortgage loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

            (9) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

            (10) There is no proceeding pending or, to the representing party's knowledge, as applicable, threatened for the total or partial condemnation of the mortgaged property, and the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

            (11) No mortgage loan is (i) covered by the provisions of the Homeownership and Equity Protection Act of 1994 or (ii) in violation of, or classified as a "high cost," "threshold,"

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      "covered" (excluding home loans defined as "covered home loans" in the New
      Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004) or "predatory" loan under, any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

            (12) No mortgage loan originated on or after October 1, 2002 imposes a prepayment premium for a term in excess of three years after its origination, unless such mortgage loan was modified to reduce the prepayment period to no more than three years from the date of the mortgage note and the mortgagor was notified in writing of such reduction in prepayment premium period. No mortgage loan originated prior to October 1, 2002, imposes a prepayment premium for a term in excess of five years after its origination;

            (13) No mortgage loan subject to the Georgia Fair Lending Act and secured by property located in the state of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003;

            (14) In connection with the origination of each mortgage loan, no proceeds from any mortgage loan were used to finance a single-premium credit-life insurance policy;

            (15) The applicable original loan seller has reported or caused to be reported in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) in its mortgagor credit files to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis; and

            (16) With respect to any mortgage loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan.

   In addition, GSMC will represent and warrant that none of the group I mortgage loans has a prepayment penalty period in excess of three years.

   Pursuant to the Representations Agreement, the Aames Agreements, the Bulk Seller Agreements or the NovaStar Agreements, as applicable, upon the discovery by the applicable representing party, a servicer, the master servicer, the securities administrator, the depositor, the custodians or the trustee that any of the representations and warranties contained in the Representations Agreement, the Aames Agreements, the Bulk Seller Agreements or the NovaStar Agreements, as applicable, have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan, were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the Representations Agreement, the Aames Agreements, the Bulk Seller Agreements or the NovaStar Agreements, as applicable, within 90 days of the earlier to occur of the applicable representing party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan, the applicable representing party will be required to:

   o  promptly cure such breach in all material respects,

   o within two years of the closing date, remove each mortgage loan which has given rise to the requirement for action by the representing party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest, of the replaced mortgage loans as of the date of substitution, deliver to the depositor the amount of such shortfall (the "Substitution Adjustment Amount"), or

   o repurchase such mortgage loan at a repurchase price equal to the outstanding principal balance of such mortgage loan as of the date of repurchase, plus all related accrued and unpaid interest

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      at the applicable interest rate, plus the amount of any outstanding advances owed to and reasonably incurred by any servicer, plus all costs and expenses reasonably incurred by the applicable servicer or the trustee in connection with the mortgage loan or such repurchase and any costs and damages incurred by the trust in connection with any violation by the related mortgage loan of any predatory or abusive lending law.

   Each of the applicable mortgage loan purchase and warranties agreements and its related trade confirmation letter requires the applicable original loan seller to repurchase any mortgage loan where the mortgagor fails to make its first and second payment after the applicable Original Sale Date. It is possible that a mortgagor with respect to a mortgage loan transferred to the trust might have failed to make one of his or her first two payments (or just the first payment in the case of one of the loan sellers that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust or a NovaStar mortgage loan) after the applicable Original Sale Date. In that circumstance, the trust, at its option but with the depositor's consent, may direct GSMC to repurchase such mortgage loans from the trust. The repurchase price payable to the trust will generally be the same as the repurchase price described above for breaches of representations and warranties.

   Notwithstanding the foregoing, pursuant to the terms of the Representations Agreement, the Aames Agreements, the Bulk Seller Agreements or the NovaStar Agreements, as applicable, in the event of discovery by GSMC or any party to the pooling and servicing agreement (a) that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the Representations Agreement, the Aames Agreements, the Bulk Seller Agreements or the NovaStar Agreements, as applicable, or (b) of a breach of the representations and warranties listed as number (11), (12), (13), (14), (15) or
(16) in the third preceding full paragraph, the applicable representing party will be required to repurchase the related mortgage loan at the applicable repurchase price within 60 days of such discovery or receipt of notice. The repurchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

   In addition, each of Aames, NovaStar or such loan seller that individually sold mortgage loans comprising less than 10% of the total mortgage loans in the trust, as applicable, is obligated to indemnify the depositor, each servicer, the master servicer, the securities administrator and the trustee for any third party claims arising out of a breach of representations or warranties it has made regarding its respective mortgage loans. The obligations of Aames, NovaStar or such loan seller, as applicable, to cure such breach, purchase or substitute any applicable mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the depositor, the master servicer, the securities administrator, the servicers and the trustee.

   The obligations of GSMC to cure such breach or to substitute or repurchase the applicable mortgage loan will constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the depositor, the servicers, the custodians, the master servicer, the securities administrator and the trustee.

Payments on the Mortgage Loans

   The pooling and servicing agreement provides that each servicer is required to establish and maintain a separate collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

   Each servicer is obligated to deposit or cause to be deposited in the collection account generally within two business days after receipt, amounts representing the following payments and other collections

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received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

   o all payments on account of principal, including prepayments of principal on the mortgage loans;

   o all payments on account of interest, net of the servicing fee, on the mortgage loans;

   o  all Liquidation Proceeds;

   o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds or Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

   o  all Substitution Adjustment Amounts for Substitute Mortgage Loans;

   o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

   o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

   The servicers are not permitted to commingle funds in the collection account with any other funds or assets.

   The securities administrator, as paying agent for the benefit of the certificateholders, will be obligated to set up a distribution account with respect to the certificates into which the master servicer, upon receipt from the servicers, will be required to deposit or cause to be deposited the funds required to be remitted by the servicers on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the master servicer to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

   The funds required to be remitted by each servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

   o all collections of scheduled principal and interest on the mortgage loans received by the applicable servicer on or prior to the related Determination Date;

   o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the applicable servicer during the related Prepayment Period;

   o all P&I Advances made by the applicable servicer with respect to payments due to be received on the mortgage loans on the related due date;

   o amounts of Compensating Interest required to be deposited in connection with principal prepayments that are received during the prior calendar month, as described under "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement; and

   o any other amounts required to be placed in the collection account by the applicable servicer pursuant to the pooling and servicing agreement,

   but excluding the following:

      (a) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

      (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

      (c) amounts representing prior advances by the servicer that are reimbursed to the servicer in connection with the modification of a mortgage loan;

      (d) for such Servicer Remittance Date, the aggregate servicing fee;

      (e) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

      (f) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

      (g) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

      (h) certain other amounts which are reimbursable to the depositor or the applicable servicer, as provided in the pooling and servicing agreement;

      (i) all funds inadvertently placed in the collection account by the applicable servicer; and

      (j) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

   The amounts described in clauses (a) through (i) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Administration Fees

   As described under the definition of "Available Funds" included in the "Glossary of Terms" in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee and the master servicer fee payable on each mortgage loan. On each distribution date, the servicers and the master servicer will be entitled to their fee prior to the certificateholders receiving any distributions. The servicing fee and the master servicer fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the servicing fee rate or the master servicer fee rate, as applicable, on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period, or as of the cut-off date, in the case of the first Distribution Date. The following table identifies the per annum fee rate applicable in calculating the servicing fee and the master servicer fee.

               Fee                   Per Annum Fee Rate
               -------------------   ---------------------------
               Servicing Fee         0.50%
               Master Servicer Fee   less than or equal to 0.01%

   The securities administrator will be entitled to retain any net interest or other income earned on deposits in the distribution account, and the securities administrator will pay the trustee and each custodian their respective fees from the securities administrator's own funds.

   In addition to the servicing fee and the master servicer fee, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the servicers, the custodians, the master servicer, the securities administrator or the trustee, as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicers, the Securities Administrator, the Custodians and the Trustee" in this prospectus supplement, and reimbursements for certain unanticipated expenses borne by the depositor, the

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servicers, the custodians, the master servicer, the securities administrator or the trustee, as described in this prospectus supplement and the accompanying prospectus.

Distributions

   Distributions on the certificates will be required to be made by the securities administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in November 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered on the related Record Date.

   Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the securities administrator or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the securities administrator designated from time to time for those purposes. Initially, the securities administrator designates the offices of its agent located Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes.

Calculation of Interest and Principal

   For any Distribution Date, the "Pass-Through Rate" for each class of LIBOR Certificates will be a per annum rate as set forth below:

      (a) for the Class A-1 certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate), then in effect on the beginning of the related Due Period and (B) Net Swap Receipts, if any, less Net Swap Payments, if any, for that Distribution Date, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period, multiplied by 12 (referred to as the "Loan Group I Cap") and (3) the WAC Cap;

      (b) for each of the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and (B Net Swap Receipts, if any, less Net Swap Payments, if any, for that Distribution Date, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period, multiplied by 12 (referred to as the "Loan Group II Cap") and (3) the WAC Cap; and

      (c) for each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, and (2) the WAC Cap.

   The "WAC Cap" for any Distribution Date will be a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the mortgage loans (in each case, less the Expense Fee Rate) in effect at the beginning of the related Due Period on the mortgage loans, and
(B) Net Swap Receipts, if any, less Net Swap Payments, if any, for that Distribution Date, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period, multiplied by 12.

   The fixed margin for each class of LIBOR Certificates is as follows: Class A-1, [___]%; Class A-2A, [___]%; Class A-2B, [___]%; Class A-2C, [___]%; Class
A-2D, [___]%; Class M-1, [___]%; Class M-2,

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[___]%; Class M-3, [___]%; Class M-4, [___]%; Class M-5, [___]%; Class M-6,
[___]%; Class M-7, [___]%; Class M-8, [___]%; Class M-9, [___]%; Class B-1,
[___]%; and Class B-2, [___]%. On the Distribution Date immediately following the initial Distribution Date on which Avelo Mortgage, L.L.C. has the option to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean up Call" in this prospectus supplement and each Distribution Date thereafter, the fixed margin for each class of LIBOR Certificates will increase to the following: Class A-1, [___]%; Class A-2A, [___]%; Class A-2B, [___]%; Class A-2C, [___]%; Class A-2D, [___]%; Class M-1,
[___]%; Class M-2, [___]%; Class M-3, [___]%; Class M-4, [___]%; Class M-5,
[___]%; Class M-6, [___]%; Class M-7, [___]%; Class M-8, [___]%; Class M-9,
[___]%; Class B-1, [___]%; and Class B-2, [___]%.

   On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

   Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payments, Net Swap Receipts or Swap Termination Payments will be allocated between loan groups based on the respective aggregate Stated Principal Balance of the mortgage loans in each loan group.

Priority of Distributions and Allocation of Losses

  On each Distribution Date, the securities administrator will be required to make the disbursements and transfers specified below from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

      Step 1

      (i) to the holders of each class of LIBOR Certificates and to the Supplemental Interest Trust in the following order of priority:

         (a) to the Supplemental Interest Trust, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

         (b) concurrently, (1) from Interest Remittance Amount related to the group I mortgage loans to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for the Class A-1 certificates; and (2) from Interest Remittance Amount related to the group II mortgage loans, pro rata (based on the accrued and unpaid interest distributable to the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates) to the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates; provided, that if the Interest Remittance Amount for either group of mortgage loans is insufficient to make the related payments set forth clause (1) or (2) above, any Interest Remittance Amount relating to the other group of mortgage loans remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

         (c) from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class;

         (d) from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class;

         (e) from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class;

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         (f) from any remaining Interest Remittance Amounts, to the Class M-4 certificates, the Accrued Certificate Interest for that class;

         (g) from any remaining Interest Remittance Amounts, to the Class M-5 certificates, the Accrued Certificate Interest for that class;

         (h) from any remaining Interest Remittance Amounts, to the Class M-6 certificates, the Accrued Certificate Interest for that class;

         (i) from any remaining Interest Remittance Amounts, to the Class M-7 certificates, the Accrued Certificate Interest for that class;

         (j) from any remaining Interest Remittance Amounts, to the Class M-8 certificates, the Accrued Certificate Interest for that class;

         (k) from any remaining Interest Remittance Amounts, to the Class M-9 certificates, the Accrued Certificate Interest for that class;

         (l) from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class; and

         (m) from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class;

   Step 2

      (ii) (A) on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

         (a) sequentially:

            (x) concurrently, to the Class R, Class RC and Class RX certificates, pro rata, until their respective Class Certificate Balances have been reduced to zero, and

            (y) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

         (b) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

         (B) on each Distribution Date (a) on or after the Stepdown Date and (b) so long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

         (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below, until their respective Class Certificate Balances are reduced to zero;

         (b) to the Sequential Class M Certificates, allocated sequentially, first to the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class M-3 certificates, in each case until their respective Class Certificate Balances have been reduced to zero, the lesser of (x) the excess of (i) the Principal Distribution Amount over
      (ii) the amount distributed to the Class A certificates in clause
      (ii)(B)(a) above, and (y) the Sequential Class M Principal Distribution Amount;

         (c) to the Class M-4 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above and to the Sequential Class M Certificates in clause (ii)(B)(b) above, and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

         (d) to the Class M-5 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above and to the Class M-4 certificates in clause (ii)(B)(c) above, and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

         (e) to the Class M-6 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 certificates in clause (ii)(B)(c) above and to the Class M-5 certificates in clause
      (ii)(B)(d) above, and (y) the Class M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

         (f) to the Class M-7 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 certificates in clause (ii)(B)(c) above, to the Class M-5 certificates in clause
      (ii)(B)(d) above and to the Class M-6 certificates in clause (ii)(B)(e) above, and (y) the Class M-7 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

         (g) to the Class M-8 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 certificates in clause (ii)(B)(c) above, to the Class M-5 certificates in clause
      (ii)(B)(d) above, to the Class M-6 certificates in clause (ii)(B)(e) above and to the Class M-7 certificates in clause (ii)(B)(f) above, and (y) the Class M-8 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

         (h) to the Class M-9 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 certificates in clause (ii)(B)(c) above, to the Class M-5 certificates in clause
      (ii)(B)(d) above, to the Class M-6 certificates in clause (ii)(B)(e) above, to the Class M-7 certificates in clause (ii)(B)(f) above and to the Class M-8 certificates in clause (ii)(B)(g) above, and (y) the Class M-9 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

         (i) to the Class B-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 certificates in clause (ii)(B)(c) above, to the Class M-5 certificates in clause
      (ii)(B)(d) above, to the Class M-6 certificates in clause (ii)(B)(e) above, to the Class M-7 certificates in clause (ii)(B)(f) above, to the Class M-8 certificates in clause (ii)(B)(g) above and to the Class M-9 certificates in clause (ii)(B)(h) above, and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

         (j) to the Class B-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 certificates in clause (ii)(B)(c) above, to the Class M-5 certificates in clause
      (ii)(B)(d) above, to the Class M-6 certificates in clause (ii)(B)(e) above, to the Class M-7 certificates in clause (ii)(B)(f) above, to the Class M-8 certificates in clause (ii)(B)(g) above, to the Class M-9 certificates in clause (ii)(B)(h) above and to the Class B-1 certificates in clause (ii)(B)(i) above, and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

   Step 3

      (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority:

         (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

         (b) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

         (c) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

         (d) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

         (e) to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

         (f) to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;

         (g) to the holders of the Class M-7 certificates, any Unpaid Interest Amount for that class;

         (h) to the holders of the Class M-8 certificates, any Unpaid Interest Amount for that class;

         (i) to the holders of the Class M-9 certificates, any Unpaid Interest Amount for that class;

         (j) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

         (k) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

         (l) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

         (m) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

         (n) to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

         (o) if a 40-Year Trigger Event is in effect, any remaining amounts, first, to the Class A certificates, allocated to those classes as described under "--Allocation of Principal Payments to Class A Certificates" below, and then to the Sequential Class M Certificates, allocated pro rata (based on their respective Class Certificate Balances), and then sequentially to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates, the lesser of
      (x) any remaining amounts and (y) the amount necessary to increase the actual Overcollateralized Amount for such Distribution Date so that a 40-Year Trigger Event is no longer in effect, in each case, until their respective Class Certificate Balances have been reduced to zero;

         (p) to the holders of the Class X certificates, those amounts of interest and principal as set forth in the pooling and servicing agreement; and

         (q) to the holders of the Residual Certificates, any remaining amount as set forth in the pooling and servicing agreement.

   Notwithstanding the foregoing, if the Stepdown Date is the date on which the Class Certificate Balance of the Class A certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A certificates pursuant to clause (ii)(A) above will be included as part of the distributions pursuant to clause (ii)(B) above.

   On each Distribution Date, the securities administrator is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.

   If on any Distribution Date, after giving effect to all distributions of principal as described above and allocations of payments from the Supplemental Interest Trust to pay principal as described under "--Supplemental Interest Trust" below, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates will be reduced, in inverse order of seniority (beginning with the Class B-2 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction of a Class Certificate Balance is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that was previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

   On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to reduce the amount of interest otherwise distributed on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest on the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of those certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

   All principal distributions to the holders of the Class A certificates on any Distribution Date will be allocated among the Class A-1 Certificate Group (i.e., the Class A-1 certificates) and the Class A-2 Certificate Group (i.e., the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates) based on the Class A Principal Allocation Percentage for the Class A-1 Certificate Group and Class A-2 Certificate Group, as applicable. However, if the Class Certificate Balances of the Class A certificates in any Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates in that Class A Certificate Group on that Distribution Date, and the amount of principal distributions distributable on all subsequent Distribution Dates, will be distributed to the other Class A Certificate Group remaining outstanding, until the Class Certificate Balances of the Class A certificates in that Class A Certificate Group have been reduced to zero. Payments of principal to the Class A-1 Certificate Group will be made first from payments relating to the group I mortgage loans, and payments of principal to the Class A-2 Certificate Group will be made first from payments relating to the group II mortgage loans.

   Principal distributions allocated to the Class A-1 Certificate Group are required to be distributed to the Class A-1 certificates, until their Class Certificate Balance has been reduced to zero.

   Principal distributions allocated to the Class A-2 Certificate Group are required to be distributed sequentially to the Class A-2A certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2B certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2C certificates, until their Class Certificate Balance has been reduced to zero and then to the Class A-2D certificates, until their Class Certificate Balance has been reduced to zero.

   Notwithstanding the foregoing, from and after the Distribution Date on which the Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata to the Class A certificates based on their respective Class Certificate Balances.

Supplemental Interest Trust

   On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into a trust account (the "Supplemental Interest Trust") established by the securities administrator as part of the trust fund. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

                  (A) to the Swap Provider, the sum of (x) all Net Swap Payments
               and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

                  (B) to the certificateholders, to pay Accrued Certificate
               Interest and, if applicable, any Unpaid Interest Amounts as described under the subheading "Step 1" in "--Priority of Distributions and Allocation of Losses" above, to the extent unpaid from Available Funds;

                  (C) to the certificateholders, to pay principal as described under the subheading "Step 2" in "--Priority of Distributions and Allocation of Losses" above, but only to the extent necessary to restore the Overcollateralized Amount to the Specified Overcollateralized Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

                  (D) to the certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts as described under the subheading "Step 3" in "--Priority of Distributions and Allocation of Losses" above, to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

                  (E) to the Swap Provider, any Defaulted Swap Termination
               Payment owed to the Swap Provider for that Distribution Date; and

                  (F) to the holders of the Class X certificates, any remaining amounts.

   Notwithstanding the foregoing, in the event that the trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the securities administrator will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Supplemental Interest Trust. On each subsequent Distribution Date (so long as funds are available in the reserve account), the securities administrator will be required to withdraw from the reserve account and deposit into the Supplemental Interest Trust an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Trust. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Supplemental Interest Trust until the final Distribution Date. We cannot assure you that the amount of the Swap Termination Payment deposited into the reserve account will be sufficient to enable the securities administrator to pay each Net Swap Receipt that would have otherwise been payable by the Swap Provider on each subsequent Distribution Date.

   The Supplemental Interest Trust will not be an asset of any REMIC.

Calculation of One-Month LIBOR

   On each LIBOR Determination Date, the securities administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

Excess Reserve Fund Account

   The "Basis Risk Payment" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount of Available Funds otherwise distributable on the Class X certificates or payable from the Supplemental Interest Trust.

   If, on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is based upon the Loan Group I Cap, the Loan Group II Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Loan Group I Cap, the Loan Group II Cap or the WAC Cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to those caps) is the "Basis Risk Carry Forward Amount" for those classes of certificates.

   Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account and the Supplemental Interest Trust with respect to such Distribution Date (each as and to the extent described in this prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

   In the event the Class Certificate Balance of any class of LIBOR Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution except to the extent that the Class Certificate Balance is increased as a result of any Subsequent Recovery. The ratings on the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

   Pursuant to the pooling and servicing agreement, an account (the "Excess Reserve Fund Account") will be established by the securities administrator as part of the trust fund. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates. Any distribution by the securities administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Supplemental Interest Trust in the priority specified in "--Supplemental Interest Trust" above.

Interest Rate Swap Agreement

   On the closing date, an interest rate swap agreement with the Swap Provider will be assigned to and assumed by the trust. Under the interest rate swap agreement, with respect to the first 60 Distribution Dates, the trust will pay to the Swap Provider fixed payments at a per annum rate (adjusted monthly as set forth on Annex II to this prospectus supplement), and the Swap Provider will pay to the trust floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount equal to a scheduled notional amount set forth on Annex II to this prospectus supplement. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first 60 Distribution Dates, amounts otherwise available to certificateholders will be applied on such Distribution Date to make a net payment to the Swap Provider (each, a "Net Swap Payment"), and to the extent that the floating payment from the swap provider exceeds the fixed payment payable from the trust with respect to any of the first 60 Distribution Dates, the Swap Provider will owe a net payment to the trust on the business day preceding such Distribution Date (each, a "Net Swap Receipt").

   All payments due to the Swap Provider under the interest rate swap agreement shall be paid from Available Funds on each applicable Distribution Date in accordance with the priority of payments described under "--Priority of Distributions and Allocation of Losses" and "--Supplemental Interest Trust" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable Distribution Date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the trust to the Swap Provider shall be paid by the trust on a subordinated basis. However, to the extent any payments are received by the trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the master servicer, the servicers, the custodians and the securities administrator, and the trust shall pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the trust) that is being replaced immediately upon receipt.

   A "Swap Termination Payment" is a termination payment required to be made by either the trust or the Swap Provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

   The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of Default under the interest rate swap agreement include, among other things, the following:

   o  failure to pay,

   o  bankruptcy and insolvency events, and

   o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

   Early termination events under the interest rate swap agreement include, among other things:

   o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

   o a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

   o a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

   o upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders, and

   o  upon the exercise of the Optional Clean-up Call.

   "Defaulted Swap Termination Payment" means any termination payment required to be made by the trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

   In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a "Downgrade Terminating Event") if (x) either of the rating agencies downgrades the Swap Provider (or its guarantor) below the Required Swap Counterparty Rating (but the Swap Provider (or its guarantor) has a rating of at least "BBB-" or "A-3," if applicable, by S&P or "A1" by Moody's or either of the rating agencies withdraws its rating of the Swap Provider and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

         (i) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

         (ii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider pursuant to an amendment to the interest rate swap agreement;

         (iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such Swap Provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

         (iv) within the time period specified in the interest rate swap agreement with respect to such downgrade, such Swap Provider shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

   It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has a rating of less than "BBB-" or "A-3," if applicable, by S&P or "A1" by Moody's and within the time period specified in the interest rate swap agreement, such Swap Provider, while collateralizing its exposure to the trust, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a "Substitution Event").

   Finally, it shall also be an additional termination event under the interest rate swap agreement if the depositor determines at any time that it is required for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB"), to provide any financial data relating to the Swap Provider. If such a determination is made, the Swap Provider will be permitted a reasonable period of time to select a successor Swap Provider at the sole cost and expense of the terminated swap provider. If no such successor is provided, the Swap Provider will be required to pay any applicable Defaulted Swap Termination Payment.

   The Swap Provider is an affiliate of the depositor, the sponsor, one of the servicers, and the underwriter, which arrangement may create certain conflicts of interest.

   If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the

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certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

   On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may, subject to certain limitations on assignment set forth in the interest rate swap agreement, assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

   The interest rate swap agreement is scheduled to terminate by its terms following the Distribution Date in October 2011 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the trust and no further amounts will be paid to the trust by the Swap Provider.

   The Significance Percentage of the interest rate swap agreement will be less than 10% as of the closing date. The Significance Percentage is calculated by reference to the "Significance Estimate" of the interest rate swap agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the interest rate swap agreement made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar instruments. The "Significance Percentage" is the percentage that the amount of the Significance Estimate represents of the aggregate principal balance of the Mortgage Loans.

Overcollateralization Provisions

   The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the LIBOR Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the LIBOR Certificates or paid to the Supplemental Interest Trust as described above on any Distribution Date will be paid to the holders of the Class X certificates and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts.

   With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates and the Residual Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "Overcollateralized Amount" as of that Distribution Date. The pooling and servicing agreement will require that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "Overcollateralization Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "Specified Overcollateralized Amount" and is set forth in the definition of Specified Overcollateralized Amount in the "Glossary of Terms" in this prospectus supplement. On or after the Stepdown Date, the Specified Overcollateralized Amount may decrease, subject to a floor and certain triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to restore the Overcollateralized Amount at the Specified Overcollateralized Amount.

   In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists,

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the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay certain other amounts entitled to a higher priority of payment as described under the subheading "Step 3" in "Description of the Certificates--Priority of Distributions and Allocation of Losses" in this prospectus supplement) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "Excess Overcollateralized Amount" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates or certain other amounts entitled to a higher priority of payment as described under the subheading "Step 3" in "Description of the Certificates--Priority of Distributions and Allocation of Losses" in this prospectus supplement) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Overcollateralization Reduction Amount" for that Distribution Date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining on a Distribution Date after the amount necessary to make all payments of interest and principal to the LIBOR Certificates and all amounts required to be paid to the Swap Provider on that Distribution Date (other than Defaulted Swap Termination Payments).

Restrictions on Transfer of the Residual Certificates

   The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership") with regard to the Residual Certificates to the extent it has received an affidavit from each owner of a Residual Certificate indicating that the owner is not a disqualified organization or a nominee for a disqualified organization. The pooling and servicing agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the securities administrator an affidavit, substantially in the form set forth in the pooling and servicing agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman for such purpose) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the securities administrator that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby,
(iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in a writing to the securities administrator in the form set forth in the pooling and servicing agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

   In addition, Treasury regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or
(ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the pooling and servicing agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer of the Residual Certificate. See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," and "-Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes" in the prospectus.

   Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the securities administrator with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the securities administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated under the Code and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person and so elects). Under temporary and final Treasury Regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the pooling and servicing agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

   The pooling and servicing agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

   The Residual Certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

   The Residual Certificates will contain a legend describing the foregoing restrictions.

Reports to Certificateholders

   On each Distribution Date the securities administrator will make available via its internet website to each holder of an Offered Certificate a distribution report, based on information provided to the securities administrator by the master servicer, the servicers and the swap provider, containing the following:

   o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

   o the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

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

   o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

   o the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

   o the aggregate Stated Principal Balance of the mortgage loans for the following Distribution Date;

   o the amount of the expenses and fees paid to or retained by the applicable servicer and paid to or retained by the securities administrator with respect to such Distribution Date;

   o the Pass-Through Rate for each such class of certificates with respect to such Distribution Date;

   o the amount of advances included in the distribution on such Distribution Date and the aggregate amount of advances reported by the servicers, if provided by the servicers (and the master servicer as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

   o  the number and aggregate outstanding principal balances of mortgage loans
      (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

   o with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the last Business Day of the immediately preceding month;

   o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

   o whether a Trigger Event has occurred and is continuing (including the separate components of the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans 60 or more days Delinquent);

   o the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

   o in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

   o the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

   o  the Overcollateralized Amount and Specified Overcollateralized Amount;

   o  Prepayment Premiums collected by the servicers;

   o the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

   o  the amount distributed on the Class X certificates;

   o the amount of any Subsequent Recoveries for such Distribution Date, to the extent provided by the servicers;

   o  the Record Date for such Distribution Date; and

   o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term.

   The securities administrator will provide the monthly distribution report via the securities administrator's internet website. The securities administrator's website will initially be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the securities administrator at
(301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and requesting a copy. As a condition to access the securities administrator's internet website, the securities administrator may require registration and the acceptance of a disclaimer. The securities administrator will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes. The securities administrator will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

   The securities administrator will also be entitled to rely on, but will not be responsible for, the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party to the pooling and servicing agreement).

Yield on the Residual Certificates

   The after tax rate of return to the holders of the Residual Certificates will reflect their pre-tax rates of return (which may be zero), reduced by the taxes required to be paid with respect to such certificates. If you hold a Residual Certificate, you may have tax liabilities during the early years of the related REMIC's term that substantially exceed any distributions payable on your Residual Certificate during any such period. In addition, the present value of the tax liabilities with respect to your Residual Certificate may substantially exceed the present value of any distributions on your Residual Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after tax rate of return on the Residual Certificates may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage loans. If you own a Residual Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Residual Certificate on your after tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

General

   The pooling and servicing agreement will be entered into among the depositor, Wells Fargo Bank, N.A., Litton, Avelo, LaSalle Bank National Association, The Bank of New York, U.S. Bank National Association and Deutsche Bank National Trust Company. The pooling and servicing agreement will govern the rights and responsibilities of the parties responsible for administering the issuing entity.

   In servicing the mortgage loans, each servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the terms of the pooling and servicing agreement. The methodology the servicer will employ for determining delinquencies is as described in the definition of "Delinquent" in this prospectus supplement. No servicer will have any servicing obligations with respect to the mortgage loans it does not service.

Subservicers

   Each servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, as set forth in the pooling and servicing agreement, no subservicing agreement will generally take effect until 30 days after written notice is received by each of the securities administrator, the master servicer, the trustee and the depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor, the master servicer or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the applicable servicer, for any reason, is no longer a servicer (including termination due to a servicer event of default).

   Each servicer will remain obligated and primarily liable to the trustee, the master servicer and the securities administrator for the servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable servicer alone were servicing and administering the mortgage loans. The applicable servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the applicable servicer's compensation is sufficient to pay the subservicer fees.

Servicing, Securities Administrator, Trustee and Custodial Fees and Other
   Compensation and Payment of Expenses

   As compensation for their activities as servicers under the pooling and servicing agreement, each servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee, which will be retained by that servicer or payable monthly from amounts on deposit in the collection account. The servicing fee for each Distribution Date will be an amount equal to one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period, or as of the cut-off date, in the case of the first Distribution Date. See "Description of the Certificates--Administration Fees" in this prospectus supplement. In addition, each servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). Each servicer is also entitled to withdraw from the collection account or any related escrow account, to the extent permitted by applicable law, any net interest or other income earned on deposits in the collection account or escrow account, as the case may be. Each servicer will be required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

   As compensation for its activities as securities administrator, the securities administrator will be entitled to retain any net interest or other income earned on deposits in the distribution account.

   As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled to a fee, which will be paid to the trustee by the securities administrator from its own funds.

    As compensation for its activities as custodian under the pooling and servicing agreement, each custodian will be entitled to a fee, which will be paid to each custodian by the securities administrator from its own funds.

   See "Description of the Certificates--Administration Fees" in this prospectus supplement.

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

P&I Advances and Servicing Advances

   Each servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. The servicers will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of a final, non-appealable adjudication by a court of competent jurisdiction in a bankruptcy proceedings, or as a result of the application of the Servicemembers Civil Relief Act. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from any amounts in the collection account. No servicer will be obligated to make any advances of balloon payments, principal on any second-lien mortgage loan or principal with respect to any REO property. The master servicer (including the trustee as successor master servicer and any other successor master servicer, if applicable), acting as successor servicer, will advance its own funds to make P&I Advances if a servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

   Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to its determination that such advance would be recoverable, constituting reasonable "out of pocket" costs and expenses relating to:

   o the preservation, restoration, inspection and protection of the mortgaged property,

   o  enforcement or judicial proceedings, including foreclosures, and

   o certain other customary amounts described in the pooling and servicing agreement.

   These servicing advances by a servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) are reimbursable to the related servicer subject to certain conditions and restrictions. In the event that, notwithstanding a servicer's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the related servicer will be entitled to reimbursement for that advance from any amounts in the collection account. The master servicer (including the trustee as successor master servicer and any other successor master servicer, if applicable), acting as successor servicer, will advance its own funds to make servicing advances if a servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement.

   Each servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from mortgage loan payments that are not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the related servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from any amounts in the collection account. The applicable servicer may also reimburse itself from any amounts in the collection account for any prior P&I Advances and servicing advances which have not otherwise been reimbursed at the time a mortgage loan is modified.

   In addition, each servicer may withdraw from the collection account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for P&I Advances and servicing advances previously made.

   None of the servicers (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the applicable servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) (as stated in an officer's certificate of the servicer delivered to the securities administrator), such P&I Advance or servicing advance would not ultimately be recoverable.

Pledge and Assignment of Litton's Rights

   On the closing date, Litton may pledge and assign some or all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders (each, a "Servicing Rights Pledgee") selected by Litton, including JPMorgan Chase Bank, National Association, as the representative of certain lenders. In the event that a servicer event of default occurs, the master servicer and the depositor will agree in the pooling and servicing agreement to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that, at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the pooling and servicing agreement (including being acceptable to the rating agencies rating the Offered Certificates) and that the Servicing Rights Pledgee or its designee agrees to be subject to the terms of the pooling and servicing agreement. Under no circumstances will JPMorgan Chase Bank, National Association be required to act as a backup servicer.

Prepayment Interest Shortfalls

   In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan and voluntary principal prepayments in part), the applicable servicer will be obligated to pay, by no later than the Servicer Remittance Date for the related Distribution Date, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary prepayments in full. The amount of compensating interest payable by the applicable servicer ("Compensating Interest") will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments in full and thirty days' interest on the related mortgage loans, but only to the extent of one-half of the monthly servicing fee for the related Distribution Date.

Servicer Reports

   On a date preceding the applicable Distribution Date, each servicer is required to deliver to the securities administrator and the depositor a servicer remittance report setting forth the information as required by the pooling and servicing agreement to enable the securities administrator to make the distributions set forth under "Description of the Certificates-- Priority of Distributions and Allocations of Losses" in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the securities administrator. Each servicer and the master servicer is required to deliver to the depositor, the master servicer (in the case of the servicers), the securities administrator, the trustee and the rating agencies by not later than March 15th of each year, starting in 2007, an officer's certificate stating that:

   o a review of the activities of such servicer or the master servicer, as applicable, during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

   o to the best of such officer's knowledge, based on such review, such servicer or the master servicer, as applicable, has fulfilled all of its obligations under the pooling and servicing agreement in all material respects for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each failure known to such officer and the nature and status of such failure, including the steps being taken by such servicer or the master servicer, as applicable, to remedy such failure.

   In addition, on or prior to March 15th of each year, starting in 2007, each servicer, the securities administrator, the master servicer and each custodian will be required to deliver to the depositor an assessment of compliance with servicing criteria that contains the following:

   o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

   o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

   o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

   o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

   Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the securities administrator at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

   Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, each servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

   Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the last scheduled Distribution Date for the LIBOR Certificates.

   Each servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

   If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless the applicable servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

   Any fee collected by any servicer for entering into an assumption or modification agreement will be retained by that servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the interest rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of a servicer, reasonably foreseeable. For a description of circumstances in which a servicer may be unable to enforce "due-on-sale" clauses, see "Legal Aspects of the Mortgage Loans--Due On Sale Clauses" in the prospectus.

Hazard Insurance

   Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in an amount equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (ii) the principal balance of the mortgage loan, but in each case in an amount not less than such amount as is necessary to prevent the mortgagor and/or the mortgagee from becoming a co-insurer or (iii) with respect to Litton, the amount required under applicable HUD/FHA regulations. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with that servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to that servicer by a borrower. The pooling and servicing agreement provides that a servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy in accordance with the pooling and servicing agreement, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

   The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

   The applicable servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the applicable servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement. However, the applicable servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the applicable servicer. With respect to second-lien mortgage loans, each servicer may write off the entire outstanding principal balance of the mortgage loan in circumstances where such servicer determines it would be uneconomical to foreclose on the related mortgaged property.

Optional Repurchase of Delinquent Mortgage Loans

   The depositor (or its assignee) has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more Delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances related to the mortgage loan.

   In addition, Litton may write off any second-lien mortgage loan that is Delinquent by 180 days or more.

Removal and Resignation of a Servicer

   The master servicer may, and the master servicer is required to at the direction of the majority of voting rights in the certificates, remove a servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (f) below. Each of the following constitutes a "servicer event of default":

      (a) any failure by the servicer to remit to the master servicer any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor, the master servicer, the securities administrator or the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

      (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor, the master servicer, the securities administrator or the trustee; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended upon delivery by the servicer to the securities administrator of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

      (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

      (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

      (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

      (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

      (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date.

   Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers and subject to the rights of the master servicer and the Servicing Rights Pledgee, a servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the applicable servicer, the depositor, the securities administrator and the trustee or upon the determination that a servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by such servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the applicable servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

   Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of a servicer, subject to the rights of the master servicer and the Servicing Rights Pledgee, the master servicer will become the successor servicer or will appoint a successor servicer. The master servicer, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. The master servicer, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than 90 days after the master servicer has notified the predecessor servicer that it is being terminated. If, however, the master servicer is unwilling or unable to act as successor servicer, or the holders of the certificates entitled to a majority of the voting rights in the certificates so request, the master servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

   Any successor to a servicer will be required to give notice to the affected borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as a servicer, to maintain in force the insurance policy or policies that such servicer is required to maintain.

   The master servicer and any other successor servicer, in such capacity, is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the related servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "--Servicing, Securities Administrator, Trustee and Custodial Fees and Other Compensation and Payment of Expenses" above.

   A terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the trust fund, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than a terminated servicer without reimbursement from the trust fund. In the event a terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund or if the successor servicer fails to pay, the master servicer will pay such costs from the trust fund.

Eligibility Requirements for Trustee and Securities Administrator; Resignation and Removal of Trustee and Securities Administrator

   The trustee and the securities administrator must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee and the securities administrator must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and, with respect to the trustee, have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates and, with respect to the securities administrator, have a credit rating of at least investment grade. In case at any time the trustee or the securities administrator ceases to be eligible, the trustee or the securities administrator, as applicable, will resign in the manner and with the effect as specified below.

   The trustee or the securities administrator may at any time resign as trustee or securities administrator, as applicable, by giving written notice of resignation, with respect to the trustee, to the depositor, each servicer and each rating agency and, with respect to the securities administrator, to the depositor, the trustee and each rating agency, not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee or securities administrator, as applicable, meeting the related eligibility requirements of the trustee or the securities administrator, as applicable. If no successor trustee or securities administrator, as applicable, meeting the related eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee or securities administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator, as applicable.

   If at any time the trustee or the securities administrator ceases to meet the related eligibility requirements and fails to resign after written request by the depositor or the NIMS insurer or if at any time the trustee or the securities administrator becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or the securities administrator or of their respective property is appointed, or any public officer takes charge or control of the trustee or the securities administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the trust by any state in which the trustee, the securities administrator or the trust is located and the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator, as applicable, then the depositor or any servicer may remove the trustee or the securities administrator, as applicable and appoint a successor trustee or securities administrator, as applicable.

   The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

   Any resignation or removal of the trustee or the securities administrator and appointment of a successor trustee or securities administrator, as applicable, will become effective upon acceptance of appointment by the successor trustee or securities administrator, as applicable.

Compensation of the Master Servicer and the Securities Administrator

   As compensation for its services as master servicer, the master servicer will be entitled, with respect to each mortgage loan, to the master servicing fee, which will be remitted to the master servicer monthly by the servicers from amounts on deposit in their respective collection accounts. The master servicing fee for each Distribution Date will be an amount equal to one-twelfth of the master servicing fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period, or as of the cut-off date, in the case of the first Distribution Date. The master servicing fee rate with respect to each mortgage loan will be a rate per annum of 0.01%. In the event the master servicer assumes the duties of the servicers under the pooling and servicing agreement, it shall be entitled to receive as compensation, the servicing fee, if any, and other compensation that would have been payable to the servicers under the pooling and servicing agreement.

   Under the terms of the pooling and servicing agreement, the securities administrator may withdraw from the distribution account, (i) any investment income payable to the master servicer; (ii) amounts necessary to reimburse itself, the master servicer or the servicers for any previously unreimbursed advances and any advance that the master servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iii) an aggregate annual amount to indemnify the master servicer and itself for amounts due under the terms of the pooling and servicing agreement; (iv) amounts in respect of reimbursements to which the master servicer or the servicers is entitled in accordance with the terms of the pooling and servicing agreement, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims," and
(v) any other amounts permitted to be withdrawn under the terms of the pooling and servicing agreement. The master servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as master servicer without reimbursement.

   The master servicer will be required to pay the costs associated with monitoring the servicers. The master servicer will also be required to pay the costs of terminating the servicers, appointing a successor servicers or the costs of transferring servicing to the master servicer and will be entitled to be reimbursed for those costs by the successor servicers and/or the terminated servicers pursuant to the terms of the pooling and servicing agreement. To the extent such servicing transfer costs are not paid by the terminated servicers or the successor servicers, the master servicer shall be reimbursed by the trust for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from the servicers to the master servicer or to any other successor servicers.

Indemnification and Third Party Claims

   The master servicer will be required to indemnify the depositor, the securities administrator, the trustee and each servicer and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the master servicer's representations and warranties set forth in the pooling and servicing agreement. The enforcement of the obligation of the master servicer to indemnify the depositor, the securities administrator, the trustee and each servicer constitutes the sole remedy of the depositor, the securities administrator, the trustee and each servicer in the event of a breach of the master servicer's representations and warranties. Such indemnification shall survive termination of the master servicer under the pooling and servicing agreement or the termination of the pooling and servicing agreement. Any cause of action against the master servicer relating to or arising out of the breach of any representations and warranties made by the master servicer in the pooling and servicing agreement shall accrue upon discovery of such breach by any of the depositor, the master servicer, the securities administrator, the trustee or each servicer or notice of such breach by any one of such parties to the other parties.

   The master servicer will be required to indemnify the depositor, the securities administrator, the trustee and each servicer, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the master servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the pooling and servicing agreement. The depositor, the securities administrator, the trustee and each servicer shall immediately notify the master servicer if a claim is made by a third-party under the pooling and servicing agreement or any of the mortgage loans which entitles the depositor, the securities administrator, the trustee or each servicer or the trust to indemnification by the master servicer under the pooling and servicing agreement. The master servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

   The trust will be obligated to indemnify the master servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the master servicer may incur or sustain in connection with, arising out of or related to the pooling and servicing agreement, the Aames Agreements, the Bulk Seller Agreements or the NovaStar Agreements or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the master servicer's representations and warranties in the pooling and servicing agreement or (ii) the master servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The master servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the master servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer and the Securities Administrator" above.

Limitation on Liability of the Master Servicer

   Neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee, the securities administrator, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the master servicer shall remain liable for its willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under the pooling and servicing agreement. The master servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the pooling and servicing agreement and that, in the opinion of the master servicer, may involve it in any expenses or liability. However, the master servicer may, in its sole discretion, undertake any such action that it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the master servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the trust.

   The master servicer will not be liable for any acts or omissions of the servicers except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the master servicer in supervising, monitoring and overseeing the obligations of the servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

   The master servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the pooling and servicing agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the master servicer. However, the master servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the master servicer with the prior written consent of the depositor (which consent shall not be unreasonably withheld) and upon delivery to the trustee and the depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the pooling and servicing agreement. If the duties of the master servicer are transferred to a successor master servicer, the fees and other compensation payable to the master servicer under the pooling and servicing agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor master servicer.

   Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the master servicer shall be a party, or any entity which succeeds to the business of the master servicer, will become the successor to the master servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement. However, the successor to the master servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

   The master servicer will not be permitted to resign unless the master servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the master servicer shall be evidenced by an opinion of counsel prepared by counsel to the master servicer and delivered to the trustee. No such resignation will become effective until the trustee assumes, or a successor master servicer reasonably satisfactory to the trustee and the depositor assumes, the master servicer's responsibilities and obligations under the pooling and servicing agreement.

   If at any time, Wells Fargo, as securities administrator, resigns or is removed as securities administrator pursuant to the pooling and servicing agreement, then, at such time, Wells Fargo will be required to resign as master servicer under the pooling and servicing agreement. If at any time, Wells Fargo, as master servicer, resigns or is removed as master servicer pursuant to the pooling and servicing agreement, then, at such time, Wells Fargo will be required to resign as securities administrator under the pooling and servicing agreement.

Master Servicer Events of Default; Waiver; Termination

      Under the terms of the pooling and servicing agreement, each of the following shall constitute a "master servicer event of default" by the master servicer:

      (a) the failure by the master servicer to cause to be deposited in the distribution account any amounts received by it from the servicers or to make any advance required to be made by it under the terms of the pooling and servicing agreement, which failure continues unremedied for a period of one
   (1) business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer;

      (b) the failure by the master servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the master servicer set forth in the pooling and servicing agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the trustee or to the master servicer and trustee by holders of certificates evidencing at least 25% of the voting rights;

      (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

      (d) the master servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or relating to all or substantially all of its property;

      (e) the master servicer admits in writing of its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations for three (3) business days;

      (f) except as otherwise set forth in the pooling and servicing agreement, the master servicer attempts to assign its responsibilities under the pooling and servicing agreement or to delegate all or any portion of its duties under that agreement without the consent of the trustee, the securities administrator and the depositor; or

      (g) the indictment of the master servicer for the taking of any action by the master servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the pooling and servicing agreement, in each case, where such action materially and adversely affects the ability of the master servicer to perform its obligations under the pooling and servicing agreement (subject to the condition that such indictment is not dismissed within 90 days).

   By written notice, the trustee may, with the consent of certificateholders representing a majority of the voting rights in the certificates, waive any default by the master servicer in the performance of its obligations under the pooling and servicing agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist and any master servicer event of default arising from that default shall be deemed to have been remedied for every purpose under the pooling and servicing agreement.

   So long as a master servicer event of default remains uncured, the trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the master servicer terminate the master servicer for cause. Upon the termination of the master servicer, the master servicer shall prepare, execute and deliver to any successor entity designated by the trustee any and all documents and other instruments related to the performance of its duties under the pooling and servicing agreement and any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer, in each case, at the master servicer's expense. The master servicer shall cooperate with the trustee and such successor master servicer to effectively transfer its duties under the pooling and servicing agreement.

Assumption of Master Servicing by Trustee

   In the event the master servicer can no longer function in that capacity under the pooling and servicing agreement and no successor master servicer has accepted appointment as provided for in the pooling and servicing agreement, the trustee (or its designee) shall assume all of the rights and obligations of the master servicer under the pooling and servicing agreement or shall petition any court of competent jurisdiction for the appointment of a successor master servicer. The trustee, its designee or any successor master servicer appointed by the trustee, shall be deemed to have assumed all of the master servicer's rights, duties and obligations under the pooling and servicing agreement to the same extent as if such agreements had been assigned to the trustee, its designee or any successor master servicer, except that the master servicer shall not thereby be relieved of any liability or obligation under the pooling and servicing agreement accruing prior to its replacement as master servicer, and the master servicer will be required to indemnify and hold harmless the trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the trustee as a result of such liability or obligations of the master servicer and in connection with the trustee's assumption (but not its performance, except to the extent that costs or liability of the trustee are created or increased as a result of negligent or wrongful acts or omissions of the master servicer prior to its replacement as master servicer) of the master servicer's obligations, duties or responsibilities under the pooling and servicing agreement.

   If the master servicer has resigned or been terminated, upon the request of the trustee (but at the expense of the master servicer), the master servicer will be required to deliver to any successor all documents and records relating to the related mortgage loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such documents and records to any successor party.

   Subject to certain provisions in the pooling and servicing agreement, the master servicer (and any successor master servicer) will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the trust fund, to transfer the master servicing to the trustee (or its designee) and will be obligated to pay certain out-of-pocket costs and expenses incurred by the trustee and other parties in connection with the transfer of master servicing. In the event the terminated master servicer fails to pay such costs, the trustee (and such other parties) will be entitled to reimbursement for such costs from the trust fund.

Termination; Optional Clean-up Call

   Avelo may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. In addition, Litton may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date (the right to purchase being referred to as the "Optional Clean-up Call"). If Avelo is no longer acting as a servicer of any of the mortgage loans, the depositor may request the securities administrator to solicit bids in a commercially reasonable manner for the purchase of the mortgage loans and all other property of the trust on a non-recourse basis (such event, the "Auction Call"). The securities administrator may, in its sole discretion, but need not, accommodate any such request. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable interest rate and the amount of outstanding servicing advances on such mortgage loans through the due date preceding the date of purchase, (ii) the lesser of (x) the appraised value of any REO property, as determined by an appraisal completed by an independent appraiser selected by the party exercising the right to purchase the mortgage loans at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, and (iii) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider. Any such purchase of the mortgage loans would result in the final distribution on the certificates on such Distribution Date.

   The trust also is required to terminate upon the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement. However, in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

   The pooling and servicing agreement requires each servicer to direct the securities administrator to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the trust fund other than the funds in the collection account. The securities administrator will be required to promptly send the notice of final distribution by letter to certificateholders and the trustee mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify
(a) the Distribution Date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and
(d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

   In the event a notice of final distribution is given, each servicer will be required to remit all funds in the collection account to the securities administrator for deposit in the distribution account on the business day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the trust fund and the receipt by the securities administrator of a request for release of the mortgage loan files, the securities administrator will be required to promptly release to the applicable servicer or its designee the mortgage loan files.

   Upon presentation and surrender of the certificates, the securities administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to each servicer, the depositor, the securities administrator and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

   In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the securities administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the securities administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust fund. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class RC certificateholders will be entitled to all unclaimed funds and other assets of the trust fund.

Amendment

   The pooling and servicing agreement may be amended from time to time by the depositor, the servicers, the master servicer, the securities administrator, the custodians and the trustee by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement, or to add to the duties of the depositor, the servicers, the master servicer, the securities administrator or the trustee, to comply with any requirements in the Code or Regulation AB. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such amendment will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to the trustee, at the expense of the party requesting the amendment (except the trustee, in which event, at the expense of the trust fund), confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

   The pooling and servicing agreement may be amended from time to time by the depositor, the servicers, the master servicer, the securities administrator, the custodians the trustee and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

Certain Matters Regarding the Depositor, the Servicers, the Securities
   Administrator, the Custodians and the Trustee

   The pooling and servicing agreement provides that none of the depositor, the servicers, the custodians, the master servicer, the securities administrator, the trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicers, the custodians, the master servicer, the securities administrator or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the servicers', the custodians', the securities administrator's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

   The depositor, the servicers, the custodians, the master servicer, the securities administrator, the trustee (in such capacity and individually) and any director, officer, employee, affiliate or agent of the depositor, the servicers or the trustee will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, or any unanticipated or extraordinary expense other than any loss, liability or expense incurred by reason of the depositor's, the servicers', the custodians', the master servicer's, the securities administrator's, or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

   None of the depositor, the servicers, any custodian, the securities administrator or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, any servicer, any custodian, the master servicer, the securities administrator and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of
(i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, a servicer, a custodian, the master servicer, the securities administrator or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicers, the custodians, the master servicer, the securities administrator and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

   The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("Prepayment Assumption") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. For the Adjustable Rate Mortgage Loans, a 100% Prepayment Assumption as used in this prospectus supplement is the "Adjustable-Rate Prepayment Curve" or "ARM PPC," which assumes a constant prepayment rate ("CPR") of 5.00% per annum of the then-outstanding principal balance of a hypothetical pool of adjustable-rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 25.00% per annum in each month thereafter until 30.00% CPR is reached in the twelfth month and remaining at 30.00% CPR until the twenty-fourth month. From the twenty-fifth month until the twenty-seventh month ARM PPC assumes a constant prepayment rate of 60.00% CPR per annum. Beginning in the twenty-eighth month and in each month thereafter during the life of such mortgage loans, ARM PPC assumes a constant prepayment rate of 35.00% CPR per annum each month. For the fixed-rate mortgage loans, a 100% Prepayment Assumption as used in this prospectus supplement is the "Fixed-Rate Prepayment Curve," which assumes a constant prepayment rate ("CPR") of 5.00% per annum of the then-outstanding principal balance of each fixed-rate mortgage loan in the first month each fixed-rate mortgage loan is outstanding and an additional approximately 1/11th of 19.00% per annum in each month thereafter until 24.00% CPR is reached in the twelfth month such fixed-rate mortgage loan is outstanding. In each month thereafter during the life of such mortgage loans, the Fixed-Rate Prepayment Curve assumes a constant prepayment rate of 24.00% CPR per annum each month.

   Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered LIBOR Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered LIBOR Certificates may be made earlier or later than as indicated in the tables.

   Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions ("Structuring Assumptions"):

   o  the closing date for the certificates occurs on October 31, 2006;

   o distributions on the certificates are made on the 25th day of each month, commencing in November 2006, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

   o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

   o  prepayments include 30 days' interest on the related mortgage loan;

   o the Optional Clean-up Call is not exercised (except with respect to the weighted average life to call where the Optional Clean-up Call is assumed to be exercised when it is first exercisable);

   o the Specified Overcollateralized Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

   o all adjustable-rate mortgage loans are indexed to the Six-Month LIBOR Loan Index;

   o with respect to each adjustable-rate mortgage loan, (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable initial and periodic rate caps and maximum and minimum interest rates), (b) the Six-Month LIBOR Loan Index remains constant at 5.406%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment, except in the case of the interest-only mortgage loans during the interest-only period;

   o following the next Adjustment Date, all adjustable-rate mortgage loans are assumed to adjust every six months;

   o  the Expense Fee Rate is 0.5100%;

   o  One-Month LIBOR remains constant at 5.328%;

   o  no Swap Termination Payments are paid or received by the trust;

   o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

   o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month of the first distribution date and are computed prior to giving effect to prepayments received on the last day of the prior month;

   o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

   o  prepayment speeds capped at 85.00% CPR for all scenarios;

   o the initial Class Certificate Balance of each class of certificates is as set forth in this prospectus supplement, except that the Residual Certificates are assumed to be zero;

   o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement;

   o with respect to adjustable rate mortgage loans, (a) the mortgage loans with an initial fixed period less than 84 months will use the Adjustable-Rate Prepayment Curve and (b) the mortgage loans with an initial fixed period equal to or greater than 84 months will use the Fixed-Rate Prepayment Curve; and

   o the assumed mortgage loans have the approximate characteristics described below:


                                                   Remaining     Remaining                           First      Cut-off
                                                  Amortization    Term to      Loan                   Rate     Date Gross
                                    Principal         Term       Maturity      Age                   Reset      Interest
Group         Description          Balance ($)    (Months)(1)    (Months)    (Months)     Index     (Months)    Rate (%)
-----   -----------------------   -------------   ------------   ---------   --------   ---------   --------   ----------
    1   10 YR ARM BALLOON 50/30      145,577.82            599         359          1   LIBOR_6MO        119      7.50000
    1         10 YR FIXED            211,429.71            117         117          3          --         --      8.66076
    1         10 YR FIXED            107,826.40            117         117          3          --         --      7.46000
    1         10 YR FIXED            154,822.67            117         117          3          --         --      7.49465
    1         15 YR FIXED            724,688.31            178         178          2          --         --      9.23311
    1         15 YR FIXED            104,708.47            179         179          1          --         --      8.45000
    1         15 YR FIXED            143,798.16            177         177          3          --         --      8.58712
    1         15 YR FIXED            223,298.80            179         179          1          --         --      9.19804
    1         15 YR FIXED             89,252.86            177         178          2          --         --      7.47500
    1         15 YR FIXED            105,123.39            177         177          3          --         --      7.39000
    1         15 YR FIXED            612,497.89            178         178          2          --         --      6.97531
    1         15 YR FIXED            693,025.05            177         177          3          --         --      6.91618
    1          2 YR ARM           75,437,807.50            357         357          3   LIBOR_6MO         21      9.27152
    1          2 YR ARM              510,882.94            358         358          2   LIBOR_6MO         22      9.84678
    1          2 YR ARM              279,673.35            358         358          2   LIBOR_6MO         22      8.75729
    1          2 YR ARM              296,434.97            357         357          3   LIBOR_6MO         21     10.77327
    1          2 YR ARM              995,122.94            357         357          3   LIBOR_6MO         21      9.27114
    1          2 YR ARM               80,216.87            358         358          2   LIBOR_6MO         22     10.15000
    1          2 YR ARM              354,650.44            359         359          1   LIBOR_6MO         23      9.11895
    1          2 YR ARM              130,920.64            359         359          1   LIBOR_6MO         23      8.50000
    1          2 YR ARM            7,601,155.05            358         358          2   LIBOR_6MO         22      9.11492
    1          2 YR ARM              946,262.03            357         357          3   LIBOR_6MO         21      8.77149
    1          2 YR ARM              414,495.33            358         358          2   LIBOR_6MO         22      9.50155
    1          2 YR ARM            1,584,445.90            359         359          1   LIBOR_6MO         23      8.18485
    1          2 YR ARM              691,303.39            357         357          3   LIBOR_6MO         21      7.94282
    1          2 YR ARM            9,141,405.20            358         358          2   LIBOR_6MO         22      8.84735
    1          2 YR ARM               71,153.00            360         360          0   LIBOR_6MO         24      9.62500
    1          2 YR ARM            7,187,157.37            359         359          1   LIBOR_6MO         23      8.83887
    1          2 YR ARM              176,153.71            357         357          3   LIBOR_6MO         21      9.80000
    1          2 YR ARM              143,025.91            357         357          3   LIBOR_6MO         21     10.45000
    1          2 YR ARM              123,202.06            359         359          1   LIBOR_6MO         23     10.60000
    1          2 YR ARM              153,908.90            359         359          1   LIBOR_6MO         23      8.63932
    1          2 YR ARM           11,882,372.21            358         358          2   LIBOR_6MO         22      9.07054
    1          2 YR ARM              299,970.96            358         358          2   LIBOR_6MO         22     10.00725
    1          2 YR ARM            7,796,832.48            357         357          3   LIBOR_6MO         21      8.66940
    1          2 YR ARM           41,010,610.79            357         357          3   LIBOR_6MO         21      8.88841
    1          2 YR ARM            5,126,892.44            357         357          3   LIBOR_6MO         21      9.31066
    1          2 YR ARM              569,393.90            357         357          3   LIBOR_6MO         21      9.39256
    1          2 YR ARM              317,316.84            358         358          2   LIBOR_6MO         22     10.16879
    1          2 YR ARM              167,523.46            358         358          2   LIBOR_6MO         22      9.92000
    1          2 YR ARM              366,945.77            358         358          2   LIBOR_6MO         22     10.20901
    1          2 YR ARM              212,249.96            358         358          2   LIBOR_6MO         22      8.66000
    1          2 YR ARM            7,322,260.43            357         357          3   LIBOR_6MO         21      9.02897
    1       2 YR ARM 40/40         5,553,873.87            478         478          2   LIBOR_6MO         22      8.92694
    1       2 YR ARM 40/40           239,923.52            479         479          1   LIBOR_6MO         23      7.65919
    1       2 YR ARM 40/40           209,952.75            479         479          1   LIBOR_6MO         23      8.82500
    1       2 YR ARM 40/40           169,752.14            474         474          6   LIBOR_6MO         18      8.62500
    1       2 YR ARM 40/40         1,656,543.69            479         479          1   LIBOR_6MO         23      8.06249
    1       2 YR ARM 40/40           639,255.43            478         478          2   LIBOR_6MO         22      8.49409
    1       2 YR ARM 40/40           175,918.73            478         478          2   LIBOR_6MO         22      8.75000
    1       2 YR ARM 40/40           714,766.84            478         478          2   LIBOR_6MO         22      9.13291
    1   2 YR ARM BALLOON 40/30    25,856,630.26            477         357          3   LIBOR_6MO         21      8.88235
    1   2 YR ARM BALLOON 40/30     1,017,181.47            477         357          3   LIBOR_6MO         21      7.25452
    1   2 YR ARM BALLOON 40/30       621,130.07            478         358          2   LIBOR_6MO         22      8.98385
    1   2 YR ARM BALLOON 40/30       367,812.48            478         358          2   LIBOR_6MO         22      8.89405
    1   2 YR ARM BALLOON 40/30     1,514,922.71            478         358          2   LIBOR_6MO         22      9.44898
    1   2 YR ARM BALLOON 40/30       342,107.28            477         357          3   LIBOR_6MO         21      8.56864
    1   2 YR ARM BALLOON 40/30       386,292.22            469         357          3   LIBOR_6MO         21      8.97444
    1   2 YR ARM BALLOON 40/30       155,154.24            479         359          1   LIBOR_6MO         23      7.90000
    1   2 YR ARM BALLOON 40/30     3,815,455.35            477         357          3   LIBOR_6MO         21      8.28379
    1   2 YR ARM BALLOON 40/30     1,486,221.97            478         358          2   LIBOR_6MO         22      8.26284


                                                                  Original
                                            Gross                 Interest
                     Initial               Lifetime                 Only
          Gross      Periodic   Periodic   Maximum     Floor       Period
Group   Margin (%)   Cap (%)    Cap (%)    Rate (%)   Rate (%)   (Months)(1)
-----   ----------   --------   --------   --------   --------   -----------
    1      2.85690    5.00000    2.00000   12.50000    7.50000             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1      5.92507    2.46914    1.00658   15.62488    9.11833             0
    1      6.84678    2.00000    1.00000   15.84678    9.84678             0
    1      6.03565    3.00000    1.00000   14.75729    8.75729             0
    1      6.89984    2.50156    1.00000   17.27483   10.77327             0
    1      6.32238    2.50102    1.00000   15.26962    9.26962             0
    1      5.50000    3.00000    1.00000   10.15000    1.00000             0
    1      5.85209    2.60623    1.00000   15.11895    7.69431             0
    1      7.50000    2.00000    1.00000   14.50000    8.50000             0
    1      6.27312    2.53629    1.00328   15.38322    8.81582             0
    1      5.59472    3.00000    1.00000   14.77149    8.77149             0
    1      6.72002    2.85188    1.00000   15.21458    9.49854             0
    1      6.98443    3.00000    1.00000   14.18485    7.09900             0
    1      5.02237    2.00000    1.00000   13.94282    7.94282             0
    1      6.01148    2.41857    1.00813   15.07176    8.63251             0
    1      7.11500    3.00000    1.00000   15.62500    9.62500             0
    1      6.14147    2.99141    1.00000   15.83029    8.83887             0
    1      7.30000    3.00000    1.00000   15.80000    9.80000             0
    1      7.45000    3.00000    1.50000   17.45000   10.45000             0
    1      7.60000    2.00000    1.00000   16.60000   10.60000             0
    1      5.63932    2.00000    1.00000   14.63932    8.63932             0
    1      6.06616    2.04728    1.00000   15.09151    9.07017             0
    1      7.48658    2.66409    1.00000   16.00725   10.00725             0
    1      5.90147    2.19826    1.00000   14.66922    8.32134             0
    1      5.98250    2.48264    1.02651   15.25919    8.74738             0
    1      6.28176    2.98699    1.00000   16.19188    9.31066             0
    1      6.86048    3.00000    1.00000   16.03716    8.99629             0
    1      5.66484    3.00000    1.00000   17.16879   10.16879             0
    1      7.67000    3.00000    1.00000   15.92000    9.92000             0
    1      7.04905    2.35545    1.00000   16.56446   10.20901             0
    1      6.66000    3.00000    1.00000   14.66000    8.66000             0
    1      6.17897    3.00000    1.00000   15.94568    8.58769             0
    1      5.99274    2.35763    1.00000   15.28437    8.92675             0
    1      5.61498    2.51665    1.00000   14.17583    7.65919             0
    1      6.05000    3.00000    1.00000   15.82500    8.82500             0
    1      7.62500    3.00000    1.00000   15.62500    7.62500             0
    1      6.11090    3.00000    1.00000   15.06249    8.06249             0
    1      5.49409    2.00000    1.00000   14.49409    8.49409             0
    1      7.62500    3.00000    1.00000   15.75000    7.62500             0
    1      6.48354    3.00000    1.00000   16.13291    9.13291             0
    1      5.81996    2.33827    1.00000   15.05752    8.84151             0
    1      5.50000    2.00000    1.00000   13.25452    7.25452             0
    1      6.23157    2.49544    1.00000   14.98385    8.98385             0
    1      5.75000    2.00000    1.00000   14.89405    8.89405             0
    1      6.27129    2.61415    1.39466   15.70665    9.17722             0
    1      5.50000    3.00000    1.00000   14.56864    8.56864             0
    1      5.97444    2.00000    1.00000   14.97444    8.97444             0
    1      6.87500    3.00000    1.00000   13.90000    6.87500             0
    1      5.88950    2.25005    1.00000   14.36035    8.28379             0
    1      6.27875    3.00000    1.00000   15.26284    8.26284             0



                                                   Remaining     Remaining                           First      Cut-off
                                                  Amortization    Term to      Loan                   Rate     Date Gross
                                    Principal         Term       Maturity      Age                   Reset      Interest
Group         Description          Balance ($)    (Months)(1)    (Months)    (Months)     Index     (Months)    Rate (%)
-----   -----------------------   -------------   ------------   ---------   --------   ---------   --------   ----------
    1   2 YR ARM BALLOON 40/30       341,282.74            478         358          2   LIBOR_6MO         22      7.71192
    1   2 YR ARM BALLOON 40/30       195,869.95            478         358          2   LIBOR_6MO         22      7.50000
    1   2 YR ARM BALLOON 40/30     6,352,111.08            477         358          2   LIBOR_6MO         22      8.66033
    1   2 YR ARM BALLOON 40/30     4,354,655.99            478         358          2   LIBOR_6MO         22      8.26753
    1   2 YR ARM BALLOON 40/30    46,417,622.10            476         357          3   LIBOR_6MO         21      8.16114
    1   2 YR ARM BALLOON 40/30     1,290,868.48            477         357          3   LIBOR_6MO         21      8.75918
    1   2 YR ARM BALLOON 40/30     2,690,502.30            477         357          3   LIBOR_6MO         21      8.22363
    1   2 YR ARM BALLOON 50/30     4,724,537.37            599         359          1   LIBOR_6MO         23      8.92135
    1   2 YR ARM BALLOON 50/30     1,234,530.54            598         358          2   LIBOR_6MO         22      8.53276
    1   2 YR ARM BALLOON 50/30       381,961.68            599         359          1   LIBOR_6MO         23      8.65014
    1   2 YR ARM BALLOON 50/30       175,739.65            599         359          1   LIBOR_6MO         23      9.95000
    1   2 YR ARM BALLOON 50/30        74,991.41            599         359          1   LIBOR_6MO         23      8.25000
    1   2 YR ARM BALLOON 50/30       482,753.40            598         358          2   LIBOR_6MO         22      9.28399
    1   2 YR ARM BALLOON 50/30     6,681,474.12            599         359          1   LIBOR_6MO         23      8.42522
    1   2 YR ARM BALLOON 50/30       612,139.04            599         359          1   LIBOR_6MO         23      9.18244
    1   2 YR ARM BALLOON 50/30       235,974.72            599         359          1   LIBOR_6MO         23      8.42500
    1   2 YR ARM BALLOON 50/30       372,175.13            599         359          1   LIBOR_6MO         23      6.77382
    1         2 YR ARM IO          3,045,181.44            300         358          2   LIBOR_6MO         22      7.55488
    1         2 YR ARM IO            180,000.00            300         359          1   LIBOR_6MO         23      6.70000
    1         2 YR ARM IO            369,920.00            300         357          3   LIBOR_6MO         21      8.13099
    1         2 YR ARM IO            340,000.00            300         357          3   LIBOR_6MO         21      8.12500
    1         2 YR ARM IO            814,880.00            300         359          1   LIBOR_6MO         23      7.56681
    1         2 YR ARM IO            490,900.00            300         359          1   LIBOR_6MO         23      7.79438
    1         2 YR ARM IO            363,070.99            300         356          4   LIBOR_6MO         20      7.95000
    1         2 YR ARM IO          3,652,247.73            300         358          2   LIBOR_6MO         22      7.79359
    1         2 YR ARM IO            804,799.43            300         357          3   LIBOR_6MO         21      7.68767
    1         2 YR ARM IO            153,181.00            300         359          1   LIBOR_6MO         23      8.65000
    1         2 YR ARM IO            273,200.00            198         254          4   LIBOR_6MO         20      7.00260
    1         2 YR ARM IO            644,200.00            240         359          1   LIBOR_6MO         23      8.35036
    1         2 YR ARM IO            300,000.00            240         359          1   LIBOR_6MO         23      6.99900
    1         20 YR FIXED            577,256.49            237         237          3          --         --      9.90280
    1         20 YR FIXED            239,178.90            238         238          2          --         --      7.97000
    1         20 YR FIXED            130,748.32            237         237          3          --         --      7.11000
    1         20 YR FIXED             77,538.84            237         237          3          --         --      6.83000
    1         25 YR FIXED             49,872.94            297         297          3          --         --      9.31000
    1         25 YR FIXED            109,565.79            297         297          3          --         --      6.63000
    1          3 YR ARM            3,576,653.22            358         358          2   LIBOR_6MO         34      9.00977
    1          3 YR ARM              220,137.45            358         358          2   LIBOR_6MO         34      7.00000
    1          3 YR ARM              111,597.37            357         357          3   LIBOR_6MO         33      6.99000
    1          3 YR ARM              127,870.22            358         358          2   LIBOR_6MO         34      9.37500
    1          3 YR ARM              166,830.97            359         359          1   LIBOR_6MO         35      7.70000
    1          3 YR ARM              157,403.10            359         359          1   LIBOR_6MO         35      8.42500
    1          3 YR ARM              227,203.95            358         358          2   LIBOR_6MO         34      6.69000
    1          3 YR ARM              750,165.99            358         358          2   LIBOR_6MO         34      9.08755
    1          3 YR ARM              232,750.00            360         360          0   LIBOR_6MO         36      8.60000
    1          3 YR ARM            1,532,295.21            357         357          3   LIBOR_6MO         33      8.51293
    1          3 YR ARM              406,059.05            358         358          2   LIBOR_6MO         34      9.07441
    1          3 YR ARM              139,355.75            358         358          2   LIBOR_6MO         34      9.42000
    1          3 YR ARM            2,951,765.15            357         357          3   LIBOR_6MO         33      8.48026
    1          3 YR ARM              222,978.55            358         358          2   LIBOR_6MO         34      8.50000
    1          3 YR ARM              282,127.74            357         357          3   LIBOR_6MO         33      7.63972
    1          3 YR ARM            1,671,938.68            358         358          2   LIBOR_6MO         34      8.55897
    1       3 YR ARM 40/40           325,409.32            479         479          1   LIBOR_6MO         35      8.10830
    1       3 YR ARM 40/40           116,286.51            476         476          4   LIBOR_6MO         32      8.59000
    1   3 YR ARM BALLOON 40/30     2,506,654.70            478         358          2   LIBOR_6MO         34      8.79752
    1   3 YR ARM BALLOON 40/30       504,493.59            478         358          2   LIBOR_6MO         34      9.31934
    1   3 YR ARM BALLOON 40/30       185,816.03            478         358          2   LIBOR_6MO         34      8.82500
    1   3 YR ARM BALLOON 40/30       453,852.01            477         357          3   LIBOR_6MO         33      9.01293
    1   3 YR ARM BALLOON 40/30       549,234.20            478         358          2   LIBOR_6MO         34      9.04805
    1   3 YR ARM BALLOON 40/30       769,404.03            478         358          2   LIBOR_6MO         34      8.45912
    1   3 YR ARM BALLOON 40/30       227,803.47            477         357          3   LIBOR_6MO         33      8.14014


                                                                  Original
                                            Gross                 Interest
                     Initial               Lifetime                 Only
          Gross      Periodic   Periodic   Maximum     Floor       Period
Group   Margin (%)   Cap (%)    Cap (%)    Rate (%)   Rate (%)   (Months)(1)
-----   ----------   --------   --------   --------   --------   -----------
    1      6.09537    3.00000    1.00000   14.71192    7.71192             0
    1      5.00000    3.00000    1.00000   13.50000    7.50000             0
    1      5.84178    2.50041    1.00000   14.67066    8.66033             0
    1      5.86589    2.26224    1.00000   14.26753    7.95650             0
    1      5.73815    2.19650    1.01113   14.27294    8.14775             0
    1      5.98493    3.00000    1.00000   15.67970    8.75918             0
    1      5.70727    3.00000    1.00000   15.06103    7.92598             0
    1      5.39488    3.00000    1.00000   14.92135    8.92135             0
    1      5.34938    3.00000    1.00000   14.53276    8.10563             0
    1      6.06084    3.00000    1.00000   14.65014    8.65014             0
    1      7.44000    3.00000    1.00000   15.95000    9.95000             0
    1      5.74000    3.00000    1.00000   14.25000    8.25000             0
    1      6.69455    3.00000    1.00000   15.28399    9.28399             0
    1      5.93849    3.00000    1.00000   14.42522    8.42522             0
    1      6.63607    3.00000    1.00000   15.18244    9.18244             0
    1      5.83500    3.00000    1.00000   14.42500    8.42500             0
    1      4.78778    3.00000    1.00000   12.77382    6.77382             0
    1      5.20018    2.84206    1.04105   14.21038    7.55488            60
    1      6.05000    3.00000    1.00000   13.70000    6.70000            60
    1      5.19775    3.00000    1.00000   15.13099    6.17003            60
    1      5.50000    3.00000    1.00000   14.12500    8.12500            60
    1      6.05383    3.00000    1.00000   14.56681    7.56681            60
    1      4.79438    2.00000    1.00000   13.79438    7.79438            60
    1      4.95000    3.00000    1.00000   13.95000    7.95000            60
    1      5.10658    2.91129    1.05462   14.41854    7.79359            60
    1      4.99761    3.00000    1.00000   14.68767    7.68767            60
    1      6.14000    3.00000    1.00000   14.65000    8.65000            60
    1      4.79883    3.00000    1.00000   14.00260    5.24154            60
    1      5.37500    3.00000    1.00000   14.56163    5.63909           120
    1      5.50000    2.00000    1.00000   12.99900    5.50000           120
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1      6.01986    2.37756    1.09702   15.26555    8.09976             0
    1      4.80000    3.00000    1.00000   13.00000    7.00000             0
    1      3.00000    3.00000    1.00000   12.99000    6.99000             0
    1      5.97500    3.00000    1.00000   15.37500    9.37500             0
    1      5.87500    3.00000    1.00000   13.70000    5.87500             0
    1      7.25000    3.00000    1.00000   14.42500    7.25000             0
    1      2.70000    3.00000    1.00000   12.69000    6.69000             0
    1      7.03148    2.83831    1.00000   15.08755    8.72960             0
    1      6.74000    3.00000    1.00000   14.60000    8.60000             0
    1      6.22997    2.43378    1.00000   14.51293    8.25756             0
    1      6.32587    3.00000    1.00000   16.07441    9.07441             0
    1      7.42000    3.00000    1.00000   15.42000    9.42000             0
    1      6.90513    2.71907    1.00000   14.48026    8.48041             0
    1      6.50000    3.00000    1.00000   14.50000    8.50000             0
    1      5.73352    2.00000    1.00000   13.63972    7.63972             0
    1      5.57497    2.67259    1.00000   14.67896    7.93269             0
    1      6.05000    3.00000    1.00000   15.10830    8.10830             0
    1      6.59000    3.00000    1.00000   14.59000    8.59000             0
    1      5.66227    2.60074    1.03746   15.10971    8.50904             0
    1      6.68073    2.00000    1.00000   15.31934    9.31934             0
    1      5.82500    2.00000    1.00000   14.82500    8.82500             0
    1      6.47690    3.00000    1.00000   15.01293    9.01293             0
    1      7.75782    3.00000    1.00000   15.04805    9.04805             0
    1      6.21139    3.00000    1.00000   14.45912    8.45912             0
    1      5.68356    2.00000    1.00000   14.14014    8.14014             0



                                                   Remaining     Remaining                           First      Cut-off
                                                  Amortization    Term to      Loan                   Rate     Date Gross
                                    Principal         Term       Maturity      Age                   Reset      Interest
Group         Description          Balance ($)    (Months)(1)    (Months)    (Months)     Index     (Months)    Rate (%)
-----   -----------------------   -------------   ------------   ---------   --------   ---------   --------   ----------
    1   3 YR ARM BALLOON 40/30       516,773.33            478         358          2   LIBOR_6MO         34      9.20351
    1   3 YR ARM BALLOON 50/30       130,482.91            599         359          1   LIBOR_6MO         35      7.90000
    1   3 YR ARM BALLOON 50/30       792,043.91            599         359          1   LIBOR_6MO         35      7.86869
    1         3 YR ARM IO            378,000.00            300         358          2   LIBOR_6MO         34      7.88823
    1         3 YR ARM IO            331,500.00            300         359          1   LIBOR_6MO         35      6.42500
    1         3 YR ARM IO            333,000.00            300         357          3   LIBOR_6MO         33      8.07500
    1         3 YR ARM IO            373,600.00            300         358          2   LIBOR_6MO         34      6.75000
    1         30 YR FIXED         14,726,756.39            357         358          2          --         --      8.44134
    1         30 YR FIXED            259,612.87            358         358          2          --         --      7.50000
    1         30 YR FIXED            139,712.95            357         357          3          --         --      7.94200
    1         30 YR FIXED            121,303.10            356         358          2          --         --      9.99000
    1         30 YR FIXED            598,933.89            358         358          2          --         --      7.43932
    1         30 YR FIXED          1,373,492.46            357         357          3          --         --      9.64555
    1         30 YR FIXED            179,801.38            358         358          2          --         --      8.97000
    1         30 YR FIXED            143,886.28            358         358          2          --         --     10.55000
    1         30 YR FIXED            204,053.24            358         358          2          --         --      8.55000
    1         30 YR FIXED            485,534.09            357         357          3          --         --      9.05786
    1         30 YR FIXED            142,362.19            358         358          2          --         --      9.60000
    1         30 YR FIXED            662,284.79            357         357          3          --         --      8.03721
    1         30 YR FIXED            305,608.40            358         358          2          --         --      8.25000
    1         30 YR FIXED          2,644,305.20            358         358          2          --         --      9.11836
    1         30 YR FIXED            345,117.74            358         358          2          --         --      9.92843
    1         30 YR FIXED            164,936.87            355         355          5          --         --      8.55000
    1         30 YR FIXED            360,630.95            359         359          1          --         --      8.66807
    1         30 YR FIXED            222,685.77            358         358          2          --         --      7.77500
    1         30 YR FIXED            967,017.76            358         358          2          --         --      8.14316
    1         30 YR FIXED          6,470,122.02            358         359          1          --         --      7.51684
    1         30 YR FIXED            197,819.25            359         359          1          --         --      6.45000
    1         30 YR FIXED            334,850.91            356         356          4          --         --      9.45521
    1         30 YR FIXED          5,845,372.11            357         357          3          --         --      8.15641
    1         30 YR FIXED            306,074.19            358         358          2          --         --      8.07738
    1         30 YR FIXED          5,766,374.30            358         358          2          --         --      7.05240
    1         30 YR FIXED         17,602,217.00            357         357          3          --         --      7.72263
    1         40 YR FIXED            132,973.63            479         479          1          --         --      9.25000
    1         40 YR FIXED            219,174.69            476         476          4          --         --      8.20902
    1          5 YR ARM            1,891,709.51            358         358          2   LIBOR_6MO         58      9.04759
    1          5 YR ARM              389,958.94            358         358          2   LIBOR_6MO         58      7.12966
    1          5 YR ARM              595,313.13            357         357          3   LIBOR_6MO         57      7.54475
    1          5 YR ARM              179,475.87            357         357          3   LIBOR_6MO         57      9.62500
    1          5 YR ARM              761,863.79            358         358          2   LIBOR_6MO         58      9.22145
    1          5 YR ARM            1,131,550.50            357         357          3   LIBOR_6MO         57      7.50731
    1   5 YR ARM BALLOON 40/30     2,725,504.92            477         357          3   LIBOR_6MO         57      7.84796
    1   5 YR ARM BALLOON 40/30        66,500.00            480         360          0   LIBOR_6MO         60     10.25000
    1   5 YR ARM BALLOON 40/30       649,742.44            477         357          3   LIBOR_6MO         57      7.56084
    1   5 YR ARM BALLOON 40/30       532,296.84            478         358          2   LIBOR_6MO         58      6.99142
    1   5 YR ARM BALLOON 40/30     1,762,508.25            475         357          3   LIBOR_6MO         57      8.21558
    1   5 YR ARM BALLOON 45/30       135,783.41            537         357          3   LIBOR_6MO         57      8.37500
    1   5 YR ARM BALLOON 50/30        75,992.68            599         359          1   LIBOR_6MO         59      8.70000
    1   5 YR ARM BALLOON 50/30       311,970.24            599         359          1   LIBOR_6MO         59      8.72500
    1   5 YR ARM BALLOON 50/30       312,449.18            599         359          1   LIBOR_6MO         59      8.04423
    1   5 YR ARM BALLOON 50/30       142,548.02            599         359          1   LIBOR_6MO         59      9.05000
    1   5 YR ARM BALLOON 50/30     2,139,868.02            599         359          1   LIBOR_6MO         59      7.99145
    1          6 MO ARM              330,518.77            356         356          4   LIBOR_6MO          2      7.85000
    1   7 YR ARM BALLOON 50/30        89,985.64            599         359          1   LIBOR_6MO         83      7.37500
    1     FIXED BALLOON 40/30      3,015,293.70            477         357          3          --         --      8.46997
    1     FIXED BALLOON 40/30        689,273.13            477         357          3          --         --      7.32324
    1     FIXED BALLOON 40/30        229,759.59            475         356          4          --         --      9.30000
    1     FIXED BALLOON 40/30        299,743.72            478         358          2          --         --      6.60000
    1     FIXED BALLOON 40/30        164,927.65            478         358          2          --         --      8.92500
    1     FIXED BALLOON 40/30        673,900.25            479         359          1          --         --      9.14712
    1     FIXED BALLOON 40/30        170,708.69            478         358          2          --         --      8.25000


                                                                  Original
                                            Gross                 Interest
                     Initial               Lifetime                 Only
          Gross      Periodic   Periodic   Maximum     Floor       Period
Group   Margin (%)   Cap (%)    Cap (%)    Rate (%)   Rate (%)   (Months)(1)
-----   ----------   --------   --------   --------   --------   -----------
    1      6.47884    2.52172    1.00000   15.36767    9.20351             0
    1      5.74000    3.00000    1.00000   13.90000    7.90000             0
    1      5.35869    3.00000    1.00000   13.86869    7.86869             0
    1      5.50000    3.00000    1.00000   13.88823    7.88823            60
    1      6.05000    3.00000    1.00000   13.42500    6.42500            60
    1      5.07500    2.00000    1.00000   14.07500    8.07500            60
    1      6.20000    3.00000    1.00000   13.75000    6.75000            60
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1      5.91657    4.72262    1.00000   14.19541    9.04759             0
    1      4.20043    2.78633    1.00000   12.86755    7.12966             0
    1      5.55991    5.00000    1.00000   12.54475    7.54475             0
    1      6.62500    2.00000    1.00000   15.62500    9.62500             0
    1      6.45129    5.00000    1.00000   14.44105    8.71504             0
    1      5.58810    5.00000    1.00000   12.50731    7.50731             0
    1      5.51995    4.53434    1.00000   13.16943    7.84796             0
    1      7.74000    5.00000    1.00000   15.25000   10.25000             0
    1      5.50000    5.00000    1.00000   12.56084    7.56084             0
    1      4.40437    3.31074    1.00000   12.55451    6.99142             0
    1      5.54397    5.00000    1.00000   13.21558    8.21558             0
    1      6.00000    2.00000    1.00000   14.37500    6.00000             0
    1      6.19000    5.00000    1.00000   13.70000    8.70000             0
    1      6.21500    5.00000    1.00000   13.72500    8.72500             0
    1      5.99705    5.00000    1.00000   13.04423    8.04423             0
    1      6.46000    5.00000    1.00000   14.05000    9.05000             0
    1      5.29539    5.00000    1.00000   12.99145    7.99145             0
    1      5.63000    1.00000    1.00000   14.85000    7.85000             0
    1      2.73190    5.00000    2.00000   12.37500    7.37500             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0



                                                   Remaining     Remaining                           First      Cut-off
                                                  Amortization    Term to      Loan                   Rate     Date Gross
                                    Principal         Term       Maturity      Age                   Reset      Interest
Group         Description          Balance ($)    (Months)(1)    (Months)    (Months)     Index     (Months)    Rate (%)
-----   -----------------------   -------------   ------------   ---------   --------   ---------   --------   ----------
    1     FIXED BALLOON 40/30        610,745.14            478         358          2          --         --      9.40100
    1     FIXED BALLOON 40/30      1,332,422.46            479         359          1          --         --      7.51140
    1     FIXED BALLOON 40/30        312,593.77            476         356          4          --         --      7.60000
    1     FIXED BALLOON 40/30        195,409.71            478         358          2          --         --      8.75000
    1     FIXED BALLOON 40/30      1,573,872.48            478         358          2          --         --      8.17488
    1     FIXED BALLOON 40/30      4,234,933.49            477         357          3          --         --      7.39024
    1     FIXED BALLOON 50/30        107,982.81            598         358          2          --         --      9.20000
    1     FIXED BALLOON 50/30        403,907.10            598         358          2          --         --      8.25000
    1     FIXED BALLOON 50/30        622,184.00            598         358          2          --         --      8.37247
    1     FIXED BALLOON 50/30        153,961.78            598         358          2          --         --      8.05000
    1     FIXED BALLOON 50/30      2,236,934.70            599         359          1          --         --      7.93486
    2   10 YR ARM BALLOON 50/30      507,091.38            599         359          1   LIBOR_6MO        119      5.87500
    2         15 YR FIXED            154,689.95            178         178          2          --         --      8.36405
    2         15 YR FIXED            230,527.41            179         179          1          --         --      7.92500
    2         15 YR FIXED             67,839.30            179         179          1          --         --     10.22500
    2         15 YR FIXED             61,757.00            178         178          2          --         --      8.55000
    2         15 YR FIXED            500,081.50            179         179          1          --         --      8.81089
    2         15 YR FIXED            291,923.69            177         177          3          --         --      8.06565
    2          2 YR ARM           39,566,713.59            358         358          2   LIBOR_6MO         22      9.19945
    2          2 YR ARM            1,433,224.60            358         358          2   LIBOR_6MO         22      9.88126
    2          2 YR ARM              226,228.77            357         357          3   LIBOR_6MO         21     10.52212
    2          2 YR ARM              626,295.54            358         358          2   LIBOR_6MO         22     10.34549
    2          2 YR ARM            2,463,886.29            358         358          2   LIBOR_6MO         22      9.32369
    2          2 YR ARM              222,752.26            357         357          3   LIBOR_6MO         21      8.05000
    2          2 YR ARM              480,847.82            357         357          3   LIBOR_6MO         21     10.24762
    2          2 YR ARM            8,114,415.38            358         358          2   LIBOR_6MO         22      9.46653
    2          2 YR ARM            1,708,008.23            357         357          3   LIBOR_6MO         21      9.02717
    2          2 YR ARM            1,147,614.81            358         358          2   LIBOR_6MO         22      9.13629
    2          2 YR ARM              646,959.97            358         358          2   LIBOR_6MO         22      9.19114
    2          2 YR ARM              115,074.60            359         359          1   LIBOR_6MO         23     11.67500
    2          2 YR ARM            7,858,440.15            358         358          2   LIBOR_6MO         22      9.51440
    2          2 YR ARM            7,298,884.41            359         359          1   LIBOR_6MO         23      8.81528
    2          2 YR ARM              526,599.29            358         358          2   LIBOR_6MO         22      9.62422
    2          2 YR ARM            1,477,348.04            358         358          2   LIBOR_6MO         22      8.68874
    2          2 YR ARM              161,159.33            358         358          2   LIBOR_6MO         22     10.01626
    2          2 YR ARM           22,465,756.06            358         358          2   LIBOR_6MO         22      9.07663
    2          2 YR ARM              166,014.09            358         358          2   LIBOR_6MO         22      7.74000
    2          2 YR ARM            5,072,076.33            357         357          3   LIBOR_6MO         21      8.07757
    2          2 YR ARM           19,697,621.47            357         357          3   LIBOR_6MO         21      8.90630
    2          2 YR ARM            2,514,232.23            357         357          3   LIBOR_6MO         21      9.06496
    2          2 YR ARM              525,309.82            356         356          4   LIBOR_6MO         20      9.16381
    2          2 YR ARM               63,901.92            358         358          2   LIBOR_6MO         22      7.36000
    2          2 YR ARM            1,319,346.83            358         358          2   LIBOR_6MO         22      8.21608
    2          2 YR ARM              343,719.74            358         358          2   LIBOR_6MO         22      9.80520
    2          2 YR ARM               93,007.56            358         358          2   LIBOR_6MO         22      9.47500
    2          2 YR ARM            1,189,630.85            358         358          2   LIBOR_6MO         22      8.99295
    2          2 YR ARM            6,089,220.95            357         357          3   LIBOR_6MO         21      9.15468
    2       2 YR ARM 40/40         3,191,769.22            478         478          2   LIBOR_6MO         22      9.34276
    2       2 YR ARM 40/40           178,390.57            477         477          3   LIBOR_6MO         21      9.17500
    2       2 YR ARM 40/40           323,872.79            477         477          3   LIBOR_6MO         21      8.72295
    2       2 YR ARM 40/40           198,373.49            479         479          1   LIBOR_6MO         23     10.55000
    2       2 YR ARM 40/40         1,488,036.38            479         479          1   LIBOR_6MO         23      8.60789
    2       2 YR ARM 40/40         1,063,543.16            478         478          2   LIBOR_6MO         22      9.08261
    2       2 YR ARM 40/40           579,671.38            478         478          2   LIBOR_6MO         22      8.05000
    2       2 YR ARM 40/40           332,424.63            479         479          1   LIBOR_6MO         23      8.80000
    2   2 YR ARM BALLOON 40/30    18,550,324.18            477         357          3   LIBOR_6MO         21      8.97280
    2   2 YR ARM BALLOON 40/30       225,785.19            477         357          3   LIBOR_6MO         21      9.80000
    2   2 YR ARM BALLOON 40/30       287,805.36            479         357          3   LIBOR_6MO         21      8.83000
    2   2 YR ARM BALLOON 40/30     2,019,354.30            477         357          3   LIBOR_6MO         21      8.38525
    2   2 YR ARM BALLOON 40/30       459,873.79            479         359          1   LIBOR_6MO         23      8.15000
    2   2 YR ARM BALLOON 40/30       964,336.50            478         358          2   LIBOR_6MO         22      9.03774


                                                                  Original
                                            Gross                 Interest
                     Initial               Lifetime                 Only
          Gross      Periodic   Periodic   Maximum     Floor       Period
Group   Margin (%)   Cap (%)    Cap (%)    Rate (%)   Rate (%)   (Months)(1)
-----   ----------   --------   --------   --------   --------   -----------
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    1           --         --         --         --         --             0
    2      2.25000    5.00000    2.00000   10.87500    5.87500             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2      6.04738    2.53978    1.00944   15.67462    9.04319             0
    2      6.74451    2.22528    1.00000   15.95897    9.88031             0
    2      7.51865    2.00000    1.00000   16.51865   10.51865             0
    2      7.33937    2.33909    1.00000   16.34549   10.00640             0
    2      6.42612    2.36518    1.00000   15.32350    8.75495             0
    2      7.50000    3.00000    1.00000   14.05000    8.05000             0
    2      5.81828    2.26192    1.00000   16.24762   10.24762             0
    2      6.32068    2.28267    1.01380   15.62184    9.19853             0
    2      5.82470    2.29709    1.00000   15.02598    9.02598             0
    2      6.24927    2.14550    1.00000   15.13578    9.13578             0
    2      6.19114    2.00000    1.00000   15.19114    9.19114             0
    2      7.50000    2.00000    1.00000   17.67500   11.67500             0
    2      6.32941    2.30681    1.00000   15.72079    9.37525             0
    2      6.22527    2.85307    1.00000   15.66835    8.81528             0
    2      7.42005    3.00000    1.40885   16.44192    9.62422             0
    2      5.65906    2.00000    1.00000   14.68874    8.68874             0
    2      6.76406    2.00000    1.00000   16.01303   10.01303             0
    2      6.06182    2.03830    1.00000   15.07961    9.07606             0
    2      5.74000    3.00000    1.00000   13.74000    7.74000             0
    2      5.00516    2.08025    1.00000   14.07757    7.98844             0
    2      5.93365    2.74214    1.04727   15.60206    8.79025             0
    2      6.15304    2.76172    1.00000   15.79742    9.06496             0
    2      6.08465    3.00000    1.00000   16.16381    8.47176             0
    2      5.36000    3.00000    1.00000   13.36000    7.36000             0
    2      6.03029    3.00000    1.00000   15.21608    8.21608             0
    2      6.80520    2.00000    1.00000   15.80520    9.80520             0
    2      6.47500    2.00000    1.00000   15.47500    9.47500             0
    2      5.90839    2.05455    1.00000   15.04750    8.99295             0
    2      6.23116    3.00000    1.00000   16.13004    9.03200             0
    2      6.08012    2.04563    1.00000   15.34225    9.34225             0
    2      6.17500    2.00000    1.00000   15.17500    9.17500             0
    2      5.72295    2.00000    1.00000   14.72295    8.72295             0
    2      7.55000    2.00000    1.00000   16.55000   10.55000             0
    2      6.30193    3.00000    1.00000   15.60789    8.60789             0
    2      6.16330    2.18761    1.00000   15.08216    9.08216             0
    2      5.05000    2.00000    1.00000   14.05000    8.05000             0
    2      6.30000    3.00000    1.00000   15.80000    8.80000             0
    2      5.71943    2.43549    1.00000   15.27095    8.86262             0
    2      6.80000    2.00000    1.00000   15.80000    9.80000             0
    2      5.82500    2.00000    1.00000   14.82500    8.82500             0
    2      5.74430    2.71810    1.00000   14.38525    8.38525             0
    2      7.12500    3.00000    1.00000   14.15000    7.12500             0
    2      5.60098    3.00000    1.00000   15.03774    9.03774             0



                                                   Remaining     Remaining                           First      Cut-off
                                                  Amortization    Term to      Loan                   Rate     Date Gross
                                    Principal         Term       Maturity      Age                   Reset      Interest
Group         Description          Balance ($)    (Months)(1)    (Months)    (Months)     Index     (Months)    Rate (%)
-----   -----------------------   -------------   ------------   ---------   --------   ---------   --------   ----------
    2   2 YR ARM BALLOON 40/30     1,870,257.65            478         358          2   LIBOR_6MO         22      9.29095
    2   2 YR ARM BALLOON 40/30       139,400.54            479         356          4   LIBOR_6MO         20      9.63000
    2   2 YR ARM BALLOON 40/30       426,422.44            477         357          3   LIBOR_6MO         21      8.97500
    2   2 YR ARM BALLOON 40/30       578,122.26            477         357          3   LIBOR_6MO         21      7.50000
    2   2 YR ARM BALLOON 40/30     4,237,884.55            477         357          3   LIBOR_6MO         21      8.87523
    2   2 YR ARM BALLOON 40/30       317,825.19            479         359          1   LIBOR_6MO         23      9.60026
    2   2 YR ARM BALLOON 40/30       215,941.10            478         358          2   LIBOR_6MO         22     10.50000
    2   2 YR ARM BALLOON 40/30       185,971.90            479         359          1   LIBOR_6MO         23     10.15000
    2   2 YR ARM BALLOON 40/30       159,246.24            478         358          2   LIBOR_6MO         22      9.80000
    2   2 YR ARM BALLOON 40/30       224,882.31            478         358          2   LIBOR_6MO         22      8.32500
    2   2 YR ARM BALLOON 40/30    11,043,895.90            478         358          2   LIBOR_6MO         22      8.39484
    2   2 YR ARM BALLOON 40/30     2,897,632.83            477         357          3   LIBOR_6MO         21      8.26349
    2   2 YR ARM BALLOON 40/30    21,410,238.27            477         357          3   LIBOR_6MO         21      8.12826
    2   2 YR ARM BALLOON 40/30     1,056,332.31            477         357          3   LIBOR_6MO         21      9.25412
    2   2 YR ARM BALLOON 40/30       635,585.87            477         357          3   LIBOR_6MO         21      8.40594
    2   2 YR ARM BALLOON 40/30       149,862.88            479         359          1   LIBOR_6MO         23      8.50000
    2   2 YR ARM BALLOON 40/30     2,409,702.42            477         357          3   LIBOR_6MO         21      8.53304
    2   2 YR ARM BALLOON 45/30       549,750.27            538         358          2   LIBOR_6MO         22      7.48001
    2   2 YR ARM BALLOON 50/30     1,142,851.68            598         358          2   LIBOR_6MO         22      9.71949
    2   2 YR ARM BALLOON 50/30       134,335.23            597         357          3   LIBOR_6MO         21      7.37500
    2   2 YR ARM BALLOON 50/30        63,744.75            598         358          2   LIBOR_6MO         22     10.85000
    2   2 YR ARM BALLOON 50/30        80,094.37            599         359          1   LIBOR_6MO         23      9.50000
    2   2 YR ARM BALLOON 50/30     3,454,210.71            599         359          1   LIBOR_6MO         23      8.69436
    2   2 YR ARM BALLOON 50/30       401,470.27            599         359          1   LIBOR_6MO         23     10.03229
    2   2 YR ARM BALLOON 50/30        70,793.93            598         358          2   LIBOR_6MO         22     10.75000
    2   2 YR ARM BALLOON 50/30       391,503.70            599         359          1   LIBOR_6MO         23      8.79157
    2         2 YR ARM IO         17,976,715.19            300         357          3   LIBOR_6MO         21      8.47035
    2         2 YR ARM IO            202,500.00            300         357          3   LIBOR_6MO         21      9.71000
    2         2 YR ARM IO            390,000.00            300         359          1   LIBOR_6MO         23      8.30000
    2         2 YR ARM IO            643,900.00            300         358          2   LIBOR_6MO         22     10.80788
    2         2 YR ARM IO            210,120.00            300         357          3   LIBOR_6MO         21      7.70000
    2         2 YR ARM IO          1,378,749.99            300         358          2   LIBOR_6MO         22      8.48364
    2         2 YR ARM IO            320,000.00            300         357          3   LIBOR_6MO         21      8.12160
    2         2 YR ARM IO            391,900.00            300         359          1   LIBOR_6MO         23      7.67500
    2         2 YR ARM IO          2,625,500.00            300         358          2   LIBOR_6MO         22      8.47719
    2         2 YR ARM IO          4,039,460.61            300         359          1   LIBOR_6MO         23      7.93071
    2         2 YR ARM IO            275,000.00            300         357          3   LIBOR_6MO         21      7.70000
    2         2 YR ARM IO            273,499.81            300         357          3   LIBOR_6MO         21      9.69826
    2         2 YR ARM IO          2,556,014.67            300         358          2   LIBOR_6MO         22      8.40183
    2         2 YR ARM IO          2,113,654.04            300         358          2   LIBOR_6MO         22      8.13703
    2         2 YR ARM IO         14,035,745.41            300         358          2   LIBOR_6MO         22      7.94036
    2         2 YR ARM IO            383,304.75            300         357          3   LIBOR_6MO         21      8.65799
    2         2 YR ARM IO            342,400.00            300         357          3   LIBOR_6MO         21      8.95000
    2         2 YR ARM IO            141,000.00            300         357          3   LIBOR_6MO         21      7.58000
    2         2 YR ARM IO            912,288.16            300         357          3   LIBOR_6MO         21      7.58951
    2         2 YR ARM IO            787,964.52            240         358          2   LIBOR_6MO         22      8.56197
    2         2 YR ARM IO            137,650.00            240         359          1   LIBOR_6MO         23      9.99000
    2         2 YR ARM IO            161,500.00            240         359          1   LIBOR_6MO         23      9.50000
    2         2 YR ARM IO            965,299.93            240         359          1   LIBOR_6MO         23      7.95605
    2         2 YR ARM IO            334,800.00            240         358          2   LIBOR_6MO         22      7.62321
    2         20 YR FIXED            147,100.59            235         235          5          --         --      7.25000
    2         20 YR FIXED             82,111.62            237         237          3          --         --      6.83000
    2          3 YR ARM            3,179,017.91            358         358          2   LIBOR_6MO         34      9.56632
    2          3 YR ARM               49,927.91            357         357          3   LIBOR_6MO         33      9.65000
    2          3 YR ARM              799,283.01            357         357          3   LIBOR_6MO         33     11.85000
    2          3 YR ARM               95,427.17            357         357          3   LIBOR_6MO         33      8.63000
    2          3 YR ARM              161,995.36            359         359          1   LIBOR_6MO         35      9.62500
    2          3 YR ARM              684,319.76            358         358          2   LIBOR_6MO         34      9.34276
    2          3 YR ARM              645,765.57            357         357          3   LIBOR_6MO         33      8.59977
    2          3 YR ARM              598,996.13            358         358          2   LIBOR_6MO         34      9.13845
    2          3 YR ARM              116,766.97            357         357          3   LIBOR_6MO         33      8.08000


                                                                  Original
                                            Gross                 Interest
                     Initial               Lifetime                 Only
          Gross      Periodic   Periodic   Maximum     Floor       Period
Group   Margin (%)   Cap (%)    Cap (%)    Rate (%)   Rate (%)   (Months)(1)
-----   ----------   --------   --------   --------   --------   -----------
    2      6.00955    2.06841    1.03420   15.35936    9.29095             0
    2      6.62500    2.00000    1.00000   15.62500    9.62500             0
    2      5.97500    2.00000    1.00000   14.97500    8.97500             0
    2      5.00000    3.00000    1.00000   13.50000    7.50000             0
    2      5.82799    2.42356    1.00000   15.08982    8.87523             0
    2      6.43368    3.00000    1.00000   16.60026    9.60026             0
    2      8.00000    3.00000    1.00000   16.50000   10.50000             0
    2      8.40000    3.00000    1.50000   17.15000   10.15000             0
    2      6.80000    2.00000    1.00000   15.80000    9.80000             0
    2      5.32500    2.00000    1.00000   14.32500    8.32500             0
    2      5.67535    2.45113    1.00000   14.39475    8.39475             0
    2      6.07436    2.10178    1.00000   14.26349    8.15917             0
    2      5.68698    2.38422    1.03064   14.43527    8.09204             0
    2      6.42888    2.59884    1.00000   15.71863    9.25412             0
    2      6.15619    2.75025    1.00000   15.15619    8.40594             0
    2      5.50000    2.00000    1.00000   14.50000    8.50000             0
    2      5.66976    3.00000    1.00000   15.44488    7.37221             0
    2      5.50000    2.00000    1.00000   13.48001    5.50000             0
    2      7.13019    3.00000    1.00000   15.71949    9.71949             0
    2      5.04500    3.00000    1.00000   13.37500    7.37500             0
    2      8.26070    3.00000    1.00000   16.85000   10.85000             0
    2      8.03570    3.00000    1.00000   15.50000    9.50000             0
    2      6.18010    3.00000    1.00000   14.69436    8.69436             0
    2      7.54023    3.00000    1.00000   16.03229   10.03229             0
    2      8.16070    3.00000    1.00000   16.75000   10.75000             0
    2      6.24511    3.00000    1.00000   14.79157    7.43542             0
    2      5.49903    2.79292    1.01405   15.16256    8.40140            60
    2      6.71000    2.00000    1.00000   15.71000    9.71000            60
    2      6.50000    3.00000    1.00000   15.30000    8.30000            60
    2      7.48703    2.00000    1.00000   16.80788   10.80788            60
    2      4.70000    3.00000    1.00000   14.70000    7.70000            60
    2      6.20422    2.61070    1.00000   15.09433    8.48364            60
    2      5.12000    2.00000    1.00000   14.12000    8.12000            60
    2      4.67500    2.00000    1.00000   13.67500    7.67500            60
    2      5.63483    2.15540    1.07770   14.63259    8.47719            60
    2      6.07753    2.97061    1.00000   14.90131    7.93071            60
    2      5.20000    3.00000    1.00000   13.70000    7.70000            60
    2      6.69826    2.00000    1.00000   15.69826    9.69826            60
    2      5.40183    2.00000    1.00000   14.40183    8.40183            60
    2      5.13703    2.32251    1.00000   14.13703    8.13703            60
    2      5.55830    2.95273    1.08281   14.71503    7.91814            60
    2      5.97494    2.83564    1.00000   15.49363    8.65799            60
    2      6.10000    3.00000    1.00000   15.95000    6.10000            60
    2      4.57500    2.00000    1.00000   13.57500    7.57500            60
    2      5.61875    3.00000    1.00000   14.40207    7.58951            60
    2      7.24911    2.54922    1.00000   14.56197    7.24911           120
    2      7.62500    3.00000    1.00000   15.99000    7.62500           120
    2      7.62500    3.00000    1.00000   15.50000    7.62500           120
    2      7.07436    3.00000    1.00000   13.95605    7.07436           120
    2      5.50000    2.00000    1.00000   13.62321    5.50000           120
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2      6.99673    2.52099    1.02822   15.62276    9.22430             0
    2      6.65000    2.00000    1.00000   15.65000    9.65000             0
    2      7.25000    3.00000    1.00000   17.85000   11.85000             0
    2      5.75000    2.00000    1.00000   14.63000    8.63000             0
    2      6.61500    3.00000    1.00000   15.62500    9.62500             0
    2      6.54293    2.75952    1.00000   15.34276    9.34276             0
    2      5.72656    2.28399    1.00000   14.59977    8.59977             0
    2      6.57889    2.56832    1.00000   15.70677    9.13845             0
    2      5.07500    2.00000    1.00000   14.07500    8.07500             0



                                                   Remaining     Remaining                           First      Cut-off
                                                  Amortization    Term to      Loan                   Rate     Date Gross
                                    Principal         Term       Maturity      Age                   Reset      Interest
Group         Description          Balance ($)    (Months)(1)    (Months)    (Months)     Index     (Months)    Rate (%)
-----   -----------------------   -------------   ------------   ---------   --------   ---------   --------   ----------
    2          3 YR ARM              119,800.27            359         359          1   LIBOR_6MO         35     10.30000
    2          3 YR ARM            2,243,999.31            357         357          3   LIBOR_6MO         33      8.17129
    2          3 YR ARM              272,963.28            355         355          5   LIBOR_6MO         31      9.52086
    2          3 YR ARM              298,402.07            359         359          1   LIBOR_6MO         35     10.17287
    2       3 YR ARM 40/40           472,611.85            478         478          2   LIBOR_6MO         34      9.61826
    2       3 YR ARM 40/40           218,449.02            479         479          1   LIBOR_6MO         35      9.77500
    2   3 YR ARM BALLOON 40/30       381,815.30            479         359          1   LIBOR_6MO         35      9.76732
    2   3 YR ARM BALLOON 40/30       163,276.21            478         358          2   LIBOR_6MO         34      8.82500
    2   3 YR ARM BALLOON 40/30       249,400.90            478         358          2   LIBOR_6MO         34      8.77444
    2   3 YR ARM BALLOON 40/30       120,558.23            481         357          3   LIBOR_6MO         33     10.98000
    2   3 YR ARM BALLOON 40/30       185,883.05            477         357          3   LIBOR_6MO         33      9.09000
    2   3 YR ARM BALLOON 40/30       192,865.00            480         360          0   LIBOR_6MO         36     10.50000
    2   3 YR ARM BALLOON 40/30       106,906.75            477         357          3   LIBOR_6MO         33      7.97500
    2   3 YR ARM BALLOON 40/30     1,990,056.61            477         357          3   LIBOR_6MO         33      8.21435
    2   3 YR ARM BALLOON 40/30        80,750.00            480         360          0   LIBOR_6MO         36      8.50000
    2   3 YR ARM BALLOON 50/30       447,817.25            599         359          1   LIBOR_6MO         35      6.30691
    2   3 YR ARM BALLOON 50/30       414,341.06            599         359          1   LIBOR_6MO         35      7.83426
    2         3 YR ARM IO          1,503,593.00            300         358          2   LIBOR_6MO         34     10.22395
    2         3 YR ARM IO            143,200.00            300         359          1   LIBOR_6MO         35      7.65000
    2         3 YR ARM IO             86,062.00            300         359          1   LIBOR_6MO         35      8.12500
    2         3 YR ARM IO            210,000.00            300         356          4   LIBOR_6MO         32      9.10000
    2         3 YR ARM IO            460,700.00            300         357          3   LIBOR_6MO         33      9.10148
    2         30 YR FIXED          6,591,934.28            357         358          2          --         --      8.19522
    2         30 YR FIXED            321,580.64            356         356          4          --         --     10.91210
    2         30 YR FIXED            300,804.04            357         357          3          --         --      7.35000
    2         30 YR FIXED            851,841.85            357         357          3          --         --      7.73587
    2         30 YR FIXED            332,708.24            356         356          4          --         --      7.50000
    2         30 YR FIXED            221,009.51            356         356          4          --         --      9.53434
    2         30 YR FIXED             91,724.27            357         357          3          --         --     12.22500
    2         30 YR FIXED            156,982.32            358         357          3          --         --      9.83000
    2         30 YR FIXED             50,342.55            357         357          3          --         --     10.75000
    2         30 YR FIXED            557,763.43            357         357          3          --         --      8.67500
    2         30 YR FIXED            366,631.03            358         358          2          --         --      9.87659
    2         30 YR FIXED            241,224.30            358         357          3          --         --      9.28000
    2         30 YR FIXED          3,195,252.64            357         358          2          --         --      9.03567
    2         30 YR FIXED             85,125.85            358         358          2          --         --      7.64000
    2         30 YR FIXED             54,828.81            356         356          4          --         --     11.50000
    2         30 YR FIXED            347,135.51            358         357          3          --         --      7.13000
    2         30 YR FIXED            265,432.47            357         357          3          --         --      8.20000
    2         30 YR FIXED          1,644,247.00            358         358          2          --         --      8.88172
    2         30 YR FIXED          4,903,590.80            359         359          1          --         --      7.53382
    2         30 YR FIXED            827,832.89            358         359          1          --         --      9.35416
    2         30 YR FIXED             68,966.59            359         359          1          --         --      9.57500
    2         30 YR FIXED         14,190,796.49            358         358          2          --         --      8.11424
    2         30 YR FIXED         62,975,221.03            358         358          2          --         --      5.90848
    2         30 YR FIXED          4,161,502.72            357         357          3          --         --      7.69366
    2       30 YR FIXED IO            99,000.00            300         359          1          --         --     10.65000
    2       30 YR FIXED IO           319,600.00            300         357          3          --         --      9.05000
    2       30 YR FIXED IO           315,000.00            300         358          2          --         --      9.97500
    2       30 YR FIXED IO           108,000.00            300         358          2          --         --      8.95000
    2       30 YR FIXED IO           371,941.00            300         357          3          --         --      6.62935
    2       30 YR FIXED IO         2,065,216.57            300         358          2          --         --      6.86985
    2       30 YR FIXED IO           116,499.21            240         359          1          --         --      8.50000
    2       30 YR FIXED IO         1,281,520.00            240         358          2          --         --      7.02112
    2       30 YR FIXED IO         1,425,000.00            240         359          1          --         --      7.26711
    2         40 YR FIXED            149,354.00            479         479          1          --         --      7.75000
    2         40 YR FIXED             76,032.64            478         478          2          --         --     11.07500
    2         40 YR FIXED            177,551.26             64         477          3          --         --      8.25000
    2          5 YR ARM              167,042.52            357         357          3   LIBOR_6MO         57      8.95951
    2          5 YR ARM              349,374.65            358         358          2   LIBOR_6MO         58      6.57500
    2          5 YR ARM              186,518.48            358         358          2   LIBOR_6MO         58      9.57500


                                                                  Original
                                            Gross                 Interest
                     Initial               Lifetime                 Only
          Gross      Periodic   Periodic   Maximum     Floor       Period
Group   Margin (%)   Cap (%)    Cap (%)    Rate (%)   Rate (%)   (Months)(1)
-----   ----------   --------   --------   --------   --------   -----------
    2      7.30000    2.00000    1.00000   16.30000   10.30000             0
    2      5.73187    2.46591    1.00000   14.17129    8.17129             0
    2      5.70426    2.00000    1.00000   15.52086    9.52086             0
    2      6.16141    3.00000    1.00000   16.17287   10.17287             0
    2      6.61826    2.00000    1.00000   15.61826    9.61826             0
    2      6.05000    3.00000    1.00000   16.77500    9.77500             0
    2      6.18122    2.68896    1.00000   15.76732    9.13232             0
    2      5.82500    2.00000    1.00000   14.82500    5.82500             0
    2      5.77444    2.00000    1.00000   14.77444    8.77444             0
    2      7.60000    2.00000    1.00000   16.97500   10.97500             0
    2      7.09000    3.00000    1.00000   15.09000    9.09000             0
    2      7.99000    3.00000    1.00000   16.50000   10.50000             0
    2      4.97500    2.00000    1.00000   13.97500    7.97500             0
    2      6.09116    2.70761    1.00000   14.21435    8.21435             0
    2      5.99000    3.00000    1.00000   14.50000    8.50000             0
    2      2.62013    2.00000    2.00000   12.30691    6.30691             0
    2      4.16922    2.51161    1.48839   13.83426    7.83426             0
    2      6.98433    2.26358    1.00000   16.40751    9.59526            60
    2      6.05000    3.00000    1.00000   14.65000    7.65000            60
    2      6.05000    3.00000    1.00000   15.12500    8.12500            60
    2      6.25000    3.00000    1.00000   15.10000    9.10000            60
    2      5.47325    3.00000    1.00000   15.63653    9.10148            60
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --            60
    2           --         --         --         --         --            60
    2           --         --         --         --         --            60
    2           --         --         --         --         --            60
    2           --         --         --         --         --            60
    2           --         --         --         --         --            60
    2           --         --         --         --         --           120
    2           --         --         --         --         --           120
    2           --         --         --         --         --           120
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2      6.47981    3.53029    1.00000   14.44941    8.95951             0
    2      3.57500    2.00000    1.00000   12.57500    6.57500             0
    2      6.57500    2.00000    1.00000   15.57500    9.57500             0



                                                   Remaining     Remaining                           First      Cut-off
                                                  Amortization    Term to      Loan                   Rate     Date Gross
                                    Principal         Term       Maturity      Age                   Reset      Interest
Group         Description          Balance ($)    (Months)(1)    (Months)    (Months)     Index     (Months)    Rate (%)
-----   -----------------------   -------------   ------------   ---------   --------   ---------   --------   ----------
    2          5 YR ARM               79,903.75            358         358          2   LIBOR_6MO         58      8.73000
    2          5 YR ARM            1,417,579.97            358         358          2   LIBOR_6MO         58      7.36049
    2       5 YR ARM 40/40           103,479.16            479         479          1   LIBOR_6MO         59      9.20000
    2   5 YR ARM BALLOON 40/30       437,073.06            477         357          3   LIBOR_6MO         57      7.58000
    2   5 YR ARM BALLOON 40/30       187,448.94            479         359          1   LIBOR_6MO         59      8.17500
    2   5 YR ARM BALLOON 40/30       817,346.78            476         356          4   LIBOR_6MO         56      6.93047
    2   5 YR ARM BALLOON 40/30       860,062.23            477         357          3   LIBOR_6MO         57      7.19763
    2   5 YR ARM BALLOON 50/30       526,697.75            598         358          2   LIBOR_6MO         58      7.73831
    2         5 YR ARM IO            499,000.00            300         359          1   LIBOR_6MO         59      7.37500
    2         5 YR ARM IO            131,175.00            300         359          1   LIBOR_6MO         59      8.75000
    2         5 YR ARM IO            383,700.00            300         358          2   LIBOR_6MO         58      7.35000
    2         5 YR ARM IO            580,600.00            300         359          1   LIBOR_6MO         59      6.38370
    2         5 YR ARM IO          1,545,000.00            300         358          2   LIBOR_6MO         58      6.05882
    2   7 YR ARM BALLOON 50/30       359,942.53            599         359          1   LIBOR_6MO         83      7.37500
    2     FIXED BALLOON 40/30      1,817,014.99            478         358          2          --         --      9.58381
    2     FIXED BALLOON 40/30        486,913.48            478         358          2          --         --      8.21164
    2     FIXED BALLOON 40/30        987,119.48            478         358          2          --         --      7.48274
    2     FIXED BALLOON 40/30        154,881.86            478         357          3          --         --      8.43058
    2     FIXED BALLOON 40/30        495,740.56            478         358          2          --         --      8.32500
    2     FIXED BALLOON 40/30        229,959.17            479         359          1          --         --      8.50033
    2     FIXED BALLOON 40/30        639,418.30            478         358          2          --         --      6.37500
    2     FIXED BALLOON 40/30      1,918,826.04            478         358          2          --         --      8.01210
    2     FIXED BALLOON 40/30      6,179,126.93            477         358          2          --         --      6.19003
    2     FIXED BALLOON 40/30      1,671,899.90            477         357          3          --         --      7.32248
    2     FIXED BALLOON 50/30         65,597.50            599         359          1          --         --     11.02500
    2     FIXED BALLOON 50/30      1,036,840.47            599         359          1          --         --      8.16244
    2          FIXED IO              102,338.42            300         356          4          --         --      6.80000
    2          FIXED IO               94,400.00            240         357          3          --         --      7.62500
    2          FIXED IO            1,422,880.29            240         357          3          --         --      6.91989
    2         15 YR FIXED            677,642.25            177         177          3          --         --     11.52498
    2         15 YR FIXED             49,697.16            177         177          3          --         --     12.10000
    2         15 YR FIXED            306,821.38            177         177          3          --         --     10.23580
    2         15 YR FIXED             36,253.05            176         176          4          --         --     12.37231
    2         20 YR FIXED            504,675.00            236         237          3          --         --     11.23457
    2         20 YR FIXED             99,518.11            237         237          3          --         --      8.50000
    2         20 YR FIXED             58,199.71            235         235          5          --         --     12.60000
    2         20 YR FIXED            199,362.36            237         237          3          --         --     11.71007
    2         20 YR FIXED             25,514.91            237         237          3          --         --     11.45000
    2         20 YR FIXED             67,673.82            237         237          3          --         --      8.53700
    2         20 YR FIXED            156,384.69            237         237          3          --         --     10.31138
    2         30 YR FIXED          1,739,832.49            356         357          3          --         --     10.95988
    2         30 YR FIXED             88,721.34            357         357          3          --         --     10.13000
    2         30 YR FIXED             77,943.97            354         354          6          --         --     12.25000
    2         30 YR FIXED             66,605.43            358         357          3          --         --     10.24304
    2         30 YR FIXED            113,773.01            356         356          4          --         --      9.50000
    2       30 YR FIXED IO            60,000.00            300         355          5          --         --     12.50000
    2       30 YR FIXED IO            33,750.00            300         357          3          --         --     11.50000
    2     FIXED BALLOON 30/15     14,577,068.07            358         177          3          --         --     11.29066
    2     FIXED BALLOON 30/15        117,850.49            357         177          3          --         --     10.26273
    2     FIXED BALLOON 30/15        600,696.91            357         177          3          --         --      9.80844
    2     FIXED BALLOON 30/15         52,474.50            357         177          3          --         --     11.10000
    2     FIXED BALLOON 30/15        235,577.29            356         176          4          --         --     11.42366
    2     FIXED BALLOON 30/15         31,581.79            358         178          2          --         --     11.99000
    2     FIXED BALLOON 30/15         26,121.97            351         177          3          --         --     11.50000
    2     FIXED BALLOON 30/15         98,581.76            357         177          3          --         --      9.49813
    2     FIXED BALLOON 30/15         83,648.79            358         178          2          --         --     12.20672
    2     FIXED BALLOON 30/15      3,360,671.63            357         177          3          --         --     10.66177
    2     FIXED BALLOON 30/15         99,865.87            357         177          3          --         --      9.99000
    2     FIXED BALLOON 30/15         69,979.86            348         176          4          --         --     11.26945
    2     FIXED BALLOON 30/15        108,837.85            357         177          3          --         --      9.50000
    2     FIXED BALLOON 30/15        131,109.43            357         177          3          --         --     10.71444


                                                                  Original
                                            Gross                 Interest
                     Initial               Lifetime                 Only
          Gross      Periodic   Periodic   Maximum     Floor       Period
Group   Margin (%)   Cap (%)    Cap (%)    Rate (%)   Rate (%)   (Months)(1)
-----   ----------   --------   --------   --------   --------   -----------
    2      6.10000    5.00000    1.00000   13.73000    8.73000             0
    2      4.24147    3.16657    1.00000   12.97163    7.36049             0
    2      6.20000    2.00000    1.00000   15.20000    9.20000             0
    2      5.50000    5.00000    1.00000   12.58000    7.58000             0
    2      5.17500    2.00000    1.00000   14.17500    8.17500             0
    2      5.50000    5.00000    1.00000   11.93047    6.93047             0
    2      5.50000    5.00000    1.00000   12.19763    7.19763             0
    2      4.34781    5.00000    1.00000   12.73831    7.73831             0
    2      4.37500    2.00000    1.00000   13.37500    7.37500            60
    2      5.24000    5.00000    1.00000   13.75000    8.75000            60
    2      4.35000    2.00000    1.00000   13.35000    7.35000            60
    2      3.70612    2.48364    1.00000   12.22249    6.22249            60
    2      5.56068    3.45307    1.00000   12.60574    6.05882            60
    2      2.50000    5.00000    2.00000   12.37500    7.37500             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --            60
    2           --         --         --         --         --           120
    2           --         --         --         --         --           120
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --            60
    2           --         --         --         --         --            60
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0



                                                   Remaining     Remaining                           First      Cut-off
                                                  Amortization    Term to      Loan                   Rate     Date Gross
                                    Principal         Term       Maturity      Age                   Reset      Interest
Group         Description          Balance ($)    (Months)(1)    (Months)    (Months)     Index     (Months)    Rate (%)
-----   -----------------------   -------------   ------------   ---------   --------   ---------   --------   ----------
    2     FIXED BALLOON 30/15         17,177.60            357         177          3          --         --     10.13000
    2     FIXED BALLOON 30/15        113,837.42            357         177          3          --         --      9.70000
    2     FIXED BALLOON 30/15      3,792,212.64            357         177          3          --         --     10.93712
    2     FIXED BALLOON 45/15         33,945.57            526         177          3          --         --     12.62500


                                                                  Original
                                            Gross                 Interest
                     Initial               Lifetime                 Only
          Gross      Periodic   Periodic   Maximum     Floor       Period
Group   Margin (%)   Cap (%)    Cap (%)    Rate (%)   Rate (%)   (Months)(1)
-----   ----------   --------   --------   --------   --------   -----------
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0
    2           --         --         --         --         --             0



------------------------
(1) With respect to the assumed mortgage loans with an interest only period, the remaining amortization period will not commence until the interest only period has ended.

   While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

Defaults

   The yield to maturity of the LIBOR Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the LIBOR Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

   The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the Optional Clean-up Call, as described in this prospectus supplement). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

   Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

   The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

   As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. ARMs may be subject to greater rates of prepayments as they approach their initial Adjustment Dates as borrowers seek to avoid changes in their monthly payments. In addition, a substantial majority of the ARMs will not have their initial Adjustment Date until two to five years after their origination. The prepayment experience of these adjustable-rate mortgage loans may differ from that of the other ARMs. Such adjustable-rate mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the adjustable-rate mortgage loans with their initial Adjustment Date two to five years after their origination (as the case may be) as borrowers seek to avoid changes in their monthly payments.

   The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from principal prepayments), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

   To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the LIBOR Certificates, pro rata, according to the amount of interest to which each class of LIBOR Certificates would otherwise be entitled in reduction of that amount.

   The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the Loan Group I Cap, Loan Group II Cap or the WAC Cap. If the mortgage loans bearing higher interest rates, either through higher fixed-rates, or in the case of the adjustable-rate mortgage loans, higher margins or an increase in the Index (and consequently, higher net mortgage interest rates), were to prepay, the weighted average net mortgage interest rate would be lower than otherwise would be the case. In addition, changes in One-Month LIBOR (on which the Pass-Through Rates of the LIBOR Certificates are based) may not correlate with changes in the Six-Month LIBOR Loan Index. It is possible that a decrease in the Six-Month LIBOR Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the Pass-Through Rates on any class of LIBOR Certificates, calculated without reference to any applicable Loan Group I Cap, Loan Group II Cap, or the WAC Cap, were to be higher than those applicable caps, the Pass-Through Rate on those classes of certificates would be lower than otherwise would be the case. Although holders of those classes of certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and to the extent available for payment from the Supplemental Interest Trust, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

   The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread and certain amounts available in the Supplemental Interest Trust will be applied as distributions of principal to the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

   Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments and Net Swap Receipts. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

   As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

Subordinated Certificates

   The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates provide credit enhancement for the certificates that have a higher payment priority, and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates, in that order, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the related mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

   The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the

Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

   For all purposes, the Class B-2 certificates will have the lowest payment priority of any class of Subordinated Certificates.

Effect on Yields Due to Rapid Prepayments

   Any net payment payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the LIBOR Certificates. This could adversely affect the yield to maturity on your certificates.

Weighted Average Lives of the LIBOR Certificates

   The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

   For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

   In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Priority of Distributions and Allocation of Losses" in this prospectus supplement.

   The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates. Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered LIBOR Certificates may be affected at various constant percentages of the Prepayment Assumption, see "--Decrement Tables" below.

Decrement Tables

   The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered LIBOR Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the Structuring Assumptions.

                              Prepayment Scenarios


                                       SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
                                       ----------   -----------   ------------   -----------   ----------
Fixed-rate mortgage loans (% of
  Prepayment Assumption)                   0%           75%           100%           125%         150%
Adjustable-rate mortgage loans (% of       0%           75%           100%           125%         150%
   Prepayment Assumption)


           Percent of Initial Class Certificate Balance Outstanding(1)


                                                 Class A-1                               Class A-2A
                                             PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                    -------------------------------------   -------------------------------------
DISTRIBUTION DATE                     I      II      III     IV       V       I      II      III     IV       V
---------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage                    100     100     100     100     100     100     100     100     100     100
October 2007                           99      78      71      64      57      99      61      48      35      22
October 2008                           98      50      35      22      10      97      10       0       0       0
October 2009                           98      29      13       *       0      96       0       0       0       0
October 2010                           97      23      13       *       0      94       0       0       0       0
October 2011                           96      17      10       *       0      92       0       0       0       0
October 2012                           95      13       6       *       0      90       0       0       0       0
October 2013                           94      10       4       *       0      88       0       0       0       0
October 2014                           93       7       2       0       0      85       0       0       0       0
October 2015                           92       5       1       0       0      83       0       0       0       0
October 2016                           91       4       1       0       0      80       0       0       0       0
October 2017                           89       3       *       0       0      76       0       0       0       0
October 2018                           88       2       0       0       0      73       0       0       0       0
October 2019                           86       1       0       0       0      69       0       0       0       0
October 2020                           84       1       0       0       0      64       0       0       0       0
October 2021                           82       *       0       0       0      49       0       0       0       0
October 2022                           79       *       0       0       0      44       0       0       0       0
October 2023                           77       0       0       0       0      38       0       0       0       0
October 2024                           74       0       0       0       0      33       0       0       0       0
October 2025                           71       0       0       0       0      26       0       0       0       0
October 2026                           67       0       0       0       0      19       0       0       0       0
October 2027                           63       0       0       0       0      11       0       0       0       0
October 2028                           59       0       0       0       0       2       0       0       0       0
October 2029                           54       0       0       0       0       0       0       0       0       0
October 2030                           48       0       0       0       0       0       0       0       0       0
October 2031                           42       0       0       0       0       0       0       0       0       0
October 2032                           38       0       0       0       0       0       0       0       0       0
October 2033                           34       0       0       0       0       0       0       0       0       0
October 2034                           29       0       0       0       0       0       0       0       0       0
October 2035                           24       0       0       0       0       0       0       0       0       0
October 2036                            0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)                          21.99    2.99    2.13    1.42    1.21   14.62    1.24    1.00    0.83    0.72
Weighted Average Life to Call
(years)(2)(3)                       21.98    2.83    2.03    1.41    1.21   14.62    1.24    1.00    0.83    0.72


------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% Optional Clean-up Call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                 Class A-2B                              Class A-2C
                                             PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                    -------------------------------------   -------------------------------------
DISTRIBUTION DATE                     I      II      III     IV       V       I      II      III     IV       V
---------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage                    100     100     100     100     100     100     100     100     100     100
October 2007                          100     100     100     100     100     100     100     100     100     100
October 2008                          100     100      38       0       0     100     100     100      63      10
October 2009                          100       0       0       0       0     100      93      20       0       0
October 2010                          100       0       0       0       0     100      65      20       0       0
October 2011                          100       0       0       0       0     100      37       2       0       0
October 2012                          100       0       0       0       0     100      15       0       0       0
October 2013                          100       0       0       0       0     100       0       0       0       0
October 2014                          100       0       0       0       0     100       0       0       0       0
October 2015                          100       0       0       0       0     100       0       0       0       0
October 2016                          100       0       0       0       0     100       0       0       0       0
October 2017                          100       0       0       0       0     100       0       0       0       0
October 2018                          100       0       0       0       0     100       0       0       0       0
October 2019                          100       0       0       0       0     100       0       0       0       0
October 2020                          100       0       0       0       0     100       0       0       0       0
October 2021                          100       0       0       0       0     100       0       0       0       0
October 2022                          100       0       0       0       0     100       0       0       0       0
October 2023                          100       0       0       0       0     100       0       0       0       0
October 2024                          100       0       0       0       0     100       0       0       0       0
October 2025                          100       0       0       0       0     100       0       0       0       0
October 2026                          100       0       0       0       0     100       0       0       0       0
October 2027                          100       0       0       0       0     100       0       0       0       0
October 2028                          100       0       0       0       0     100       0       0       0       0
October 2029                           71       0       0       0       0     100       0       0       0       0
October 2030                           29       0       0       0       0     100       0       0       0       0
October 2031                            0       0       0       0       0      89       0       0       0       0
October 2032                            0       0       0       0       0      68       0       0       0       0
October 2033                            0       0       0       0       0      49       0       0       0       0
October 2034                            0       0       0       0       0      27       0       0       0       0
October 2035                            0       0       0       0       0       2       0       0       0       0
October 2036                            0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)                          23.52    2.58    2.00    1.73    1.45   26.90    4.67    3.00    2.14    1.88
Weighted Average Life to Call
(years)(2)(3)                       23.52    2.58    2.00    1.73    1.45   26.90    4.67    3.00    2.14    1.88


------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% Optional Clean-up Call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                 Class A-2D                              Class M-1
                                             PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                    -------------------------------------   -------------------------------------
DISTRIBUTION DATE                     I      II      III     IV       V       I      II      III     IV       V
---------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage                    100     100     100     100     100     100     100     100     100     100
October 2007                          100     100     100     100     100     100     100     100     100     100
October 2008                          100     100     100     100     100     100     100     100     100     100
October 2009                          100     100     100      30       0     100     100     100     100     100
October 2010                          100     100     100      30       0     100      27       0      91      21
October 2011                          100     100     100      30       0     100       0       0       0       0
October 2012                          100     100      75      30       0     100       0       0       0       0
October 2013                          100      98      54      30       0     100       0       0       0       0
October 2014                          100      76      40      26       0     100       0       0       0       0
October 2015                          100      60      31      17       0     100       0       0       0       0
October 2016                          100      48      24      10       0     100       0       0       0       0
October 2017                          100      38      19       3       0     100       0       0       0       0
October 2018                          100      30      15       0       0     100       0       0       0       0
October 2019                          100      25       9       0       0     100       0       0       0       0
October 2020                          100      20       3       0       0     100       0       0       0       0
October 2021                          100      15       0       0       0     100       0       0       0       0
October 2022                          100      13       0       0       0     100       0       0       0       0
October 2023                          100      10       0       0       0     100       0       0       0       0
October 2024                          100       5       0       0       0     100       0       0       0       0
October 2025                          100       1       0       0       0     100       0       0       0       0
October 2026                          100       0       0       0       0     100       0       0       0       0
October 2027                          100       0       0       0       0     100       0       0       0       0
October 2028                          100       0       0       0       0     100       0       0       0       0
October 2029                          100       0       0       0       0     100       0       0       0       0
October 2030                          100       0       0       0       0     100       0       0       0       0
October 2031                          100       0       0       0       0     100       0       0       0       0
October 2032                          100       0       0       0       0      80       0       0       0       0
October 2033                          100       0       0       0       0      51       0       0       0       0
October 2034                          100       0       0       0       0      19       0       0       0       0
October 2035                          100       0       0       0       0       0       0       0       0       0
October 2036                            0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)                          29.63   10.92    8.21    4.75    2.31   27.02    3.68    3.73    4.37    3.78
Weighted Average Life to Call
(years)(2)(3)                       29.62    8.34    6.12    3.41    2.31   27.02    3.68    3.73    4.37    3.73


------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% Optional Clean-up Call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                 Class M-2                               Class M-3
                                             PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                    -------------------------------------   -------------------------------------
DISTRIBUTION DATE                     I      II      III     IV       V       I      II      III     IV       V
---------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage                    100     100     100     100     100     100     100     100     100     100
October 2007                          100     100     100     100     100     100     100     100     100     100
October 2008                          100     100     100     100     100     100     100     100     100     100
October 2009                          100     100     100     100     100     100     100     100     100     100
October 2010                          100     100      98     100     100     100     100     100     100     100
October 2011                          100      86      38      86      51     100     100     100     100     100
October 2012                          100      57      15      28      14     100     100     100     100     100
October 2013                          100      35       *       0       0     100     100     100      78      77
October 2014                          100      19       0       0       0     100     100      70      30      32
October 2015                          100       6       0       0       0     100     100      49      13       6
October 2016                          100       0       0       0       0     100      90      34       0       0
October 2017                          100       0       0       0       0     100      69      23       0       0
October 2018                          100       0       0       0       0     100      52       7       0       0
October 2019                          100       0       0       0       0     100      40       0       0       0
October 2020                          100       0       0       0       0     100      31       0       0       0
October 2021                          100       0       0       0       0     100      18       0       0       0
October 2022                          100       0       0       0       0     100       6       0       0       0
October 2023                          100       0       0       0       0     100       0       0       0       0
October 2024                          100       0       0       0       0     100       0       0       0       0
October 2025                          100       0       0       0       0     100       0       0       0       0
October 2026                          100       0       0       0       0     100       0       0       0       0
October 2027                          100       0       0       0       0     100       0       0       0       0
October 2028                          100       0       0       0       0     100       0       0       0       0
October 2029                          100       0       0       0       0     100       0       0       0       0
October 2030                          100       0       0       0       0     100       0       0       0       0
October 2031                          100       0       0       0       0     100       0       0       0       0
October 2032                          100       0       0       0       0     100       0       0       0       0
October 2033                          100       0       0       0       0     100       0       0       0       0
October 2034                          100       0       0       0       0     100       0       0       0       0
October 2035                           85       0       0       0       0     100       0       0       0       0
October 2036                            0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)                          29.56    6.57    4.93    5.66    5.17   29.87   12.61    9.32    7.74    7.70
Weighted Average Life to Call
(years)(2)(3)                       29.56    6.52    4.89    4.90    3.90   29.74    8.65    6.32    4.90    3.90


------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% Optional Clean-up Call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                 Class M-4                               Class M-5
                                             PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                    -------------------------------------   -------------------------------------
DISTRIBUTION DATE                     I      II      III     IV       V       I      II      III     IV       V
---------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage                    100     100     100     100     100     100     100     100     100     100
October 2007                          100     100     100     100     100     100     100     100     100     100
October 2008                          100     100     100     100     100     100     100     100     100     100
October 2009                          100     100     100     100     100     100     100     100     100     100
October 2010                          100      71      47      30      18     100      71      47      30      18
October 2011                          100      54      33      19      10     100      54      33      19      10
October 2012                          100      41      22      12       6     100      41      22      12       6
October 2013                          100      31      16       7       0     100      31      16       7       0
October 2014                          100      24      11       5       0     100      24      11       1       0
October 2015                          100      18       8       0       0     100      18       8       0       0
October 2016                          100      14       5       0       0     100      14       5       0       0
October 2017                          100      11       0       0       0     100      11       0       0       0
October 2018                          100       8       0       0       0     100       8       0       0       0
October 2019                          100       6       0       0       0     100       6       0       0       0
October 2020                          100       5       0       0       0     100       2       0       0       0
October 2021                          100       0       0       0       0     100       0       0       0       0
October 2022                          100       0       0       0       0     100       0       0       0       0
October 2023                          100       0       0       0       0     100       0       0       0       0
October 2024                          100       0       0       0       0     100       0       0       0       0
October 2025                          100       0       0       0       0     100       0       0       0       0
October 2026                          100       0       0       0       0     100       0       0       0       0
October 2027                          100       0       0       0       0     100       0       0       0       0
October 2028                          100       0       0       0       0     100       0       0       0       0
October 2029                          100       0       0       0       0     100       0       0       0       0
October 2030                          100       0       0       0       0     100       0       0       0       0
October 2031                          100       0       0       0       0     100       0       0       0       0
October 2032                           92       0       0       0       0      92       0       0       0       0
October 2033                           81       0       0       0       0      81       0       0       0       0
October 2034                           68       0       0       0       0      68       0       0       0       0
October 2035                           54       0       0       0       0      54       0       0       0       0
October 2036                            0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)                          28.58    6.31    4.92    4.46    3.71   28.58    6.28    4.87    4.32    3.57
Weighted Average Life to Call
(years)(2)(3)                       28.56    5.72    4.48    4.12    3.44   28.56    5.71    4.44    4.00    3.31


------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% Optional Clean-up Call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                 Class M-6
                                             PREPAYMENT SCENARIO
                                    -------------------------------------
DISTRIBUTION DATE                     I      II      III     IV       V
---------------------------------   -----   -----   -----   -----   -----
Initial Percentage                    100     100     100     100     100
October 2007                          100     100     100     100     100
October 2008                          100     100     100     100     100
October 2009                          100     100     100     100      37
October 2010                          100      71      47      30      18
October 2011                          100      54      33      19      10
October 2012                          100      41      22      12       4
October 2013                          100      31      16       7       0
October 2014                          100      24      11       0       0
October 2015                          100      18       8       0       0
October 2016                          100      14       0       0       0
October 2017                          100      11       0       0       0
October 2018                          100       8       0       0       0
October 2019                          100       6       0       0       0
October 2020                          100       0       0       0       0
October 2021                          100       0       0       0       0
October 2022                          100       0       0       0       0
October 2023                          100       0       0       0       0
October 2024                          100       0       0       0       0
October 2025                          100       0       0       0       0
October 2026                          100       0       0       0       0
October 2027                          100       0       0       0       0
October 2028                          100       0       0       0       0
October 2029                          100       0       0       0       0
October 2030                          100       0       0       0       0
October 2031                          100       0       0       0       0
October 2032                           92       0       0       0       0
October 2033                           81       0       0       0       0
October 2034                           68       0       0       0       0
October 2035                           54       0       0       0       0
October 2036                            0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)                          28.58    6.25    4.82    4.22    3.48
Weighted Average Life to Call
(years)(2)(3)                       28.56    5.71    4.42    3.91    3.23

------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% Optional Clean-up Call on the earliest possible date.

WAC Cap, Loan Group I Cap and Loan Group II Cap

   The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

   o One-Month LIBOR and the Six-Month LIBOR Loan Index remain constant at 20.00%; and

   o prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III).

   It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans or the WAC Cap on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.


         Distribution     WAC     Loan Group I   Loan Group II            Distribution     WAC     Loan Group I   Loan Group II
Period       Date       Cap (%)   WAC Cap (%)     WAC Cap (%)    Period       Date       Cap (%)   WAC Cap (%)     WAC Cap (%)
------   ------------   -------   ------------   -------------   ------   ------------   -------   ------------   -------------
     1      Nov-06        23.78          23.93           23.64       61      Nov-11        11.03          11.82           10.37
     2      Dec-06        22.09          22.21           21.98       62      Dec-11        11.37          12.19           10.69
     3      Jan-07        21.74          21.86           21.63       63      Jan-12        10.99          11.78           10.32
     4      Feb-07        21.65          21.76           21.53       64      Feb-12        10.97          11.77           10.30
     5      Mar-07        22.38          22.51           22.26       65      Mar-12        11.71          12.56           11.00
     6      Apr-07        21.44          21.55           21.32       66      Apr-12        10.93          11.74           10.27
     7      May-07        21.56          21.68           21.44       67      May-12        11.28          12.11           10.59
     8      Jun-07        21.14          21.26           21.03       68      Jun-12        10.89          11.70           10.22
     9      Jul-07        21.23          21.35           21.11       69      Jul-12        11.23          12.07           10.54
    10      Aug-07        20.77          20.89           20.65       70      Aug-12        10.85          11.66           10.18
    11      Sep-07        20.55          20.67           20.44       71      Sep-12        10.83          11.65           10.17
    12      Oct-07        20.59          20.71           20.47       72      Oct-12        11.17          12.01           10.49
    13      Nov-07        20.11          20.23           19.99       73      Nov-12        10.79          11.61           10.13
    14      Dec-07        20.13          20.26           20.01       74      Dec-12        11.13          11.98           10.44
    15      Jan-08        19.66          19.78           19.54       75      Jan-13        10.75          11.57           10.08
    16      Feb-08        19.42          19.54           19.30       76      Feb-13        10.73          11.55           10.06
    17      Mar-08        19.72          19.86           19.60       77      Mar-13        11.86          12.77           11.12
    18      Apr-08        18.96          19.08           18.84       78      Apr-13        10.69          11.52           10.03
    19      May-08        18.99          19.12           18.87       79      May-13        11.03          11.88           10.34
    20      Jun-08        18.50          18.63           18.38       80      Jun-13        10.65          11.48            9.99
    21      Jul-08        18.54          18.67           18.41       81      Jul-13        10.98          11.84           10.30
    22      Aug-08        18.91          19.35           18.51       82      Aug-13        10.61          11.44            9.94
    23      Sep-08        19.00          19.26           18.77       83      Sep-13        10.59          11.42            9.92
    24      Oct-08        18.86          19.16           18.58       84      Oct-13        10.93          11.78           10.24
    25      Nov-08        17.94          18.25           17.66       85      Nov-13        10.55          11.39            9.89
    26      Dec-08        17.81          18.13           17.51       86      Dec-13        10.88          11.74           10.20
    27      Jan-09        17.24          17.56           16.95       87      Jan-14        10.51          11.35            9.85
    28      Feb-09        17.35          17.81           16.94       88      Feb-14        10.49          11.33            9.83
    29      Mar-09        18.37          18.80           17.99       89      Mar-14        11.59          12.52           10.86
    30      Apr-09        17.18          17.57           16.82       90      Apr-14        10.45          11.29            9.79
    31      May-09        17.61          18.03           17.24       91      May-14        10.77          11.65           10.09
    32      Jun-09        17.28          17.69           16.92       92      Jun-14        10.41          11.25            9.75
    33      Jul-09        17.44          17.86           17.06       93      Jul-14        10.73          11.60           10.05
    34      Aug-09        17.31          17.85           16.83       94      Aug-14        10.37          11.21            9.71
    35      Sep-09        17.40          17.90           16.95       95      Sep-14        10.34          11.19            9.69
    36      Oct-09        17.65          18.18           17.17       96      Oct-14        10.67          11.54            9.99
    37      Nov-09        17.15          17.67           16.69       97      Nov-14        10.30          11.15            9.65
    38      Dec-09        17.34          17.88           16.87       98      Dec-14        10.63          11.50            9.95
    39      Jan-10        16.85          17.38           16.39       99      Jan-15        10.26          11.11            9.61
    40      Feb-10        17.04          17.70           16.47      100      Feb-15        10.24          11.09            9.59
    41      Mar-10        18.26          18.93           17.68      101      Mar-15        11.32          12.26           10.60
    42      Apr-10        17.02          17.64           16.48      102      Apr-15        10.20          11.05            9.55
    43      May-10        17.25          17.89           16.68      103      May-15        10.52          11.40            9.85
    44      Jun-10        16.76          17.38           16.21      104      Jun-15        10.16          11.02            9.51
    45      Jul-10        16.98          17.63           16.42      105      Jul-15        10.48          11.36            9.81
    46      Aug-10        16.77          17.51           16.13      106      Aug-15        10.12          10.98            9.47
    47      Sep-10        16.81          17.50           16.20      107      Sep-15        10.10          10.96            9.45
    48      Oct-10        17.07          17.80           16.45      108      Oct-15        10.42          11.30            9.75
    49      Nov-10        16.56          17.27           15.96      109      Nov-15        10.06          10.92            9.42
    50      Dec-10        16.80          17.53           16.17      110      Dec-15        10.37          11.26            9.71
    51      Jan-11        16.30          17.01           15.69      111      Jan-16        10.02          10.88            9.38
    52      Feb-11        16.18          16.89           15.57      112      Feb-16        10.00          10.86            9.36
    53      Mar-11        17.26          18.06           16.57      113      Mar-16        10.67          11.59            9.99
    54      Apr-11        15.95          16.67           15.33      114      Apr-16         9.96          10.82            9.32
    55      May-11        16.19          16.94           15.55      115      May-16        10.27          11.16            9.61
    56      Jun-11        15.70          16.43           15.08      116      Jun-16         9.92          10.78            9.29
    57      Jul-11        15.95          16.71           15.31      117      Jul-16        10.23          11.12            9.58
    58      Aug-11        15.50          16.26           14.86      118      Aug-16         9.88          10.74            9.25
    59      Sep-11        15.42          16.19           14.77      119      Sep-16         9.86          10.72            9.23
    60      Oct-11        15.69          16.50           15.01      120      Oct-16        10.18          11.06            9.53


Final Scheduled Distribution Date

   The "Final Scheduled Distribution Date" for each class of LIBOR certificates is the Distribution Date occurring in October 2036 and for the Residual Certificates will be the Distribution Date in October 2046. Final Distribution Date has the meaning set forth in "Ratings" in this prospectus supplement.

   Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the LIBOR Certificates" above and "Yield and Prepayment Considerations" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

   The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

   The pooling and servicing agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account, the Supplemental Interest Trust and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise multiple REMICs (the "Trust REMICs") organized in a tiered REMIC structure. Each class of LIBOR Certificates represents (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest (a "Regular Interest") in a Trust REMIC. The Class RC certificates will represent ownership of the sole class of residual interest in the Trust REMIC that holds the mortgage loans, the Class R certificates will represent ownership of the sole class of residual interest in certain other Trust REMICs, and the Class RX certificates will represent ownership of the sole class of residual interest in another Trust REMIC. In addition, each class of the LIBOR Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

   Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

   A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (each, a "Basis Risk Contract") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust. The Regular Interest component of a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the LIBOR Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the lesser of the Loan Group I Cap or Loan Group II Cap, as applicable, or the WAC Cap, in each case computed for this purpose without regard to any Net Swap Receipts,
(ii) Basis Risk Carry Forward Amounts will be deemed to include the excess, if any, of the Loan Group I Cap or Loan Group II Cap, as applicable, or the WAC Cap over the maximum interest rate specified in clause (i), and (iii) any Swap Termination Payment will be treated as being payable first from Net Monthly Excess Cashflow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a LIBOR Certificate may exceed the actual amount of distributions on the LIBOR Certificate.

   A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components--the Regular Interest component and, to the extent it has measurable value, the Basis Risk Contract component. To the extent the Basis Risk Contract component of a LIBOR Certificate has value, the Regular Interest component will be viewed as having been issued at a lesser premium or with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus.

   Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss, and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition."

   Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Residual Certificates

   The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability on the Residual Certificates may exceed, and may substantially exceed, cash distributions to the holders of the Residual Certificates during certain periods, in which event, the holder's of the Residual Certificates must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC,
(ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

   The Residual Certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the securities administrator with an affidavit as described in this prospectus supplement under "Description of the Certificates--Restrictions on Transfer of the Residual Certificates." See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," and "-Tax Treatment of REMIC Residual Interests" in the prospectus.

   An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class RC certificates. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in the prospectus. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes," and "-Tax Treatment of REMIC Residual Interests" in the prospectus. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

   Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

   Prospective purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences-Tax Treatment of REMIC Residual Interests" in the prospectus.

Status of the Offered Certificates

   The Residual Certificates and the Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Trust, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component and the Residual Certificates would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

   Each holder of a LIBOR Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the LIBOR Certificates in the portion of the trust fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations").

   As indicated above, holders of the LIBOR Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by holders of the LIBOR Certificates. A holder of a LIBOR Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

   Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

   In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the LIBOR Certificates to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the beneficial owners of such LIBOR Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the LIBOR Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

   Any amount of proceeds from the sale, redemption or retirement of a LIBOR Certificate that is considered to be allocated to the holder's rights under the applicable Basis Risk Contract would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that LIBOR Certificate. A holder of such LIBOR Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

   Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

   A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a LIBOR Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of
(1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability.

Because a beneficial owner of a LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a LIBOR Certificate may have income that exceeds cash distributions on the LIBOR Certificate, in any period and over the term of the LIBOR Certificate. As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

   For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax
Consequences--Backup Withholding" and "--Taxation of Certain Foreign Holders of Debt Instruments" in the prospectus.

                              STATE AND LOCAL TAXES

   The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates and the Residual Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the LIBOR Certificates and the Residual Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

   The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-88, Exemption Application No. D-7573, 54 Fed. Reg. 42582 (1989)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered LIBOR Certificates (the "ERISA Eligible Certificates") by a Plan (subject to the discussion below concerning the interest rate swap agreement), provided that specific conditions (certain of which are described below) are met.

   Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

      (1) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from S&P, Moody's or Fitch, Inc.;

      (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

      (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicers represents not more than reasonable compensation for the servicers' services under the pooling and servicing agreement and reimbursement of the servicers' reasonable expenses in connection with its services; and

      (5) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, the underwriter, the trustee, the master servicer, the securities administrator or any servicer, the Swap Provider, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

   Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

   Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

   The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

   The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of LIBOR Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and
(ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Provider unless an exemption is available.

   Accordingly, as long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) its acquisition and holding of such certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

   Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code (any such applicable law, "Similar Law").

   Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement is in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

   The Residual Certificates may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan (or any plan subject to Similar Law). Accordingly, the preceding discussion does not purport to discuss any considerations under ERISA, the Code or Similar Law with respect to the purchase, acquisition or resale of the Residual Certificates.

   The recently enacted Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

                                LEGAL INVESTMENT

   The Class A-1 certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as those certificates are rated in one of the two highest rating categories by Moody's or S&P. The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates will not constitute "mortgage related securities" for purposes of SMMEA and as a result, the appropriate characterization of those classes of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

   No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates may adversely affect the liquidity of the Offered Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

   The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

   The securities administrator will be required to prepare and make available to the certificateholders statements containing information with respect to principal and interest payments and the trust as is described in this prospectus supplement. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "GSAMP Trust 2006-HE7" as an exhibit to the monthly distribution reports on Form 10-D for the certificates for so long as the trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each servicer will be required to furnish to the securities administrator or the depositor, as applicable, the compliance statements, assessments of compliance and related accountants' attestation reports detailed under "The Pooling and Servicing Agreement--Servicer Reports" in this prospectus supplement. Copies of these statements and reports will be filed with the SEC under the name of the trust as an exhibit to the trust's annual statement on Form 10-K for the Offered Certificates.

                                     RATINGS

   In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"):

                          Class           S&P   Moody's
                          -------------   ---   -------
                          A-1..........   AAA     Aaa
                          A-2A.........   AAA     Aaa
                          A-2B.........   AAA     Aaa
                          A-2C.........   AAA     Aaa
                          A-2D.........   AAA     Aaa
                          M-1..........   AA+     Aa1
                          M-2..........   AA      Aa2
                          M-3..........   AA-     Aa3
                          M-4..........   A+      A1
                          M-5..........    A      A2
                          M-6..........   A-      A2
                          R ...........   AAA     N/A
                          RC...........   AAA     N/A
                          RX...........   AAA     N/A

   A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans to which they are entitled to by the Final Scheduled Distribution Date. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P and Moody's will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

   The following terms have the meanings given below when used in this prospectus supplement.

   "Aames" has the meaning set forth in "Mortgage Loan Pool--General" in this prospectus supplement.

   "Aames Agreements" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   "Aames mortgage loans" means the mortgage loans in the trust that were acquired from Aames.

   "Accrued Certificate Interest" means, for each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute, as described in "Description of the Certificates--Priority of Distributions and Allocation of Losses in this prospectus supplement.

   "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates-- Priority of Distributions and Allocation of Losses" in this prospectus supplement.

   "ARM" means an adjustable-rate mortgage loan.

   "Auction Call" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

   "Available Funds" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the securities administrator, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers, the custodians, the master servicer, the securities administrator and the trustee, if any, payable with respect to that Distribution Date: (1) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicers on or prior to the related Determination Date, after deduction of the applicable servicing fee and the trustee fee for that Distribution Date, together with any related P&I Advance for that Distribution Date, (2) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (3) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (4) the proceeds from repurchases of mortgage loans and any Substitution Adjustment Amounts received in connection with the substitution of mortgage loans with respect to that Distribution Date and (5) all proceeds received with respect to any Optional Clean-up Call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

   "Avelo" means Avelo Mortgage, L.L.C., a Delaware limited liability company.

   "Basic Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

   "Basis Risk Carry Forward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Basis Risk Contracts" has the meaning set forth in "Federal Income Tax Consequences--Taxation of Regular Interests" in this prospectus supplement.

   "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Bulk mortgage loans" has the meaning set forth in "Mortgage Loan Pool--General" in this prospectus supplement.

   "Bulk Seller Agreements" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   "Class A" means the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates, collectively.

   "Class A Certificate Group" means the Class A-1 Certificate Group or the Class A-2 Certificate Group, as applicable.

   "Class A Principal Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, determined as follows:

         (i) with respect to the Class A-1 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

         (ii) with respect to the Class A-2 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

   "Class A Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (a) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that Distribution Date over (b) the lesser of (x) 54.10% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class A-1 Certificate Group" means the Class A-1 certificates.

   "Class A-2 Certificate Group" means the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates, collectively.

   "Class B-1 Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-7 certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for that Distribution Date), (g) the Class Certificate Balance of the Class M-8 certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount for that Distribution Date), (h) the Class Certificate Balance of the Class M-9 certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount for that Distribution Date), and (i) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 93.10% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution

Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class B-2 Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-7 certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for that Distribution Date), (g) the Class Certificate Balance of the Class M-8 certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount for that Distribution Date), (h) the Class Certificate Balance of the Class M-9 certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount for that Distribution Date), (i) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date) and (j) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 95.80% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class Certificate Balance" means, with respect to any class of LIBOR Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

   o all amounts previously distributed to holders of certificates of that class as payments of principal, and

   o the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

   "Class M-4 Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that Distribution Date) and (c) the Class Certificate Balance of the Class M-4 certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 77.80% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class M-5 Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), and (d) the Class Certificate Balance of the Class M-5 certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 81.50% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class M-6 Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), and (e) the Class Certificate Balance of the Class M-6 certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 83.80% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class M-7 Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date) and (f) the Class Certificate Balance of the Class M-7 certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 86.20% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class M-8 Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-7 certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for that Distribution Date) and (g) the Class Certificate Balance of the Class M-8 certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 87.80% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class M-9 Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class M-7 certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for that Distribution Date), (g) the Class Certificate Balance of the Class M-8 certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount for that Distribution Date) and (h) the Class Certificate Balance of the Class M-9 certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 90.40% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Code" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

   "Combined original loan-to-value ratio" or "CLTV" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

   "Compensating Interest" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

   "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

   "Conduit mortgage loans" means the mortgage loans in the trust that were acquired by GSMC through the Goldman Sachs Mortgage Company mortgage conduit program.

   "Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Delinquent" has the meaning set forth in "The Mortgage Loan Pool--The Mortgage Loans" in this prospectus supplement.

   "Determination Date" means, for each Distribution Date, the 18th of the month in which such Distribution Date occurs, or, if that day is not a business day, the immediately preceding business day.

   "Distribution Date" has the meaning set forth in "Description of the Certificates--Distributions" in this prospectus supplement.

   "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Downgrade Terminating Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

   "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "ERISA Eligible Certificates" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Excess Overcollateralized Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the master servicer fee rate. The Expense Fee Rate is not expected to exceed 0.5100%. See "Description of the Certificates--Administration Fees" and "The Pooling and Servicing Agreement--Servicing, Securities Administrator, Trustee and Custodial Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

   "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

   "Final Scheduled Distribution Date" has the meaning set forth in "Prepayment and Yield Considerations--Final Scheduled Distribution Date and Last Scheduled Distribution Date" in this prospectus supplement.

   "Fitch" means Fitch, Inc.

   "40-Year Trigger Event" is in effect if on the 241st Distribution Date or any Distribution Date thereafter, the aggregate Stated Principal Balance of the mortgage loans with a 40-year original terms to maturity, exceeds the Overcollateralized Amount for such Distribution Date (after giving effect to principal distributions on such Distribution Date other than principal distributions resulting from this event).

   "Gross Margin" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership.

   "Index" shall mean the Six-Month LIBOR Loan Index.

   "Initial Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

   "Interest Accrual Period" means, for any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.

   "Interest Remittance Amount" means, with respect to any Distribution Date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest received or advanced on the mortgage loans in that mortgage loan group (calculated net of the fees payable to the servicers and the master servicer), net of any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider made from that loan group with respect to that Distribution Date.

   "Investor-Based Exemptions" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "JPMorgan" means JPMorgan Chase Bank, National Association, a national banking association.

    "LIBOR Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

   "LIBOR Determination Date" means, with respect to any Interest Accrual Period and the LIBOR Certificates, the second London business day preceding the commencement of that Interest Accrual

Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

   "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

   "Litton" means Litton Loan Servicing LP, a Delaware limited partnership.

   "Loan Group I Cap" has the meaning set forth in "Description of the Certificates--Calculation of Interest and Principal" in this prospectus supplement.

   "Loan Group II Cap" has the meaning set forth in "Description of the Certificates--Calculation of Interest and Principal" in this prospectus supplement.

   "Loan-to-value ratio" or "LTV" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

   "Maximum Rate" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "MERS Designated Mortgage Loan" means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

   "Minimum Rate" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "Moody's" has the meaning set forth in "Ratings" in this prospectus supplement.

   "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Net Swap Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Net Swap Receipt" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "NovaStar" has the meaning set forth in "Mortgage Loan Pool--General" in this prospectus supplement.

   "NovaStar Agreements" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   "NovaStar mortgage loans" means the mortgage loans in the trust that were acquired from NovaStar.

   "Offered Certificates" has the meaning set forth in "Description of the Certificates-General" in this prospectus supplement.

   "Offered LIBOR Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

   "One-Month LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The securities administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

   "Optional Clean-up Call" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

   "Original Sale Date" means, with regard to each mortgage loan, the date on which GSMC acquired such mortgage loan from the applicable original loan seller.

   "Overcollateralization Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Overcollateralization Floor" means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

   "Overcollateralization Reduction Amount" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Overcollateralized Amount" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "P&I Advances" means advances made by the related servicer or the master servicer (including the trustee as successor servicer and any other successor master servicer) on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

   "Pass-Through Rate" has the meaning set forth in "Description of the Certificates--Calculation of Interest and Principal" in this prospectus supplement.

   "Periodic Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "Plan" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Prepayment Assumption" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

   "Prepayment Period" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

   "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

   "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Calculation of Interest and Principal" in this prospectus supplement.

   "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period, (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related

Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased with respect to that Distribution Date, (v) the portion of Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date, and (vi) the portion of the proceeds received with respect to any Optional Clean-up Call (to the extent they relate to principal).

   "PTCE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the trustee, the master servicer, the securities administrator, the servicers, the depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

   "Record Date" means, (a) with respect to any Distribution Date and the LIBOR Certificates, the last business day of the related Interest Accrual Period, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs, and (b) with respect to the Residual Certificates, the last business day of the month preceding the month in which the related Distribution Date occurs.

   "Reference Banks" means leading banks selected by the securities administrator (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

   "Regular Interest" has the meaning set forth in "Federal Income Tax Consequences--General" in this prospectus supplement.

   "Regulation AB" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "REIT" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

   "Representations Agreement" has the meaning set forth in "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement.

   "Required Swap Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or
(ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

   "Residual Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

   "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "S&P" has the meaning set forth in "Ratings" in this prospectus supplement.

   "Senior Enhancement Percentage" means with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution
Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

   "Senior Specified Enhancement Percentage" on any date of determination is approximately 45.90%.

   "Sequential Class M Certificates" means the Class M-1, Class M-2 and Class M-3 certificates.

   "Sequential Class M Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution
Date) and (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) 74.00% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Servicer Remittance Date" means, with respect to any Distribution Date, the business day immediately preceding that Distribution Date.

   "Servicing Rights Pledgee" has the meaning set forth in "The Pooling and Servicing Agreement--Pledge and Assignment of Litton's Rights" in this prospectus supplement.

   "Six-Month LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

   "SouthStar" means SouthStar Funding, LLC, a Delaware limited liability company.

   "SouthStar mortgage loans" means those mortgage loans in the trust that were acquired from SouthStar.

   "Specified Overcollateralized Amount" means, prior to the Stepdown Date, an amount equal to 2.10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 4.20% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

   "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the securities administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

   "Stepdown Date" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in November 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

   "Structuring Assumptions" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

   "Subordinated Certificates" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 certificates.

   "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Priority of Distributions and Allocation of Losses" in this prospectus supplement.

   "Substitute Mortgage Loan" means a mortgage loan substituted by a representing party within two years of the closing date for a mortgage loan that is in breach of such representing party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution, (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach (i.e., fixed-rate or adjustable-rate with same Periodic Cap and Index) and (v) comply with each representation and warranty made by such representing party.

   "Substitution Adjustment Amount" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   "Substitution Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Supplemental Interest Trust" has the meaning set forth in "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement.

   "Swap Provider" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Counterparty" in this prospectus supplement.

   "Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

   "Total Monthly Excess Spread" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the servicers on or prior to the related Determination Date or advanced by the servicers for the related Servicer Remittance Date, net of the servicing fees and the master servicer fee and plus Net Swap Receipts and less Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider for such Distribution Date, over (y) the amounts paid to the classes of certificates as described under the subheading "Step 1" in "Description of the Certificates--Priority of Distributions and Allocation of Losses" in this prospectus supplement; provided that Net Swap Receipts shall be included in Total Monthly Excess Spread (and correspondingly, in Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

   "Trigger Event," with respect to any Distribution Date, means the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are 60 days or more Delinquent, including mortgage loans in foreclosure, all REO properties and all mortgage loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 35.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:


Distribution Date Occurring In                Cumulative Realized Loss Percentage
------------------------------                -----------------------------------
November 2008 - October 2009     1.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter

November 2009 -  October 2010    2.75% for the first month, plus an additional 1/12th of 1.75% for each month thereafter

November 2010 -  October 2011    4.50% for the first month, plus an additional 1/12th of 1.25% for each month thereafter

November 2011 - October 2012     5.75% for the first month, plus an additional 1/12th of 0.75% for each month thereafter

November 2012 and thereafter     6.50%


   "Trust REMICs" has the meaning set forth in "Federal Income Tax Consequences--General" in this prospectus supplement.

   "Unpaid Interest Amount" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

   "U.S. Bank" means U.S. Bank National Association, a national banking association.

   "WAC Cap" has the meaning set forth in "Description of the Certificates--Calculation of Interest and Principal" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

   1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

   2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the LIBOR Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

   3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

   4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

      (a) if the intermediary is a "qualified intermediary" (a "qualified intermediary") within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

         (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

         (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section
      1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

         (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

         (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

      (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

         (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

         (ii) certifying that the nonqualified intermediary is not acting for its own account,

         (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

         (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

   5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

   All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

   In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

         (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

         (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         (iii) can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

   This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

            INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE


                Interest      Fixed                     Interest      Fixed
                Rate Swap    Rate (%)                   Rate Swap    Rate (%)
Distribution    Notional      (Trust    Distribution    Notional      (Trust
    Date        Amount ($)     pays)        Date        Amount ($)     pays)
------------   -----------   --------   ------------   -----------   --------
   Nov-06      861,446,405     5.44        Jun-09      182,956,887     5.10
   Dec-06      849,076,878     5.46        Jul-09      173,722,305     5.11
   Jan-07      834,141,234     5.46        Aug-09      164,977,023     5.12
   Feb-07      816,670,926     5.45        Sep-09      156,694,484     5.13
   Mar-07      796,719,410     5.41        Oct-09      148,849,104     5.14
   Apr-07      774,362,802     5.38        Nov-09      141,416,641     5.15
   May-07      749,700,331     5.34        Dec-09      134,374,294     5.16
   Jun-07      722,854,811     5.30        Jan-10      127,700,711     5.17
   Jul-07      693,971,713     5.25        Feb-10      121,375,752     5.17
   Aug-07      663,274,630     5.21        Mar-10      115,380,458     5.18
   Sep-07      632,268,961     5.16        Apr-10      109,696,850     5.19
   Oct-07      602,383,306     5.12        May-10      104,307,988     5.20
   Nov-07      573,878,576     5.08        Jun-10       99,197,890     5.20
   Dec-07      546,690,307     5.06        Jul-10       94,351,478     5.21
   Jan-08      520,757,069     5.03        Aug-10       89,754,517     5.21
   Feb-08      496,020,343     5.02        Sep-10       85,393,568     5.22
   Mar-08      472,424,327     5.01        Oct-10       81,114,899     5.22
   Apr-08      449,915,862     5.01        Nov-10       76,981,972     5.23
   May-08      428,444,289     5.00        Dec-10       73,059,603     5.24
   Jun-08      407,954,266     5.01        Jan-11       69,336,545     5.24
   Jul-08      388,408,226     5.01        Feb-11       65,802,174     5.25
   Aug-08      369,242,993     5.02        Mar-11       62,446,457     5.25
   Sep-08      339,050,493     5.02        Apr-11       59,259,913     5.26
   Oct-08      301,672,229     5.03        May-11       56,233,586     5.26
   Nov-08      266,850,100     5.04        Jun-11       53,359,013     5.27
   Dec-08      243,234,030     5.05        Jul-11       50,628,193     5.27
   Jan-09      227,947,856     5.06        Aug-11       48,033,384     5.28
   Feb-09      215,161,200     5.07        Sep-11       45,567,278     5.28
   Mar-09      203,060,171     5.08        Oct-11       43,222,722     5.28
   Apr-09      191,606,389     5.09        Nov-11                0     0.00
   May-09      188,634,674     5.09        onwards

   You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any state or other jurisdiction where it is not permitted.


                          ----------------------------


                              GSAMP Trust 2006-HE7
                                 Issuing Entity


                          GS Mortgage Securities Corp.
                                    Depositor


                         Goldman Sachs Mortgage Company
                                     Sponsor


                             Wells Fargo Bank, N.A.
                  Master Servicer and Securities Administrator

                            Litton Loan Servicing LP
                                    Servicer


                             Avelo Mortgage, L.L.C.
                                    Servicer


                        LaSalle Bank National Association
                                     Trustee


                          ----------------------------

                                   SCHEDULE A
                      STRUCTURAL AND COLLATERAL TERM SHEET

                            GSAMP 2006-HE7 TERM SHEET
                            -------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus") with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

The registration statement referred to above (including the Prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://sec.gov/Archives/edgar/data/807641/000091412106000903/gs886094-s3.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

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EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING
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MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT
APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                                  $824,683,000
                                  (Approximate)
                                 GSAMP 2006-HE7
                     GS Mortgage Securities Corp., Depositor
                       Mortgage Pass-Through Certificates

Overview of the Offered Certificates
------------------------------------

                Approximate      Primary                           Initial      Estimated                          Expected
                 Principal      Collateral       Expected       Pass-Through    Avg. Life    Principal Payment   Moody's/S&P
Certificates    Balance (3)       Group       Credit Support       Rate(4)       (yrs)(1)      Window(1)(2)       Ratings(5)
------------   -------------   ------------   --------------    -------------   ----------   -----------------   ------------
    A-1          336,735,000     Group I          22.95%        LIBOR + [__]%      2.03        11/06 - 02/13       Aaa/AAA
    A-2A         189,110,000     Group II         22.95%        LIBOR + [__]%      1.00        11/06 - 08/08       Aaa/AAA
    A-2B          47,411,000     Group II         22.95%        LIBOR + [__]%      2.00        08/08 - 01/09       Aaa/AAA
    A-2C          73,724,000     Group II         22.95%        LIBOR + [__]%      3.00        01/09 - 12/11       Aaa/AAA
    A-2D          44,443,000     Group II         22.95%        LIBOR + [__]%      6.11        12/11 - 02/13       Aaa/AAA
    M-1           35,446,000   Group I & II       19.00%        LIBOR + [__]%      3.74        04/10 - 10/10       Aa1/AA+
    M-2           39,933,000   Group I & II       14.55%        LIBOR + [__]%      4.89        10/10 - 02/13        Aa2/AA
    M-3           13,910,000   Group I & II       13.00%        LIBOR + [__]%      6.32        02/13 - 02/13       Aa3/AA-
    M-4           17,050,000   Group I & II       11.10%        LIBOR + [__]%      4.48        03/10 - 02/13        A1/A+
    M-5           16,601,000   Group I & II        9.25%        LIBOR + [__]%      4.44        02/10 - 02/13         A2/A
    M-6           10,320,000   Group I & II        8.10%        LIBOR + [__]%      4.42        01/10 - 02/13        A2/A-
   Total        $824,683,000

Non-Offered Certificates
------------------------
    M-7           10,768,000   Group I & II        6.90%        LIBOR + [__]%       N/A             N/A              N/A
    M-8            7,179,000   Group I & II        6.10%        LIBOR + [__]%       N/A             N/A              N/A
    M-9           11,666,000   Group I & II        4.80%        LIBOR + [__]%       N/A             N/A              N/A
    B-1           12,114,000   Group I & II        3.45%        LIBOR + [__]%       N/A             N/A              N/A
    B-2           12,115,000   Group I & II        2.10%        LIBOR + [__]%       N/A             N/A              N/A
   Total         $53,842,000

(1) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Clean-up Call on all Certificates.
(2) The final scheduled distribution date for the Certificates is the Distribution Date in October 2036.
(3) The initial aggregate principal balance of the Certificates will be subject to an upward or downward variance of no more than approximately 10%.
(4) See the "Structure of the LIBOR Certificates" section of this Term Sheet for more information on the pass-through rates of the Certificates.
(5) The ratings on the Certificates do not constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of interest on the Certificates other than Accrued Certificate Interest (as described in this term sheet) or the possibility that a holder of an Certificate might realize a lower than anticipated yield.

Selected Mortgage Pool Data(7)
------------------------------

                                                                Group I                       Group II                   Aggregate
                                                    -------------------------------   -----------------------------    ------------
                                                    Adjustable Rate      Fixed Rate   Adjustable Rate    Fixed Rate
Total Scheduled Principal Balance:                    $354,070,069      $82,965,141      $303,299,775   $157,035,220   $897,370,204
Number of Mortgage Loans:                                    2,051              544             1,404            969          4,968
Average Scheduled Principal Balance:                      $172,633         $152,509          $216,025       $162,059       $180,630
Weighted Average Gross Coupon:                               8.763%           8.039%            8.781%         7.676%         8.512%
Weighted Average Net Coupon:(8)                              8.253%           7.529%            8.271%         7.166%         8.002%
Weighted Average Current FICO Score:                           598              631               621            684            623
Weighted Average Original LTV Ratio:                         79.55%           74.77%            82.86%         61.39%         77.05%
Ratio:((9))                                                  79.55%           74.77%            82.86%         75.46%         79.51%
Weighted Average Combined LTV with Silent
Seconds:                                                     83.93%           76.16%            89.85%         76.60%         83.93%
Weighted Average Std. Remaining Term (months):                 361              349               361            327            354
Weighted Average Seasoning (months):                             3                2                 2              2              2
Weighted Average Months to Roll:(10)                            24                0                23              0             24
Weighted Average Gross Margin:(10)                            5.91%            0.00%             5.92%          0.00%          5.92%
Weighted Average Initial Rate Cap:(10)                        2.58%            0.00%             2.55%          0.00%          2.57%
Weighted Average Periodic Rate Cap:(10)                       1.01%            0.00%             1.02%          0.00%          1.01%
Weighted Average Gross Max. Lifetime Rate:(10)               15.01%            0.00%            15.11%          0.00%         15.06%
% of Silent Seconds:(11)                                     16.18%            8.21%            24.90%          5.60%         16.54%
Non-Zero Weighted Average DTI%:                              42.76%           41.78%            41.56%         40.05%         41.80%
% of Loans with MI:                                           0.00%            0.00%             0.00%          0.00%          0.00%

(6) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Cut-off Date.
(7) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(8) With respect to first lien Mortgage Loans, the original LTV ratio reflects the original loan-to-value ratio and with respect to the second lien mortgage loans, the combined original LTV ratio reflects the ratio of the sum of the original principal balance of the second lien Mortgage Loans, plus the original principal balance of the related first lien mortgage loan, to the value of the related mortgaged property; the combined LTV ratio with silent seconds reflects the ratio of the sum of the original principal balance of the second lien Mortgage Loans, including any Mortgage Loans with subordinate liens outside of the mortgage pool, plus the original principal balance of the related first lien Mortgage Loan, to the original value of the related mortgaged property.
(9) Represents the weighted average of the adjustable rate Mortgage Loans in the mortgage loan pool.
(10) Represents percentage of Mortgage Loans in the mortgage loan pool as to which a second lien Mortgage Loan secured by the related mortgaged property was originated in connection with the origination of the first lien Mortgage Loan and the second lien Mortgage Loan is not included in the mortgage loan pool.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Features of the Transaction
---------------------------

o The mortgage loans in the transaction consist of subprime, first and second lien, adjustable and fixed rate mortgage loans (the "Mortgage Loans"). The underlying loans were originated by the following mortgage originators:
    SouthStar Funding Corp. ("SouthStar") (30.84%), Aames Capital Corporation ("Aames") (21.80%), NovaStar Mortgage, Inc. ("NovaStar") (18.85%), and other sellers which make up approximately 28.52% of the entire pool, each less than 10%.

o Credit support for the Certificates will be provided through a senior/subordinate structure, initial and target overcollateralization of 2.10%, and excess spread.

o The Mortgage Loans will be serviced by Avelo Mortgage, L.L.C ("Avelo") (59.47%), and Litton Loan Servicing LP ("Litton") (40.53%). Wells Fargo Bank, N.A. ("Wells Fargo") will be the master servicer, securities administrator and paying agent and will be required to monitor the performance of the servicers.

o None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as "high cost" loans under any other applicable state, federal or local law, or (c) secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

o The transaction will be modeled on INTEX as "GSA06HE7" and on Bloomberg as "GSAMP 06-HE7".

o This transaction will contain a swap agreement with an initial swap notional amount of approximately $874,935,949. For the purposes of calculating the WAC Cap and each loan group WAC Cap, the swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay to the Swap Provider an amount equal to a per annum rate (on an actual/360 basis), changing monthly according to the attached schedule, on the swap notional amount and the trust will be entitled to receive from the Swap Provider an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount.

o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

Time Table
----------

Expected Closing Date:          October 31, 2006
Cut-off Date:                   October 1, 2006
Expected Pricing Date:          On or prior to October 23, 2006
First Distribution Date:        November 27, 2006

Key Terms
---------

Offered Certificates:           Class A and Sequential Class M, Class M-4, Class
                                M-5 and Class M-6 Certificates

Class A Certificates:           Class A-1 and Class A-2 Certificates

Class A-2 Certificates:         Class A-2A, Class A-2B, Class A-2C and Class
                                A-2D Certificates

Sequential Class M              Class M-1, Class M-2 and Class M-3 Certificates
Certificates:

Class M Certificates:           Sequential Class M Certificates and Class M-4,
                                Class M-5, Class M-6, Class M-7,
                                Class M-8 and Class M-9 Certificates

Class B Certificates:           Class B-1 and Class B-2 Certificates

Non-Offered Certificates:       Class M-7, Class M-8, Class M-9 and Class B
                                Certificates and Residual Certificates

Residual Certificates:          Class R, Class RC and Class RX Certificates

LIBOR Certificates:             Class A, Class M and Class B Certificates

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Depositor:                      GS Mortgage Securities Corp.

Lead Manager:                   Goldman, Sachs & Co.

Servicers:                      Avelo Mortgage, L.L.C. (59.47%) and Litton Loan
                                Servicing LP (40.53%) are expected to service the Mortgage Loans in this deal once the servicing transfers are completed.

                                As of the closing date, approximately 28.39% of the Mortgage Loans will be serviced by various interim servicers, and will be transferred to Litton and Avelo after the Closing Date. The servicing transfers are expected to be completed by November 15, 2006. Although the transfer of servicing with respect to those mortgage loans is scheduled to occur by November 15, 2006, all transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons.

Trustee:                        LaSalle Bank National Association

Master Servicer and             Wells Fargo Bank, N.A.
Securities Administrator:

Custodians:                     Deutsche Bank National Trust Company (60.58%),
                                U.S. Bank National Association (37.67%) and The
                                Bank of New York (formerly J.P. Morgan Trust
                                Company, National Association) (1.75%)

Swap and Cap Provider:          Goldman Sachs Mitsui Marine Derivative Products,
                                L.P.

Servicing Fee Rate:             50 bps

Master Servicing and            Approximately 1 bp
Securities Administrator
Fee Rate:

Expense Fee:                    The aggregate of the Servicing Fee at the
                                Servicing Fee Rate and the Master Servicing and
                                Securities Administrator Fee at the Master
                                Servicing and Securities Administrator Fee Rate

Expense Fee Rate:               The Servicing Fee Rate and the Master Servicing
                                and Securities Administrator Fee Rate

Distribution Date:              25th day of the month or the following business
                                day

Record Date:                    For any Distribution Date, the last business day
                                of the Interest Accrual Period

Delay Days:                     0 day delay on all LIBOR Certificates

Prepayment Period:              The calendar month prior to the Distribution
                                Date

Due Period:                     The period commencing on the second day of the
                                calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution
                                Date occurs.

Day Count:                      Actual/360 basis

Interest Accrual Period:        From the prior Distribution Date to the day
                                prior to the current Distribution Date (except for the initial Interest Accrual Period for which interest will accrue from the Closing
                                Date).

Pricing Prepayment              Adjustable rate Mortgage Loans: CPR starting at
Assumption:                     5% CPR in the first month of the mortgage loan
                                (i.e. loan age) and increasing to 30% CPR in month 12 (an approximate 2.273% increase per month), remaining at 30% CPR for 12 months, then moving to 60% CPR for 3 months, and then remaining at 35% CPR thereafter.

                                Fixed rate Mortgage Loans: CPR starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 24% CPR in month 12 (an approximate 1.727% increase per month), and remaining at 24% CPR thereafter.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Mortgage Loans:                 The trust will consist of subprime, first and
                                second lien, fixed rate and adjustable rate residential mortgage loans.

Group I Mortgage Loans:         Approximately $437,035,210 of Mortgage Loans
                                with original principal balances as of the Cut-off Date that conform to the original principal balance limits for one-to four-family residential mortgage loan guidelines set by Fannie Mae or Freddie Mac.

Group II Mortgage Loans:        Approximately $460,334,995 of Mortgage Loans
                                with original principal balances as of the Cut-off Date that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by Fannie Mae or Freddie Mac.

Excess Spread:                  The initial weighted average net coupon of the
                                Mortgage Loans will be greater than the interest payments on the LIBOR Certificates, resulting in excess cash flow calculated in the following manner based on the Mortgage Loan balances as of the Cut-off Date:

                                Initial Gross WAC:(1)                                           8.5117%
                                  Less Fees & Expenses:(2)                                      0.5100%
                                                                                               --------
                                Net WAC:(1)                                                     8.0017%
                                  Less Initial LIBOR Certificate Coupon (Approx.):(3)           5.4757%
                                  Less Initial Net Swap Outflow:(3)                            -0.1092%
                                                                                               --------
                                Initial Excess Spread:(1)                                       2.4168%

                                (1) This amount will vary on each
                                    Distribution Date based on changes to the weighted average of the interest rates on the Mortgage Loans as well as any changes in day count.
                                (2) Assumes a fee of 51 bps.
                                (3) Assumes 1-month LIBOR equal to 5.328%,
                                    initial marketing spreads and a 30-day
                                    month. This amount will vary on each
                                    Distribution Date based on changes to the weighted average of the pass-through rates on the LIBOR Certificates as well as any changes in day count.

Servicer Advancing:             Yes, as to principal and interest, subject to
                                recoverability

Compensating Interest:          Each Servicer will pay compensating interest
                                equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage
                                Loans for the related Distribution Date
                                resulting from voluntary Principal Prepayments on the Mortgage Loans during the related
                                Prepayment Period and (B) one-half of the applicable Servicing Fee received for the related Distribution Date.

Optional Clean-up Call:         The transaction has a 10% optional clean-up
                                call.

Rating Agencies:                Standard & Poor's Ratings Services, a division
                                of The McGraw-Hill Companies, Inc. and Moody's
                                Investors Service, Inc. will rate all of the Offered Certificates.

Minimum Denomination:           $25,000 with regard to each of the Class A,
                                Class M and Class B Certificates

Legal Investment:               It is anticipated that the Class A-1
                                Certificates will be SMMEA eligible.

ERISA Eligible:                 Underwriter's exemption is expected to apply to
                                the Offered Certificates. However, in addition, for so long as the swap agreement is in effect, prospective purchasers must be eligible under one or more investor-based exemptions, and prospective purchasers should consult their own counsel.

Tax Treatment:                  Portions of the trust will be treated as
                                multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

                                The discussion contained in this term sheet as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This discussion is written to support the promotion of marketing of the transactions or matters addressed in this term sheet. You should seek advice based on your circumstances form an independent tax advisor.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Registration Statement and      This term sheet does not contain all information
Prospectus:                     that is required to be included in a
                                registration statement, or in a base prospectus and prospectus supplement.

                                The Depositor has filed a registration statement (including the Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

                                The registration statement referred to above
                                (including the Prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:

                                http://sec.gov/Archives/edgar/data/807641/
                                000091412106000903/gs886094-s3.txt

Risk Factors:                   PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                INCLUDED IN THE REGISTRATION STATEMENT FOR A
                                DESCRIPTION OF INFORMATION THAT SHOULD BE
                                CONSIDERED IN CONNECTION WITH AN INVESTMENT IN
                                THE OFFERED CERTIFICATES.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structure of the LIBOR Certificates
-----------------------------------

Description of Principal and Interest Distributions

Principal will be paid as described under the definition of "Principal Distributions on the Certificates". Prior to the Stepdown Date all principal collected or advanced on the Mortgage Loans will be paid to the LIBOR Certificates as described herein. On or after the Stepdown Date, so long as no Trigger Event is in effect, the LIBOR Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the first Distribution Date on which the Optional Clean-up Call is exercisable, subject to the lesser of the WAC Cap or the applicable loan group cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, (or any similar state statute), which will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that Distribution Date. Any reductions in the Pass-Through Rate attributable to the WAC Cap or the applicable loan group cap will be carried forward with interest at the applicable Pass-Through Rate (without regard to the WAC Cap or the applicable loan group cap) as described below and will be payable after payment of all required principal payments on such future Distribution Dates.

Definitions

Credit Enhancement. The LIBOR Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 2.10% overcollateralization (funded upfront) (after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 4.20% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), and
(3) subordination of distributions on the more subordinate classes of Certificates to the required distributions on the more senior classes of Certificates.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date. The earlier of (A) the date on which the aggregate class certificate balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in November 2009; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 45.90%.

Class    Initial Credit Enhancement Percentage(1)   Stepdown Date Percentage
-----    ----------------------------------------   ------------------------
  A                       22.95%                             45.90%
 M-1                      19.00%                             26.00%
 M-2                      14.55%                             26.00%
 M-3                      13.00%                             26.00%
 M-4                      11.10%                             22.20%
 M-5                       9.25%                             18.50%
 M-6                       8.10%                             16.20%
 M-7                       6.90%                             13.80%
 M-8                       6.10%                             12.20%
 M-9                       4.80%                              9.60%
 B-1                       3.45%                              6.90%
 B-2                       2.10%                              4.20%

(1) Includes initial overcollateralization percentage.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 35.00% of the prior period's senior Credit Enhancement Percentage to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure, all REO property and Mortgage Loans where the related mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:


     Distribution Dates                         Cumulative Realized Loss Percentage
     ------------------                         -----------------------------------
November 2008 - October 2009                         1.25% for the first month,
                                    plus an additional 1/12th of 1.50% for each month thereafter
November 2009 - October 2010                         2.75% for the first month,
                                    plus an additional 1/12th of 1.75% for each month thereafter
November 2010 - October 2011                         4.50% for the first month,
                                    plus an additional 1/12th of 1.25% for each month thereafter
November 2011 - October 2012                         5.75% for the first month,
                                    plus an additional 1/12th of 0.75% for each month thereafter
November 2012 and thereafter                                   6.50%

40-Year Trigger Event. A 40-Year Trigger Event is in effect if on the 241st Distribution Date or any Distribution Date thereafter, (i) the aggregate scheduled principal balance of the Mortgage Loans with original amortization terms of 40 years and maturing in 40 years, exceeds (ii) the actual overcollateralization for such distribution date.

Step-Up Coupons. For all LIBOR Certificates the coupon will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance and the margin for the Class M and Class B Certificates will increase to 1.5 times the margin at issuance.

Class A-1 Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap, and (iii) the WAC Cap.

Class A-2A Pass-Through Rate. The Class A-2A Certificates will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

Class A-2B Pass-Through Rate. The Class A-2B Certificates will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

Class A-2C Pass-Through Rate. The Class A-2C Certificates will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

Class A-2D Pass-Through Rate. The Class A-2D Certificates will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-7 Pass-Through Rate. The Class M-7 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-8 Pass-Through Rate. The Class M-8 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-9 Pass-Through Rate. The Class M-9 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

The Residual Certificates are not entitled to receive any distributions of interest.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of
(i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate and (B) the net swap receivable into the trust, if any for that Distribution Date, less net swap payments out of the trust, if any, divided by the balance of the Mortgage Loans at the beginning of the related Due Period multiplied by 12.

Loan Group I WAC Cap. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Group I Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate and (B) the net swap receivable into the trust, if any, less net swap payments out of the trust, if any, for that Distribution Date, divided by the Mortgage Loan balance at the beginning of the related Due Period, multiplied by 12.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Loan Group II WAC Cap. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Group II Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate and (B) the net swap receivable into the trust, if any, less net swap payments out of the trust, if any, for that Distribution Date, divided by the Mortgage Loan balance at the beginning of the related Due Period, multiplied by 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of LIBOR Certificates, a Basis Risk Carry Forward Amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of LIBOR Certificates at such class' applicable pass-through rate (without regard to the WAC Cap or applicable group cap, as applicable) over interest due on such class of LIBOR Certificates at a rate equal to the WAC Cap or the lesser of the WAC Cap or the applicable loan group cap, as applicable,
(ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class' applicable pass-through rate (without regard to the WAC Cap or applicable loan group cap, as applicable). In the event any class of LIBOR Certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of LIBOR Certificates.

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate, as reduced by that class' share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

Interest Remittance Amount on the LIBOR Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee, net swap payments out of the trust and certain swap termination payments owed to the Swap Provider, if any.

Principal Distribution Amount on the LIBOR Certificates. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee and plus (A) the net swap receivable into the trust, if any (to the extent provided in clause (iii) of "Supplemental Interest Trust" below), and less (B) net swap payments and certain swap termination payments out of the trust, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the LIBOR Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Group I Principal Distribution Amount. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class A-1 Certificates.

Group II Principal Distribution Amount. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class A-2 Certificates.

Class A Principal Allocation Percentage. For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and
(ii) in the case of the Class A-2 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Principal Remittance Amount. On any Distribution Date, the sum of

   (i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date,

   (ii) the principal portion of all partial and full prepayments received during the related prepayment period,

   (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

   (iv) the principal portion of the repurchase price for any repurchased Mortgage Loans, and that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date,

   (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

   (vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

Net Monthly Excess Cashflow. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all distributions under the headings "Interest Distributions on the Certificates," and "Principal Distributions on the Certificates" below.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate class certificate balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 54.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Sequential Class M Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the aggregate class certificate balance of the Sequential Class M Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 74.00% (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Sequential M Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 77.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Sequential Class M Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (D) the class certificate balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 81.50% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Sequential Class M Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (E) the class certificate balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 83.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-7 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Sequential Class M Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (F) the class certificate balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 86.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-8 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Sequential Class M Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), and (G) the class certificate balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 87.80% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date

Class M-9 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Amount on such Distribution Date), (B) the aggregate class certificate balance of the Sequential Class M Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount on such Distribution Date),
(C) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (H) the class certificate balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 90.40% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Sequential Class M Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (H) the class certificate balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (I) the class certificate balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 93.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate class certificate balance of the Sequential Class M Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (H) the class certificate balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (I) the class certificate balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (J) the class certificate balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 95.80% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Interest Distributions on the Certificates. On each Distribution Date, distributions from available funds will be allocated as follows:

(i) to the Supplemental Interest Trust, net swap payments and certain swap termination payments owed to the Swap Provider, if any,

(ii)   concurrently,

       (a) from the Interest Remittance Amount related to the Group I Mortgage Loans, to the Class A-1 Certificates, their Accrued Certificate Interest, and any unpaid Accrued Certificate Interest from prior Distribution Dates, allocated based on their entitlement to those amounts; and

       (b) from the Interest Remittance Amount related to the Group II Mortgage Loans, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, their Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, allocated based on their entitlement to those amounts, provided, that if the Interest Remittance Amount for either group of Mortgage Loans is insufficient to make the related payments set forth in clause (a) or (b) above, any Interest Remittance Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause (a) or (b) above will be available to cover that shortfall;

(iii) from any remaining Interest Remittance Amount to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest, and

(iv) from any remaining Interest Remittance Amount to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Certificates.

On each Distribution Date (A) prior to the Stepdown Date or (B) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)    sequentially:

       (a) concurrently, to the Residual Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances have been reduced to zero, and

       (b)    concurrently,

              (1) to the Class A-1 Certificates, the Group I Principal Distribution Amount, until the class certificate balances thereof have been reduced to zero; and

              (2) to the Class A-2 Certificates, the Group II Principal Distribution Amount, sequentially, to the Class A-2A Certificates until the class certificate balance thereof has been reduced to zero, the Class A-2B Certificates until the class certificate balance thereof has been reduced to zero, the Class A-2C Certificates until the class certificate balance thereof has been reduced to zero and then to the Class A-2D Certificates until the class certificate balance thereof has been reduced to zero, provided, that if after making distributions pursuant to paragraphs
       (b)(1) and (b)(2) above on any Distribution Date (without giving effect to this proviso) the class certificate balance of any class of Class A certificates is reduced to zero (considering the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates as one class for the purposes of this proviso only), then the remaining amount of principal distributable pursuant to this subsection (i)(b) to the Class A certificates on that Distribution Date, and the amount of principal distributable to the Class A certificates on all subsequent Distribution Dates pursuant to this subsection (i)(b), will be required to be distributed to the other Class A certificates remaining outstanding (in accordance with the paragraphs
       (b)(1) or (b)(2) above, as applicable), until their respective class certificate balances have been reduced to zero;

(ii) to the Class M Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero, and

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(iii) to the Class B Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero.

On each Distribution Date (A) on or after the Stepdown Date and (B) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)    concurrently,

       (a) to the Class A-1 Certificates, the lesser of the Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount determined in accordance with the Class A Principal Allocation Percentage for this class, until their class certificate balances have been reduced to zero, and

       (b) to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount allocable to the Class A-2 Certificates, determined in accordance with the Class A Principal Allocation Percentage for these classes, allocated sequentially to the Class A-2A Certificates until the class certificate balance thereof has been reduced to zero, to the Class A-2B Certificates until the class certificate balance thereof has been reduced to zero, to the Class A-2C Certificates until the class certificate balance thereof has been reduced to zero, and then to the Class A-2D Certificates until the class certificate balance thereof has been reduced to zero provided, that if after making distributions pursuant to paragraphs (a) and (b) above on any Distribution Date (without giving effect to this proviso) the class certificate balance of any class of Class A Certificates is reduced to zero (considering the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates as one class for the purposes of this proviso only), then the remaining amount of principal distributable pursuant to this subsection (i) to the Class A Certificates on that Distribution Date, and the amount of principal distributable to the Class A Certificates on all subsequent Distribution Dates pursuant to this subsection (i), will be required to be distributed to the other Class A Certificates remaining outstanding (in accordance with the paragraphs (a) or (b) above, as applicable), until their class certificate balances have been reduced to zero;

(ii) sequentially, in ascending numerical order, to the Sequential Class M Certificates, the lesser of the remaining Principal Distribution Amount and the Sequential Class M Principal Distribution Amount, until their respective class certificates balances have been reduced to zero,

(iii) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iv) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(v) to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vi) to the Class M-7 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-7 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vii) to the Class M-8 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-8 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(viii) to the Class M-9 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-9 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero.

Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class X certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A-1 Certificates, on the one hand, and the Class A-2 Certificates, on the other hand, based on their respective class certificate

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

balances, with the principal allocated to the Class A-2 Certificates, being allocated pro rata between the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be allocated sequentially as follows:

       (i) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest amount,

       (ii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest amount,

       (iii) concurrently, to the Class A-1 Certificates, any Basis Risk Carry Forward Amounts for such class, and to the Class A-2 Certificates, any Basis Risk Carry Forward Amounts for such class, allocated pro rata by their respective Basis Risk Carry Forward Amounts,

       (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates any Basis Risk Carry Forward Amount for such classes,

       (v) certain swap termination payments to the Supplemental Interest Trust, and

       (vi) if a 40-Year Trigger Event is in effect, then any remaining amounts will be distributed first, to the Class A-1 and Class A-2 Certificates, allocated to those classes as described under "Principal Distributions on the Certificates" above and then to the Sequential Class M Certificates, allocated to those classes as described under "Principal Distributions on the Certificates" above and then sequentially to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, the lesser of (x) any remaining amounts and (y) the amount necessary to increase the actual overcollateralized amount for such distribution date so that a 40-Year Trigger Event is no longer in effect, in each case, until their respective class certificate balances have been reduced to zero; and

       (vii)  to the holders of the Class X certificates, any remaining amounts.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date, and the net swap receivable from the Swap Provider for such Distribution Date and any swap termination payments owed to the Swap Provider or received from the Swap Provider. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed for such Distribution Date,

(ii)   to the certificateholders, to pay interest according to sections (ii),
       (iii) and (iv) of the "Interest Distributions on the Certificates" section, to the extent unpaid from other available funds,

(iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Certificates," but only to the extent necessary to cause the overcollateralization to be restored to the required overcollateralization amount as a result of current or prior Realized Losses not previously so reimbursed (prior to distribution of any amounts due), to the extent unpaid from other available funds,

(iv) to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow," to the extent unpaid from other available funds,

(v) to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

(vi)   to the holders of the Class X certificates, any remaining amounts.

Allocation of Realized Losses. If on any Distribution Date, after giving effect to all distributions of principal and allocations of payments from the Supplemental Interest Trust to pay principal as described above, the aggregate class certificate balances of the LIBOR Certificates exceeds the aggregate scheduled principal balance of the Mortgage Loans for that Distribution Date, the class certificate balance of the applicable Class M or Class B Certificates will be reduced, in inverse

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

order of seniority (beginning with the Class B-2 certificates) by an amount equal to that excess, until that class certificate balance is reduced to zero. This reduction of a class certificate balance for realized losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its class certificate balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the class certificate balance of any class of certificates, amounts are received with respect to any Mortgage Loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the class certificate balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the unpaid realized loss amount for the applicable class of Class M or Class B Certificates for the related Distribution
Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as liquidation proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Remaining Prepayment Penalty Term by Product Type(1), (2)
---------------------------------------------------------

Product                         No Penalty    0-12 Months   13-24 Months   25-36 Months   37-48 Months   49-60 Months     Total
-----------------------------------------------------------------------------------------------------------------------------------
10 YR ARM BALLOON 50/30                  $0            $0             $0       $652,738             $0            $0       $652,738
10 YR FIXED                         211,430             0              0        262,649              0             0        474,079
15 YR FIXED                       1,696,511             0        384,933      3,187,143              0             0      5,268,587
2 YR ARM                        117,955,260     8,319,261    168,420,500     27,559,853              0             0    322,254,874
2 YR ARM 40/40                    9,126,879       178,391      7,792,035              0              0             0     17,097,305
2 YR ARM BALLOON 40/30           45,728,381     6,238,321    109,461,321      8,297,224              0             0    169,725,247
2 YR ARM BALLOON 45/30                    0             0        549,750              0              0             0        549,750
2 YR ARM BALLOON 50/30            5,867,389     1,368,866     11,394,972      2,084,057              0             0     20,715,284
2 YR ARM IO                      21,810,215     1,584,170     37,865,586      3,814,971              0             0     65,074,942
20 YR FIXED                       1,081,931       338,697        257,562        687,237              0             0      2,365,428
25 YR FIXED                          49,873             0              0        109,566              0             0        159,439
3 YR ARM                          6,756,133     1,069,348        821,137     13,397,677              0             0     22,044,295
3 YR ARM 40/40                      798,021             0              0        334,736              0             0      1,132,757
3 YR ARM BALLOON 40/30            2,888,470       504,494        446,293      5,629,305              0             0      9,468,562
3 YR ARM BALLOON 50/30              578,300             0              0      1,206,385              0             0      1,784,685
3 YR ARM IO                       1,881,593             0              0      1,938,062              0             0      3,819,655
30 YR FIXED                      23,229,162     4,568,604      2,881,475    135,440,189              0             0    166,119,431
30 YR FIXED IO                      215,499        60,000         33,750      5,886,311              0             0      6,195,560
40 YR FIXED                               0             0        132,974        924,175              0             0      1,057,149
5 YR ARM                          2,058,752       349,375        186,518      4,555,909              0             0      7,150,554
5 YR ARM 40/40                      103,479             0              0              0              0             0        103,479
5 YR ARM BALLOON 40/30            3,162,579             0              0      4,875,905              0             0      8,038,484
5 YR ARM BALLOON 45/30                    0             0              0        135,783              0             0        135,783
5 YR ARM BALLOON 50/30               75,993       311,970              0      3,121,564              0             0      3,509,527
5 YR ARM IO                         499,000       192,000              0      2,640,475              0             0      3,331,475
6 MO ARM                                  0             0              0        330,519              0             0        330,519
7 YR ARM BALLOON 50/30              359,943             0              0         89,986              0             0        449,928
FIXED BALLOON 30/15              14,735,629       771,022      3,865,155      4,333,021              0             0     23,704,827
FIXED BALLOON 40/30               5,003,198       919,091      1,625,485     20,827,110              0             0     28,374,884
FIXED BALLOON 45/15                       0             0              0         33,946              0             0         33,946
FIXED BALLOON 50/30                 107,983       403,907              0      4,115,523              0             0      4,627,413
FIXED IO                             94,400             0              0      1,525,219              0             0      1,619,619
-----------------------------------------------------------------------------------------------------------------------------------
Total:                         $266,076,004   $27,177,515   $346,119,447   $257,997,237             $0            $0   $897,370,204
-----------------------------------------------------------------------------------------------------------------------------------

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.
(2)    Columns may not add due to rounding.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Remaining Prepayment Penalty Term by Product Type(1), (2)
---------------------------------------------------------


Product                            No Penalty          0-12 Months   13-24 Months   25-36 Months   37-48 Months   49-60 Months
------------------------------------------------------------------------------------------------------------------------------
10 YR ARM BALLOON 50/30                   0.00%               0.00%         0.00%          0.07%          0.00%          0.00%
10 YR FIXED                                0.02                  0             0           0.03              0              0
15 YR FIXED                                0.19                  0          0.04           0.36              0              0
2 YR ARM                                  13.14               0.93         18.77           3.07              0              0
2 YR ARM 40/40                             1.02               0.02          0.87              0              0              0
2 YR ARM BALLOON 40/30                      5.1                0.7          12.2           0.92              0              0
2 YR ARM BALLOON 45/30                        0                  0          0.06              0              0              0
2 YR ARM BALLOON 50/30                     0.65               0.15          1.27           0.23              0              0
2 YR ARM IO                                2.43               0.18          4.22           0.43              0              0
20 YR FIXED                                0.12               0.04          0.03           0.08              0              0
25 YR FIXED                                0.01                  0             0           0.01              0              0
3 YR ARM                                   0.75               0.12          0.09           1.49              0              0
3 YR ARM 40/40                             0.09                  0             0           0.04              0              0
3 YR ARM BALLOON 40/30                     0.32               0.06          0.05           0.63              0              0
3 YR ARM BALLOON 50/30                     0.06                  0             0           0.13              0              0
3 YR ARM IO                                0.21                  0             0           0.22              0              0
30 YR FIXED                                2.59               0.51          0.32          15.09              0              0
30 YR FIXED IO                             0.02               0.01             0           0.66              0              0
40 YR FIXED                                   0                  0          0.01            0.1              0              0
5 YR ARM                                   0.23               0.04          0.02           0.51              0              0
5 YR ARM 40/40                             0.01                  0             0              0              0              0
5 YR ARM BALLOON 40/30                     0.35                  0             0           0.54              0              0
5 YR ARM BALLOON 45/30                        0                  0             0           0.02              0              0
5 YR ARM BALLOON 50/30                     0.01               0.03             0           0.35              0              0
5 YR ARM IO                                0.06               0.02             0           0.29              0              0
6 MO ARM                                      0                  0             0           0.04              0              0
7 YR ARM BALLOON 50/30                     0.04                  0             0           0.01              0              0
FIXED BALLOON 30/15                        1.64               0.09          0.43           0.48              0              0
FIXED BALLOON 40/30                        0.56                0.1          0.18           2.32              0              0
FIXED BALLOON 45/15                           0                  0             0              0              0              0
FIXED BALLOON 50/30                        0.01               0.05             0           0.46              0              0
FIXED IO                                   0.01                  0             0           0.17              0              0
------------------------------------------------------------------------------------------------------------------------------
Total:                                   29.65%              3.03%        38.57%          28.75%          0.00%          0.00%
------------------------------------------------------------------------------------------------------------------------------

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.

(2)    Columns may not add due to rounding.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Breakeven CDR Table for the Class M Certificates
------------------------------------------------

      The assumptions for the breakeven CDR table below are as follows:

o The Pricing Prepayment Assumptions (as defined on page 4 above) are applied
o     1-month and 6-month Forward LIBOR curves (as of October 17, 2006) are used
o     40% loss severity
o     There is a 6 month lag in recoveries
o     100% Principal and Interest Advancing
o Run to call with collateral losses calculated through the life of the applicable bond
o     Certificates are priced at par
o     Assumes bonds pay on 25th of month
o     Triggers failing from day 1


------------------------------------------------------------------------------------------------------------------------------------
                                                First Dollar of Loss              LIBOR Flat                    0% Return
------------------------------------------------------------------------------------------------------------------------------------
Class M-1          CDR (%)                                          37.85                        37.93                         39.54
                   Yield (%)                                       5.3861                       5.0957                        0.0383
                   WAL                                               3.07                         3.07                          2.97
                   Modified Duration                                 2.80                         2.80                          2.79
                   Principal Window                         Nov09 - Nov09                Nov09 - Nov09                 Oct09 - Oct09
                   Principal Writedown                   5,149.81 (0.01%)           343,688.87 (0.97%)         5,645,966.77 (15.93%)
                   Total Collat Loss              196,629,521.34 (21.91%)      196,937,892.84 (21.95%)       201,371,189.40 (22.44%)
------------------------------------------------------------------------------------------------------------------------------------
Class M-2          CDR (%)                                          27.56                        27.83                         29.42
                   Yield (%)                                       5.4137                       5.0977                        0.0105
                   WAL                                               3.65                         3.57                          3.44
                   Modified Duration                                 3.27                         3.21                           3.2
                   Principal Window                         Jun10 - Jun10                May10 - May10                 Apr10 - Apr10
                   Principal Writedown                  30,728.35 (0.08%)           517,252.00 (1.30%)         7,461,643.64 (18.69%)
                   Total Collat Loss              163,076,181.64 (18.17%)      163,164,201.63 (18.18%)       169,078,369.94 (18.84%)
------------------------------------------------------------------------------------------------------------------------------------
Class M-3          CDR (%)                                          24.58                        24.62                         25.25
                   Yield (%)                                       5.4899                       5.1212                        0.0620
                   WAL                                               3.82                         3.82                          3.71
                   Modified Duration                                  3.4                         3.41                           3.4
                   Principal Window                         Aug10 - Aug10                Aug10 - Aug10                 Jul10 - Jul10
                   Principal Writedown                   3,546.63 (0.03%)           217,537.32 (1.56%)         2,813,779.73 (20.23%)
                   Total Collat Loss              151,169,392.25 (16.85%)      151,362,783.59 (16.87%)       153,370,243.50 (17.09%)
------------------------------------------------------------------------------------------------------------------------------------
Class M-4          CDR (%)                                          21.17                        21.22                         21.91
                   Yield (%)                                       5.4503                       5.0732                        0.0615
                   WAL                                               4.07                         4.07                          3.95
                   Modified Duration                                  3.6                         3.61                           3.6
                   Principal Window                         Nov10 - Nov10                Nov10 - Nov10                 Oct10 - Oct10
                   Principal Writedown                  52,937.80 (0.31%)           340,280.77 (2.00%)         3,680,579.54 (21.59%)
                   Total Collat Loss              136,811,626.44 (15.25%)      137,071,041.53 (15.27%)       139,767,284.67 (15.58%)
------------------------------------------------------------------------------------------------------------------------------------
Class M-5          CDR (%)                                          18.20                        18.25                         18.82
                   Yield (%)                                       5.4673                       5.0735                        0.0357
                   WAL                                               4.24                         4.24                          4.18
                   Modified Duration                                 3.73                         3.74                          3.80
                   Principal Window                         Jan11 - Jan11                Jan11 - Jan11                 Jan11 - Jan11
                   Principal Writedown                  58,400.69 (0.35%)           363,868.80 (2.19%)         3,827,852.57 (23.06%)
                   Total Collat Loss              122,446,551.76 (13.65%)      122,723,376.53 (13.68%)       125,858,501.04 (14.03%)
------------------------------------------------------------------------------------------------------------------------------------
Class M-6          CDR (%)                                          16.41                        16.45                         16.80
                   Yield (%)                                       5.5356                       5.0308                        0.0468
                   WAL                                               4.40                         4.40                          4.35
                   Modified Duration                                 3.85                         3.86                          3.92
                   Principal Window                         Mar11 - Mar11                Mar11 - Mar11                 Mar11 - Mar11
                   Principal Writedown                  35,633.87 (0.35%)           289,149.26 (2.80%)         2,501,662.14 (24.24%)
                   Total Collat Loss              113,691,352.59 (12.67%)      113,922,430.98 (12.70%)       115,935,761.73 (12.92%)
------------------------------------------------------------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Offered Certificates - To Maturity
------------------------------------------------------------

      The assumptions for the sensitivity table below are as follows:

o     Prepayments capped at 85% CPR
o     1-month and 6-month LIBOR remain static
o     10% Clean Up Call is not exercised


                               --------------------------------------------------------------------------------------------------
                                    50 PPA           75 PPA           100 PPA          125 PPA          150 PPA          175 PPA
---------------------------------------------------------------------------------------------------------------------------------
 Class A-1    WAL                    4.43             2.99             2.13             1.41             1.20             1.07
              First Prin Pay           1                1                1                1                1                1
              Last Prin Pay           289              202              141              94               29               26
---------------------------------------------------------------------------------------------------------------------------------

 Class A-2A   WAL                    1.71             1.24             1.00             0.83             0.72             0.63
              First Prin Pay           1                1                1                1                1                1
              Last Prin Pay           40               27               22               18               16               14
---------------------------------------------------------------------------------------------------------------------------------

 Class A-2B   WAL                    3.88             2.59             2.00             1.73             1.46             1.25
              First Prin Pay          40               27               22               18               16               14
              Last Prin Pay           56               36               27               23               20               17
---------------------------------------------------------------------------------------------------------------------------------

 Class A-2C   WAL                    7.06             4.70             3.00             2.14             1.87             1.66
              First Prin Pay          56               36               27               23               20               17
              Last Prin Pay           125              83               62               31               25               23
---------------------------------------------------------------------------------------------------------------------------------

 Class A-2D   WAL                    15.68            10.90            8.18             4.68             2.30             2.04
              First Prin Pay          125              83               62               31               25               23
              Last Prin Pay           318              234              177              139              30               26
---------------------------------------------------------------------------------------------------------------------------------

 Class M-1    WAL                    5.45             3.67             3.74             4.38             3.78             3.18
              First Prin Pay          50               38               42               48               41               35
              Last Prin Pay           84               56               48               58               51               43
---------------------------------------------------------------------------------------------------------------------------------

 Class M-2    WAL                    9.89             6.56             4.93             5.69             5.16             4.29
              First Prin Pay          84               56               48               58               51               43
              Last Prin Pay           173              115              84               82               80               66
---------------------------------------------------------------------------------------------------------------------------------

 Class M-3    WAL                    18.26            12.59            9.31             7.78             7.69             6.36
              First Prin Pay          173              115              84               82               80               66
              Last Prin Pay           284              200              151              117              112              93
---------------------------------------------------------------------------------------------------------------------------------

 Class M-4    WAL                    9.37             6.31             4.92             4.46             3.71             3.13
              First Prin Pay          50               37               41               45               38               33
              Last Prin Pay           254              177              132              102              82               68
---------------------------------------------------------------------------------------------------------------------------------

 Class M-5    WAL                    9.34             6.28             4.86             4.32             3.56             3.01
              First Prin Pay          50               37               40               43               36               31
              Last Prin Pay           245              171              126              98               78               65
---------------------------------------------------------------------------------------------------------------------------------

 Class M-6    WAL                    9.30             6.24             4.82             4.22             3.47             2.94
              First Prin Pay          50               37               39               42               35               30
              Last Prin Pay           234              163              120              93               74               61
---------------------------------------------------------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Offered Certificates - To Call
--------------------------------------------------------

      The assumptions for the sensitivity table below are as follows:

o     Prepayments capped at 85% CPR
o     1-month and 6-month LIBOR remain static
o     10% Clean Up Call is exercised


                               --------------------------------------------------------------------------------------------------
                                    50 PPA           75 PPA           100 PPA          125 PPA          150 PPA          175 PPA
---------------------------------------------------------------------------------------------------------------------------------
Class A-1     WAL                    4.20             2.83             2.03             1.41             1.20             1.07
              First Prin Pay           1                1                1                1                1                1
              Last Prin Pay           157              104              76               59               29               26
---------------------------------------------------------------------------------------------------------------------------------

Class A-2A    WAL                    1.71             1.24             1.00             0.83             0.72             0.63
              First Prin Pay           1                1                1                1                1                1
              Last Prin Pay           40               27               22               18               16               14
---------------------------------------------------------------------------------------------------------------------------------

Class A-2B    WAL                    3.88             2.59             2.00             1.73             1.46             1.25
              First Prin Pay          40               27               22               18               16               14
              Last Prin Pay           56               36               27               23               20               17
---------------------------------------------------------------------------------------------------------------------------------

Class A-2C    WAL                    7.06             4.70             3.00             2.14             1.87             1.66
              First Prin Pay          56               36               27               23               20               17
              Last Prin Pay           125              83               62               31               25               23
---------------------------------------------------------------------------------------------------------------------------------

Class A-2D    WAL                    12.54            8.33             6.11             3.38             2.30             2.04
              First Prin Pay          125              83               62               31               25               23
              Last Prin Pay           157              104              76               59               30               26
---------------------------------------------------------------------------------------------------------------------------------

Class M-1     WAL                    5.45             3.67             3.74             4.38             3.72             3.12
              First Prin Pay          50               38               42               48               41               35
              Last Prin Pay           84               56               48               58               47               39
---------------------------------------------------------------------------------------------------------------------------------

Class M-2     WAL                    9.83             6.51             4.89             4.90             3.90             3.24
              First Prin Pay          84               56               48               58               47               39
              Last Prin Pay           157              104              76               59               47               39
---------------------------------------------------------------------------------------------------------------------------------

Class M-3     WAL                    13.07            8.65             6.32             4.90             3.90             3.24
              First Prin Pay          157              104              76               59               47               39
              Last Prin Pay           157              104              76               59               47               39
---------------------------------------------------------------------------------------------------------------------------------

Class M-4     WAL                    8.60             5.71             4.48             4.13             3.43             2.90
              First Prin Pay          50               37               41               45               38               33
              Last Prin Pay           157              104              76               59               47               39
---------------------------------------------------------------------------------------------------------------------------------

Class M-5     WAL                    8.60             5.71             4.44             4.00             3.31             2.80
              First Prin Pay          50               37               40               43               36               31
              Last Prin Pay           157              104              76               59               47               39
---------------------------------------------------------------------------------------------------------------------------------

Class M-6     WAL                    8.60             5.71             4.42             3.92             3.22             2.74
              First Prin Pay          50               37               39               42               35               30
              Last Prin Pay           157              104              76               59               47               39
---------------------------------------------------------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) 1-month and 6-month LIBOR adjust in accordance with the LIBOR Forward Curves as of October 17, 2006, (ii) day count convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table.

            Distribution    Excess Spread                 Distribution    Excess Spread                 Distribution   Excess Spread
Period          Date             (%)            Period        Date             (%)            Period        Date           (%)
------      ------------    -------------       ------    ------------    -------------       ------    ------------   -------------
  1            Nov-06            3.35             49         Nov-10            3.67             97         Nov-14           3.36
  2            Dec-06            2.40             50         Dec-10            3.84             98         Dec-14           3.55
  3            Jan-07            2.22             51         Jan-11            3.64             99         Jan-15           3.38
  4            Feb-07            2.22             52         Feb-11            3.64            100         Feb-15           3.40
  5            Mar-07            2.81             53         Mar-11            4.18            101         Mar-15           3.94
  6            Apr-07            2.29             54         Apr-11            3.62            102         Apr-15           3.43
  7            May-07            2.51             55         May-11            3.79            103         May-15           3.62
  8            Jun-07            2.37             56         Jun-11            3.59            104         Jun-15           3.46
  9            Jul-07            2.59             57         Jul-11            3.76            105         Jul-15           3.65
  10           Aug-07            2.45             58         Aug-11            3.60            106         Aug-15           3.50
  11           Sep-07            2.50             59         Sep-11            3.61            107         Sep-15           3.52
  12           Oct-07            2.71             60         Oct-11            3.79            108         Oct-15           3.70
  13           Nov-07            2.58             61         Nov-11            3.62            109         Nov-15           3.54
  14           Dec-07            2.77             62         Dec-11            3.78            110         Dec-15           3.73
  15           Jan-08            2.62             63         Jan-12            3.58            111         Jan-16           3.57
  16           Feb-08            2.63             64         Feb-12            3.58            112         Feb-16           3.59
  17           Mar-08            2.99             65         Mar-12            3.93            113         Mar-16           3.95
  18           Apr-08            2.64             66         Apr-12            3.56            114         Apr-16           3.63
  19           May-08            2.82             67         May-12            3.72            115         May-16           3.81
  20           Jun-08            2.64             68         Jun-12            3.53            116         Jun-16           3.66
  21           Jul-08            2.80             69         Jul-12            3.69            117         Jul-16           3.84
  22           Aug-08            3.46             70         Aug-12            3.51            118         Aug-16           3.70
  23           Sep-08            3.78             71         Sep-12            3.50            119         Sep-16           3.72
  24           Oct-08            4.05             72         Oct-12            3.68            120         Oct-16           3.91
  25           Nov-08            3.84             73         Nov-12            3.49
  26           Dec-08            3.99             74         Dec-12            3.67
  27           Jan-09            3.79             75         Jan-13            3.48
  28           Feb-09            3.82             76         Feb-13            3.49
  29           Mar-09            4.34             77         Mar-13            3.78
  30           Apr-09            3.80             78         Apr-13            3.22
  31           May-09            3.96             79         May-13            3.40
  32           Jun-09            3.77             80         Jun-13            3.23
  33           Jul-09            3.92             81         Jul-13            3.41
  34           Aug-09            3.78             82         Aug-13            3.23
  35           Sep-09            3.82             83         Sep-13            3.24
  36           Oct-09            3.98             84         Oct-13            3.42
  37           Nov-09            3.79             85         Nov-13            3.25
  38           Dec-09            3.87             86         Dec-13            3.43
  39           Jan-10            3.73             87         Jan-14            3.26
  40           Feb-10            3.76             88         Feb-14            3.27
  41           Mar-10            4.29             89         Mar-14            3.82
  42           Apr-10            3.74             90         Apr-14            3.29
  43           May-10            3.91             91         May-14            3.47
  44           Jun-10            3.72             92         Jun-14            3.30
  45           Jul-10            3.88             93         Jul-14            3.49
  46           Aug-10            3.70             94         Aug-14            3.32
  47           Sep-10            3.69             95         Sep-14            3.34
  48           Oct-10            3.86             96         Oct-14            3.53

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

WAC Cap, Loan Group I WAC Cap, Loan Group II WAC Cap. The information in the following table has been prepared in accordance with the following assumptions
(i) 1-month and 6-month LIBOR remain constant at 20.00%, (ii) day count convention of actual/360 is applied, (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption and (iv) 10% Clean Up Call is not exercised. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.


                                       Loan Group    Loan Group                                                           Loan Group
          Distribution     WAC Cap      I WAC Cap     II WAC Cap                Distribution    WAC Cap   Loan Group I    II WAC Cap
Period        Date            (%)          (%)            (%)          Period       Date          (%)      WAC Cap (%)        (%)
------    ------------      -------     ----------   -----------       ------   ------------    -------    -----------    ----------
  1          Nov-06           23.80       23.93          23.67           49        Nov-10         16.61       17.29          16.02
  2          Dec-06           22.11       22.22          22.00           50        Dec-10         16.84       17.55          16.23
  3          Jan-07           21.76       21.87          21.66           51        Jan-11         16.34       17.03          15.75
  4          Feb-07           21.67       21.78          21.56           52        Feb-11         16.22       16.92          15.63
  5          Mar-07           22.41       22.53          22.29           53        Mar-11         17.30       18.09          16.64
  6          Apr-07           21.46       21.57          21.35           54        Apr-11         15.99       16.70          15.38
  7          May-07           21.59       21.70          21.48           55        May-11         16.23       16.97          15.61
  8          Jun-07           21.17       21.28          21.07           56        Jun-11         15.74       16.46          15.13
  9          Jul-07           21.26       21.38          21.15           57        Jul-11         15.99       16.73          15.37
  10         Aug-07           20.80       20.91          20.69           58        Aug-11         15.54       16.29          14.91
  11         Sep-07           20.58       20.70          20.47           59        Sep-11         15.46       16.22          14.83
  12         Oct-07           20.62       20.74          20.51           60        Oct-11         15.73       16.53          15.07
  13         Nov-07           20.14       20.26          20.03           61        Nov-11         11.05       11.83          10.41
  14         Dec-07           20.16       20.28          20.05           62        Dec-11         11.40       12.21          10.73
  15         Jan-08           19.69       19.80          19.58           63        Jan-12         11.01       11.79          10.37
  16         Feb-08           19.45       19.57          19.34           64        Feb-12         11.00       11.78          10.34
  17         Mar-08           19.75       19.88          19.64           65        Mar-12         11.74       12.58          11.04
  18         Apr-08           18.99       19.10          18.88           66        Apr-12         10.96       11.75          10.31
  19         May-08           19.02       19.14          18.91           67        May-12         11.30       12.12          10.63
  20         Jun-08           18.53       18.65          18.42           68        Jun-12         10.92       11.71          10.27
  21         Jul-08           18.57       18.69          18.45           69        Jul-12         11.26       12.08          10.59
  22         Aug-08           19.08       19.42          18.77           70        Aug-12         10.88       11.67          10.22
  23         Sep-08           19.06       19.32          18.83           71        Sep-12         10.86       11.66          10.21
  24         Oct-08           18.92       19.21          18.64           72        Oct-12         11.20       12.03          10.53
  25         Nov-08           18.00       18.29          17.72           73        Nov-12         10.82       11.62          10.17
  26         Dec-08           17.85       18.16          17.56           74        Dec-12         11.16       11.99          10.49
  27         Jan-09           17.28       17.58          17.00           75        Jan-13         10.78       11.58          10.13
  28         Feb-09           17.44       17.85          17.08           76        Feb-13         10.76       11.56          10.11
  29         Mar-09           18.42       18.83          18.04           77        Mar-13         11.89       12.78          11.17
  30         Apr-09           17.21       17.60          16.87           78        Apr-13         10.72       11.53          10.07
  31         May-09           17.65       18.05          17.29           79        May-13         11.05       11.89          10.38
  32         Jun-09           17.32       17.71          16.97           80        Jun-13         10.68       11.49          10.03
  33         Jul-09           17.48       17.89          17.12           81        Jul-13         11.01       11.85          10.34
  34         Aug-09           17.40       17.90          16.96           82        Aug-13         10.64       11.45          9.99
  35         Sep-09           17.44       17.93          17.01           83        Sep-13         10.62       11.43          9.97
  36         Oct-09           17.69       18.20          17.23           84        Oct-13         10.95       11.80          10.29
  37         Nov-09           17.19       17.69          16.75           85        Nov-13         10.58       11.40          9.93
  38         Dec-09           17.38       17.91          16.92           86        Dec-13         10.91       11.76          10.24
  39         Jan-10           16.89       17.40          16.45           87        Jan-14         10.54       11.36          9.89
  40         Feb-10           17.13       17.75          16.60           88        Feb-14         10.52       11.34          9.87
  41         Mar-10           18.31       18.96          17.74           89        Mar-14         11.62       12.53          10.91
  42         Apr-10           17.06       17.67          16.54           90        Apr-14         10.48       11.30          9.83
  43         May-10           17.29       17.91          16.74           91        May-14         10.80       11.66          10.14
  44         Jun-10           16.80       17.41          16.27           92        Jun-14         10.43       11.26          9.79
  45         Jul-10           17.03       17.66          16.48           93        Jul-14         10.76       11.62          10.10
  46         Aug-10           16.85       17.55          16.25           94        Aug-14         10.39       11.22          9.75
  47         Sep-10           16.85       17.53          16.26           95        Sep-14         10.37       11.20          9.73
  48         Oct-10           17.12       17.82          16.51           96        Oct-14         10.70       11.56          10.03

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

WAC Cap, Loan Group I WAC Cap, Loan Group II WAC Cap. The information in the following table has been prepared in accordance with the following assumptions
(i) 1-month and 6-month LIBOR remain constant at 20.00%, (ii) daycount convention of actual/360 is applied, (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption and (iv) 10% Clean Up Call is not exercised. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

            Distribution       WAC Cap     Loan Group I   Loan Group II WAC
Period          Date             (%)        WAC Cap (%)        Cap (%)
------      ------------       -------     ------------   -----------------
  97           Nov-14            10.33         11.16            9.69
  98           Dec-14            10.65         11.52            9.99
  99           Jan-15            10.29         11.13            9.65
 100           Feb-15            10.27         11.11            9.63
 101           Mar-15            11.35         12.27           10.64
 102           Apr-15            10.23         11.07            9.59
 103           May-15            10.55         11.42            9.89
 104           Jun-15            10.19         11.03            9.55
 105           Jul-15            10.51         11.37            9.85
 106           Aug-15            10.15         10.99            9.51
 107           Sep-15            10.13         10.97            9.49
 108           Oct-15            10.44         11.31            9.79
 109           Nov-15            10.09         10.93            9.46
 110           Dec-15            10.40         11.27            9.75
 111           Jan-16            10.05         10.89            9.42
 112           Feb-16            10.03         10.87            9.40
 113           Mar-16            10.70         11.60           10.03
 114           Apr-16             9.99         10.83            9.36
 115           May-16            10.30         11.17            9.66
 116           Jun-16             9.95         10.79            9.33
 117           Jul-16            10.26         11.13            9.62
 118           Aug-16             9.91         10.75            9.29
 119           Sep-16             9.89         10.73            9.27
 120           Oct-16            10.21         11.07            9.57

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Swap Agreement. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of $874,935,949. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay to the Swap Provider an amount equal to a per annum rate (on an actual/360 basis), changing monthly according to the schedule below, on the swap notional amount and the trust will be entitled to receive from the Swap Provider an amount equal to a per annum rate of 1-month LIBOR (on a actual/360 basis) on the swap notional amount. Only the net amount of the two obligations above will be paid by the appropriate party. The Swap Schedule is calculated as 150% of the Pricing Prepayment Assumption.

                                  Swap Schedule


                               Swap Notional      Fixed Rate                                            Swap Notional    Fixed Rate
Period    Distribution Date      Amount ($)      (Trust pays)          Period      Distribution Date      Amount ($)    (Trust pays)
------    -----------------    -------------     ------------          ------      -----------------    ------------     -----------
   1            Nov-06           874,935,949         5.44               38             Dec-09            136,478,485         5.16
   2            Dec-06           862,372,726         5.46               39             Jan-10            129,700,399         5.17
   3            Jan-07           847,203,202         5.46               40             Feb-10            123,276,396         5.17
   4            Feb-07           829,459,323         5.45               41             Mar-10            117,187,222         5.18
   5            Mar-07           809,195,382         5.41               42             Apr-10            111,414,613         5.19
   6            Apr-07           786,488,689         5.38               43             May-10            105,941,365         5.20
   7            May-07           761,440,023         5.34               44             Jun-10            100,751,248         5.20
   8            Jun-07           734,174,125         5.30               45             Jul-10             95,828,945         5.21
   9            Jul-07           704,838,741         5.25               46             Aug-10             91,159,999         5.21
  10            Aug-07           673,660,966         5.21               47             Sep-10             86,730,762         5.22
  11            Sep-07           642,169,774         5.16               48             Oct-10             82,385,092         5.22
  12            Oct-07           611,816,134         5.12               49             Nov-10             78,187,446         5.23
  13            Nov-07           582,865,044         5.08               50             Dec-10             74,203,656         5.24
  14            Dec-07           555,251,029         5.06               51             Jan-11             70,422,298         5.24
  15            Jan-08           528,911,698         5.03               52             Feb-11             66,832,583         5.25
  16            Feb-08           503,787,615         5.02               53             Mar-11             63,424,317         5.25
  17            Mar-08           479,822,104         5.01               54             Apr-11             60,187,875         5.26
  18            Apr-08           456,961,175         5.01               55             May-11             57,114,158         5.26
  19            May-08           435,153,375         5.00               56             Jun-11             54,194,571         5.27
  20            Jun-08           414,342,495         5.01               57             Jul-11             51,420,989         5.27
  21            Jul-08           394,490,380         5.01               58             Aug-11             48,785,547         5.28
  22            Aug-08           375,025,035         5.02               59             Sep-11             46,280,824         5.28
  23            Sep-08           344,359,746         5.02               60             Oct-11             43,899,555         5.28
  24            Oct-08           306,396,169         5.03               61         Nov-11 onwards              0             0.00
  25            Nov-08           271,028,754         5.04
  26            Dec-08           247,042,875         5.05
  27            Jan-09           231,517,333         5.06
  28            Feb-09           218,530,448         5.07
  29            Mar-09           206,239,927         5.08
  30            Apr-09           194,606,788         5.09
  31            May-09           191,588,539         5.09
  32            Jun-09           185,821,842         5.10
  33            Jul-09           176,442,654         5.11
  34            Aug-09           167,560,428         5.12
  35            Sep-09           159,148,192         5.13
  36            Oct-09           151,179,958         5.14
  37            Nov-09           143,631,110         5.15

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       The Mortgage Loans - All Collateral

 Scheduled Principal Balance:                                       $897,370,204
 Number of Mortgage Loans:                                                 4,968
 Average Scheduled Principal Balance:                                   $180,630
 Weighted Average Gross Coupon:                                           8.512%
 Weighted Average Net Coupon: (2)                                         8.002%
 Weighted Average Current FICO Score:                                        623
 Weighted Average Original LTV Ratio:                                     77.05%
 Weighted Average Combined Original LTV Ratio:                            79.51%
 Weighted Average Stated Remaining Term (months):                            354
 Weighted Average Seasoning (months):                                          2
 Weighted Average Months to Roll: (3)                                         24
 Weighted Average Gross Margin: (3)                                        5.92%
 Weighted Average Initial Rate Cap: (3)                                    2.57%
 Weighted Average Periodic Rate Cap: (3)                                   1.01%
 Weighted Average Gross Maximum Lifetime Rate: (3)                        15.06%

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.
(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(3) Represents the weighted average of the adjustable rate mortgage loans in the mortgage loan pool.

           Distribution by Current Principal Balance - All Collateral


                                                                                                       Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Current Principal            Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Balance                     of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
$50,000 & Below                  351     $12,011,074        1.34%     10.894%        622     $34,220      89.76%       89.76%
$50,001 - $75,000                571      35,805,038        3.99      10.058         600      62,706      82.85        85.57
$75,001 - $100,000               621      54,542,529        6.08       9.408         598      87,830      81.56        84.93
$100,001 - $125,000              575      64,516,864        7.19       9.067         602     112,203      80.57        84.78
$125,001 - $150,000              503      69,056,283        7.70       8.875         611     137,289      80.89        85.76
$150,001 - $200,000              753     131,329,523       14.63       8.745         606     174,408      80.23        85.17
$200,001 - $250,000              498     111,229,811       12.40       8.617         612     223,353      80.96        85.82
$250,001 - $300,000              312      86,001,996        9.58       8.423         618     275,647      78.92        83.70
$300,001 - $350,000              251      81,155,693        9.04       8.269         628     323,329      79.34        83.32
$350,001 - $400,000              170      63,365,247        7.06       8.121         632     372,737      79.91        84.71
$400,001 & Above                 363     188,356,146       20.99       7.535         664     518,887      75.61        80.14
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


Current Principal           Pct. Full    Pct. Owner
Balance                        Doc        Occupied
-------------------------   ---------    ----------
$50,000 & Below                 66.75%        94.71%
$50,001 - $75,000               70.45         84.88
$75,001 - $100,000              73.42         89.60
$100,001 - $125,000             74.48         92.13
$125,001 - $150,000             66.37         94.02
$150,001 - $200,000             63.83         91.16
$200,001 - $250,000             56.39         92.79
$250,001 - $300,000             56.06         94.95
$300,001 - $350,000             59.10         93.17
$350,001 - $400,000             58.88         97.67
$400,001 & Above                63.02         95.40
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                 Distribution by Current Rate - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Current Rate                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
5.00 - 5.49%                       4      $1,722,909        0.19%      5.190%        747    $430,727      58.47%       58.47%
5.50 - 5.99%                     115      53,608,383        5.97       5.776         736     466,160      62.41        62.41
6.00 - 6.49%                     102      31,654,160        3.53       6.210         708     310,335      67.00        69.83
6.50 - 6.99%                     263      63,737,786        7.10       6.782         653     242,349      72.14        77.45
7.00 - 7.49%                     330      75,035,451        8.36       7.273         641     227,380      75.54        82.50
7.50 - 7.99%                     559     120,664,820       13.45       7.773         627     215,858      77.56        86.08
8.00 - 8.49%                     466      98,077,655       10.93       8.232         623     210,467      80.79        87.83
8.50 - 8.99%                     717     130,883,052       14.59       8.755         612     182,543      82.02        87.41
9.00% & Above                  2,412     321,985,987       35.88      10.105         589     133,493      85.41        87.25
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Current Rate                   Doc        Occupied
-------------------------   ---------    ----------
5.00 - 5.49%                   100.00%       100.00%
5.50 - 5.99%                    97.43         99.22
6.00 - 6.49%                    85.07        100.00
6.50 - 6.99%                    79.80         96.57
7.00 - 7.49%                    77.93         96.86
7.50 - 7.99%                    64.95         96.84
8.00 - 8.49%                    57.96         93.83
8.50 - 8.99%                    54.46         90.76
9.00% & Above                   52.54         89.54
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

                 Distribution by Credit Score - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Credit Score                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
740 & Above                      170     $53,646,730        5.98%      6.485%        770    $315,569      65.84%       68.04%
720 - 739                        102      24,623,634        2.74       7.215         729     241,408      75.18        80.54
700 - 719                        127      32,582,710        3.63       7.124         709     256,557      76.16        81.20
680 - 699                        226      48,473,091        5.40       7.860         688     214,483      79.29        84.94
660 - 679                        399      78,744,479        8.78       8.103         668     197,355      80.07        88.55
640 - 659                        569     100,814,317       11.23       8.455         649     177,178      82.65        89.60
620 - 639                        640     116,229,122       12.95       8.372         629     181,608      80.59        87.32
600 - 619                        629     110,946,533       12.36       8.632         609     176,386      81.48        85.47
580 - 599                        593      97,852,227       10.90       8.867         589     165,012      82.63        86.57
560 - 579                        496      78,484,847        8.75       9.113         569     158,236      81.23        83.34
540 - 559                        419      63,549,977        7.08       9.438         549     151,671      79.34        80.04
520 - 539                        371      59,260,573        6.60       9.630         530     159,732      79.23        80.18
500 - 519                        227      32,161,964        3.58      10.103         510     141,683      74.62        75.74
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Credit Score                   Doc        Occupied
-------------------------   ---------    ----------
740 & Above                     81.88%        95.47%
720 - 739                       65.83         87.99
700 - 719                       63.37         92.31
680 - 699                       44.69         83.66
660 - 679                       43.05         90.91
640 - 659                       44.36         88.27
620 - 639                       54.73         92.40
600 - 619                       66.08         93.23
580 - 599                       76.21         97.20
560 - 579                       70.74         96.81
540 - 559                       75.38         96.53
520 - 539                       77.89         98.26
500 - 519                       73.84         96.97
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

                     Distribution by Lien - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Lien                         Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
                            of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1                              4,454    $869,089,944       96.85%      8.428%        623    $195,126      78.90%       83.47%
2                                514      28,280,261        3.15      11.074         649      55,020      98.29        98.29

-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


Lien                        Pct. Full    Pct. Owner
                               Doc        Occupied
-------------------------   ---------    ----------
1                               63.23%        93.06%
2                               57.80         98.90

-------------------------   ---------    ----------
Total:                          63.06%        93.25%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

             Distribution by Combined Original LTV - All Collateral

                                                                                                      Weighted
                                                         Pct. Of     Weighted    Weighted                 Avg.
                                                         Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number       Principal     Principal     Gross      Current    Principal   Original      CLTV
Combined Original LTV       of Loans       Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
60.00% & Below                   392     $77,870,433        8.68%      7.146%        664    $198,649      48.82%       48.88%
60.01 - 70.00%                   516     103,230,176       11.50       7.680         626     200,058      67.11        71.11
70.01 - 80.00%                 1,724     357,194,068       39.80       8.244         625     207,189      78.52        87.82
80.01 - 85.00%                   442      83,715,221        9.33       8.908         594     189,401      84.47        84.97
85.01 - 90.00%                   851     150,777,313       16.80       9.128         611     177,177      89.73        90.97
90.01 - 95.00%                   532      90,056,427       10.04       9.400         626     169,279      94.65        94.66
95.01 - 100.00%                  511      34,526,566        3.85      10.882         625      67,567      99.91        99.91
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                             Pct. Full    Pct. Owner
Combined Original LTV           Doc        Occupied
-------------------------   ---------    ----------
60.00% & Below                  75.77%        97.36%
60.01 - 70.00%                  71.31         94.92
70.01 - 80.00%                  56.71         94.98
80.01 - 85.00%                  67.74         93.38
85.01 - 90.00%                  59.55         87.95
90.01 - 95.00%                  66.02         87.27
95.01 - 100.00%                 71.72         99.42
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

                 Distribution by Original LTV - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Original LTV                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
60.00% & Below                   906    $106,150,694       11.83%      8.193%        660    $117,164      62.00%       62.05%
60.01 - 70.00%                   515     103,084,639       11.49       7.674         626     200,164      67.11        71.12
70.01 - 80.00%                 1,723     357,169,222       39.80       8.244         625     207,295      78.52        87.82
80.01 - 85.00%                   432      83,289,342        9.28       8.901         594     192,799      84.46        84.97
85.01 - 90.00%                   820     149,336,874       16.64       9.120         610     182,118      89.74        90.99
90.01 - 95.00%                   485      86,869,797        9.68       9.361         625     179,113      94.66        94.67
95.01 - 100.00%                   87      11,469,636        1.28      10.153         583     131,835      99.95        99.95
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Original LTV                   Doc        Occupied
-------------------------   ---------    ----------
60.00% & Below                  70.98%        97.77%
60.01 - 70.00%                  71.42         94.91
70.01 - 80.00%                  56.71         94.98
80.01 - 85.00%                  67.73         93.34
85.01 - 90.00%                  59.42         87.89
90.01 - 95.00%                  66.51         86.84
95.01 - 100.00%                100.00        100.00
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

                 Distribution by Documentation - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Documentation               of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Full Doc                       3,276    $565,902,549       63.06%      8.216%        619    $172,742      78.91%       82.68%
Stated Doc                     1,536     297,403,760       33.14       9.079         628     193,622      80.59        86.24
Limited Doc                       82      21,201,053        2.36       8.238         640     258,549      79.71        84.17
No Doc                            74      12,862,842        1.43       8.826         700     173,822      80.55        85.50
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Documentation                  Doc        Occupied
-------------------------   ---------    ----------
Full Doc                       100.00%        94.89%
Stated Doc                       0.00         90.41
Limited Doc                      0.00         90.51
No Doc                           0.00         91.10
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

                    Distribution by Purpose - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Purpose                     of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Cashout Refi                   3,068    $584,974,767       65.19%      8.381%        618    $190,670      77.16%       79.85%
Purchase                       1,665     261,822,987       29.18       8.922         633     157,251      85.21        93.91
Rate/Term
Refi                             235      50,572,451        5.64       7.904         643     215,202      77.14        79.49
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Purpose                        Doc        Occupied
-------------------------   ---------    ----------
Cashout Refi                    65.37%        95.12%
Purchase                        55.46         88.59
Rate/Term
Refi                            75.74         95.74
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                   Distribution by Occupancy - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Occupancy                   of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Owner Occupied                 4,567    $836,774,170       93.25%      8.462%        622    $183,222      79.22%       83.87%
Investor                         306      40,461,967        4.51       9.366         643     132,229      83.40        83.66
Second Home                       95      20,134,067        2.24       8.880         649     211,938      83.75        87.24
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Occupancy                      Doc        Occupied
-------------------------   ---------    ----------
Owner Occupied                  64.17%       100.00%
Investor                        52.54          0.00
Second Home                     38.08          0.00
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

                 Distribution by Property Type - All Collateral

                                                                                                       Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Property Type               of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Single Family                  4,013    $692,699,877       77.19%      8.520%        620    $172,614      79.09%       83.55%
PUD                              533     123,540,446       13.77       8.389         631     231,783      81.70        85.77
Condo                            205      34,141,553        3.80       8.623         639     166,544      79.42        83.93
2 Family                         144      28,633,201        3.19       8.330         632     198,842      78.07        82.98
3-4 Family                        68      17,783,608        1.98       9.105         648     261,524      82.88        87.47
Townhouse                          5         571,520        0.06       9.060         614     114,304      91.51        91.51
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Property Type                  Doc        Occupied
-------------------------   ---------    ----------
Single Family                   64.10%        95.15%
PUD                             61.59         90.76
Condo                           61.63         83.53
2 Family                        61.45         88.17
3-4 Family                      37.82         63.96
Townhouse                       75.27         68.54
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

                     Distribution by State - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
State                       of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
CA                               491    $172,856,215       19.26%      7.198%        675    $352,049      71.52%       74.75%
FL                               698     123,802,329       13.80       8.527         613     177,367      77.96        81.67
TX                               351      41,197,925        4.59       9.087         602     117,373      80.61        86.50
GA                               269      40,125,320        4.47       9.391         618     149,165      86.55        90.67
MD                               168      39,794,530        4.43       8.619         606     236,872      80.96        84.40
NJ                               152      36,520,125        4.07       8.892         615     240,264      76.71        80.98
NY                               132      36,208,291        4.03       8.843         615     274,305      74.50        79.58
IL                               190      34,709,040        3.87       8.940         612     182,679      84.66        88.02
VA                               160      33,313,784        3.71       8.651         613     208,211      80.52        85.75
AZ                               137      27,181,352        3.03       8.235         626     198,404      80.26        85.98
Other                          2,220     311,661,294       34.73       8.910         609     140,388      83.49        88.68
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
State                          Doc        Occupied
-------------------------   ---------    ----------
CA                              72.79%        98.86%
FL                              52.32         88.99
TX                              62.58         93.81
GA                              59.13         81.20
MD                              69.68         95.29
NJ                              52.57         94.11
NY                              55.11         91.09
IL                              49.33         95.42
VA                              63.81         94.97
AZ                              66.88         91.12
Other                           64.93         92.95
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      Distribution by Zip - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Zip                         of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
20721                              5      $2,536,712        0.28%      8.640%        564    $507,342      81.92%       81.92%
32080                              4       1,902,509        0.21       7.993         608     475,627      77.87        77.87
10472                              4       1,837,298        0.20       9.500         627     459,324      86.39        91.97
23456                              6       1,830,848        0.20       9.377         583     305,141      89.59        89.59
85338                              6       1,753,241        0.20       8.367         588     292,207      75.43        80.27
92706                              6       1,684,158        0.19       8.085         678     280,693      78.91        94.30
91350                              4       1,589,279        0.18       6.500         701     397,320      74.76        80.54
02301                              7       1,535,389        0.17       8.968         631     219,341      81.40        88.19
21244                              5       1,503,662        0.17       9.944         536     300,732      83.71        83.71
92804                              4       1,460,115        0.16      10.024         644     365,029      78.65        84.94
Other                          4,917     879,736,993       98.04       8.508         624     178,917      79.48        83.91
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Zip                         Full Doc      Occupied
-------------------------   ---------    ----------
20721                           80.31%       100.00%
32080                           51.97         71.31
10472                           44.18         72.57
23456                           48.80        100.00
85338                          100.00        100.00
92706                           55.51        100.00
91350                           71.08        100.00
02301                           42.18         86.84
21244                           62.01        100.00
92804                           39.34        100.00
Other                           63.11         93.25
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

         Distribution by Remaining Months to Maturity - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Remaining Months To          Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Maturity                    of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1 - 180                          503     $29,636,638        3.30%     10.623%        646     $58,920      94.14%       94.24%
181 - 240                         29       2,365,428        0.26       9.629         636      81,566      77.50        77.50
241 - 360                      4,348     845,977,449       94.27       8.427         623     194,567      78.89        83.44
421 - 480                         88      19,390,689        2.16       8.827         626     220,349      84.55        90.63
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


Remaining Months To         Pct. Full    Pct. Owner
Maturity                       Doc        Occupied
-------------------------   ---------    ----------
1 - 180                         60.28%        98.60%
181 - 240                       74.04        100.00
241 - 360                       63.53         93.05
421 - 480                       45.37         92.89
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

               Distribution by Amortization Type - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Amortization Type           of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
10 YR ARM BALLOON 50/30            2        $652,738        0.07%      6.237%        691    $326,369      67.74%       72.20%
10 YR FIXED                        6         474,079        0.05       8.007         600      79,013      58.07        58.13
15 YR FIXED                       72       5,268,587        0.59       8.861         649      73,175      77.87        77.87
2 YR ARM                       1,996     322,254,874       35.91       9.100         596     161,450      81.87        85.97
2 YR ARM 40/40                    75      17,097,305        1.91       8.827         623     227,964      84.05        90.30
2 YR ARM BALLOON 40/30           720     169,725,247       18.91       8.502         611     235,730      79.37        86.97
2 YR ARM BALLOON 45/30             2         549,750        0.06       7.480         712     274,875      74.54        74.54
2 YR ARM BALLOON 50/30           106      20,715,284        2.31       8.741         595     195,427      82.09        84.20
2 YR ARM IO                      242      65,074,942        7.25       8.205         646     268,905      81.90        91.80
20 YR FIXED                       29       2,365,428        0.26       9.629         636      81,566      77.50        77.50
25 YR FIXED                        2         159,439        0.02       7.468         628      79,719      55.08        55.08
3 YR ARM                         127      22,044,295        2.46       8.912         609     173,577      81.53        83.84
3 YR ARM 40/40                     6       1,132,757        0.13       9.109         616     188,793      90.97        90.97
3 YR ARM BALLOON 40/30            46       9,468,562        1.06       8.838         602     205,838      84.62        90.58
3 YR ARM BALLOON 50/30             8       1,784,685        0.20       7.471         646     223,086      80.29        92.49
3 YR ARM IO                       17       3,819,655        0.43       8.795         665     224,686      82.94        86.90
30 YR FIXED                      810     166,119,431       18.51       7.309         673     205,086      71.02        72.01
30 YR FIXED IO                    18       6,195,560        0.69       7.455         656     344,198      77.60        81.94
40 YR FIXED                        6       1,057,149        0.12       8.500         675     176,191      85.45        95.91
5 YR ARM                          44       7,150,554        0.80       8.160         639     162,513      74.10        76.89
5 YR ARM 40/40                     1         103,479        0.01       9.200         694     103,479      87.53        87.53
5 YR ARM BALLOON 40/30            31       8,038,484        0.90       7.699         634     259,306      72.81        81.09
5 YR ARM BALLOON 45/30             1         135,783        0.02       8.375         622     135,783      80.00       100.00
5 YR ARM BALLOON 50/30            19       3,509,527        0.39       8.082         617     184,712      83.19        88.37
5 YR ARM IO                        9       3,331,475        0.37       6.722         653     370,164      71.65        73.96
6 MO ARM                           1         330,519        0.04       7.850         560     330,519      85.00        85.00
7 YR ARM BALLOON 50/30             2         449,928        0.05       7.375         668     224,964      76.86        92.86
FIXED BALLOON 30/15              423      23,704,827        2.64      11.081         646      56,040      98.56        98.56
FIXED BALLOON 40/30              114      28,374,884        3.16       7.629         654     248,902      77.75        80.75
FIXED BALLOON 45/15                1          33,946        0.00      12.625         622      33,946     100.00       100.00
FIXED BALLOON 50/30               26       4,627,413        0.52       8.149         620     177,977      83.24        84.54
FIXED IO                           6       1,619,619        0.18       6.953         668     269,936      75.67        76.83
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Amortization Type              Doc        Occupied
-------------------------   ---------    ----------
10 YR ARM BALLOON 50/30         22.30%       100.00%
10 YR FIXED                     77.26        100.00
15 YR FIXED                     71.99         94.48
2 YR ARM                        57.44         90.41
2 YR ARM 40/40                  43.21         92.39
2 YR ARM BALLOON 40/30          61.37         95.16
2 YR ARM BALLOON 45/30          20.00        100.00
2 YR ARM BALLOON 50/30          56.42         95.92
2 YR ARM IO                     46.81         93.50
20 YR FIXED                     74.04        100.00
25 YR FIXED                    100.00        100.00
3 YR ARM                        70.19         88.11
3 YR ARM 40/40                  71.08        100.00
3 YR ARM BALLOON 40/30          73.60         98.04
3 YR ARM BALLOON 50/30          50.35        100.00
3 YR ARM IO                     32.16         88.32
30 YR FIXED                     81.37         94.38
30 YR FIXED IO                  68.99         89.92
40 YR FIXED                     47.44         92.81
5 YR ARM                        75.78         93.07
5 YR ARM 40/40                 100.00        100.00
5 YR ARM BALLOON 40/30          75.64        100.00
5 YR ARM BALLOON 45/30         100.00        100.00
5 YR ARM BALLOON 50/30          75.83         95.60
5 YR ARM IO                     76.98        100.00
6 MO ARM                         0.00        100.00
7 YR ARM BALLOON 50/30           0.00        100.00
FIXED BALLOON 30/15             57.68         99.48
FIXED BALLOON 40/30             70.25         97.82
FIXED BALLOON 45/15            100.00        100.00
FIXED BALLOON 50/30             84.78         96.86
FIXED IO                        57.34        100.00
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

             Distribution by Initial Periodic Cap - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Initial Periodic             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Cap                         of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1.00%                              1        $330,519        0.04%      7.850%        560    $330,519      85.00%       85.00%
1.50%                              6       1,061,238        0.12       8.790         618     176,873      67.73        67.73
2.00%                          1,667     317,709,241       35.40       8.852         612     190,587      78.96        84.57
3.00%                          1,690     320,733,121       35.74       8.737         604     189,783      83.61        89.12
5.00%                             91      17,535,725        1.95       7.951         628     192,700      73.82        80.81
N/A                            1,513     240,000,361       26.74       7.801         665     158,625      75.22        76.45
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


Initial Periodic            Pct. Full    Pct. Owner
Cap                            Doc        Occupied
-------------------------   ---------    ----------
1.00%                            0.00%       100.00%
1.50%                           56.14        100.00
2.00%                           52.88         92.05
3.00%                           62.65         92.60
5.00%                           67.60         97.76
N/A                             76.88         95.33
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                 Distribution by Periodic Cap - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Periodic Cap                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1.00%                          3,370    $641,117,874       71.44%      8.775%        608    $190,243      81.03%       86.55%
1.50%                             77      14,379,525        1.60       8.840         620     186,747      83.82        91.45
2.00%                              7       1,752,844        0.20       6.621         689     250,406      74.63        87.81
6.00%                              1         119,600        0.01       9.000         631     119,600      89.99       100.00
N/A                            1,513     240,000,361       26.74       7.801         665     158,625      75.22        76.45
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Periodic Cap                   Doc        Occupied
-------------------------   ---------    ----------
1.00%                           58.39%        92.39%
1.50%                           45.60         95.95
2.00%                           19.85        100.00
6.00%                          100.00        100.00
N/A                             76.88         95.33
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

             Distribution by Months to Rate Reset - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Months To Rate Reset        of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1 - 12                             1        $330,519        0.04%      7.850%        560    $330,519      85.00%       85.00%
13 - 24                        3,141     595,417,402       66.35       8.810         607     189,563      81.23        86.94
25 - 36                          204      38,249,954        4.26       8.820         615     187,500      82.66        86.43
49 & Above                       109      23,371,969        2.60       7.722         638     214,422      74.64        80.00
N/A                            1,513     240,000,361       26.74       7.801         665     158,625      75.22        76.45
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Months To Rate Reset           Doc        Occupied
-------------------------   ---------    ----------
1 - 12                           0.00%       100.00%
13 - 24                         56.92         92.36
25 - 36                         66.33         91.49
49 & Above                      73.21         97.22
N/A                             76.88         95.33
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

               Distribution by Life Maximum Rate - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Life Maximum Rate           of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
0.00% & Below                  1,513    $240,000,361       26.74%      7.801%        665    $158,625      75.22%       76.45%
0.01 - 11.99%                     19       5,935,791        0.66       6.403         673     312,410      69.76        73.65
12.00 - 12.49%                    44       9,896,878        1.10       6.562         664     224,929      74.46        82.52
12.50 - 12.99%                   110      24,975,597        2.78       6.843         645     227,051      70.57        77.69
13.00 - 13.49%                   164      35,632,645        3.97       7.273         640     217,272      74.72        83.52
13.50 - 13.99%                   352      81,085,885        9.04       7.663         622     230,358      76.87        85.40
14.00 - 14.49%                   319      69,812,732        7.78       8.038         624     218,849      80.45        88.31
14.50 - 14.99%                   539     106,889,950       11.91       8.453         622     198,312      81.36        89.19
15.00 - 15.49%                   405      78,640,457        8.76       8.940         608     194,174      81.86        87.75
15.50 - 15.99%                   508      92,949,227       10.36       9.373         595     182,971      84.23        87.83
16.00% & Above                   995     151,550,681       16.89      10.377         573     152,312      85.18        86.52
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


                            Pct. Full    Pct. Owner
Life Maximum Rate              Doc        Occupied
-------------------------   ---------    ----------
0.00% & Below                   76.88%        95.33%
0.01 - 11.99%                   77.06         98.65
12.00 - 12.49%                  78.22        100.00
12.50 - 12.99%                  85.51         99.09
13.00 - 13.49%                  75.68         95.99
13.50 - 13.99%                  64.35         97.42
14.00 - 14.49%                  62.62         94.07
14.50 - 14.99%                  51.84         92.66
15.00 - 15.49%                  50.21         92.60
15.50 - 15.99%                  49.76         88.97
16.00% & Above                  55.23         88.46
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                    Distribution by Margin - All Collateral

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Margin                       Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
                            of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
0.00% & Below                  1,513    $240,000,361       26.74%      7.801%        665    $158,625      75.22%       76.45%
0.01 - 4.99%                     275      69,895,584        7.79       7.493         655     254,166      79.68        88.52
5.00 - 5.49%                     296      66,178,107        7.37       8.158         611     223,575      82.17        89.44
5.50 - 5.99%                   1,209     234,345,043       26.11       8.411         612     193,834      77.98        85.92
6.00 - 6.49%                     768     139,161,412       15.51       9.128         596     181,200      81.80        84.97
6.50 - 6.99%                     446      75,977,660        8.47       9.705         584     170,353      82.97        85.23
7.00 - 7.49%                     250      39,167,761        4.36       9.914         591     156,671      86.88        88.41
7.50 - 7.99%                     174      27,033,275        3.01      10.236         607     155,364      89.15        90.55
8.00 - 8.49%                      32       5,070,789        0.57      10.388         598     158,462      91.59        91.98
8.50 - 8.99%                       3         335,635        0.04      10.488         600     111,878      98.84        98.84
9.00 - 9.49%                       2         204,577        0.02      11.008         540     102,289      86.90        86.90
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         4,968    $897,370,204      100.00%      8.512%        623    $180,630      79.51%       83.93%


Margin                      Pct. Full    Pct. Owner
                               Doc        Occupied
-------------------------   ---------    ----------
0.00% & Below                   76.88%        95.33%
0.01 - 4.99%                    54.30         95.84
5.00 - 5.49%                    65.54         94.21
5.50 - 5.99%                    61.27         94.30
6.00 - 6.49%                    60.69         90.72
6.50 - 6.99%                    46.52         93.53
7.00 - 7.49%                    60.48         85.30
7.50 - 7.99%                    36.95         81.17
8.00 - 8.49%                    51.07         88.28
8.50 - 8.99%                   100.00        100.00
9.00 - 9.49%                    31.00        100.00
-------------------------   ---------    ----------
Total:                          63.06%        93.25%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Selected Mortgage Loan Data(1)
------------------------------

                          The Mortgage Loans - Group 1

Scheduled Principal Balance:                                        $437,035,210
Number of Mortgage Loans:                                                  2,595
Average Scheduled Principal Balance:                                    $168,414
Weighted Average Gross Coupon:                                            8.625%
Weighted Average Net Coupon: (2)                                          8.115%
Weighted Average Current FICO Score:                                         604
Weighted Average Original LTV Ratio:                                      78.64%
Weighted Average Combined Original LTV Ratio:                             78.64%
Weighted Average Stated Remaining Term (months):                             359
Weighted Average Seasoning (months):                                           3
Weighted Average Months to Roll: (3)                                          24
Weighted Average Gross Margin: (3)                                         5.91%
Weighted Average Initial Rate Cap: (3)                                     2.58%
Weighted Average Periodic Rate Cap: (3)                                    1.01%
Weighted Average Gross Maximum Lifetime Rate: (3)                         15.01%

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.
(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(3) Represents the weighted average of the adjustable rate mortgage loans in the mortgage loan pool.

               Distribution by Current Principal Balance - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Current Principal            Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Balance                     of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
$50,000 & Below                   44      $2,048,750        0.47%      9.746%        571     $46,563      63.75%       63.75%
$50,001 - $75,000                263      16,669,100        3.81       9.774         582      63,381      76.90        79.98
$75,001 - $100,000               350      30,870,149        7.06       9.212         588      88,200      78.58        81.90
$100,001 - $125,000              340      38,168,037        8.73       8.874         593     112,259      78.07        81.56
$125,001 - $150,000              329      45,199,725       10.34       8.759         600     137,385      79.28        83.61
$150,001 - $200,000              497      86,962,019       19.90       8.608         598     174,974      78.28        82.36
$200,001 - $250,000              309      68,866,059       15.76       8.537         608     222,868      79.43        83.09
$250,001 - $300,000              196      53,849,408       12.32       8.399         606     274,742      77.72        82.13
$300,001 - $350,000              138      44,514,572       10.19       8.331         613     322,569      78.84        81.55
$350,001 - $400,000               98      36,557,563        8.36       8.268         620     373,036      80.53        85.06
$400,001 & Above                  31      13,329,828        3.05       7.940         653     429,994      78.99        82.95
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


Current Principal           Pct. Full    Pct. Owner
Balance                        Doc        Occupied
-------------------------   ---------    ----------
$50,000 & Below                 72.22%        78.93%
$50,001 - $75,000               75.11         83.41
$75,001 - $100,000              77.48         88.35
$100,001 - $125,000             80.28         91.94
$125,001 - $150,000             72.04         93.62
$150,001 - $200,000             67.54         91.79
$200,001 - $250,000             60.06         91.66
$250,001 - $300,000             58.29         94.41
$300,001 - $350,000             61.83         94.90
$350,001 - $400,000             60.25         97.95
$400,001 & Above                58.94         93.38
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     Distribution by Current Rate - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Current Rate                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
5.50 - 5.99%                      14      $4,254,522        0.97%      5.808%        738    $303,894      63.20%       63.20%
6.00 - 6.49%                      48       9,497,216        2.17       6.281         657     197,859      70.01        75.27
6.50 - 6.99%                     175      35,842,491        8.20       6.783         646     204,814      69.59        74.62
7.00 - 7.49%                     224      42,714,720        9.77       7.268         635     190,691      73.79        79.62
7.50 - 7.99%                     338      64,851,186       14.84       7.775         619     191,867      75.74        82.94
8.00 - 8.49%                     252      45,846,701       10.49       8.241         614     181,931      80.42        85.92
8.50 - 8.99%                     424      73,213,263       16.75       8.764         603     172,673      80.97        84.34
9.00% & Above                  1,120     160,815,110       36.80       9.999         571     143,585      82.48        83.86
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Current Rate                   Doc        Occupied
-------------------------   ---------    ----------
5.50 - 5.99%                    97.19%       100.00%
6.00 - 6.49%                    97.57        100.00
6.50 - 6.99%                    83.71         98.24
7.00 - 7.49%                    81.10         95.85
7.50 - 7.99%                    67.87         96.45
8.00 - 8.49%                    62.49         95.79
8.50 - 8.99%                    58.06         89.56
9.00% & Above                   60.19         88.64
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

                     Distribution by Credit Score - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Credit Score                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
740 & Above                       39      $7,564,880        1.73%      6.896%        767    $193,971      68.72%       72.24%
720 - 739                         38       6,818,329        1.56       7.728         727     179,430      80.89        87.67
700 - 719                         47       9,623,388        2.20       7.557         709     204,753      79.06        85.69
680 - 699                         85      16,991,698        3.89       7.923         689     199,902      78.55        83.46
660 - 679                        155      30,510,731        6.98       7.840         668     196,843      77.39        85.23
640 - 659                        246      45,914,687       10.51       8.138         649     186,645      80.80        87.59
620 - 639                        316      58,181,439       13.31       8.162         630     184,118      79.17        86.35
600 - 619                        309      53,252,625       12.18       8.313         608     172,339      79.58        83.39
580 - 599                        326      51,777,368       11.85       8.664         590     158,826      79.68        83.43
560 - 579                        282      44,212,642       10.12       8.897         569     156,782      78.52        79.13
540 - 559                        296      42,999,207        9.84       9.433         549     145,268      78.48        78.91
520 - 539                        277      42,940,445        9.83       9.668         530     155,020      78.08        78.65
500 - 519                        179      26,247,770        6.01      10.068         510     146,636      74.83        75.22
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Credit Score                   Doc        Occupied
-------------------------   ---------    ----------
740 & Above                     78.30%        81.38%
720 - 739                       57.43         78.54
700 - 719                       54.04         87.01
680 - 699                       51.35         80.95
660 - 679                       47.18         85.35
640 - 659                       53.52         87.57
620 - 639                       60.23         91.12
600 - 619                       67.84         92.96
580 - 599                       77.67         96.20
560 - 579                       68.05         95.62
540 - 559                       77.62         97.23
520 - 539                       76.25         99.72
500 - 519                       75.02         96.67
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

                         Distribution by Lien - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Lien                        of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1                              2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Lien                           Doc        Occupied
-------------------------   ---------    ----------
1                               66.36%        92.55%
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                 Distribution by Combined Original LTV - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
Combined                                                Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Original LTV                 Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
                            of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
60.00% & Below                   246     $34,922,606        7.99%      7.882%        612    $141,962      49.16%       49.31%
60.01 - 70.00%                   384      66,396,854       15.19       8.074         599     172,908      67.34        72.78
70.01 - 80.00%                   961     169,238,535       38.72       8.505         605     176,107      78.02        85.29
80.01 - 85.00%                   262      44,311,801       10.14       9.042         582     169,129      84.54        84.74
85.01 - 90.00%                   440      73,820,083       16.89       9.163         602     167,773      89.77        90.61
90.01 - 95.00%                   254      42,487,741        9.72       9.008         629     167,275      94.61        94.61
95.01 - 100.00%                   48       5,857,589        1.34      10.101         585     122,033      99.94        99.94
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


Combined
Original LTV                Pct. Full    Pct. Owner
                               Doc        Occupied
-------------------------   ---------    ----------
60.00% & Below                  72.36%        96.72%
60.01 - 70.00%                  67.65         95.69
70.01 - 80.00%                  59.97         94.61
80.01 - 85.00%                  75.60         91.41
85.01 - 90.00%                  65.70         88.28
90.01 - 95.00%                  71.72         83.63
95.01 - 100.00%                100.00        100.00
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

                     Distribution by Original LTV - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Original LTV                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
60.00% & Below                   246     $34,922,606        7.99%      7.882%        612    $141,962      49.16%       49.31%
60.01 - 70.00%                   384      66,396,854       15.19       8.074         599     172,908      67.34        72.78
70.01 - 80.00%                   961     169,238,535       38.72       8.505         605     176,107      78.02        85.29
80.01 - 85.00%                   262      44,311,801       10.14       9.042         582     169,129      84.54        84.74
85.01 - 90.00%                   440      73,820,083       16.89       9.163         602     167,773      89.77        90.61
90.01 - 95.00%                   254      42,487,741        9.72       9.008         629     167,275      94.61        94.61
95.01 - 100.00%                   48       5,857,589        1.34      10.101         585     122,033      99.94        99.94
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Original LTV                   Doc        Occupied
-------------------------   ---------    ----------
60.00% & Below                  72.36%        96.72%
60.01 - 70.00%                  67.65         95.69
70.01 - 80.00%                  59.97         94.61
80.01 - 85.00%                  75.60         91.41
85.01 - 90.00%                  65.70         88.28
90.01 - 95.00%                  71.72         83.63
95.01 - 100.00%                100.00        100.00
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

                     Distribution by Documentation - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Documentation               of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Full Doc                       1,813    $290,010,537       66.36%      8.463%        597    $159,962      78.73%       82.23%
Stated Doc                       754     140,816,264       32.22       8.954         616     186,759      78.19        82.73
Limited Doc                       28       6,208,409        1.42       8.745         634     221,729      84.98        86.78
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Documentation                  Doc        Occupied
-------------------------   ---------    ----------
Full Doc                       100.00%        93.85%
Stated Doc                       0.00         90.18
Limited Doc                      0.00         85.66
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

                        Distribution by Purpose - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Purpose                     of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Cashout Refi                   1,986    $351,915,571       80.52%      8.540%        601    $177,198      77.00%       80.31%
Purchase                         460      61,016,650       13.96       9.130         620     132,645      86.65        94.03
Rate/Term
Refi                             149      24,102,988        5.52       8.591         602     161,765      82.30        84.60
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Purpose                        Doc        Occupied
-------------------------   ---------    ----------
Cashout Refi                    66.19%        95.47%
Purchase                        63.92         74.09
Rate/Term
Refi                            74.94         96.75
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       Distribution by Occupancy - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Occupancy                   of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Owner Occupied                 2,362    $404,490,022       92.55%      8.581%        601    $171,249      78.26%       82.32%
Investor                         197      25,537,175        5.84       9.302         639     129,630      83.18        83.47
Second Home                       36       7,008,013        1.60       8.718         653     194,667      84.16        86.96
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                             Pct. Full    Pct. Owner
Occupancy                       Doc        Occupied
-------------------------   ----------    ----------
Owner Occupied                   67.29%       100.00%
Investor                         57.00          0.00
Second Home                      46.62          0.00
-------------------------   ----------    ----------
Total:                           66.36%        92.55%

                     Distribution by Property Type - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Property Type               of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Single Family                  2,186    $354,958,879       81.22%      8.627%        600    $162,378      78.24%       82.13%
PUD                              175      36,799,222        8.42       8.538         613     210,281      82.37        84.89
2 Family                          84      16,705,279        3.82       8.412         617     198,872      76.56        80.42
Condo                            100      16,442,537        3.76       8.750         626     164,425      79.20        84.47
3-4 Family                        46      11,652,139        2.67       8.983         641     253,307      80.81        84.38
Townhouse                          4         477,155        0.11       8.924         628     119,289      91.80        91.80
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Property Type                  Doc        Occupied
-------------------------   ---------    ----------
Single Family                   67.44%        94.60%
PUD                             63.57         88.66
2 Family                        64.84         85.79
Condo                           65.21         84.77
3-4 Family                      45.70         64.33
Townhouse                       70.38         62.32
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

                         Distribution by State - Group 1

                                                                                                       Weighted
                                                         Pct. Of     Weighted    Weighted                 Avg.
                                                         Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                              Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
State                       of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   ---------    ------------   ---------    --------    --------   ---------   --------    ---------
FL                                382     $66,246,225       15.16%      8.417%        604    $173,419      75.48%       78.12%
CA                                160      42,918,687        9.82       7.896         625     268,242      71.13        74.70
IL                                135      25,598,330        5.86       8.854         607     189,617      83.57        86.11
NJ                                110      25,068,263        5.74       8.792         602     227,893      74.32        78.78
NY                                 88      22,944,581        5.25       8.752         603     260,734      71.26        75.94
TX                                216      22,238,043        5.09       9.330         586     102,954      78.02        80.57
MD                                 86      18,436,127        4.22       8.433         602     214,374      79.08        80.99
GA                                126      18,057,295        4.13       9.296         600     143,312      86.17        89.22
VA                                 86      16,194,498        3.71       8.270         603     188,308      77.70        83.10
AZ                                 76      15,116,459        3.46       8.157         609     198,901      78.02        82.19
Other                           1,130     164,216,701       37.58       8.752         601     145,325      82.16        86.78
-------------------------   ---------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                          2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
State                         Doc        Occupied
-------------------------   ---------    ----------
FL                              54.80%        90.69%
CA                              66.45         99.30
IL                              52.92         95.32
NJ                              58.39         93.66
NY                              59.92         95.41
TX                              67.44         91.87
MD                              79.23         94.36
GA                              70.25         74.42
VA                              71.97         92.62
AZ                              75.29         88.57
Other                           71.82         92.79
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Distribution by Zip - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Zip                         of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
10466                              4      $1,414,743        0.32%      8.791%        619    $353,686      74.02%       78.67%
02301                              5       1,281,437        0.29       8.833         635     256,287      82.76        90.90
33055                              7       1,278,515        0.29       8.296         598     182,645      72.98        75.35
60629                              6       1,179,560        0.27       8.522         608     196,593      87.33        87.33
89031                              5       1,159,774        0.27       8.605         581     231,955      80.11        82.17
32808                              7       1,048,727        0.24       9.148         576     149,818      83.78        83.78
07753                              4       1,030,489        0.24       9.359         606     257,622      87.94        87.94
33056                              6       1,022,685        0.23       8.265         584     170,447      73.89        73.89
11422                              3       1,015,402        0.23       8.774         637     338,467      76.79        99.64
23456                              3         946,792        0.22       8.851         569     315,597      86.39        86.39
Other                          2,545     425,657,085       97.40       8.623         604     167,252      78.60        82.41
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Zip                            Doc        Occupied
-------------------------   ---------    ----------
10466                           63.30%       100.00%
02301                           47.11         84.23
33055                           21.33         85.54
60629                           62.61        100.00
89031                           59.96        100.00
32808                           51.34        100.00
07753                           42.90        100.00
33056                           51.87         85.49
11422                           33.17        100.00
23456                           70.11        100.00
Other                           66.79         92.48
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

             Distribution by Remaining Months to Maturity - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Remaining                    Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Months To Maturity          of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1 - 180                           36      $3,381,643        0.77%      7.952%        637     $93,935      66.86%       67.79%
181 - 240                         11       1,024,723        0.23       8.863         611      93,157      62.89        62.89
241 - 360                      2,496     422,093,783       96.58       8.630         603     169,108      78.68        82.46
421 - 480                         52      10,535,061        2.41       8.651         616     202,597      82.63        88.83
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


Remaining                   Pct. Full    Pct. Owner
Months To Maturity             Doc        Occupied
-------------------------   ---------    ----------
1 - 180                         81.49%        93.64%
181 - 240                       89.35        100.00
241 - 360                       66.44         92.49
421 - 480                       56.04         94.11
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                   Distribution by Amortization Type - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Amortization Type           of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
10 YR ARM BALLOON 50/30            1        $145,578        0.03%      7.500%        689    $145,578      80.00%      100.00%
10 YR FIXED                        6         474,079        0.11       8.007         600      79,013      58.07        58.13
15 YR FIXED                       29       2,752,364        0.63       7.937         643      94,909      67.64        67.64
2 YR ARM                       1,202     184,066,623       42.12       9.093         586     153,134      80.53        83.72
2 YR ARM 40/40                    46       9,741,217        2.23       8.672         617     211,766      82.15        88.61
2 YR ARM BALLOON 40/30           480      97,928,423       22.41       8.431         604     204,018      77.02        83.25
2 YR ARM BALLOON 50/30            79      14,976,279        3.43       8.631         591     189,573      81.67        83.28
2 YR ARM IO                       46      11,431,610        2.62       7.718         665     248,513      79.90        89.79
20 YR FIXED                       11       1,024,723        0.23       8.863         611      93,157      62.89        62.89
25 YR FIXED                        2         159,439        0.04       7.468         628      79,719      55.08        55.08
3 YR ARM                          78      12,777,162        2.92       8.619         612     163,810      82.85        85.59
3 YR ARM 40/40                     3         441,696        0.10       8.235         600     147,232      87.48        87.48
3 YR ARM BALLOON 40/30            29       5,997,050        1.37       8.904         594     206,795      82.30        88.40
3 YR ARM BALLOON 50/30             4         922,527        0.21       7.873         605     230,632      80.56        85.47
3 YR ARM IO                        5       1,416,100        0.32       7.289         677     283,220      78.01        79.29
30 YR FIXED                      403      60,883,991       13.93       8.035         634     151,077      74.57        75.79
40 YR FIXED                        3         352,148        0.08       8.602         631     117,383      89.95        96.68
5 YR ARM                          35       4,950,135        1.13       8.411         625     141,432      72.55        74.54
5 YR ARM BALLOON 40/30            25       5,736,553        1.31       7.877         632     229,462      74.19        82.90
5 YR ARM BALLOON 45/30             1         135,783        0.03       8.375         622     135,783      80.00       100.00
5 YR ARM BALLOON 50/30            15       2,982,829        0.68       8.142         614     198,855      83.04        86.75
6 MO ARM                           1         330,519        0.08       7.850         560     330,519      85.00        85.00
7 YR ARM BALLOON 50/30             1          89,986        0.02       7.375         778      89,986      64.29        64.29
FIXED BALLOON 40/30               69      13,793,422        3.16       7.999         620     199,905      76.32        78.91
FIXED BALLOON 50/30               21       3,524,975        0.81       8.092         618     167,856      82.78        83.64
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Amortization Type              Doc        Occupied
-------------------------   ---------    ----------
10 YR ARM BALLOON 50/30        100.00%       100.00%
10 YR FIXED                     77.26        100.00
15 YR FIXED                     86.82         92.18
2 YR ARM                        64.12         89.57
2 YR ARM 40/40                  52.45         93.63
2 YR ARM BALLOON 40/30          61.97         96.24
2 YR ARM BALLOON 50/30          61.73         96.01
2 YR ARM IO                     42.82         96.61
20 YR FIXED                     89.35        100.00
25 YR FIXED                    100.00        100.00
3 YR ARM                        78.62         86.20
3 YR ARM 40/40                 100.00        100.00
3 YR ARM BALLOON 40/30          78.77         96.90
3 YR ARM BALLOON 50/30          75.46        100.00
3 YR ARM IO                     46.92        100.00
30 YR FIXED                     79.20         92.41
40 YR FIXED                    100.00        100.00
5 YR ARM                        75.50         91.64
5 YR ARM BALLOON 40/30          80.89        100.00
5 YR ARM BALLOON 45/30         100.00        100.00
5 YR ARM BALLOON 50/30          74.42         94.82
6 MO ARM                         0.00        100.00
7 YR ARM BALLOON 50/30           0.00        100.00
FIXED BALLOON 40/30             67.55         95.51
FIXED BALLOON 50/30             81.88         97.74
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

                 Distribution by Initial Periodic Cap - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Initial                      Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Periodic Cap                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1.00%                              1        $330,519        0.08%      7.850%        560    $330,519      85.00%       85.00%
1.50%                              5         881,814        0.20       8.890         612     176,363      70.06        70.06
2.00%                            955     171,743,258       39.30       8.757         597     179,836      75.78        81.13
3.00%                          1,018     168,570,155       38.57       8.815         596     165,590      83.83        87.15
5.00%                             72      12,544,323        2.87       8.155         625     174,227      74.15        80.04
N/A                              544      82,965,141       18.98       8.039         631     152,509      74.77        76.16
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


Initial                     Pct. Full    Pct. Owner
Periodic Cap                   Doc        Occupied
-------------------------   ---------    ----------
1.00%                            0.00%       100.00%
1.50%                           47.22        100.00
2.00%                           58.62         93.20
3.00%                           68.14         91.14
5.00%                           75.29         96.87
N/A                             77.87         93.33
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

                     Distribution by Periodic Cap - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Periodic Cap                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1.00%                          2,010    $347,642,116       79.55%      8.759%        597    $172,956      79.47%       83.86%
1.50%                             38       6,072,790        1.39       9.013         611     159,810      84.09        87.91
2.00%                              2         235,563        0.05       7.452         723     117,782      74.00        86.36
6.00%                              1         119,600        0.03       9.000         631     119,600      89.99       100.00
N/A                              544      82,965,141       18.98       8.039         631     152,509      74.77        76.16
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Periodic Cap                   Doc        Occupied
-------------------------   ---------    ----------
1.00%                           63.79%        92.33%
1.50%                           55.37         94.46
2.00%                           61.80        100.00
6.00%                          100.00        100.00
N/A                             77.87         93.33
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                 Distribution by Months to Rate Reset - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Months To Rate Reset        of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1 - 12                             1        $330,519        0.08%      7.850%        560    $330,519      85.00%       85.00%
13 - 24                        1,853     318,144,151       72.80       8.805         595     171,691      79.53        83.92
25 - 36                          119      21,554,535        4.93       8.571         611     181,131      82.37        85.99
49 & Above                        78      14,040,865        3.21       8.119         627     180,011      75.54        80.99
N/A                              544      82,965,141       18.98       8.039         631     152,509      74.77        76.16
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Months To Rate Reset           Doc        Occupied
-------------------------   ---------    ----------
1 - 12                           0.00%       100.00%
13 - 24                         62.22         92.30
25 - 36                         76.88         90.96
49 & Above                      77.48         95.95
N/A                             77.87         93.33
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

                   Distribution by Life Maximum Rate - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Life Maximum Rate           of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
0.00% & Below                    544     $82,965,141       18.98%      8.039%        631    $152,509      74.77%       76.16%
0.01 - 11.99%                     12       2,665,105        0.61       6.562         652     222,092      67.95        70.42
12.00 - 12.49%                    31       5,721,548        1.31       6.602         650     184,566      72.31        80.28
12.50 - 12.99%                    83      16,572,480        3.79       6.906         635     199,668      68.73        77.29
13.00 - 13.49%                   119      23,256,469        5.32       7.280         630     195,433      73.39        81.30
13.50 - 13.99%                   236      49,525,702       11.33       7.686         616     209,855      75.33        82.74
14.00 - 14.49%                   186      35,198,912        8.05       8.071         616     189,241      79.61        85.73
14.50 - 14.99%                   300      53,308,475       12.20       8.558         611     177,695      80.85        85.46
15.00 - 15.49%                   221      37,178,468        8.51       9.054         595     168,228      81.25        85.13
15.50 - 15.99%                   284      49,267,793       11.27       9.385         583     173,478      83.10        85.56
16.00% & Above                   579      81,375,117       18.62      10.368         557     140,544      83.17        84.16
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Life Maximum Rate              Doc        Occupied
-------------------------   ---------    ----------
0.00% & Below                   77.87%        93.33%
0.01 - 11.99%                   96.99         96.99
12.00 - 12.49%                  88.21        100.00
12.50 - 12.99%                  88.88         98.63
13.00 - 13.49%                  78.31         96.34
13.50 - 13.99%                  62.20         97.37
14.00 - 14.49%                  64.36         95.49
14.50 - 14.99%                  56.28         90.30
15.00 - 15.49%                  60.98         91.74
15.50 - 15.99%                  51.75         88.03
16.00% & Above                  65.38         89.16
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

                        Distribution by Margin - Group 1

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Margin                      of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
0.00% & Below                    544     $82,965,141       18.98%      8.039%        631    $152,509      74.77%       76.16%
0.01 - 4.99%                     130      27,983,685        6.40       7.604         635     215,259      80.37        86.74
5.00 - 5.49%                     154      30,356,997        6.95       8.303         610     197,123      82.15        87.76
5.50 - 5.99%                     830     146,829,530       33.60       8.355         605     176,903      76.16        82.95
6.00 - 6.49%                     469      77,715,515       17.78       9.199         581     165,705      80.26        81.84
6.50 - 6.99%                     251      40,624,326        9.30       9.777         573     161,850      81.96        83.28
7.00 - 7.49%                     125      17,836,219        4.08       9.707         580     142,690      87.07        87.99
7.50 - 7.99%                      92      12,723,797        2.91       9.886         599     138,302      88.16        89.17
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,595    $437,035,210      100.00%      8.625%        604    $168,414      78.64%       82.46%


                            Pct. Full    Pct. Owner
Margin                         Doc        Occupied
-------------------------   ---------    ----------
0.00% & Below                   77.87%        93.33%
0.01 - 4.99%                    65.78         93.60
5.00 - 5.49%                    63.02         96.92
5.50 - 5.99%                    62.22         94.15
6.00 - 6.49%                    69.13         89.25
6.50 - 6.99%                    57.11         93.03
7.00 - 7.49%                    71.88         88.51
7.50 - 7.99%                    53.15         80.68
-------------------------   ---------    ----------
Total:                          66.36%        92.55%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Selected Mortgage Loan Data(1)
------------------------------

                          The Mortgage Loans - Group 2

Scheduled Principal Balance:                                        $460,334,995
Number of Mortgage Loans:                                                  2,373
Average Scheduled Principal Balance:                                    $193,989
Weighted Average Gross Coupon:                                            8.404%
Weighted Average Net Coupon: (2)                                          7.894%
Weighted Average Current FICO Score:                                         642
Weighted Average Original LTV Ratio:                                      75.53%
Weighted Average Combined Original LTV Ratio:                             80.33%
Weighted Average Stated Remaining Term (months):                             349
Weighted Average Seasoning (months):                                           2
Weighted Average Months to Roll: (3)                                          23
Weighted Average Gross Margin: (3)                                         5.92%
Weighted Average Initial Rate Cap: (3)                                     2.55%
Weighted Average Periodic Rate Cap: (3)                                    1.02%
Weighted Average Gross Maximum Lifetime Rate: (3)                         15.11%

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.
(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(3) Represents the weighted average of the adjustable rate mortgage loans in the mortgage loan pool.

               Distribution by Current Principal Balance - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Current Principal            Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Balance                     of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
$50,000 & Below                  307      $9,962,323        2.16%     11.130%        633     $32,451      95.11%       95.11%
$50,001 - $75,000                308      19,135,938        4.16      10.305         616      62,130      88.03        90.44
$75,001 - $100,000               271      23,672,379        5.14       9.665         612      87,352      85.46        88.88
$100,001 - $125,000              235      26,348,828        5.72       9.347         616     112,123      84.19        89.44
$125,001 - $150,000              174      23,856,558        5.18       9.095         632     137,107      83.92        89.82
$150,001 - $200,000              256      44,367,504        9.64       9.011         620     173,311      84.06        90.67
$200,001 - $250,000              189      42,363,753        9.20       8.748         618     224,147      83.46        90.26
$250,001 - $300,000              116      32,152,588        6.98       8.462         638     277,177      80.93        86.33
$300,001 - $350,000              113      36,641,122        7.96       8.193         647     324,258      79.96        85.46
$350,001 - $400,000               72      26,807,684        5.82       7.921         649     372,329      79.06        84.23
$400,001 & Above                 332     175,026,318       38.02       7.504         665     527,188      75.35        79.92
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


Current Principal           Pct. Full    Pct. Owner
Balance                        Doc        Occupied
-------------------------   ---------    ----------
$50,000 & Below                 65.63%        97.96%
$50,001 - $75,000               66.38         86.15
$75,001 - $100,000              68.12         91.24
$100,001 - $125,000             66.09         92.39
$125,001 - $150,000             55.61         94.78
$150,001 - $200,000             56.56         89.91
$200,001 - $250,000             50.42         94.64
$250,001 - $300,000             52.31         95.84
$300,001 - $350,000             55.78         91.06
$350,001 - $400,000             57.02         97.30
$400,001 & Above                63.33         95.55
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     Distribution by Current Rate - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Current Rate                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
5.00 - 5.49%                       4      $1,722,909        0.37%      5.190%        747    $430,727      58.47%       58.47%
5.50 - 5.99%                     101      49,353,861       10.72       5.773         736     488,652      62.34        62.34
6.00 - 6.49%                      54      22,156,945        4.81       6.179         730     410,314      65.71        67.49
6.50 - 6.99%                      88      27,895,295        6.06       6.780         663     316,992      75.42        81.07
7.00 - 7.49%                     106      32,320,731        7.02       7.278         648     304,913      77.87        86.32
7.50 - 7.99%                     221      55,813,634       12.12       7.769         636     252,550      79.67        89.74
8.00 - 8.49%                     214      52,230,954       11.35       8.225         631     244,070      81.11        89.51
8.50 - 8.99%                     293      57,669,789       12.53       8.744         624     196,825      83.35        91.30
9.00% & Above                  1,292     161,170,878       35.01      10.212         607     124,745      88.33        90.63
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Current Rate                   Doc        Occupied
-------------------------   ---------    ----------
5.00 - 5.49%                   100.00%       100.00%
5.50 - 5.99%                    97.45         99.16
6.00 - 6.49%                    79.71        100.00
6.50 - 6.99%                    74.77         94.42
7.00 - 7.49%                    73.74         98.21
7.50 - 7.99%                    61.56         97.30
8.00 - 8.49%                    53.98         92.11
8.50 - 8.99%                    49.90         92.29
9.00% & Above                   44.92         90.43
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                     Distribution by Credit Score - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Credit Score                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
740 & Above                      131     $46,081,850       10.01%      6.417%        770    $351,770      65.37%       67.35%
720 - 739                         64      17,805,305        3.87       7.019         729     278,208      73.00        77.81
700 - 719                         80      22,959,322        4.99       6.942         710     286,992      74.94        79.31
680 - 699                        141      31,481,393        6.84       7.825         688     223,272      79.69        85.73
660 - 679                        244      48,233,748       10.48       8.270         669     197,679      81.76        90.65
640 - 659                        323      54,899,629       11.93       8.721         649     169,968      84.21        91.28
620 - 639                        324      58,047,682       12.61       8.583         629     179,160      82.02        88.29
600 - 619                        320      57,693,908       12.53       8.926         609     180,293      83.23        87.40
580 - 599                        267      46,074,860       10.01       9.095         589     172,565      85.94        90.09
560 - 579                        214      34,272,206        7.45       9.392         569     160,150      84.73        88.76
540 - 559                        123      20,550,770        4.46       9.446         549     167,079      81.15        82.41
520 - 539                         94      16,320,128        3.55       9.531         531     173,618      82.25        84.21
500 - 519                         48       5,914,195        1.28      10.259         512     123,212      73.66        78.02
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Credit Score                   Doc        Occupied
-------------------------   ---------    ----------
740 & Above                     82.47%        97.78%
720 - 739                       69.05         91.61
700 - 719                       67.29         94.53
680 - 699                       41.09         85.11
660 - 679                       40.44         94.43
640 - 659                       36.71         88.86
620 - 639                       49.22         93.68
600 - 619                       64.46         93.48
580 - 599                       74.57         98.33
560 - 579                       74.21         98.36
540 - 559                       70.69         95.06
520 - 539                       82.21         94.43
500 - 519                       68.61         98.31
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                         Distribution by Lien - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Lien                        of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1                              1,859    $432,054,734       93.86%      8.229%        642    $232,412      79.16%       84.48%
2                                514      28,280,261        6.14      11.074         649      55,020      98.29        98.29
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Lien                           Doc        Occupied
-------------------------   ---------    ----------
1                               60.07%        93.58%
2                               57.80         98.90
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                 Distribution by Combined Original LTV - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Combined Original LTV       of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
60.00% & Below                   146     $42,947,827        9.33%      6.549%        706    $294,163      48.54%       48.54%
60.01 - 70.00%                   132      36,833,322        8.00       6.970         675     279,040      66.68        68.11
70.01 - 80.00%                   763     187,955,533       40.83       8.009         644     246,338      78.97        90.10
80.01 - 85.00%                   180      39,403,420        8.56       8.757         608     218,908      84.38        85.22
85.01 - 90.00%                   411      76,957,230       16.72       9.095         619     187,244      89.69        91.32
90.01 - 95.00%                   278      47,568,685       10.33       9.750         624     171,110      94.69        94.70
95.01 - 100.00%                  463      28,668,978        6.23      11.041         633      61,920      99.91        99.91
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Combined Original LTV          Doc        Occupied
-------------------------   ---------    ----------
60.00% & Below                  78.54%        97.88%
60.01 - 70.00%                  77.93         93.54
70.01 - 80.00%                  53.77         95.32
80.01 - 85.00%                  58.91         95.59
85.01 - 90.00%                  53.65         87.64
90.01 - 95.00%                  60.93         90.52
95.01 - 100.00%                 65.94         99.31
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                     Distribution by Original LTV - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Original LTV                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
60.00% & Below                   660     $71,228,088       15.47%      8.345%        683    $107,921      68.29%       68.29%
60.01 - 70.00%                   131      36,687,785        7.97       6.951         675     280,059      66.68        68.12
70.01 - 80.00%                   762     187,930,687       40.82       8.008         644     246,628      78.97        90.10
80.01 - 85.00%                   170      38,977,541        8.47       8.742         607     229,280      84.38        85.22
85.01 - 90.00%                   380      75,516,791       16.40       9.078         618     198,728      89.71        91.37
90.01 - 95.00%                   231      44,382,056        9.64       9.699         622     192,130      94.71        94.72
95.01 - 100.00%                   39       5,612,048        1.22      10.208         582     143,899      99.96        99.96
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Original LTV                   Doc        Occupied
-------------------------   ---------    ----------
60.00% & Below                  70.30%        98.28%
60.01 - 70.00%                  78.24         93.51
70.01 - 80.00%                  53.77         95.32
80.01 - 85.00%                  58.79         95.54
85.01 - 90.00%                  53.28         87.51
90.01 - 95.00%                  61.53         89.92
95.01 - 100.00%                100.00        100.00
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                     Distribution by Documentation - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Documentation               of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Full Doc                       1,463    $275,892,013       59.93%      7.957%        641    $188,580      79.10%       83.14%
Stated Doc                       782     156,587,496       34.02       9.192         640     200,240      82.76        89.39
Limited Doc                       54      14,992,644        3.26       8.028         643     277,642      77.53        83.09
No Doc                            74      12,862,842        2.79       8.826         700     173,822      80.55        85.50
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Documentation                  Doc        Occupied
-------------------------   ---------    ----------
Full Doc                       100.00%        95.98%
Stated Doc                       0.00         90.62
Limited Doc                      0.00         92.52
No Doc                           0.00         91.10
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        Distribution by Purpose - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Purpose                     of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Cashout Refi                   1,082    $233,059,195       50.63%      8.139%        643    $215,397      77.41%       79.16%
Purchase                       1,205     200,806,337       43.62       8.859         636     166,644      84.77        93.88
Rate/Term
Refi                              86      26,469,462        5.75       7.278         681     307,784      72.44        74.83
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Purpose                        Doc        Occupied
-------------------------   ---------    ----------
Cashout Refi                    64.12%        94.59%
Purchase                        52.89         92.99
Rate/Term
Refi                            76.47         94.82
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                       Distribution by Occupancy - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Occupancy                   of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Owner Occupied                 2,205    $432,284,148       93.91%      8.350%        642    $196,047      80.12%       85.32%
Investor                         109      14,924,792        3.24       9.476         650     136,925      83.79        84.00
Second Home                       59      13,126,054        2.85       8.967         647     222,475      83.53        87.38
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Occupancy                      Doc        Occupied
-------------------------   ---------    ----------
Owner Occupied                  61.25%       100.00%
Investor                        44.91          0.00
Second Home                     33.53          0.00
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                     Distribution by Property Type - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Property Type               of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Single Family                  1,827    $337,740,998       73.37%      8.408%        642    $184,861      79.98%       85.03%
PUD                              358      86,741,224       18.84       8.326         638     242,294      81.42        86.15
Condo                            105      17,699,016        3.84       8.505         651     168,562      79.62        83.42
2 Family                          60      11,927,923        2.59       8.214         653     198,799      80.18        86.57
3-4 Family                        22       6,131,469        1.33       9.335         660     278,703      86.80        93.34
Townhouse                          1          94,366        0.02       9.750         543      94,366      90.00        90.00
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Property Type                  Doc        Occupied
-------------------------   ---------    ----------
Single Family                   60.58%        95.73%
PUD                             60.75         91.65
Condo                           58.31         82.37
2 Family                        56.70         91.52
3-4 Family                      22.85         63.26
Townhouse                      100.00        100.00
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                         Distribution by State - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
State                       of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
CA                               331    $129,937,528       28.23%      6.968%        692    $392,561      71.65%       74.77%
FL                               316      57,556,104       12.50       8.654         623     182,140      80.81        85.76
GA                               143      22,068,025        4.79       9.469         633     154,322      86.86        91.86
MD                                82      21,358,402        4.64       8.780         611     260,468      82.59        87.34
TX                               135      18,959,882        4.12       8.803         620     140,444      83.65        93.45
VA                                74      17,119,286        3.72       9.011         623     231,342      83.19        88.26
NY                                44      13,263,709        2.88       9.000         636     301,448      80.10        85.88
AZ                                61      12,064,893        2.62       8.333         647     197,785      83.06        90.72
NC                                81      11,783,805        2.56       9.432         596     145,479      84.72        90.30
MI                               107      11,595,613        2.52       9.528         617     108,370      86.79        93.98
Other                            999     144,627,747       31.42       9.029         622     144,773      84.76        90.35
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
State                          Doc        Occupied
-------------------------   ---------    ----------
CA                              74.88%        98.71%
FL                              49.46         87.05
GA                              50.03         86.74
MD                              61.43         96.10
TX                              56.87         96.09
VA                              56.09         97.20
NY                              46.78         83.62
AZ                              56.35         94.32
NC                              64.86         97.67
MI                              57.95         89.58
Other                           54.07         93.36
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Distribution by Zip - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Zip                         of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
20721                              4      $2,196,706        0.48%      8.940%        558    $549,177      83.76%       83.76%
32080                              4       1,902,509        0.41       7.993         608     475,627      77.87        77.87
91350                              4       1,589,279        0.35       6.500         701     397,320      74.76        80.54
92706                              5       1,566,414        0.34       8.118         683     313,283      83.46       100.00
92025                              2       1,392,287        0.30       5.979         772     696,144      60.76        60.76
89052                              4       1,255,676        0.27       8.850         669     313,919      83.24        97.67
92154                              3       1,245,024        0.27       6.760         669     415,008      72.91        79.33
90045                              2       1,236,854        0.27       6.230         716     618,427      66.45        66.45
91030                              2       1,227,327        0.27       7.802         685     613,663      74.33        74.33
33029                              3       1,208,543        0.26       7.802         658     402,848      69.86        69.86
Other                          2,340     445,514,375       96.78       8.431         641     190,391      80.49        85.52
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Zip                            Doc        Occupied
-------------------------   ---------    ----------
20721                           77.26%       100.00%
32080                           51.97         71.31
91350                           71.08        100.00
92706                           52.17        100.00
92025                          100.00        100.00
89052                            0.00        100.00
92154                          100.00        100.00
90045                           51.49        100.00
91030                           37.67        100.00
33029                           24.77        100.00
Other                           59.98         93.83
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

             Distribution by Remaining Months to Maturity - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Remaining                    Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Months To Maturity          of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1 - 180                          467     $26,254,996        5.70%     10.967%        647     $56,221      97.65%       97.65%
181 - 240                         18       1,340,705        0.29      10.214         656      74,484      88.67        88.67
241 - 360                      1,852     423,883,666       92.08       8.226         642     228,879      79.10        84.40
421 - 480                         36       8,855,628        1.92       9.037         637     245,990      86.84        92.77
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


Remaining                   Pct. Full    Pct. Owner
Months To Maturity             Doc        Occupied
-------------------------   ---------    ----------
1 - 180                         57.55%        99.24%
181 - 240                       62.34        100.00
241 - 360                       60.64         93.61
421 - 480                       32.68         91.45
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                   Distribution by Amortization Type - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Amortization Type           of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
10 YR ARM BALLOON 50/30            1        $507,160        0.11%      5.875%        692    $507,160      64.22%       64.22%
15 YR FIXED                       43       2,516,223        0.55       9.872         656      58,517      89.07        89.07
2 YR ARM                         794     138,188,251       30.02       9.108         610     174,041      83.66        88.95
2 YR ARM 40/40                    29       7,356,088        1.60       9.031         631     253,658      86.58        92.55
2 YR ARM BALLOON 40/30           240      71,796,824       15.60       8.599         620     299,153      82.57        92.05
2 YR ARM BALLOON 45/30             2         549,750        0.12       7.480         712     274,875      74.54        74.54
2 YR ARM BALLOON 50/30            27       5,739,005        1.25       9.028         607     212,556      83.16        86.58
2 YR ARM IO                      196      53,643,332       11.65       8.308         642     273,690      82.33        92.23
20 YR FIXED                       18       1,340,705        0.29      10.214         656      74,484      88.67        88.67
3 YR ARM                          49       9,267,133        2.01       9.315         606     189,125      79.71        81.41
3 YR ARM 40/40                     3         691,061        0.15       9.668         626     230,354      93.20        93.20
3 YR ARM BALLOON 40/30            17       3,471,512        0.75       8.723         617     204,207      88.62        94.33
3 YR ARM BALLOON 50/30             4         862,158        0.19       7.041         690     215,540      80.00       100.00
3 YR ARM IO                       12       2,403,555        0.52       9.682         657     200,296      85.85        91.39
30 YR FIXED                      407     105,235,440       22.86       6.889         695     258,564      68.97        69.83
30 YR FIXED IO                    18       6,195,560        1.35       7.455         656     344,198      77.60        81.94
40 YR FIXED                        3         705,000        0.15       8.449         697     235,000      83.20        95.52
5 YR ARM                           9       2,200,419        0.48       7.595         668     244,491      77.59        82.19
5 YR ARM 40/40                     1         103,479        0.02       9.200         694     103,479      87.53        87.53
5 YR ARM BALLOON 40/30             6       2,301,931        0.50       7.255         637     383,655      69.40        76.58
5 YR ARM BALLOON 50/30             4         526,698        0.11       7.738         638     131,674      84.04        97.56
5 YR ARM IO                        9       3,331,475        0.72       6.722         653     370,164      71.65        73.96
7 YR ARM BALLOON 50/30             1         359,943        0.08       7.375         640     359,943      80.00       100.00
FIXED BALLOON 30/15              423      23,704,827        5.15      11.081         646      56,040      98.56        98.56
FIXED BALLOON 40/30               45      14,581,461        3.17       7.278         686     324,032      79.11        82.48
FIXED BALLOON 45/15                1          33,946        0.01      12.625         622      33,946     100.00       100.00
FIXED BALLOON 50/30                5       1,102,438        0.24       8.333         628     220,488      84.73        87.42
FIXED IO                           6       1,619,619        0.35       6.953         668     269,936      75.67        76.83
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Amortization Type              Doc        Occupied
-------------------------   ---------    ----------
10 YR ARM BALLOON 50/30          0.00%       100.00%
15 YR FIXED                     55.78         97.00
2 YR ARM                        48.54         91.54
2 YR ARM 40/40                  30.96         90.74
2 YR ARM BALLOON 40/30          60.55         93.69
2 YR ARM BALLOON 45/30          20.00        100.00
2 YR ARM BALLOON 50/30          42.58         95.66
2 YR ARM IO                     47.66         92.84
20 YR FIXED                     62.34        100.00
3 YR ARM                        58.56         90.74
3 YR ARM 40/40                  52.59        100.00
3 YR ARM BALLOON 40/30          64.66        100.00
3 YR ARM BALLOON 50/30          23.47        100.00
3 YR ARM IO                     23.46         81.43
30 YR FIXED                     82.63         95.53
30 YR FIXED IO                  68.99         89.92
40 YR FIXED                     21.18         89.22
5 YR ARM                        76.41         96.28
5 YR ARM 40/40                 100.00        100.00
5 YR ARM BALLOON 40/30          62.57        100.00
5 YR ARM BALLOON 50/30          83.79        100.00
5 YR ARM IO                     76.98        100.00
7 YR ARM BALLOON 50/30           0.00        100.00
FIXED BALLOON 30/15             57.68         99.48
FIXED BALLOON 40/30             72.81        100.00
FIXED BALLOON 45/15            100.00        100.00
FIXED BALLOON 50/30             94.05         94.05
FIXED IO                        57.34        100.00
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                 Distribution by Initial Periodic Cap - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
Initial                      Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Periodic Cap                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1.50%                              1        $179,424        0.04%      8.300%        647    $179,424      56.25%       56.25%
2.00%                            712     145,965,982       31.71       8.963         629     205,008      82.70        88.62
3.00%                            672     152,162,966       33.05       8.651         612     226,433      83.36        91.31
5.00%                             19       4,991,403        1.08       7.441         637     262,705      72.99        82.74
N/A                              969     157,035,220       34.11       7.676         684     162,059      75.46        76.60
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


Initial                      Pct. Full    Pct. Owner
Periodic Cap                    Doc        Occupied
-------------------------   ---------    ----------
1.50%                          100.00%       100.00%
2.00%                           46.13         90.70
3.00%                           56.56         94.22
5.00%                           48.29        100.00
N/A                             76.36         96.39
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                     Distribution by Periodic Cap - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Periodic Cap                of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
1.00%                          1,360    $293,475,759       63.75%      8.794%        620    $215,791      82.88%       89.74%
1.50%                             39       8,306,735        1.80       8.713         627     212,993      83.62        94.04
2.00%                              5       1,517,281        0.33       6.492         684     303,456      74.73        88.04
N/A                              969     157,035,220       34.11       7.676         684     162,059      75.46        76.60
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Periodic Cap                   Doc        Occupied
-------------------------   ---------    ----------
1.00%                           51.99%        92.46%
1.50%                           38.45         97.04
2.00%                           13.34        100.00
N/A                             76.36         96.39
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                 Distribution by Months to Rate Reset - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Months To Rate Reset        of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
13 - 24                        1,288    $277,273,251       60.23%      8.815%        620    $215,274      83.17%       90.41%
25 - 36                           85      16,695,419        3.63       9.142         621     196,417      83.02        86.98
49 & Above                        31       9,331,105        2.03       7.123         654     301,003      73.29        78.51
N/A                              969     157,035,220       34.11       7.676         684     162,059      75.46        76.60
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Months To Rate Reset           Doc        Occupied
-------------------------   ---------    ----------
13 - 24                         50.83%        92.43%
25 - 36                         52.72         92.19
49 & Above                      66.78         99.12
N/A                             76.36         96.39
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                   Distribution by Life Maximum Rate - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Life Maximum Rate           of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
0.00% & Below                    969    $157,035,220       34.11%      7.676%        684    $162,059      75.46%       76.60%
0.01 - 11.99%                      7       3,270,686        0.71       6.273         690     467,241      71.23        76.28
12.00 - 12.49%                    13       4,175,329        0.91       6.508         682     321,179      77.42        85.60
12.50 - 12.99%                    27       8,403,117        1.83       6.719         665     311,227      74.21        78.48
13.00 - 13.49%                    45      12,376,176        2.69       7.261         659     275,026      77.21        87.68
13.50 - 13.99%                   116      31,560,184        6.86       7.626         632     272,071      79.28        89.58
14.00 - 14.49%                   133      34,613,820        7.52       8.004         631     260,254      81.29        90.94
14.50 - 14.99%                   239      53,581,475       11.64       8.348         632     224,190      81.86        92.89
15.00 - 15.49%                   184      41,461,989        9.01       8.837         619     225,337      82.40        90.10
15.50 - 15.99%                   224      43,681,434        9.49       9.359         608     195,006      85.51        90.39
16.00% & Above                   416      70,175,564       15.24      10.387         591     168,691      87.51        89.26
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Life Maximum Rate              Doc        Occupied
-------------------------   ---------    ----------
0.00% & Below                   76.36%        96.39%
0.01 - 11.99%                   60.81        100.00
12.00 - 12.49%                  64.52        100.00
12.50 - 12.99%                  78.86        100.00
13.00 - 13.49%                  70.75         95.32
13.50 - 13.99%                  67.72         97.49
14.00 - 14.49%                  60.86         92.62
14.50 - 14.99%                  47.43         95.00
15.00 - 15.49%                  40.56         93.37
15.50 - 15.99%                  47.52         90.02
16.00% & Above                  43.45         87.65
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

                        Distribution by Margin - Group 2

                                                                                                      Weighted
                                                        Pct. Of     Weighted    Weighted                 Avg.
                                                        Pool By       Avg.        Avg.       Avg.      Combined    Wt. Avg.
                             Number      Principal     Principal     Gross      Current    Principal   Original      CLTV
Margin                      of Loans      Balance       Balance      Coupon       FICO      Balance      LTV       incld SS.
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
0.00% & Below                    969    $157,035,220       34.11%      7.676%        684    $162,059      75.46%       76.60%
0.01 - 4.99%                     145      41,911,899        9.10       7.419         667     289,048      79.21        89.71
5.00 - 5.49%                     142      35,821,110        7.78       8.035         612     252,261      82.18        90.87
5.50 - 5.99%                     379      87,515,513       19.01       8.506         623     230,912      81.05        90.91
6.00 - 6.49%                     299      61,445,898       13.35       9.038         615     205,505      83.74        88.94
6.50 - 6.99%                     195      35,353,335        7.68       9.622         597     181,299      84.13        87.48
7.00 - 7.49%                     125      21,331,542        4.63      10.088         601     170,652      86.72        88.76
7.50 - 7.99%                      82      14,309,478        3.11      10.547         614     174,506      90.04        91.78
8.00 - 8.49%                      32       5,070,789        1.10      10.388         598     158,462      91.59        91.98
8.50 - 8.99%                       3         335,635        0.07      10.488         600     111,878      98.84        98.84
9.00 - 9.49%                       2         204,577        0.04      11.008         540     102,289      86.90        86.90
-------------------------   --------    ------------   ---------    --------    --------   ---------   --------    ---------
Total:                         2,373    $460,334,995      100.00%      8.404%        642    $193,989      80.33%       85.33%


                            Pct. Full    Pct. Owner
Margin                         Doc        Occupied
-------------------------   ---------    ----------
0.00% & Below                   76.36%        96.39%
0.01 - 4.99%                    46.64         97.34
5.00 - 5.49%                    67.67         91.91
5.50 - 5.99%                    59.69         94.54
6.00 - 6.49%                    50.02         92.58
6.50 - 6.99%                    34.34         94.10
7.00 - 7.49%                    50.95         82.61
7.50 - 7.99%                    22.54         81.60
8.00 - 8.49%                    51.07         88.28
8.50 - 8.99%                   100.00        100.00
9.00 - 9.49%                    31.00        100.00
-------------------------   ---------    ----------
Total:                          59.93%        93.91%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                   PROSPECTUS

                             Asset-Backed Securities
                (Issuable in Series by Separate Issuing Entities)

                          GS MORTGAGE SECURITIES CORP.
                                    Depositor

      GS Mortgage Securities Corp. may, through one or more issuing entities that are trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

      o mortgage loans secured by one- to four-family residential properties,

      o     mortgage loans secured by multifamily residential properties,

      o loans secured by security interests on shares in cooperative housing corporations,

      o conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

      o closed-end and revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances);

      o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities; and

      o mortgage loans secured by commercial real estate properties; provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities.

      The certificates or notes of any series may be called "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes".

      AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

      Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              Goldman, Sachs & Co.

                 The date of this Prospectus is October 6, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT..........................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................1
RISK FACTORS...................................................................2
   You May Have Difficulty Selling The Securities..............................2
   Book-Entry Securities May Delay Receipt of Payment and Reports..............2
   Your Return on an Investment in The Securities Is Uncertain.................2
   Prepayments on the Mortgage Assets Could Lead to Shortfalls in the
      Distribution of Interest on Your Securities..............................3
   Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less
      Than the Mortgage Loan Balance...........................................3
   High Loan-to-Value Ratios Increase Risk of Loss.............................4
   Some of the Mortgage Loans May Have an Initial Interest-Only Period,
      Which May Result in Increased Delinquencies and Losses...................4
   Your Yield May Be Subject to Any Negative Amortization on the
      Related Mortgage Loans...................................................4
   Interest Only and Principal Only Securities Involve Additional Risk.........5
   Subordinated Securities Involve More Risks and May Incur Losses.............5
   Trust or Trust Fund Assets Are the Only Source of Payments
      on the Securities........................................................5
   The Securities Are Obligations of the Trust Only............................6
   Delays and Expenses Inherent in Foreclosure Procedures Could Delay
      Distributions to You or Result in Losses.................................6
   The Concentration of Mortgage Assets in Specific Geographic
      Areas May Increase the Risk of Loss......................................6
   Financial Instruments May Not Avoid Losses..................................7
   Environmental Conditions Affecting Mortgaged Properties May
      Result in Losses.........................................................7
   Security Interests in Manufactured Homes May Be Lost........................8
   Residential Real Estate Values May Fluctuate and Adversely Affect Your
      Investment in the Securities.............................................8
   Increased Use of New Mortgage Loan Products by Borrowers May
      Result in Decline in Real Estate Values Generally........................8
   The Trust May Contain Mortgage Assets Secured by
      Subordinated Liens; These Mortgage Assets Are More Likely
      Than Mortgage Assets Secured by Senior Liens to Experience Losses........9
   Violation of Various Federal, State and Local Laws May Result in
      Losses on the Mortgage Loans.............................................9
   If Consumer Protection Laws are Violated in the Origination or
      Servicing of the Loans, Losses on Your Investment Could Result..........10
   Assets of the Trust or Trust Fund May Include Mortgage
      Loans Originated Under Less Stringent Underwriting Standards............10
   Assets of the Trust or Trust Fund May Include Delinquent and
      Sub-Performing Residential Mortgage Loans...............................11
   Value of Collateral Securing Cooperative Loans May Diminish in Value.......11
   Bankruptcy of the Depositor or a Sponsor May Delay or
      Reduce Collections on Loans.............................................11
   The Securities Are Not Suitable Investments for All Investors..............12
   Your Investment May Not Be Liquid..........................................12
   The Ratings on Your Certificates Could Be Reduced or Withdrawn.............13
   Conflicts of Interest between the Master Servicer and the Trust............13
   Servicing Fee May be Insufficient to Engage Replacement Master
      Servicers or Servicers..................................................13
   You May Have Income for Tax Purposes Prior to Your Receipt of Cash.........13
THE TRUSTS OR TRUST FUNDS.....................................................14
   The Mortgage Loans - General...............................................15
   Single Family and Cooperative Loans........................................18
   Multifamily Loans..........................................................18
   Manufactured Housing Contracts.............................................18
   Revolving Credit Line Mortgage Loans.......................................19
   Agency Securities..........................................................19
   Private Mortgage-Backed Securities.........................................24
   U.S. Government Securities.................................................26
   Substitution of Mortgage Assets............................................26

   Pre-Funding and Capitalized Interest Accounts..............................27
USE OF PROCEEDS...............................................................27
THE DEPOSITOR.................................................................27
THE SPONSOR...................................................................28
THE MORTGAGE LOANS............................................................28
   General....................................................................28
   Goldman Sachs Mortgage Conduit Program Underwriting Guidelines.............30
   Representations and Warranties; Repurchases................................33
   Optional Purchase of Defaulted Loans.......................................34
DESCRIPTION OF THE SECURITIES.................................................34
   General....................................................................34
   Distributions on Securities................................................36
   Advances...................................................................37
   Reports to Securityholders.................................................38
   Exchangeable Securities....................................................38
   Book-Entry Registration....................................................41
CREDIT ENHANCEMENT............................................................45
   General....................................................................45
   Subordination..............................................................46
   Pool Insurance Policies....................................................47
   Special Hazard Insurance Policies..........................................47
   Bankruptcy Bonds...........................................................48
   FHA Insurance; VA Guarantees; RHS Guarantees...............................48
      FHA Loans...............................................................48
      VA Loans................................................................50
      RHS Loans...............................................................51
   FHA Insurance on Multifamily Loans.........................................53
   Reserve and Other Accounts.................................................53
   Other Insurance, Guarantees and Similar Instruments or Agreements..........54
   Overcollateralization......................................................54
   Excess Spread..............................................................54
   Cross Support..............................................................54
YIELD AND PREPAYMENT CONSIDERATIONS...........................................54
ADMINISTRATION................................................................56
   Assignment of Mortgage Assets..............................................56
   Payments on Mortgage Loans; Deposits to Accounts...........................58
   Sub-Servicing..............................................................60
   Collection Procedures......................................................61
   Hazard Insurance...........................................................62
   Realization Upon Defaulted Mortgage Loans..................................63
   Servicing and Other Compensation and Payment of Expenses...................65
   Evidence as to Compliance..................................................66
   Certain Matters Regarding the Master Servicer and Us.......................66
   Events of Default; Rights Upon Event of Default............................67
   The Trustee................................................................70
   Duties of the Trustee......................................................70
   Resignation and Removal of Trustee.........................................70
   Amendment..................................................................71
   Termination; Optional Termination..........................................72
LEGAL ASPECTS OF THE MORTGAGE LOANS...........................................72
   General....................................................................72
   Foreclosure/Repossession...................................................76
      General.................................................................76
   Rights Of Redemption.......................................................79
      General.................................................................79
   Anti-Deficiency Legislation And Other Limitations On Lenders...............79
   Due-On-Sale Clauses........................................................81
   Prepayment Charges.........................................................81
   Subordinate Financing......................................................82
   Applicability of Usury Laws................................................82
   Servicemembers Civil Relief Act and the California Military
      and Veterans Code.......................................................83
   Product Liability and Related Litigation...................................83
   Environmental Considerations...............................................84
   Forfeiture for Drug, RICO and Money Laundering Violations..................85
   Other Legal Considerations.................................................86
FEDERAL INCOME TAX CONSEQUENCES...............................................86
   General....................................................................86
   Miscellaneous Itemized Deductions..........................................87
   Tax Treatment of REMIC Regular Interests and Other Debt Instruments........87
   OID........................................................................88
   Market Discount............................................................92
   Amortizable Premium........................................................93
   Consequences of Realized Losses............................................93
   Gain or Loss on Disposition................................................94
   Tax Treatment of Exchangeable Securities...................................94
   Taxation of Certain Foreign Holders of Debt Instruments....................97
   Backup Withholding.........................................................98
   Reporting and Tax Administration...........................................98
   Tax Treatment of REMIC Residual Interests..................................99
   Special Considerations for Certain Types of Investors.....................102
   Treatment by the REMIC of OID, Market Discount, and Amortizable Premium...104
   REMIC-Level Taxes.........................................................104
   REMIC Qualification.......................................................105
   Grantor Trusts............................................................105
   Tax Treatment of the Grantor Trust Security.............................. 105
   Treatment of Pass-Through Securities......................................106
   Treatment of Strip Securities.............................................106

   Determination of Income with Respect to Strip Securities..................107
   Purchase of Complementary Classes of Strip Securities.....................108
   Possible Alternative Characterizations of Strip Securities................108
   Limitations on Deductions With Respect to Strip Securities................109
   Sale of a Grantor Trust Security..........................................109
   Taxation of Certain Foreign Holders of Grantor Trust Securities...........109
   Backup Withholding of Grantor Trust Securities............................110
   Reporting and Tax Administration of Grantor Trust Securities..............110
   Taxation of Owners of Owner Trust Securities..............................110
   Partnership Taxation......................................................111
   Discount and Premium of Mortgage Loans....................................111
   Section 708 Termination...................................................112
   Gain or Loss on Disposition of Partnership Securities.....................112
   Allocations Between Transferors and Transferees...........................112
   Section 731 Distributions.................................................113
   Section 754 Election......................................................113
   Administrative Matters....................................................113
   Tax Consequences to Foreign Securityholders of a Partnership Trust........114
   Backup Withholding on Partnership Securities..............................115
STATE, FOREIGN AND LOCAL TAX CONSEQUENCES....................................115
ERISA CONSIDERATIONS.........................................................115
   General...................................................................115
   ERISA Considerations Relating to Certificates.............................115
   Underwriter Exemption.....................................................117
   ERISA Considerations Relating to Notes....................................123
LEGAL INVESTMENT.............................................................124
METHOD OF DISTRIBUTION.......................................................126
LEGAL MATTERS................................................................127
FINANCIAL INFORMATION........................................................127
RATINGS......................................................................127
REPORTS TO SECURITYHOLDERS...................................................127
WHERE YOU CAN FIND MORE INFORMATION..........................................127
INDEX........................................................................129
ANNEX I  CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS............1

                              PROSPECTUS SUPPLEMENT

      We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

      o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

      o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

      You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

      All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

      You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

      An investment in the certificates or notes of any series involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the caption "risk factors" in the applicable prospectus supplement.

You May Have Difficulty Selling The Securities

      There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement. We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

Book-Entry Securities May Delay Receipt of Payment and Reports

      If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

Your Return on an Investment in The Securities Is Uncertain

      Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

      o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. In general, borrowers may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the securities. If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate. In addition, a series of certificates or notes may have
            (1) certain classes that are paid principal after other classes or
            (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

      o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

      o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

Prepayments on the Mortgage Assets Could Lead to Shortfalls in the Distribution of Interest on Your Securities

      When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable series of securities may contain provisions requiring the applicable servicer to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days' interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

      If the servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

      A trust or trust fund may include mortgage loans with combined original loan-to-value ratios of 80% or higher. Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

      Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Some of the Mortgage Loans May Have an Initial Interest-Only Period, Which May
  Result in Increased Delinquencies and Losses

      A trust or trust fund may include mortgage loans that have an initial interest-only period. During this period, the payment made by the related borrower will be less than it would be if principal of the mortgage loan was required to amortize and if the interest rate adjusts to a rate higher than the initial fixed rate. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

      The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination and from mortgage loans whose interest rate adjusted from inception. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage
  Loans

      A trust or trust fund may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related securities on the related distribution date.

      If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more slowly.

   In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

Interest Only and Principal Only Securities Involve Additional Risk

      Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

      A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

      The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

Subordinated Securities Involve More Risks and May Incur Losses

      A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

Trust or Trust Fund Assets Are the Only Source of Payments on the Securities

      Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

The Securities Are Obligations of the Trust Only

      The securities will not represent an interest in or obligation of the depositor, any underwriter, the sponsor, any servicer, any seller, any responsible party, the trustee or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the securities, and there will be no recourse to the depositor, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result in Losses

      Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

      There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

      Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss

      The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

      In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

      The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Financial Instruments May Not Avoid Losses

      A trust or trust fund may include one or more financial instruments that are interest rate or currency swap agreements or interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

Environmental Conditions Affecting Mortgaged Properties May Result in Losses

      Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

Security Interests in Manufactured Homes May Be Lost

      The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer, or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

      Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

Residential Real Estate Values May Fluctuate and Adversely Affect Your
  Investment in the Securities

      We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

      In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline in Real Estate Values Generally

      In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

The Trust May Contain Mortgage Assets Secured by Subordinated Liens; These
  Mortgage Assets Are More Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses

      The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

      An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

Violation of Various Federal, State and Local Laws May Result in Losses on the
  Mortgage Loans

      There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

      Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, ownership, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

      o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

      Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the related trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

If Consumer Protection Laws are Violated in the Origination or Servicing of the
  Loans, Losses on Your Investment Could Result

      In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

      The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

      o require specified disclosures to the borrowers regarding the terms of the mortgage loans;

      o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

      o regulate the use and reporting of information related to the borrower's credit experience;

      o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

      o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

      o limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

      If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

Assets of the Trust or Trust Fund May Include Mortgage Loans Originated Under
  Less Stringent Underwriting Standards

      The assets of the trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

      The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing
  Residential Mortgage Loans

      The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

      o the rate of defaults and prepayments on the residential mortgage loans to increase; and

      o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

Value of Collateral Securing Cooperative Loans May Diminish in Value

      Certain of the mortgage loans may be cooperative loans. The cooperative
(1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Legal Aspects of the Mortgage Loans - General - Cooperative Loans" in this prospectus.

Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on
  Loans

      The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

      The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers described above should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

      However, there can be no assurance that a bankruptcy court would not recharacterize the transfers described above as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the related series of securities. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

The Securities Are Not Suitable Investments for All Investors

      The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described in this prospectus and the related prospectus supplement is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

Your Investment May Not Be Liquid

      The underwriter intends to make a secondary market in the securities, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The related prospectus supplement may specify that the securities are not "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. In that case, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

The Ratings on Your Certificates Could Be Reduced or Withdrawn

      Each rating agency rating the securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

Conflicts of Interest between the Master Servicer and the Trust

      The master servicer or an affiliate of the master servicer may initially own all or a portion of certain classes of the securities. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the related servicing agreement will obligate the master servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the master servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

Servicing Fee May be Insufficient to Engage Replacement Master Servicers or
  Servicers

      To the extent that the prospectus supplement indicates that the fee payable to the Master Servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement Master Servicer or other servicer to accept an appointment for the related series. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement Master Servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

You May Have Income for Tax Purposes Prior to Your Receipt of Cash

      Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

      In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

      o generally, will not be subject to offset by losses from other activities,

      o for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o for a foreign holder, will not qualify for exemption from withholding tax.

      Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

      A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

      1.    a mortgage pool* comprised of:

      o Single family loans. "Single family loans" consist of mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

      o Multifamily loans. "Multifamily loans" consist of mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

      o Cooperative loans. "Cooperative loans" consist of loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

      o Manufactured housing contracts. "Manufactured housing contracts" consist of conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

      o Revolving credit line mortgage loans. "Revolving credit line mortgage loans" consist of mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time, and/or

      o Commercial real estate loans. "Commercial real estate loans" consist of mortgage loans secured by commercial real estate properties; provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities;

      2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "agency securities"; and/or

      3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "privately issued mortgage-backed securities", in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

      The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "mortgage loans." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt

------------------------

* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

      We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "lenders," or in the market and we will convey the mortgage assets to the related trust fund.

      As used in this prospectus, "Agreement" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

      The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be filed in a report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be in a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans - General

      The real property and manufactured homes, as the case may be, that secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" - or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing Service of the United State Department of Agriculture - also referred to as "RHS" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "primary insurance policy") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

      Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features:

      o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

      o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

      o Periodic payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

      o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses, which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

      Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

      o the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

      o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties that may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

      o     the original terms to maturity of the mortgage loans,

      o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

      o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

      o the geographical distribution of the mortgage loans on a state-by-state basis.

      The "Loan-to-Value Ratio" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

      We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "Master Servicer"), they will be required to service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master servicer if so specified in the related prospectus supplement or applicable Agreement. The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

      With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

Single Family and Cooperative Loans

      Single family loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

      The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

Multifamily Loans

      Multifamily loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

      Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements, which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

      The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

      The "manufactured homes" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

Revolving Credit Line Mortgage Loans

      Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

      Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

Agency Securities

      Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA ("GNMA"), is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA Loans"). The loans partially guaranteed by the VA are referred to as VA Loans ("VA Loans"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS Loans").

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

      GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I Certificate," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II Certificate." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

      GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans, VA Loans or RHS Loans.

      If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

      GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

      If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

      The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

      Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("Fannie Mae"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

      Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

      Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

      The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

      Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("Freddie Mac"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

      Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

      Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

Private Mortgage-Backed Securities

      General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS pooling and servicing agreement." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS servicer," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS trustee." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

      The PMBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the PMBS: (1) neither the issuer of the PMBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the PMBS and the related series of securities to be issued; (2) neither the issuer of the PMBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the PMBS without registration under the Securities Act of 1933, as amended. If the issuer of the PMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates where the PMBS have been previously registered under the Securities Act of 1933, as amended or the PMBS themselves are exempt from registration under Section 3 of the Securities Act of 1933, as amended. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed. The related prospectus supplement will state the market price of the PMBS and the basis on which the market price was determined.

      Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

      Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon payments or other special payment features. Each underlying mortgage loan may be secured by single family property, multifamily property, manufactured home or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans that may be directly part of the mortgage assets.

      Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

      Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

      1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

      2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

      o     the payment features of such mortgage loans,

      o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

      o the servicing fee or range of servicing fees with respect to the mortgage loans,

      o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

      o     delinquency experience with respect to the mortgage loans,

      3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

      4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

      5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

      6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities, and

      7. If the issuer of the PMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer.

U.S. Government Securities

      If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

Substitution of Mortgage Assets

      If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

Pre-Funding and Capitalized Interest Accounts

      If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "pre-funding accounts," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount generally to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed one year and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and Other Accounts." It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

      If a pre-funding account is established, one or more segregated trust accounts, known as "capitalized interest accounts", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

      We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans, if any, incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities.

                                  THE DEPOSITOR

      We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets. We are a wholly-owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

      We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

      The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor may be Goldman Sachs Mortgage Company, a New York limited partnership and the parent of the depositor. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

      GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

      As of June 30, 2006, GSMC has sponsored the securitization of approximately $130 billion of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, second lien, home equity line of credit, "scratch and dent," re-performing and seasoned loans, among other things.

      GSMC acquires residential mortgage loans in two contexts:

            (1) through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

            (2)   through conduit purchases.

      Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

      The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

      Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

                               THE MORTGAGE LOANS

General

      We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

      The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender may require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender may require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The lender may obtain employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.

      In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

      A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

      Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

      We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

Goldman Sachs Mortgage Conduit Program Underwriting Guidelines

      If so specified in the related prospectus supplement, we may acquire mortgage loans from GSMC that GSMC acquired through its conduit program.

      The information set forth below has been provided by GSMC.

      All of the mortgage loans that GSMC may acquire through its conduit program will be acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

      The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

      Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

      Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

      In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

      The "reduced income," "stated income," "stated income/stated asset" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

      Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

      Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

      Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

      Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

      Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

      The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

                               Full Documentation

              Owner Occupied         2nd Home        Non-Owner Occupied
             -----------------   -----------------   ------------------
 Minimum     Maximum   Maximum   Maximum   Maximum   Maximum   Maximum
FICO Score   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)
----------   -------   -------   -------   -------   -------   -------
   700        100%      100%       95%       95%       90%       90%
   680        100       100        95        95        90        90
   640        100       100        90        90        90        90
   620        100       100        90        90        85        90
   600        100       100        90        90        85        90
   580         90        95        90        90        80        90
   560         90        95        85        90        75         9
   540         85        95       n/a       n/a       n/a       n/a

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                              Reduced Documentation

              Owner Occupied         2nd Home        Non-Owner Occupied
             -----------------   -----------------   ------------------
 Minimum     Maximum   Maximum   Maximum   Maximum   Maximum   Maximum
FICO Score   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)
----------   -------   -------   -------   -------   -------   -------
   700        100%      100%       95%       95%       85%       90%
   680        100       100        90        90        85        90
   640        100       100        90        90        80        90
   620         95        95        85        90        75        90
   600         90        90        85        90        75        90
   580         90        90        80        90        75        90
   560         85        90        80        80        75        90
   540         80        90       n/a       n/a       n/a       n/a

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

            Stated Income / Stated Income Stated Asset Documentation

              Owner Occupied         2nd Home        Non-Owner Occupied
             -----------------   -----------------   ------------------
 Minimum     Maximum   Maximum   Maximum   Maximum   Maximum   Maximum
FICO Score   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)
----------   -------   -------   -------   -------   -------   -------
   700        100%      100%       90%       90%       85%       90%
   680        100       100        90        90        80        90
   640         90       100        85        90        80        90
   620         85        90        80        90        75        90
   600         85        90        80        90        70        90
   580         80        90        75        90        70        90
   560         75        90        65        90        60        90

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                No Documentation

              Owner Occupied         2nd Home        Non-Owner Occupied
             -----------------   -----------------   ------------------
 Minimum     Maximum   Maximum   Maximum   Maximum   Maximum   Maximum
FICO Score   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)
----------   -------   -------   -------   -------   -------   -------
   700         95%       95%       85%       85%       80%       80%
   680         90        90        85        85        75        75
   660         85        85        80        80        70        70

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

      An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Representations and Warranties; Repurchases

      Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund. The related prospectus supplement will identify the party or parties (any such party, a "Responsible Party") responsible for making representations and warranties and will provide a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement. If provided in the related prospectus supplement, the Responsible Party may make the representations and warranties in respect of a mortgage loan as of the date on which the Responsible Party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. In these circumstances, since the representations and warranties of a Responsible Party will not address events that may occur through the date of issuance of the related securities, the Responsible Party's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the Responsible Party made the representation and warranty but prior to the date of issuance of the related securities.

      In general, the Master Servicer or the trustee, if the Master Servicer is the Responsible Party, will be required to promptly notify the relevant Responsible Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If the Responsible Party cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then the Responsible Party generally will be obligated to repurchase such mortgage loan from the trust at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the Responsible Party is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation and warranty. Certain rights of substitution for defective mortgagee loans may be provided with respect to a series in the related prospectus supplement.

      We and the Master Servicer (unless the Master Servicer is the Responsible Party) will not be obligated to purchase a mortgage loan if a Responsible Party defaults on its obligation to do so. We cannot assure you that the Responsible Parties will carry out their respective repurchase obligations with respect to mortgage loans.

      If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller. In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

      Any Responsible Party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the applicable Responsible Party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to each rating agency rating the related securities.

Optional Purchase of Defaulted Loans

      If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by 90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

General

      A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

      The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes."

      A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

      The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the related prospectus supplement:

      o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")),

      o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the related Agreement (collectively, the "Accounts");

      o property that secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      o     U.S. Government Securities; and

      o any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees or other insurance policies.

      If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

      o     reinvestment income on payments received on the trust assets,

      o     a reserve fund,

      o     a mortgage pool insurance policy,

      o     a special hazard insurance policy,

      o     a bankruptcy bond,

      o     one or more letters of credit,

      o     a financial guaranty insurance policy,

      o     third party guarantees,

      o U.S. Government Securities designed to assure payment of the securities, or

      o financial instruments that are interest rate or currency swap agreements, caps, collars or floors to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes.

      The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series.

      The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

      Except with respect to residual securities of Real Estate Mortgage Investment Conduits, commonly known as "REMICs," and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

Distributions on Securities

      General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

      The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

      Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the related Agreement specifies. "Available Funds" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

      Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "accrual securities") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

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

      With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

      Distributions of Principal. The aggregate "current principal amount" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

      If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

      Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the related Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

      All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

Advances

      The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will generally be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

      In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the related Agreement permits, as specified in the related prospectus supplement. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

Reports to Securityholders

      Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

      1. the amount of such distribution allocable to principal;

      2. the amount of such distribution allocable to interest;

      3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

      4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

      5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

Exchangeable Securities

      General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are "exchangeable securities." In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

      If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund. The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

      The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

      Exchanges. If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

      o the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

      o the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

      o the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

      o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate. In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

      o An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

      o Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

      In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics. Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

      o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

      o A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

      Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities. A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable securities in book entry form will be subject to the rules, regulations and procedures applicable to DTC's book entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

      If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book entry form. Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear Bank ("Euroclear"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC also facilitates the post-trade settlement among DTC participants ("Direct Participants") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

      The book entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the securities. Except as described below, no person acquiring a book entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

      An owner's ownership of a book entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary"), that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

      Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

      Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the trustee or any paying agent as holders of the securities, and Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct Participants.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book entry securities from the trustee through DTC and DTC Direct Participants. While the book entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to securities are similarly required to make book entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

      Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

      Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of

Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

      Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

      Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

      Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

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

      o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

      o we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any of the events specified in the related Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                               CREDIT ENHANCEMENT

General

      Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

      o the subordination of one or more classes of the securities of such series,

      o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, financial instruments that are interest rate or currency swap agreements, caps, collars or floors, overcollateralization, excess spread, or the use of a cross-support feature, or

      o     any combination of the foregoing.

      Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. If so specified in the related prospectus supplement, the Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

Subordination

      If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

      In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

      As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

      o     in the order of their scheduled final distribution dates,

      o     in accordance with a schedule or formula,

      o     in relation to the occurrence of specified events, or

      o     as otherwise specified in the related prospectus supplement.

Pool Insurance Policies

      If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy. The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

Special Hazard Insurance Policies

      If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

      1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

      2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

      Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

      Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or
(2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance

Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

      If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

      To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

Bankruptcy Bonds

      If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

      The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

      The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA Insurance; VA Guarantees; RHS Guarantees

      FHA Loans

      Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

      FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

      Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the mortgage note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

      Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "Assignment Program"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permit lenders in certain circumstances to submit partial claims for FHA insurance benefits.

      The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

      In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

      For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA Debenture Rate") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates from 1980 are set forth on HUD's website (www.hud.gov/offices/hsg/comp/debnrate.cfm).

      VA    Loans

      The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

      Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

      The amount payable under the guaranty will be the percentage (the "VA Entitlement Percentage") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a

VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500, (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage loan.

      The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

      With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

      When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA loan, plus accrued and unpaid interest and certain expenses.

      RHS Loans

      The Rural Housing Service ("RHS") is an agency of the United States Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

      In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income that does not exceed the applicable county's established moderate income limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

      The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities that have a population under 20,000 and that are rural in character. The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

      The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates. The interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

      RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "Loss Amount" is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of (a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

      Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

      With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

      If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

      When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

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

      Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

      If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA Insurance on Multifamily Loans

      There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve and Other Accounts

      If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("Permitted Investments"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

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

      Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

      If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar interest rate contract to provide limited protection against interest rate risks.

Overcollateralization

      If so specified in the related prospectus supplement, the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Spread

      If so specified in the related prospectus supplement, a portion of the interest payments on the mortgage loans in a trust may be applied to reduce the principal balance of one or more classes of the related securities to provide or maintain a cushion against losses on the mortgage loans.

Cross Support

      Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

      If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for

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

various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

      The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

      Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

      When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

      A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and

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

revolving credit line mortgage loans. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

      The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

      The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

      In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

      Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

      Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

Assignment of Mortgage Assets

      Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

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

      We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, among other things,

      o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

      o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated on the Mortgage (except for any not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

      o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

      o such other security documents as the related prospectus supplement may specify.

      We or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

      Notwithstanding the preceding two paragraphs, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

      With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

      o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

      o     the original security agreement,

      o     the proprietary lease or occupancy agreement,

      o     the recognition agreement,

      o     an executed financing agreement and

      o     the relevant stock certificate and related blank stock powers.

      We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement.

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

Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

      The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within 60 days (or other period specified) after receipt of such notice, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a responsible party will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable Agreement.

      Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

      Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

Payments on Mortgage Loans; Deposits to Accounts

      In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "Protected Account"), which must be one of the following:

      o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

      o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

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

      o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

      o an account or accounts otherwise acceptable to each rating agency, or

      o an account that satisfies the requirements specified in the related Agreement.

      If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

      Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

      o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

      o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

      o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      o all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

      o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

      o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

      o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

      If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master

Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

      The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "Securities Account"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund that contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

Sub-Servicing

      Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

      With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

      o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

      o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

      o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

      o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

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

      o     attempting to cure delinquencies;

      o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

      o     maintaining accounting records relating to the mortgage loans; and

      o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.

A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

      As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments. The Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

      Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

      Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

      The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

      The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on.

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      In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

      With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

      The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, commercial real estate loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in

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accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts that would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans or commercial real estate loans.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

      The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

Realization Upon Defaulted Mortgage Loans

      Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

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      The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

      o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

      o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

      o amounts expended but not approved by the issuer of the related primary insurance policy (the "primary insurer"),

      o     claim payments the primary insurer previously made and

      o     unpaid premiums.

      Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

      o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

      o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

      o     physical damage to the mortgaged property; and

      o the primary insurer not approving the related Master Servicer as a servicer.

           Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

      o     advance or discharge:

            a.    all hazard insurance policy premiums and

            b.    as necessary and approved in advance by the primary insurer:

                  1.    real estate property taxes,

                  2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

                  3.    mortgaged property sales expenses,

                  4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

                  5. foreclosure costs, including court costs and reasonable attorneys' fees,

                  6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted, and

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                  7.    tender to the primary insurer good and merchantable
                        title to and possession of the mortgaged property.

      In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections under the policy in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

      If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

      If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

      Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

Servicing and Other Compensation and Payment of Expenses

      A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

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      To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

Evidence as to Compliance

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a failure to fulfill any such obligation, specifying such failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer and Us

      The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

      The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

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      Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide none of we, the trustee, the Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

      Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

Events of Default; Rights Upon Event of Default

      Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

      o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

      o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

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      o     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

      Indenture. An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

      o a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

      o failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

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      o     any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

      If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

      o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

      o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

      o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

      The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

      In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the

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trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

The Trustee

      The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

Duties of the Trustee

      The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

      If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation and Removal of Trustee

      If so specified in the related prospectus supplement, the trustee may, upon written notice to us, resign at any time. If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.

      The trustee may also be removed at any time, if so specified in the related prospectus supplement:

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      o     if the trustee ceases to be eligible to continue as such under the
            Agreement,

      o     if the trustee becomes insolvent,

      o     if the trustee becomes incapable of acting, or

      o if specified in the Agreement by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

      For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

Amendment

      The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

      o     to cure any ambiguity or mistake;

      o to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

      o to comply with any changes in the Internal Revenue Code of 1986, as amended, or

      o to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

      In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

      With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement. However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

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Termination; Optional Termination

      The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

      1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

      2. the purchase by the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

      Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at the option of the entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

      Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor

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(similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

      Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

      Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security

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agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

      High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

      Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed before the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

      As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the

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certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

      We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

      Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act,

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Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit
Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Foreclosure/Repossession

      General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Single Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

      In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

      Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume

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the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws. In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

      Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan - (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

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Rights Of Redemption

      General

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale. Such equity of redemption should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

      Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

Anti-Deficiency Legislation And Other Limitations On Lenders

      Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in

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most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

      Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction, and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the original creditor. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.

      Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense,

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and if the lender had or should have had knowledge of such claim or defense, the
Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-On-Sale Clauses

      Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration Board, respectively.

      The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

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Subordinate Financing

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security interest may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

      We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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Servicemembers Civil Relief Act and the California Military and Veterans Code

      Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest or principal on certain of the mortgage loans.

      Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Product Liability and Related Litigation

      Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

      Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may

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not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

      To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

Environmental Considerations

      Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

      Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption substantially the same as the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

      At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

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      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

      Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

      After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

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Other Legal Considerations

      The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP, McKee Nelson LLP, Sidley Austin LLP, Thacher Proffitt & Wood LLP or such other counsel as may be identified in the related prospectus supplement. It is intended to present a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

      This discussion does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICs")), real estate investment trusts ("REITs"), investment companies, and certain other organizations to which special rules apply. This discussion focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this discussion does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

      No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Internal Revenue Code of 1986, as amended (the "Code") (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

      You are encouraged to consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

      The following discussion generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

      Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

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      If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Tax Treatment of Exchangeable Securities" below.

      For each series, Cadwalader, Wickersham & Taft LLP, McKee Nelson LLP, Sidley Austin LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor as specified in the related prospectus supplement ("Tax Counsel") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("Grantor Trust Securities"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("Owner Trust Securities"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "Debt Securities"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

Miscellaneous Itemized Deductions

      The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC Residual Certificates") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") - will be reduced by the lesser of:

      o     the excess of adjusted gross income over the Applicable Amount, or

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

      Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

Tax Treatment of REMIC Regular Interests and Other Debt Instruments

      Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master

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Servicer (the "Tax Administrator") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

      To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

      Under temporary Treasury regulations, holders of REMIC regular interests issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

      Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized Deductions" above. Any such additional income will be treated as interest income.

      In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

      The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "Debt Instruments"). Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

      Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

      The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("Prepayable Obligations"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to

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maturity and (ii) the prepayment rate assumed in pricing the Prepayable
Obligation (the "Prepayment Assumption"). Although regulations exist that govern the accrual of OID in general (the "OID Regulations") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

      Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

      OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

      o     at least annually; and

      o at a single fixed rate or certain variable rates set out in the OID Regulations.

      Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

      o     may be deferred, or

      o does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

      Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

      The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity - adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

      The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an

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obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Debt Instruments providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Debt Instruments with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Debt Instrument issued after the date the final regulations are published in the Federal Register.

      In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

      If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

      All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in "--Market Discount" below. See also "--Amortizable Premium" below.

      It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "Interest Weighted Certificate"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.

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      In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

      Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

      All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "Single Rate VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "--OID" above to such hypothetical fixed rate certificate.

      Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "Multiple Rate VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

      The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

      REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "Weighted Average Certificates"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

      Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment

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Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

      Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

Market Discount

      A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate - multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "--OID--All OID Election" above.

      Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

      A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation

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based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

      Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

Amortizable Premium

      A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

      In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

      Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

Consequences of Realized Losses

      Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

      Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of

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economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

Gain or Loss on Disposition

      If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

      Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

      A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Tax Treatment of Exchangeable Securities

      Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under "--Tax Treatment of REMIC Regular Interests and Other Debt Instruments." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under "Description of the Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the

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exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

      Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner's basis in those REMIC regular interests.

      As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

      Exchangeable Securities Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each

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

exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

      Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under "--OID."

      If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under "--OID." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

      In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

      The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

      Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Gain or Loss on Disposition."

      Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply.

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If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

      It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

      Treatment of Exchanges. If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Certain Foreign Holders of Debt Instruments

      REMIC Regular Interests and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "foreign person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("foreign person certification") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

      The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

      In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable prospectus supplement.

      Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

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Backup Withholding

      Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

      REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

      Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

      Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

      A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

      Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual

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Certificates for the entire calendar year. Otherwise, each holder of a Residual
Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Tax Treatment of REMIC Residual Interests

      Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

      A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "excess inclusion income" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

      Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

      A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "--REMIC-Level Taxes" below.

      The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

      The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual

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Certificate. If a distribution exceeds the adjusted basis of the Residual
Certificate, the excess is treated as gain from the sale of such Residual Certificate.

      Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

      The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

      Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of Certain Foreign Holders of Debt Instruments" above.

      Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

      A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

            (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that

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      the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

            (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

            (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

            (iv) One of the following two following tests is satisfied: Either:

                  (a) The present value of the anticipated tax liabilities
            associated with holding the residual interest does not exceed the sum of the present value of

                        (1) any consideration given to the transferee to acquire
                  the interest,

                        (2) the expected future distributions on the interest,
                  and

                        (3) any anticipated tax savings associated with holding
                  the interest as the REMIC generates losses.

            For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

                  (b) The transfer is made to certain domestic taxable
            corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

      Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section 521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

      First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

      Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for

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a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

      Third, the Code imposes an annual tax on any pass-through entity - i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

      If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

Special Considerations for Certain Types of Investors

      Dealers in Securities. Under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

      Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

      Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

      That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

      Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA Considerations."

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      REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual Certificateholders" below and "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

      A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

      Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

      Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt Instruments" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

      A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the

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calendar year following the calendar year of accrual (the "30% Test"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

      Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual Certificates" below.

      Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Treatment by the REMIC of OID, Market Discount, and Amortizable Premium

      OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-Level Taxes

      Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

      To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such

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income, although situations may occur in which it is more advantageous for the
Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

      The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC Qualification

      The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

      If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "--Special Considerations for Certain Types of Investors--Disposition of Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

Grantor Trusts

      Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "Grantor Trust") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

      The types of Grantor Trust Securities offered in a series may include:

      o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees ("IO Securities"),

      o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO Securities"),

      o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("Ratio Securities"), and

      o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("Pass-Through Securities").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "Strip Securities") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear,

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particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

      One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

      The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

      The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market Discount" and "--Amortizable Premium" above.

Treatment of Strip Securities

      Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

      Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

      Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such

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coupon - over its issue price. Treasury regulations under Section 1286 of the
Code (the "Stripping Regulations"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

      o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

      o an approach which aggregates the payments to be made on the strip security may be applied, and

      o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "--Determination of Income With Respect to Strip Securities" below.

      The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

      o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

      o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

      o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

      In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

      For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID," "--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO Securities, and certain classes of Ratio Securities, will be issued at

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a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest Weighted Certificates and Non-VRDI Certificates" above.

      If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

      In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Purchase of Complementary Classes of Strip Securities

      Strip Securities of certain classes of the same series ("Complementary Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations of Strip Securities

      The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a

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Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

      o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

      o the Contingent Payment Regulations should not apply to the IO Securities, or

      o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

      The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "--Tax Treatment of the Grantor Trust Security" above.

Sale of a Grantor Trust Security

      A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on Disposition" above.

Taxation of Certain Foreign Holders of Grantor Trust Securities

      Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

      o such interest is not effectively connected with a trade or business in the United States of the securityholder,

      o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

      o the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

      o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

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      If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

      In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "--Grantor Trusts" above.

Backup Withholding of Grantor Trust Securities

      The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup Withholding" above.

Reporting and Tax Administration of Grantor Trust Securities

      For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

      On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulations
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to securityholders in accordance with these new regulations after December 31, 2007.

Taxation of Owners of Owner Trust Securities

      In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company an "Owner Trust," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

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

Partnership Taxation

      A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID," "--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("Collection Period") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust ("Partnership Securities") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the holder of the residual Partnership Security. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

      Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

      A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

Discount and Premium of Mortgage Loans

      Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID,"

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

"--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

      If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

      Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "old partnership") to a new Partnership Trust (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

      Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

      Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

      If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

      In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated

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tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The holder of the residual Partnership Security will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

      In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

      In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

      The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters

      The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

      Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an

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international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

      The holder of the residual Partnership Security will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders of a Partnership Trust

      It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

      To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

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Backup Withholding on Partnership Securities

      Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                    STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you are encouraged to consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

General

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

      o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

      o whether the investment satisfies the applicable diversification requirements;

      o whether the investment is in accordance with the documents and instruments governing the plan; and

      o whether the investment is prudent, considering the nature of the investment.

      In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA Considerations Relating to Certificates

      Plan Assets. In DOL Regulation Section 2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain

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exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

      Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

      For the exemption to apply, PTCE 83-1 requires that:

      o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

      o     the trustee may not be our affiliate; and

      o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

      In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

      In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

      o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

      o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

      o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

      o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

      o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

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      Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

      The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "Exemption"), that is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

      General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

      First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

      Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to as "loans").

      Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

      Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "rating agency").

      Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "Restricted Group," which consists of:

      o     any underwriter as defined in the Exemption;

      o     the trustee;

      o     us;

      o     the Master Servicer;

      o     each servicer;

      o     each insurer;

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      o     the counterparty of any "interest-rate swap" (as described below)
            held as an asset of the trust fund; and

      o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

      Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

      Seventh, the following seasoning requirements must be met:

      o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

      o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

      o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

      Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

      Recent Amendments to Exemption. PTE 2000-58 (the "Amendment") amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

      Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

           Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

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      o     not subordinated to the rights and interests evidenced by securities of the same trust fund;

      o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

      o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

                  (a) the outstanding principal balance due under the loan which is held by the trust fund and

                  (b) the outstanding principal balance(s) of any other loan(s)
            of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

      Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

      Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

      o     is an "eligible Swap";

      o     is with an "eligible counterparty;"

      o     is purchased by a "qualified plan investor;"

      o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

      o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

      The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication. Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

      An "eligible Swap" is one that:

      o     is denominated in U.S. dollars;

      o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
            (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

      o     has a notional amount that does not exceed either:

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                  (a) the principal balance of the class of certificates to
            which the Swap relates, or

                  (b) the portion of the principal balance of such class
            represented by obligations ("Allowable Notional Amount");

      o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

      o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

      o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

      A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

      o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

      o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

      o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

      In "ratings dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

      o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

      o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

      In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

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

      "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

      o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

      o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

      o     terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

      o     it is denominated in U.S. dollars;

      o     it pays an Allowable Interest Rate;

      o     it is not leveraged;

      o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      o it is entered into between the trust fund and an eligible counterparty; and

      o     it has an Allowable Notional Amount.

      Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

      First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

      Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

      Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

      Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

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      Fifth, either:

      o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

      o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

      Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

      Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

      o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

      o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("Acceptable Investments").

      Eighth, certain disclosure requirements must be met.

      Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

      Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

      o     the Plan is not an Excluded Plan,

      o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

      o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

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      o     in the case of initial issuance (but not secondary market
            transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

      Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

      The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "--Limitations on Scope of the Exemption" above.

      In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

      EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

      ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL

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WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE
CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

      A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities that will qualify as "mortgage related securities" will be those that
(1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

      Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include

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certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

      All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

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

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

      We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

      Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

      The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

      We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

      In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

      Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

      We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

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                                  LEGAL MATTERS

      Cadwalader, Wickersham & Taft LLP, New York, New York, McKee Nelson LLP, Washington D.C., Sidley Austin LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York or such other counsel to the depositor and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATINGS

      It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

      Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                           REPORTS TO SECURITYHOLDERS

      The Master Servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the related issuing entity as an exhibit to such issuing entity's monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, Master Servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Administration--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement and any other materials that we file with the Securities and Exchange Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission's public reference facilities are located at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet website is (http://www.sec.gov).

      This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee's or other identified party's website.

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                                      INDEX

      Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act.....................................................84
1998 Policy Statement........................................................125
30% Test.....................................................................104
Acceptable Investments.......................................................122
Accounts......................................................................34
accrual securities............................................................36
additional loans.............................................................121
agency securities.............................................................14
Agreement.....................................................................15
Allowable Interest Rate......................................................119
Allowable Notional Amount....................................................120
Amendment....................................................................118
Applicable Amount.............................................................87
Assessment of Compliance......................................................66
Assignment Program............................................................49
Attestation Report............................................................66
Available Funds...............................................................36
average interest rate........................................................121
Beneficial Owner..............................................................42
capitalized interest accounts.................................................27
CERCLA........................................................................84
Clearstream...................................................................41
Code..........................................................................86
Collection Period............................................................111
combination...................................................................39
Commercial real estate loans..................................................14
Complementary Securities.....................................................108
Contingent Payment Obligations................................................91
Contingent Payment Regulations................................................91
Cooperative loans.............................................................14
current principal amount......................................................37
Current Recognition Election..................................................92
Debt Instruments..............................................................88
Debt Securities...............................................................87
Definitive Securities.........................................................42
Designated Transactions......................................................118
Direct Participants...........................................................41
Disqualified Organization....................................................101
disqualified persons.........................................................115
DOL Pre-Funding Period.......................................................121
DTC...........................................................................41
DTCC..........................................................................41
eligible counterparty........................................................120
eligible Swap................................................................119
eligible yield supplement agreement..........................................121
ERISA...............................................................39, 106, 115
Euroclear.....................................................................41
Euroclear Operator............................................................44
excess inclusion income.......................................................99
exchangeable securities.......................................................38
Excluded Plan................................................................122
Exemption....................................................................117
EYS Agreement................................................................121
Fannie Mae....................................................................21
FHA.......................................................................15, 48
FHA Debenture Rate............................................................50
FHA Loans.....................................................................19
Financial Intermediary........................................................41
foreign person................................................................97
foreign person certification..................................................97
Freddie Mac...................................................................22
FTC...........................................................................80
Garn-St. Germain Act..........................................................81
GNMA..........................................................................19
GNMA I Certificate............................................................20
GNMA II Certificate...........................................................20
Grantor Trust................................................................105
Grantor Trust Securities......................................................87
Housing Act...................................................................19
HUD...........................................................................48
Indirect Participant..........................................................41
Insurance Proceeds............................................................59
Interest Weighted Certificate.................................................90
Investor-Based Exemptions....................................................123
IO Securities................................................................105
IRS...........................................................................86
lenders.......................................................................15
Liquidation Expenses..........................................................59
Liquidation Proceeds..........................................................59
loans........................................................................117
Loan-to-Value Ratio...........................................................17
Loss Amount...................................................................52
manufactured home.............................................................19
Manufactured housing contracts................................................14
Mark-to-Market Regulations...................................................102
Master Servicer...............................................................17
MERS..........................................................................57
Mortgage......................................................................57
mortgage loans................................................................14
mortgage pool...........................................................116, 117
mortgage pool pass-through certificate.......................................116 mortgage pool pass-through certificates......................................117 multifamily loans.............................................................14
Multiple Rate VRDI............................................................91
National Housing Act..........................................................48
NCUA.........................................................................125
Net Series Rate..............................................................108
new partnership..............................................................112

                                       129
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nonqualified intermediary......................................................1
Non-ratings dependent Swaps..................................................121
non-U.S. holder................................................................1
OCC..........................................................................124
Offering Documents...........................................................122
OID...........................................................................86
OID Regulations...............................................................89
old partnership..............................................................112
Ordinary Ratio Security......................................................108
OTS..........................................................................125
outside reserve fund..........................................................88
Owner Trust..................................................................110
Owner Trust Securities........................................................87
parties in interest..........................................................115
Partnership Securities.......................................................111
Pass-Through Securities......................................................105
Permitted Investments.........................................................53
Plan.........................................................................115
Plan Asset Regulations.......................................................115
PMBS..........................................................................24
PMBS pooling and servicing agreement..........................................24
PMBS servicer.................................................................24
PMBS trustee..................................................................24
PO Securities................................................................105
pre-funding accounts..........................................................27
Pre-Funding Limit............................................................121
Prepayable Obligations........................................................88
Prepayment Assumption.........................................................89
primary insurance policy......................................................15
primary insurer...............................................................64
Principal Prepayments.........................................................37
privately issued mortgage-backed securities...................................14
Protected Account.............................................................58
PTCE 83-1....................................................................116
PTCE 84-14...................................................................120
PTCE 95-60...................................................................119
PTCE 96-23...................................................................120
PTE 2000-58..................................................................117
PTE 2002-41..................................................................117
QPAM.........................................................................120
QSI...........................................................................89
qualified intermediary.........................................................1
qualified plan investor......................................................120
Qualifying REIT Interest.....................................................103
rating agency................................................................117
ratings dependent Swaps......................................................120
Ratio Securities.............................................................105
RCRA..........................................................................84
Refinance Loan................................................................17
REITs.........................................................................86
related.......................................................................39
Relief Act....................................................................83
REMIC Residual Certificates...................................................87
REMICs........................................................................36
Responsible Party.............................................................33
Restricted Group.............................................................117
Retained Interest.............................................................34
revolving credit line mortgage loans..........................................14
RHS.......................................................................15, 51
RHS Loans.....................................................................20
RICs..........................................................................86
Rules.........................................................................42
Securities Account............................................................60
Securityholder................................................................41
single family loans...........................................................14
Single Rate VRDI..............................................................91
single-class REMICs...........................................................88
SMMEA........................................................................124
Strip Securities.............................................................105
Stripping Regulations........................................................107
Swap.........................................................................119
Swap Agreement...............................................................119
Tax Administrator.............................................................88
Tax Counsel...................................................................87
TIN...........................................................................98
TMP...........................................................................98
U.S. Government Securities....................................................26
U.S. person....................................................................1
U.S. withholding agent.........................................................1
UBTI..........................................................................99
UCC...........................................................................74
United States Housing Act.....................................................48
USDA..........................................................................51
VA........................................................................15, 50
VA Entitlement Percentage.....................................................50
VA Loans......................................................................20
VRDI..........................................................................91
WAM...........................................................................89
Weighted Average Certificates.................................................91

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                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

      2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Security):

      (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

            (ii) certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

            (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

            (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

      (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

            (ii) certifying that the nonqualified intermediary is not acting for its own account,

            (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

            (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations: or

      5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Security either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder --

            (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

            (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

            (iii) can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       A-2